    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999


                                                      REGISTRATION NO. 333-82617
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          VENTURE HOLDINGS COMPANY LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MICHIGAN                             3714                            38-3470015
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                           33662 JAMES J. POMPO DRIVE
                             FRASER, MICHIGAN 48026
                                  810-294-1500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              JAMES E. BUTLER, JR.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          VENTURE HOLDINGS COMPANY LLC
                           33662 JAMES J. POMPO DRIVE
                             FRASER, MICHIGAN 48026
                                  810-294-1500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:

             FREDRICK M. MILLER, ESQ.                              PAUL LIEBERMAN, ESQ.
                DYKEMA GOSSETT PLLC                                PAUL LIEBERMAN, P.C.
              400 RENAISSANCE CENTER                        1471 S. WOODWARD AVENUE, SUITE 250
           DETROIT, MICHIGAN 48243-1668                      BLOOMFIELD HILLS, MICHIGAN 48302
                  (313) 568-6975                                       (248)335-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
---------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

  --------------------------------------------------------------------------------------------------------------------
  --------------------------------------------------------------------------------------------------------------------
  EXACT NAME OF GUARANTOR REGISTRANT   JURISDICTION OF                                     PRIMARY STANDARD INDUSTRIAL
     AS SPECIFIED IN ITS CHARTER        INCORPORATION    IRS EMPLOYER IDENTIFICATION NO.   CLASSIFICATION CODE NUMBER
  --------------------------------------------------------------------------------------------------------------------
            Vemco, Inc.                   Michigan                 38-2737797                         3714
  --------------------------------------------------------------------------------------------------------------------
   Venture Industries Corporation         Michigan                 38-2034680                         3714
  --------------------------------------------------------------------------------------------------------------------
     Venture Mold & Engineering
             Corporation                  Michigan                 38-2556799                         3714
  --------------------------------------------------------------------------------------------------------------------
      Venture Leasing Company             Michigan                 38-2777356                         3714
  --------------------------------------------------------------------------------------------------------------------
        Vemco Leasing, Inc.               Michigan                 38-2777324                         3714
  --------------------------------------------------------------------------------------------------------------------
    Venture Holdings Corporation          Michigan                 38-2793543                         3714
  --------------------------------------------------------------------------------------------------------------------
      Venture Service Company             Michigan                 38-3024165                         3714
  --------------------------------------------------------------------------------------------------------------------
     Experience Management LLC            Michigan                 38-3382308                         3714
  --------------------------------------------------------------------------------------------------------------------
        Venture Europe, Inc.              Michigan                 38-3464213                         3714
  --------------------------------------------------------------------------------------------------------------------
       Venture EU Corporation             Michigan                 38-3470019                         3714
  --------------------------------------------------------------------------------------------------------------------
  --------------------------------------------------------------------------------------------------------------------

PROSPECTUS


VENTURE HOLDINGS COMPANY LLC                                      [VENTURE LOGO]

                               OFFER TO EXCHANGE

11% SENIOR NOTES DUE 2007       12% SENIOR SUBORDINATED NOTES DUE 2009
FOR ALL OF ITS                  FOR ALL OF ITS OUTSTANDING
OUTSTANDING                AND  12% SENIOR SUBORDINATED NOTES DUE 2009
11% SENIOR NOTES DUE 2007

                          TERMS OF THE EXCHANGE OFFER


     - Expires 5:00 p.m. New York City time, November 23, 1999, unless extended.


     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of the outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

     - Not subject to any condition, other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     - Venture will not receive any proceeds from the exchange offer.

     - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

     - The terms of the exchange notes and the outstanding notes are substantially identical, except for certain transfer restrictions and registration rights relating to the outstanding notes.

     - There is no existing market for the exchange notes, and Venture does not intend to apply for their listing on any securities exchange.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 16.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                October 22, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Summary.....................................................      1
Risk Factors................................................     16
The Exchange Offer..........................................     27
The Peguform Acquisition....................................     35
Use of Proceeds.............................................     35
Capitalization..............................................     37
Unaudited Pro Forma Financial Statements....................     38
Selected Consolidated Financial Data of Venture.............     45
Selected Consolidated Financial Data of Peguform............     47
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     49
Quantitative and Qualitative Disclosures About Market
  Risk......................................................     58
Business....................................................     59
Management..................................................     82
Stock Ownership.............................................     86
Certain Transactions........................................     86
Description of Certain Indebtedness.........................     90
Description of Exchange Notes...............................     93
Material U.S. Federal Income Tax Considerations.............    151
Plan of Distribution........................................    155
Legal Matters...............................................    156
Experts.....................................................    156
Index to Consolidated Financial Statements..................    F-1

                                 EXCHANGE RATES

     Except as we say otherwise in this prospectus, conversion of German Marks have been translated to United States dollars in the financial statements and other information we have included in this prospectus at the rate of DEM 1.6767 per United States dollar, the noon buying rate, as described below, as of December 31, 1998. You should not interpret these conversions as expectations that the German Mark amounts actually represent these United States dollar amounts or could be converted into United States dollar amounts at the rates indicated or used, or at any other rates.

     Our debt structure may cause us to encounter currency or exchange risks. Any devaluation of any local currency used by us against the United States dollar may have an adverse effect on us, which may be material. See "Risk Factors -- Substantial Foreign Operations."

     The following table provides the German Mark, or DEM, exchange rate set forth in DEMs per dollar, solely for your convenience. We do not represent that the DEM amounts shown in this prospectus could be converted into United States dollars at this rate or any other rate.

                                                        DEMS PER UNITED STATES DOLLAR
                                                  ------------------------------------------
                                                  YEAR/PERIOD
CALENDAR PERIOD                                       END        HIGH     LOW     AVERAGE(1)
---------------                                   -----------   ------   ------   ----------
1997............................................    1.7987      1.8905   1.5380     1.7347
1998............................................    1.6767      1.8565   1.5872     1.7597
1999 (through May 28, 1999).....................    1.8680      1.8774   1.6524     1.7800

-------------------------

(1) Average of the noon buying rate in New York City for cable transfers in DEMs, as certified for customs purposes by the Federal Reserve Bank of New York, during the period. On May 28, 1999, the noon buying rate for the DEM was $1.00 = 1.8680 DEM.

                                    SUMMARY

     On May 28, 1999, Venture Holdings Trust and two of its subsidiaries, Venture Beteiligungs GmbH and Venture Verwaltungs GmbH, acquired Peguform GmbH for a purchase price of DEM 850.0 million, approximately $463.0 million as of May 28, 1999, subject to adjustments. The purchase price was funded with the proceeds of the sale of the outstanding notes together with borrowings under the new senior credit facility provided to Venture Holdings Trust by a syndicate of bank lenders.

     Following the closing of the offering of the outstanding notes on May 27, 1999, Venture Holdings Trust effected a trust contribution, as described in the indentures governing the outstanding notes, by contributing its assets, including the capital stock of the guarantor subsidiaries owned by it other than the membership interest in Venture Holdings Company LLC, to Venture Holdings Company LLC. Venture Holdings Company LLC, a wholly owned subsidiary of Venture Holdings Trust, assumed all of Venture Holdings Trust's obligations under the outstanding notes and the indentures. Venture Holdings Trust was released from these obligations.

     This summary highlights the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. It may not contain all of the information that you should consider. You should carefully consider the matters discussed under the caption "Risk Factors." As used in this prospectus, unless otherwise stated, when describing the business of Venture and Peguform, "our," "us," and "we" refer to Venture and Peguform after Venture's acquisition of Peguform.

                               THE EXCHANGE OFFER

     On May 27, 1999, we privately placed $125.0 million of 11% Senior Notes due 2007 and $125.0 million of 12% Senior Subordinated Notes due 2009. The outstanding notes are, and the exchange notes will be, fully and unconditionally guaranteed on a joint and several basis by all of our wholly-owned domestic subsidiaries.

     Simultaneously with the private placement, the subsidiary guarantors and Venture entered into a Registration Rights Agreement with the initial purchasers of the outstanding notes. Under the Registration Rights Agreement, we must deliver this prospectus to the holders of the outstanding notes and must complete the exchange offer on or before December 8, 1999. If the exchange offer does not take place on or before December 8, 1999, we must pay liquidated damages to the holders of the outstanding notes until the exchange offer is completed. You may exchange your outstanding notes for exchange notes with substantially the same terms in this exchange offer. You should read the discussion under the heading "Summary of Terms of the Exchange Notes" and "Description of Exchange Notes" for further information regarding the exchange notes.

     We believe that holders of the outstanding notes may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act of 1933, if certain conditions are met. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the exchange notes.

                                    VENTURE

     We are a leading worldwide full-service supplier of high quality molded and painted plastic parts for automotive original equipment manufacturers, commonly known as OEMs, and other direct, or "Tier I," suppliers to the OEMs. We rank among the largest designers and manufacturers of interior and exterior plastic components and systems to the North American and European automotive markets. Exterior products include such items as front and rear bumper fascias and systems, body side moldings, hatchback doors, fenders, grille opening panels and reinforcements, farings, wheel lips, spoilers and large body panels such as hoods, sunroofs, doors and convertible hardtops. Interior products include instrument panel systems, door panels, airbag covers, side wall trim, garnishment molding systems and consoles.

     Our principal customers include every major North American OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and leading Tier I suppliers, as detailed below:

                                   OEMS                                       TIER I SUPPLIERS
                                   ----                                       ----------------
AB Volvo                  Ford Motor Company        PSA Peugeot Citroen       Autoliv, S.A.
Adam Opel AG              General Motors            Renault SA                TRW Inc.
                            Corporation
Audi AG                   Isuzu Motors Limited      Seat, S.A.
Bayerische Motoren        Mitsubishi Motors         Skoda Automobilova
  Werke AG (BMW)            Corporation
DaimlerChrysler AG        Nissan Motor Co., Ltd     Volkswagen AG
                          Porsche AG

     We are a full-service supplier and an industry leader in manufacturing plastic components, modules and systems and in applying new design and engineering technology to develop innovative products, create new applications and reduce product development time. We, and our affiliated companies, have the capability to provide our customers state-of-the-art design and advanced engineering services 24 hours a day around the world. We operate 57 facilities in 9 countries, including the United States, Canada, Germany, Spain, France, Hungary, the Czech Republic, Mexico, and the Netherlands, and expect to start operations in Brazil in the third quarter of 1999. Our comprehensive manufacturing capabilities include custom injection molding, automated painting and assembly, and material and product testing. We also have extensive tool making capabilities. Our engineering focuses on anticipating actual production issues and integrating part design with tool design to create an efficient manufacturing process. We refer to this emphasis as "design for manufacture."

                                  OUR INDUSTRY

     The automotive industry has been, and continues to be, significantly influenced by several trends which we believe will enhance our strategic position and growth prospects:

     - INCREASED OUTSOURCING BY OEMS. OEMs have increasingly outsourced the manufacture of many components and integrated systems, and suppliers like us have benefited from this outsourcing trend.

     - CONSOLIDATION OF SUPPLIER BASE BY OEMS. Since the 1980s, OEMs have been reducing the number of suppliers that may bid for business.

     - INCREASED EMPHASIS ON PROGRAM MANAGEMENT AND INTEGRATED SYSTEMS. In conjunction with the supplier base consolidation, OEMs are transitioning from merely purchasing components to placing responsibility for design, engineering and manufacturing of full component systems on their preferred Tier I suppliers.

     - INCREASING UTILIZATION OF PLASTIC. OEMs have continued to increase the use of plastics in their vehicles due to its lighter weight, greater design flexibility and cost advantage on many models.

     - GLOBALIZATION OF THE OEM SUPPLIER BASE. OEMs are increasingly seeking to identify preferred suppliers that can meet their needs on a global scale and not just regionally.

                            THE PEGUFORM ACQUISITION

     Venture has, for many years, been a key supplier to North American OEMs. Venture's extensive design and manufacturing expertise, coupled with strategic acquisitions, has enabled it to diversify its customer base and technological capabilities. As a result, Venture has become a leading participant in the supply of molded and painted interior and exterior plastic components and systems to North American OEMs. For the five year period ended December 31, 1998, Venture's net sales grew from $205.6 million to $645.2 million, a compounded annual growth rate of 25.7%. In 1996, Venture expanded its customer relationships and technological capabilities through strategic acquisitions of Bailey Corporation and of certain assets of AutoStyle Plastics, Inc.

     A key element of Venture's business strategy has been to increase its global presence to meet its OEM customers' global needs. Venture considers the Peguform acquisition an attractive opportunity to further this strategy. Peguform has been a leading international designer and manufacturer of complete interior modules, door panels and dashboards and of exterior modules and other structural plastic body parts, including bumper fascias and hatchback doors. As a result of the Peguform acquisition, we now operate manufacturing facilities in Germany, Spain, France and the Czech Republic. In addition, Peguform had recently followed certain of its key OEM customers into Mexico and Brazil. Our manufacturing network is enhanced by 9 module centers across Europe, serving as final assembly units located directly at, or very close to, selected customers' car assembly plants. Peguform's proven ability to gain development orders for new and successor models is enhanced by its product engineering efforts, including such innovations as thermoplastic bumpers, a proprietary slush molding process, a thermoplastic hatchback door and painting technologies such as electro-static painting and the use of water-based paint. For the twelve months ended December 31, 1998, Peguform had net sales of $1,260.6 million.

     We now have an established and significant presence in Europe as a result of the Peguform acquisition, which complements our strengths in North America, giving us the ability to service existing OEM customers much more broadly than either Venture or Peguform could individually. Additionally, we believe that the Peguform acquisition enhances the businesses of both Venture and Peguform in additional ways, representing mutually beneficial synergies that go beyond the expansion of geographic reach, including the following:

     - EXPANDED ENGINEERING CAPABILITIES;

     - COMPLEMENTARY TECHNOLOGY;

     - STRENGTHENED AND EXPANDED CUSTOMER RELATIONSHIPS; AND

     - OPERATIONAL EFFICIENCIES.

                             COMPETITIVE STRENGTHS

     We believe we have the following key competitive strengths, which enhance our ability to compete successfully in our industry:

     - LEADING MARKET POSITION. We are among the largest suppliers of interior and exterior plastic components and systems to the North American and European automotive markets.

     - DIVERSIFIED GLOBAL CUSTOMER BASE. Our principal customers include every major North American OEM, 11 of the 12 major European OEMs, several major Japanese OEMs, and leading Tier I suppliers.

     - WORLDWIDE FULL-SERVICE PROGRAM MANAGEMENT CAPABILITIES. We are successful in meeting the increased demands by OEMs for their suppliers to provide full-service program management because of our expertise in design and engineering, tooling, and multiple manufacturing processes.

     - MULTIPLE EXTERIOR AND INTERIOR PLASTIC TECHNOLOGIES. We believe that we are one of only a small number of automotive suppliers that can provide its customers with both full-service program management capability and a wide array of alternative plastic molding and painting technologies on a global basis.

     - JUST-IN-TIME/SEQUENTIAL SHIPPING CAPABILITIES. To service our customers more effectively, we utilize just-in-time manufacturing and sourcing systems, and our international production facilities and module centers are strategically located close to our OEM customers' facilities. We also offer our customers sequential shipping, in which components are sent to the OEMs in the specific order in which vehicles are to be assembled, based on as little as two hours lead time.

     - EXPERIENCED MANAGEMENT TEAM. We believe our management's long history of mutually successful relationships with a wide variety of OEM and Tier I customers will provide a competitive advantage as the industry trends of consolidation, outsourcing and globalization continue.

                               BUSINESS STRATEGY

     Our business strategy is to use our competitive strengths to further our position as a leading automotive supplier. The principal components of this strategy are as follows:

     - INVEST IN LEADING-EDGE DESIGN, ENGINEERING AND MANUFACTURING TECHNOLOGIES. We have made a substantial commitment to new product technology and design, including establishing an advanced engineering center and offering the capability to provide 24-hour-a-day global design and engineering services to our customers.

     - CONTINUE TO DEVELOP AND MANUFACTURE HIGH QUALITY PRODUCTS. We believe we maintain an excellent reputation with the OEMs for providing high quality products and customer service at competitive prices.

     - EMPHASIZE CONTINUOUS IMPROVEMENT PROCESSES. Venture follows "lean manufacturing" and "Kaizen," or continuous improvement, philosophies that seek to identify and eliminate waste in our own operations and in those of our customers and suppliers.

     - MAXIMIZE OPERATING EFFICIENCIES AND LOWER COST STRUCTURE AT ACQUIRED COMPANIES. We have successfully effected significant cost savings in past acquisitions and we believe there are a number of areas in which we can achieve annual cost savings related to the Peguform acquisition.

     - STRATEGIC EXPANSION. We are committed to continue our strategic, geographic expansion in order to serve our customer base globally.

                         SUMMARY OF THE EXCHANGE OFFER

REGISTRATION RIGHTS
AGREEMENT.....................   We sold the outstanding notes on May 27, 1999
                                 to the initial purchasers -- Banc One Capital
                                 Markets, Inc. and Goldman, Sachs & Co. The initial purchasers then sold the outstanding notes to institutional investors.
                                 Simultaneously with the initial sale of the outstanding notes, we entered into a Registration Rights Agreement, which provides for the exchange offer.

                                 You may exchange your outstanding notes for exchange notes, which have substantially identical terms. The exchange offer satisfies your rights under the Registration Rights Agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights for your outstanding notes.

THE EXCHANGE OFFER............   We are offering to exchange $125.0 million
                                 total principal amount of our 11% Senior Notes due 2007 and $125.0 million total principal amount of our 12% Senior Subordinated Notes due
                                 2009, which have been registered under the Securities Act, for your 11% Outstanding Senior
                                 Notes due 2007 or your 12% Outstanding Senior
                                 Subordinated Notes due 2009 sold in the May
                                 1999 private offering. To exchange your
                                 outstanding notes, you must properly offer or tender them, and we must accept them. We will exchange all outstanding notes that you validly tender and do not validly withdraw. We will issue registered exchange notes at or promptly after the end of the exchange offer.

RESALES.......................   We believe that you can offer for resale,
                                 resell and otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                 - you acquire the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes; and

                                 - you are not an "affiliate" of ours, as the
                                   term affiliate is defined in Rule 405 of the Securities Act and which may include our executive officers, another person having control over our operations or a person or entity we control.

                                 If any of these conditions is not satisfied and you transfer any Exchange Note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability

                                 Each broker-dealer, those persons engaged in the business of buying and selling securities, acquiring exchange notes for its own account in exchange for Outstanding Notes, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a proper prospectus when any exchange notes are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes


EXPIRATION DATE...............   The exchange offer expires at 5:00 p.m., New
                                 York City time, November 23, 1999, unless we extend the expiration date.


CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions, some of which we may waive.

PROCEDURES FOR TENDERING
OUTSTANDING NOTES.............   We issued the outstanding notes as global
                                 securities. When the outstanding notes were issued, we deposited them with The Huntington
                                 National Bank, as book-entry depositary. The
                                 Huntington National Bank issued a
                                 certificateless depositary interest in each note, which represents a 100% interest in the notes, to The Depositary Trust Company, commonly referred to as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

                                 You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program. To tender your outstanding notes by a means other than book-entry transfer, a Letter of Transmittal must be completed and signed according to the instructions contained in the letter. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier. In addition, you must deliver the outstanding notes to the Exchange Agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" for more information.

                                 Do not send Letters of Transmittal and
                                 certificates representing outstanding notes to Venture. Send these documents only to the Exchange Agent. See "The Exchange
                                 Offer -- Exchange Agent" for more information.

SPECIAL PROCEDURES FOR
BENEFICIAL
OWNERS........................   Your outstanding notes may be held by and
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee on your behalf. If you are a beneficial owner whose notes are held in this manner and wish to tender your outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. A registered holder is any person or entity that is the holder of record of the notes.


WITHDRAWAL RIGHTS.............   You may withdraw the tender of your outstanding
                                 notes at any time before 5:00 p.m. New York
                                 City time on November 23, 1999, unless we extend the date.


APPRAISAL OR DISSENTERS'
RIGHTS........................   Holders of outstanding notes do not have any
                                 appraisal or dissenters' rights in the exchange offer. If you do not tender your outstanding notes or Venture rejects your tender, you will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. However, your notes will remain outstanding and entitled to the benefits of the Indentures. Holders should read the discussion under the heading
                                 "Risk Factors -- Consequences of a Failure to
                                 Exchange Outstanding Notes" for further
                                 information.

FEDERAL INCOME TAX
CONSIDERATIONS................   The exchange of notes is not a taxable exchange
                                 for United States federal income tax purposes.
                                 You will not recognize any taxable gain or loss or any interest income as a result of the exchange. For additional information regarding federal income tax considerations, you should read the discussion under the heading "Material
                                 U.S. Federal Income Tax Considerations."

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 issuance of the exchange notes, and we will pay the expenses of the exchange offer.

EXCHANGE AGENT................   The Huntington National Bank is serving as the
                                 Exchange Agent in the exchange offer. The
                                 Exchange Agent's address, and telephone and facsimile numbers are listed in the section of this prospectus entitled "The Exchange
                                 Offer -- Exchange Agent" and in the Letter of
                                 Transmittal.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same Indentures.

TOTAL AMOUNT OF NOTES.........   $125.0 million in principal amount of 11%
                                 Senior Notes due 2007 and $125.0 million in principal amount of 12% Senior Subordinated
                                 Notes due 2009.

MATURITY......................   June 1, 2007 for the senior exchange notes and
                                 June 1, 2009 for the senior subordinated exchange notes.

INTEREST......................   Annual rate -- 11% for the senior exchange
                                 notes.

                                 Annual rate -- 12% for the senior subordinated exchange notes.

                                 Payment frequency -- every 6 months on June 1 and December 1.

                                 First payment -- December 1, 1999.

ISSUER........................   Venture Holdings Company LLC, as successor to
                                 Venture Holdings Trust.

GUARANTORS....................   Each of the following wholly owned domestic
                                 subsidiaries of Venture: Vemco, Inc.; Vemco
                                 Leasing, Inc.; Venture Industries Corporation;
                                 Venture Holdings Corporation; Venture Leasing
                                 Company; Venture Mold & Engineering
                                 Corporation; Venture Service Company;
                                 Experience Management LLC; Venture Europe,
                                 Inc.; and Venture EU Corporation. The
                                 guarantees are full and unconditional, joint and several.

RANKING.......................   The senior exchange notes are general unsecured
                                 debts. They rank senior in right of payment to all of our subordinated debts, including the senior subordinated exchange notes. The senior exchange notes will rank equally in right of payment with all of our current and future unsecured senior indebtedness. As of June 30, 1999, the outstanding senior notes were effectively subordinated to $402.8 million of secured debt of Venture and the guarantors.

                                 The senior subordinated exchange notes are senior subordinated debts. They rank behind all of our current and future senior indebtedness, and equally with all of our current and future subordinated indebtedness. As of June 30, 1999, the outstanding senior subordinated notes were subordinated to $732.8 million of senior debt of Venture and the guarantors, including the outstanding senior notes.

                                 In addition, the exchange notes will be
                                 effectively subordinated to all of the debt of non-guarantor subsidiaries.

OPTIONAL REDEMPTION...........   On or after June 1, 2003 we may redeem some or
                                 all of the senior exchange notes at any time at the redemption prices listed in the section
                                 "Description of Exchange Notes" under the heading "Optional Redemption." On or after June
                                 1, 2004 we may redeem some or all of the senior subordinated exchange notes at any time at the redemption prices listed in that section.

                                 Before June 1, 2002, we may redeem up to 35% of the exchange notes with the proceeds of certain offerings of equity as described in "Description of Exchange Notes -- Optional Redemption."

MANDATORY OFFER TO
REPURCHASE....................   If we sell certain assets or experience
                                 specific kinds of changes of control, we must offer to repurchase the exchange notes at the prices listed in the section "Description of Exchange Notes."

BASIC COVENANTS OF
INDENTURES....................   We issued the outstanding notes and we will
                                 issue the exchange notes under separate
                                 indentures, with The Huntington National Bank as trustee. The indentures, among other things, restrict our ability and the ability of our subsidiaries to:

                                 - borrow money;

                                 - pay dividends on stock or purchase stock;

                                 - make investments;

                                 - use assets as security in other transactions;
                                   and

                                 - sell certain assets or merge with or into
                                   other companies.

                                 For more details, see "Description of Exchange Notes."

USE OF PROCEEDS...............   We will not receive any cash proceeds in the
                                 exchange offer.

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in connection with an investment in the notes, see "Risk Factors."

               SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL
                         AND OPERATING DATA OF VENTURE

     The following table sets forth summary unaudited consolidated pro forma financial and operating data of Venture. The summary unaudited consolidated pro forma statement of operations and other data for the year ended December 31, 1998 give effect to the Peguform acquisition, the offering of the outstanding notes and the new credit facility, as if they had occurred as of January 1, 1998. The summary unaudited consolidated pro forma statement of operations and other data for the six months ended June 30, 1999 give effect to the Peguform acquisition, the offering of the outstanding notes and the new credit facility, as if they had occurred as of January 1, 1999. The unaudited consolidated pro forma statement of operations does not include pro forma adjustments for certain non-recurring costs and charges, consisting of (1) the prepayment charge of $3.9 million on the redemption of our $78.9 million of 9 3/4% Senior Subordinated Notes due 2004, issued in 1994 and (2) the related $1.9 million write-off of deferred financing costs. See "Use of Proceeds" and "Capitalization." The summary unaudited pro forma financial data do not purport to represent what Venture's results of operations actually would have been if the Peguform acquisition had occurred as of these dates and are not necessarily indicative of future operating results or financial position. The information contained in this table should be read in conjunction with "Selected Consolidated Financial Data of Venture," "Selected Consolidated Financial Data of Peguform," "Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Venture and Peguform, including the notes thereto, appearing elsewhere in this prospectus.

                                                                             SIX MONTHS
                                                               YEAR ENDED      ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                1998(1)       1999(2)
                                                              ------------   ----------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................   $1,933,452    $1,035,485
Gross profit................................................      254,903       128,681
Income from operations......................................       59,383        28,478
Interest expense(3).........................................       72,726        41,140
Other income................................................            0        21,249
Net income (loss) before taxes..............................       (9,979)        9,767
Net income..................................................        1,011        16,795
OTHER FINANCIAL DATA:
EBITDA(4)...................................................   $  169,003    $   89,162
Depreciation and amortization...............................      102,948        56,258
Capital Expenditures........................................      102,377        39,232

                                                                             SIX MONTHS
                                                               YEAR ENDED      ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                1998(1)       1999(2)
                                                              ------------   ----------
                                                               (DOLLARS IN THOUSANDS)
SELECTED RATIOS:
EBITDA to Interest Expense..................................          2.3x
Total debt to EBITDA........................................          5.2x

-------------------------

(1) Operating data for Peguform is based on the 12-month period ended December 31, 1998.

(2) Operating data for Peguform is based on the 6-month period ended March 31, 1999.

(3) Represents gross interest expense and does not include interest income of $3,364 at Peguform for the 12-months ended December 31, 1998 and $1,180 at Peguform for the 6-months ended March 31, 1999. See "Unaudited Consolidated Pro Forma Statement of Operations."

(4) EBITDA represents income from operations, net of minority interest, before deducting taxes (including the Michigan single business tax), depreciation, amortization, interest and payment to beneficiary in lieu of taxes. EBITDA has not been adjusted to account for a non-recurring charge of $11,093 at Peguform related to start-up production costs on the Mercedes A class hatchback program. EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of Venture's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results.

           SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA OF VENTURE

     The following table sets forth summary historical financial and operating data of Venture. The summary income statement data and balance sheet data as of and for each of the fiscal years in the five-year period ended December 31, 1998 were derived from the audited consolidated financial statements of Venture. The summary historical financial data for the six months ended June 30, 1999 and 1998 have been derived from Venture's unaudited condensed consolidated financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Venture, including the notes thereto, appearing elsewhere in this prospectus.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,                     YEARS ENDED DECEMBER 31,
                                               ---------------------   ----------------------------------------------------
                                                  1999        1998       1998       1997       1996       1995       1994
                                               ----------   --------     ----     --------   --------   --------   --------
                                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA(1)(2)(3):
Net sales....................................  $  439,795   $344,591   $645,196   $624,113   $351,777   $251,142   $244,112
Cost of products sold........................     379,756    284,685    532,809    521,361    302,940    211,262    199,717
                                               ----------   --------   --------   --------   --------   --------   --------
Gross profit.................................      60,039     59,906    112,387    102,752     48,837     39,880     44,395
Selling, general and administrative
  expense....................................      34,224     30,099     59,689     57,217     26,588     20,129     19,200
Payment to beneficiary in lieu of taxes......          77        360        535        472        666        577      3,405
                                               ----------   --------   --------   --------   --------   --------   --------
  Income from operations.....................      25,738     29,447     52,163     45,063     21,583     19,174     21,790
Interest expense.............................      25,028     17,842     36,641     30,182     19,248     15,032     14,345
Other income.................................     (19,900)        --         --         --         --         --         --
                                               ----------   --------   --------   --------   --------   --------   --------
  Net income before extraordinary items and
    taxes....................................      20,610     11,605     15,522     14,881      2,335      4,142      7,445
Tax provision(4).............................         405      1,052      1,954      3,358        336         --         --
Minority interest............................          29         --         --         --                    --         --
                                               ----------   --------   --------   --------   --------   --------   --------
Net income before extraordinary items........      20,176     10,553     13,568     11,523      1,999      4,142      7,445
Extraordinary loss on early extinguishment of
  debt.......................................       5,569         --                            2,738
                                               ----------   --------   --------   --------   --------   --------   --------
Net income (loss)............................      14,607     10,553     13,568     11,523       (739)     4,142      7,445
OTHER FINANCIAL DATA:
EBITDA(5)....................................  $   53,501   $ 49,093   $ 94,216   $ 80,391   $ 46,123   $ 37,001   $ 41,021
Depreciation and amortization................      26,031     18,305     39,320     32,147     22,628     16,068     14,070
Capital expenditures.........................      13,177     15,035     24,706     33,012     64,593     20,339     22,798
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital..............................  $  342,321   $163,605   $168,655   $125,101   $ 83,404   $ 74,354   $ 85,258
Property, plant and equipment -- net.........     601,162    205,507    200,544    205,765    203,975    116,299    111,472
Total assets.................................   1,379,115    538,821    541,315    524,122    498,067    231,602    234,435
Total debt...................................     961,321    366,174    364,939    336,188    299,996    152,463    153,118
Trust principal..............................      68,929     74,835     77,113     64,282     52,759     53,498     49,356

-------------------------

(1) Venture operates as a holding company and has no independent operations of its own. Separate financial statements of Venture's subsidiaries have not been presented because we do not believe that this information would be material to a decision to exchange your outstanding notes.

(2) The results for the six months ended June 30, 1999 include the operations of Peguform from May 28, 1999.

(3) The results for 1996 include the operations of Bailey from August 26, 1996, and of AutoStyle from June 3, 1996.

(4) This provision relates solely to Venture Holdings Corporation, which operates Bailey, and its subsidiaries (see Note 2 above). Other significant subsidiaries and Venture have elected "S" corporation status under the Internal Revenue Code of 1986, as amended, or are limited liability companies, taxed as partnerships, and, consequently, do not incur liability for federal and certain state income taxes.

(5) EBITDA represents income from operations before deducting taxes, including the Michigan single business tax, depreciation, amortization, interest and payment to beneficiary in lieu of taxes. EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of Venture's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results.

          SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA OF PEGUFORM

     The following table sets forth summary historical financial and operating data of Peguform. The summary income statement data and balance sheet data as of and for the two year period ended September 30, 1998 were derived from the audited consolidated financial statements of Peguform. The summary income statement data and balance sheet data as of and for the six month period ended March 31, 1998 and 1999 are derived from unaudited financial statements of Peguform. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Peguform, including the notes thereto, appearing elsewhere in this prospectus.

     Solely for the convenience of the readers, the consolidated financial statements as of and for the year ended September 30, 1998 and as of and for the six months ended March 31, 1999 have been translated to United States dollars at the rate of DEM 1.6767 per United States dollar, the Noon Buying Rate as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into United States dollars at this rate or any other rate.

                                                                                                 THOUSANDS OF
                                                 THOUSANDS OF                                    U.S. DOLLARS
                                                 U.S. DOLLARS                                    (CONVENIENCE
                                                 (CONVENIENCE                                    TRANSLATION)
                             YEAR ENDED          TRANSLATION)          SIX MONTHS ENDED           SIX MONTHS
                            SEPTEMBER 30,         YEAR ENDED              MARCH 31,                 ENDED
                       -----------------------   SEPTEMBER 30,   ----------------------------     MARCH 31,
                          1997         1998          1998           1998            1999             1999
                       ----------   ----------   -------------   -----------   --------------   --------------
                         (DEM IN THOUSANDS)                           (DEM IN THOUSANDS)
INCOME STATEMENT
  DATA:
Net sales............   1,664,884    1,977,698    $ 1,179,518       935,225       1,174,403       $ 700,425
Other revenues.......      17,717       45,728         27,272        13,732          11,138           6,643
                       ----------   ----------    -----------     ---------      ----------       ---------
Total revenues.......   1,682,601    2,023,426      1,206,790       948,957       1,185,541         707,068
Cost of products
  sold...............  (1,482,448)  (1,806,115)    (1,077,184)     (855,447)     (1,056,225)       (629,943)
                       ----------   ----------    -----------     ---------      ----------       ---------
Gross profit.........     200,153      217,311        129,606        93,510         129,316          77,125
Selling, general and
  administrative
  expenses...........    (154,427)    (201,040)      (119,902)     (101,222)       (104,744)        (62,470)
Other expenses.......      (7,524)      (2,408)        (1,436)       (1,743)         (8,668)         (5,170)
Interest expense
  (net)..............     (23,267)     (23,992)       (14,309)      (13,444)        (11,980)         (7,145)
                       ----------   ----------    -----------     ---------      ----------       ---------
  Income (loss)
    before income
    taxes............      14,935      (10,129)        (6,041)      (22,899)          3,924           2,340
Taxes on income......      (6,029)      (6,060)        (3,614)       (3,210)         (1,340)           (799)
Minority interest....        (618)         505            301           350             226             135
                       ----------   ----------    -----------     ---------      ----------       ---------
Net income (loss)....       8,288      (15,684)   $    (9,354)      (25,759)          2,810       $   1,676
OTHER FINANCIAL DATA:
EBITDA(1)............     129,572      108,896    $    64,947        37,617          66,868       $  39,881
Depreciation and
  Amortization.......      87,828       88,734         52,922        46,722          48,759          29,080
Capital
  Expenditures.......     102,014      143,552         85,616        74,109          52,299          31,192

                                                                                                 THOUSANDS OF
                                                 THOUSANDS OF                                    U.S. DOLLARS
                                                 U.S. DOLLARS                                    (CONVENIENCE
                                                 (CONVENIENCE                                    TRANSLATION)
                                AS OF            TRANSLATION)               AS OF                 SIX MONTHS
                            SEPTEMBER 30,         YEAR ENDED              MARCH 31,                 ENDED
                       -----------------------   SEPTEMBER 30,   ----------------------------     MARCH 31,
                          1997         1998          1998           1998            1999             1999
                       ----------   ----------   -------------   -----------   --------------   --------------
                         (DEM IN THOUSANDS)                           (DEM IN THOUSANDS)
BALANCE SHEET DATA
  (AT END OF PERIOD):
Working capital(2)...      76,573       72,199    $    43,061       101,900         139,103       $  82,962
Property, plant and
  equipment-- net....     488,218      535,199        319,198       512,487         539,398         321,702
Total assets.........   1,048,686    1,112,028        663,224     1,095,810       1,196,732         713,742
Total debt...........     411,570      458,220        273,287       496,840         549,935         327,986
Total stockholders
  equity.............     218,371      214,636        128,011       190,600         208,699         124,470

-------------------------

(1) EBITDA represents income from operations, net of minority interest, before deducting taxes, depreciation, amortization, and interest. EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of Peguform's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results. EBITDA has not been adjusted to account for a non-recurring charge of $11,093 at Peguform related to start-up production costs on the Mercedes A class hatchback program.

(2) Working capital does not include loans payable to Peguform's parent of DEM 264,972 at September 30, 1997, DEM 308,440 at September 30, 1998 and DEM 391,575 at March 31, 1999. All outstanding intercompany loans were repaid as part of the purchase price upon consummation of the Peguform acquisition.

                                  RISK FACTORS

     This prospectus includes forward-looking statements including, in particular, the statements about Venture's plans, strategies, and prospects under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth below and elsewhere in this prospectus.

     - our substantial leverage;

     - our ability to service our debt;

     - our ability to properly integrate our acquisitions, including:

       -- our ability to negotiate more favorable supplier terms;

       -- our ability to achieve future sales levels that will support anticipated cost savings; and

       -- our ability to eliminate operational inefficiencies in our facilities;

     - business disruptions;

     - demographic changes;

     - the size and growth of the automobile market or the plastic automobile component market;

     - our ability to sustain, manage or forecast our own growth;

     - the size, timing and mix of purchases of our products;

     - new product development and introduction;

     - adverse publicity;

     - our dependence upon original equipment manufacturers;

     - liability and other claims asserted against us;

     - competition;

     - the loss of significant customers or suppliers;

     - work stoppages and other labor relations matters;

     - fluctuations and difficulty in forecasting operating results;

     - international, national and local general economic and market conditions;

     - changes in business strategy or development plans;

     - product recalls;

     - existing government regulations and changes in, or the failure to comply with, government regulations;

     - warranty costs;

     - the ability to attract and retain qualified personnel;

     - the ability to protect technology;

     - retention of earnings; and

     - control and the level of affiliated transactions.

     All forward-looking statements attributable to Venture or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF VENTURE AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     We have now and will continue to have a significant amount of indebtedness. The following chart shows certain important credit statistics:

                                                              AT JUNE 30, 1999
                                                              ----------------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Total indebtedness (excludes $2,975 of outstanding letters
  of credit)................................................      $961,321
Trust principal.............................................        68,929
Debt to equity ratio........................................          13.9x

     On a pro forma basis for the year ended December 31, 1998, our earnings were insufficient to cover fixed charges by $8.6 million. On a pro forma basis for the six months ended June 30, 1999, the ratio of earnings to fixed charges was 1.2x.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations concerning the exchange notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; specifically our new credit facility and the indenture governing our $205 million of 9 1/2% Senior Notes due 2005, issued in 1997, contain many covenants that are more restrictive than those applicable to these Notes. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

REFINANCING DEBT -- WE WILL BE REQUIRED TO REFINANCE A PORTION OF OUR CREDIT FACILITY.

     We are required to refinance $125.0 million principal amount outstanding under the new credit facility within 18 months from May 27, 1999, utilizing the proceeds from the sale of securities that are pari passu in right of payment with, or junior to, the senior subordinated exchange notes. We cannot assure you that we will be able to refinance this amount on favorable terms or at all. If we do not refinance the $125.0 million principal amount, we will be in default under the new credit facility and the indentures for the exchange notes.

     See "Description of Exchange Notes" and "Description of Certain Indebtedness."

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under the new credit facility, together with the $125.0 million to be refinanced, will be adequate to meet our future liquidity needs for at least the next 10 years.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized as anticipated or that future borrowings will be available to us under the new credit facility in an amount sufficient to enable us to pay our indebtedness, including these exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the new credit facility, the 1997 senior notes or these exchange notes, on commercially reasonable terms or at all.

COMPANY STRUCTURE -- VENTURE IS LIMITED IN ITS ACCESS TO ITS SUBSIDIARIES' CASH FLOWS.

     Venture must rely entirely upon distributions from its domestic and foreign subsidiaries and repayment of principal and interest on intercompany loans made by Venture to its subsidiaries to generate the funds necessary to meet its obligations, including payment of principal and interest on Venture's notes. We expect payments of interest by our foreign subsidiaries on these intercompany loans to result in the repatriation of a portion of their cash flow. We cannot predict whether these interest payments will be recharacterized in a way that has adverse tax or other consequences for us, or whether they will become subject to restrictions on the transfer of funds into or out of foreign countries, which would adversely affect our ability to pay our outstanding indebtedness, including the exchange notes. The ability of Venture's subsidiaries to pay dividends and make other payments or advances to Venture will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of these subsidiaries. Although the indentures governing the exchange notes limit the ability of these subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to Venture, these limitations are subject to a number of significant qualifications. In addition, certain countries in which our subsidiaries are organized place limits on the remittance of dividends, and these limitations may limit the amount of cash available from our foreign subsidiaries to service our debt. See "Description of Exchange Notes -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

NOT ALL SUBSIDIARIES ARE GUARANTORS -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE EXCHANGE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE, OR REORGANIZE.

     Some but not all of our subsidiaries will be guarantors of the exchange notes. Note 8 on page F-34 sets forth condensed consolidating financial information regarding Venture, the guarantor subsidiaries and the non-guarantor subsidiaries which is in the form in which this information will be provided in future filings with the SEC. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. On June 30, 1999, the outstanding notes were effectively junior to all indebtedness and other liabilities of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 66.9% of our consolidated revenues in the twelve-month period ended December 31, 1998, on a pro forma basis, and 68.6% of our consolidated revenues in the six-month period ended June 30, 1999, on a pro forma basis. The non-guarantor subsidiaries held 57.0% of our consolidated assets as of December 31, 1998, on a pro forma basis, and 56.0% of our consolidated assets as of June 30, 1999.

     The new credit facility grants to the lenders thereunder security interests in the assets of the domestic subsidiaries of Venture that are guarantors of the exchange notes, including the capital stock of certain subsidiaries of Venture that will not guarantee the exchange notes. As a result, if an event of default occurs under the new credit facility, the lenders thereunder would be entitled to exercise certain remedies which would have the effect of preventing these subsidiaries from making payments in respect of the Notes. See "Description of Certain Indebtedness."

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. As of June 30, 1999, our new credit facility permitted additional borrowing of up to $153.5 million, and all of those borrowings were senior to the outstanding senior subordinated exchange notes and the subsidiary guarantees thereof, and effectively senior to the Senior Exchange Notes and the subsidiary guarantees thereof. If new debt is added to our current debt levels, the related risks that we now face could intensify.

     See "Capitalization," "Selected Consolidated Financial Data of Venture," "Selected Consolidated Financial Data of Peguform" and "Description of Exchange Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "Description of Certain Indebtedness -- New Credit Facility."

RISKS ASSOCIATED WITH THE PEGUFORM ACQUISITION; ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS -- WE MAY NOT RECEIVE THE DESIRED BENEFITS FROM THE PEGUFORM ACQUISITION.

     We cannot assure you that Venture will realize the expected benefits of the Peguform acquisition. Also, we may experience difficulty integrating Peguform's operations with Venture's, and we may not derive the expected cost savings from the integration. The integration of Peguform into Venture's business will require the expertise of several key managers who are remaining with us, but may not remain during the entire period of integration.

     We estimate that we will realize certain cost savings from the Peguform acquisition, including: (1) materials cost savings; (2) tooling cost savings; and (3) operating efficiencies. See "Summary -- Business Strategy." The expected cost savings from the integration of Peguform's operation with Venture's, including any materials cost savings, are based on our estimates and assumptions, which are inherently uncertain and are subject to significant business, economic and other uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. A portion of the materials cost savings and operating efficiencies are premised on the assumption that certain purchasing costs and levels of efficiency realized by either Venture or Peguform prior to the Peguform acquisition will continue to be achieved. Other estimates were based on a management consensus as to what levels of purchasing and similar efficiencies should be achievable by an entity our size. Estimates of potential cost savings are forward-looking statements that are inherently uncertain. A portion of our anticipated cost savings, in particular a portion of anticipated tooling cost savings, will not be realized for one or more years. Actual cost savings, if any, could differ materially from those projected.

SUBORDINATION OF SENIOR SUBORDINATED EXCHANGE NOTES -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE SENIOR SUBORDINATED EXCHANGE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE SENIOR SUBORDINATED EXCHANGE NOTES ARE JUNIOR TO ALL OUR GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY ALL THEIR FUTURE BORROWINGS.

     The senior subordinated exchange notes and related guarantees rank behind all of Venture's and the guarantors' existing indebtedness and all of Venture's and the guarantors' existing and future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the senior subordinated exchange notes and the related guarantees. As a result, upon any distribution to Venture's or the guarantors' creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to Venture or the guarantors or their property, the holders of their senior debt will be entitled to be paid in full in cash before any payment may be made on the senior subordinated exchange notes or the related guarantees.

     In addition, all payments on the senior subordinated exchange notes and related guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to Venture or the guarantors, holders of the senior subordinated exchange notes will participate with trade creditors and all other holders of Venture's and the guarantors' subordinated indebtedness in the assets remaining after Venture and the guarantors have paid all of the senior debt. However, because the Senior Subordinated Note indenture requires that amounts otherwise payable to holders of the senior subordinated exchange notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the senior subordinated exchange notes may receive less, ratably, than holders of trade payables in this type of proceeding. In any of these cases, Venture and the guarantors may not have sufficient funds to pay all of their respective creditors, and holders of senior subordinated exchange notes may not receive any funds.

     On June 30, 1999, the outstanding senior subordinated notes and guarantees were subordinated to $726.3 million of senior debt (excluding $3.0 million of outstanding letters of credit) of Venture and the guarantors, including the outstanding senior notes, and approximately $153.5 million was available for borrowing as additional senior secured debt under our new credit facility. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indentures.

EFFECTIVE SUBORDINATION OF SENIOR EXCHANGE NOTES TO SECURED SENIOR DEBT
 -- ALTHOUGH YOUR RIGHT TO RECEIVE PAYMENTS ON THE SENIOR EXCHANGE NOTES IS SENIOR OR PARI PASSU TO OUR EXISTING INDEBTEDNESS, THE SENIOR EXCHANGE NOTES ARE UNSECURED. THEREFORE, YOUR RIGHTS MAY EFFECTIVELY BE SUBORDINATED TO THE RIGHTS OF HOLDERS OF SECURED INDEBTEDNESS.

     Holders of any secured indebtedness of Venture will have claims that are prior to the claims of the holders of the senior exchange notes regarding the assets securing this other indebtedness. Notably, Venture is a party to the new credit facility which is secured by liens on all domestic assets. The senior exchange notes will be effectively subordinated to all such secured indebtedness. In the event of any distribution or payment of the assets of Venture or the guarantors in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to the assets of Venture and the guarantors that constitute their collateral. Holders of the senior exchange notes will participate ratably with all holders of unsecured indebtedness of Venture that is deemed to be of the same class as the senior exchange notes, and potentially with all other general creditors of Venture and the guarantors, based upon the respective amounts owed to each holder or creditor, in the remaining assets. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the senior exchange notes. As a result, holders of the senior exchange notes may receive less, ratably, than holders of secured indebtedness.

     On June 30, 1999, the aggregate amount of secured indebtedness of Venture and the guarantors, including borrowings under the new credit facility, was approximately $453.7 million, and approximately $153.5 million was available for additional borrowing under the new credit facility. The indentures permit the incurrence of substantial additional secured indebtedness by Venture and the guarantors.

RELIANCE ON MAJOR CUSTOMERS; THE OEM SUPPLIER INDUSTRY -- WE ARE DEPENDENT UPON A GROUP OF CUSTOMERS WHOSE NEEDS ARE CYCLICAL AND LARGELY DEPENDENT UPON CUSTOMER DEMAND.

     We compete in the global OEM automobile supplier industry in which OEMs may exert considerable pressure on suppliers such as us. Our sales to our major OEM customers for the year ended December 31, 1998 on a pro forma basis, were approximately:

                                                                      YEAR ENDED
                                                                   DECEMBER 31, 1998
                                                                   -----------------
-    Volkswagen Group: (including Audi AG, Skoda Automobilova,
     Seat, S.A. and Volkswagen AG)                                       30.1%
-    General Motors Corporation:                                         12.6%
-    DaimlerChrysler AG:                                                 10.5%
-    Ford Motor Company:                                                  8.2%
-    PSA Peugeot Citroen:                                                 5.8%

     Sales to these customers consist of large numbers of different parts, tooling and other services, which are sold to separate operating groups within each customer's organization. Purchase orders from these customers generally cover a particular model year rather than a specific quantity of products. The loss of a significant number of operating groups or purchase orders, or a decrease in demand for certain models could have a material adverse affect on us. The failure to obtain purchase orders for new models or the failure to continue business on redesigned existing models could also adversely affect us. Furthermore, the OEMs can exert considerable pressure on their suppliers for increased quality standards, price reductions or additional engineering capabilities. Increased costs may result from these changes and adversely affect Venture.

     Finally, the OEM supplier industry is very cyclical and dependent upon the overall strength of consumer demand for light trucks and passenger cars. The industry is also subject to regulatory requirements, trade agreements and other factors beyond our control. The automotive industry, for which we supply components and systems, may experience downturns. An economic recession generally has a greater impact on highly leveraged companies like us. A decrease in overall consumer demand for motor vehicles in general, or specific segments, could adversely affect us.

UNIONIZED WORKFORCE -- WE MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR RELATIONS MATTERS.

     Certain of our North American employees, most of our European employees, and many employees of the OEMs and our other customers are unionized. Work stoppages, slow-downs or other labor disputes could adversely affect our output. In the year ended December 31, 1998, for example, our operations were affected by a prolonged labor dispute at General Motors. In addition, collective bargaining agreements with unionized employees at each of the three major U.S. OEMs expire in the Fall of 1999, and any disputes arising from the negotiation of new agreements could adversely affect our operations. We have recently negotiated a new collective bargaining agreement with the employees at our Seabrook, New Hampshire facility. The new agreement expires in June 2002. Employees at our Conneaut, Ohio facility have recently voted to be represented by the Teamsters union. Negotiations regarding a new collective bargaining agreement with these employees has not yet begun.

COMPETITION -- WE MAY NOT CONTINUE TO PERFORM SUCCESSFULLY IN OUR HIGHLY COMPETITIVE INDUSTRY.

     We compete in a highly competitive industry. Many actual or potential competitors exist, including the internal component operations of the OEMs as well as independent suppliers. Many of these competitors are larger than us. The industry is becoming increasingly competitive due to supplier consolidations and the spin-off of formerly in-house OEM plastics manufacturing facilities. We compete on the basis of geographic presence, quality, cost, timely delivery and customer service and, increasingly, design and engineering capability, painting capability, new product innovation, broad product offerings, product testing capability and ability to reduce the time from concept to mass production. As the OEMs strive to reduce new model development cost and timing, innovation, design and engineering will become increasingly important in distinguishing competitors. We may not be able to continue to compete successfully in this environment.

RAW MATERIALS -- WE MAY EXPERIENCE SHORTAGES OF RAW MATERIALS NECESSARY TO OUR MANUFACTURING PROCESSES.

     Our manufacturing processes use a variety of raw materials, principally engineered plastic resins such as nylon, polypropylene (including thermoplastics) polycarbonate, acrylonitrile-butadiene-styrene, fiberglass reinforced polyester, polyethylene terephthalate, commonly referred to as PET, and thermoplastic polyurethane; a variety of ingredients used in compounding materials used in the compression molding process; paint related products; and steel for production molds. Our customers usually specify materials and suppliers to be used for a specific program, but we cannot assure you that the specified suppliers will always be able to supply the specified materials or that alternative sources will be available. We obtain most of our raw materials from 1 year supply agreements in which we estimate our annual needs. We generally issue releases against these agreements only when we receive corresponding orders from our customers. Although we have not historically experienced raw material shortages, we could face shortages in the future.

CONTROL -- LARRY J. WINGET EFFECTIVELY CONTROLS US BECAUSE HE IS THE SOLE BENEFICIARY AND TRUSTEE OF VENTURE HOLDINGS TRUST, AND VENTURE HOLDINGS TRUST IS THE SOLE MEMBER OF VENTURE.

     Venture is the sole issuer of these exchange notes and owns the capital stock of each guarantor. Mr. Winget is the sole beneficiary and trustee of Venture Holdings Trust, which is the sole member of Venture. Therefore, Mr. Winget may elect or remove the directors of the guarantor and non-guarantor corporate subsidiaries and the management of the limited liability company subsidiaries and exercise other control over their operations.

AFFILIATED TRANSACTIONS -- WE RELY ON NON-ARMS'-LENGTH TRANSACTIONS ENTERED INTO WITH MR. WINGET AND AFFILIATED ENTITIES HE CONTROLS.

     Venture makes distributions to Venture Holdings Trust, which then makes distributions to Mr. Winget, and compensates him as an executive officer of Venture. Also, we have entered into many agreements with Mr. Winget and the entities he owns or controls. We depend on these entities to provide necessary facilities, machinery, equipment, technology and services. Since we operate for the benefit of Mr. Winget, the terms of these transactions are not necessarily the result of "arms'-length" bargaining, but we believe that the transactions are on terms no less favorable to us than would be obtained if these transactions or arrangements were arms'-length transactions with non-affiliated persons. The indenture governing the 1997 senior notes and the indentures governing these exchange notes require us to have a "Fairness Committee" with at least one independent member to approve this type of transaction. Also, these indentures restrict distributions to Mr. Winget and contain an agreement with Mr. Winget which requires him to offer corporate opportunities to us before he pursues these opportunities individually or through other companies he owns or controls.

     See "Description of Certain Indebtedness" and "Certain Transactions."

RISKS ASSOCIATED WITH ACQUISITIONS -- WE MAY NOT BE ABLE TO IMPLEMENT OUR STRATEGY OF SUCCESSFULLY COMPLETING FUTURE ACQUISITIONS. COMPLETED ACQUISITIONS MAY LEAD TO UNEXPECTED LIABILITIES.

     Our business strategy allows for growth through selected acquisitions in order to expand our markets and take advantage of the consolidating trend in the automotive supplier industry. The full benefits of these acquisitions require integration of administrative, finance, sales and marketing approaches, and coordination of administration, marketing and sales organizations. Occasionally a completed acquisition may adversely affect our financial condition and reporting results, including our capital requirements and the accounting treatment of these acquisitions. Completed acquisitions may also lead to significant unexpected liabilities after the consummation of these acquisitions.

     See "Risks Associated with the Peguform acquisition; Ability to Achieve Anticipated Cost Savings."

ENVIRONMENTAL -- VENTURE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL CLAIMS RESULTING FROM OUR METHODS OF OPERATIONS.

     Our operations are subject to federal, state and local environmental, and occupational safety and health laws and regulations in the United States and other countries. Venture has been subject to claims for environmental matters relating to the disposal of hazardous substances and wastes. In addition, we anticipate capital expenditures at certain of our manufacturing facilities to decrease the release of certain compounds into the air resulting from our painting process. Also, fines may be levied against us for the release of these compounds. Although we have taken steps to minimize the environmental risks of our operations, we cannot assure you that our activities will not result in further environmental claims. However, we believe that our current environmental liabilities will not result in material adverse effects upon Venture.

     See "Business -- Environmental Matters" and "-- Legal Proceedings."

FINANCING CHANGE OF CONTROL -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURES.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in the new credit facility and other senior debt will not allow these repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indentures.

     See "Description of Exchange Notes -- Repurchase at the Option of Holders."

YEAR 2000 -- WE CANNOT ASSURE YOU THAT WE, OR OUR CUSTOMERS AND SUPPLIERS, WILL BE YEAR 2000 COMPLIANT. PROBLEMS ASSOCIATED WITH THE YEAR 2000 MAY ADVERSELY AFFECT OUR OPERATIONS.

     We cannot assure you that our computer systems or software products or those of our suppliers and customers will accept input of, store, manipulate and output dates prior to the year 2000 or thereafter without error or interruption. We are assessing the issues related to the year 2000 problem, and we have implemented a readiness program to mitigate the problem of business interruption or other risks. We are also requesting assurances from our significant suppliers and customers that their systems are year 2000 compliant or that they are identifying and addressing problems to ready themselves for the year 2000. We cannot assure you that we will identify all year 2000 problems in advance of their occurrence, or that we will be able to successfully remedy problems that are discovered. The expense of our efforts to identify and address these problems, or the expenses or liabilities to which we may become subject to as a result of these problems, could have a material adverse effect on Venture.

SUBSTANTIAL FOREIGN OPERATIONS -- OUR SIGNIFICANT INTERNATIONAL OPERATIONS MAKE US SUSCEPTIBLE TO FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND SEVERAL OTHER RISKS THAT ARE BEYOND OUR CONTROL.

     Over two-thirds of our revenue and over one-half of our net assets are derived from operations outside of the United States. We are therefore subject to risks associated with operations in foreign countries, including fluctuations in currency exchange rates, tariffs and other trade barriers, longer accounts payable cycles and limits on conversion of foreign currencies into dollars. In addition, certain countries place limits on the remittance of dividends by companies organized in these countries to their shareholders. These dividend payment restrictions may limit the amount of cash available from our foreign subsidiaries to service our debt. See "Company Structure; Not all Subsidiaries are Guarantors." Our financial condition and results of operations, reported in United States dollars, may be affected by fluctuations in the value of currencies in which we transact business, particularly the euro, and for such period of time as those currencies remain in existence, the German Mark, the French Franc, the Spanish Peseta, the Czech Republic Koruna and the Brazilian Real. Exchange rate fluctuations could have a material adverse effect on us. In addition, we incur additional costs of compliance with local regulations by operating in a number of countries. Changes in local economic or political conditions could impact our manufacturing, assembly and distribution capabilities. We intend to hedge currency exchange risks, but these hedges may not eliminate the risk completely. The costs related to these international operations could adversely affect Venture.

     Under the European Union Treaty, the "euro" was introduced on January 1, 1999 which, subject to the fulfillment of certain conditions, will replace the currencies of certain member states of the European Union. There can be no assurance that the introduction of the euro will not increase the volatility of exchange rates and intensify other risks associated with currency fluctuations.

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE EXCHANGE NOTES AND GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US.

     Any of our creditors may file a lawsuit objecting to our obligations under the exchange notes or the use of the proceeds from the outstanding notes. A court could void our obligations under the exchange notes, subordinate the exchange notes to our other debt or order the holders to return any amounts paid for the outstanding notes to us or to a fund benefitting the creditors if the court finds that we:

     (1) intended to defraud a creditor or

     (2) did not receive fair value for the outstanding notes and we either (A) were insolvent or became insolvent by offering the outstanding notes,
         (B) did not have enough capital to engage in the Peguform acquisition or (C) intended to or believed that we overextended our debt obligations.

     Creditors of the subsidiary guarantors may also object to their guarantee of the exchange notes, and a court could order the relief outlined above for the same reasons outlined above. In addition, the guarantors' creditors could claim that since the guarantees were made for the benefit of Venture, the guarantors did not receive fair value for the guarantees.

     The measure of insolvency for fraudulent transfer purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, Venture or a subsidiary guarantor would be considered insolvent if, at the time it incurred the debt, either:

     (1) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or

     (2) the present fair salable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     We cannot give any assurance as to what standards a court would use to determine whether Venture or a subsidiary guarantor was solvent at the relevant time, or whether, whatever standard was used, the exchange notes would not be voided or further subordinated on another of the grounds set forth above.

     On the basis of historical financial information, recent operating history and other factors, we believe that at the time we incurred the debt constituting the outstanding notes and guarantees, that we were not insolvent, did not have unreasonably small capital for our business and had not incurred debts beyond our ability to pay these debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

CONSEQUENCES OF A FAILURE TO EXCHANGE OUTSTANDING NOTES -- IF HOLDERS OF THE OUTSTANDING NOTES DO NOT EXCHANGE THEIR NOTES, THEY LOSE THEIR RIGHTS TO HAVE THESE NOTES REGISTERED.

     We did not register the outstanding notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. A holder of outstanding notes after the exchange offer may be unable to sell the notes.

LACK OF PUBLIC MARKET FOR EXCHANGE NOTES -- WE CANNOT MAKE ANY ASSURANCE REGARDING THE LIQUIDITY OF THE MARKET FOR THE EXCHANGE NOTES.

     While the outstanding notes are presently eligible for trading in the PORTAL market of the NASD by qualified institutional buyers, there is no existing market for the exchange notes. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes following the exchange offer, but they are not obligated to do so, and any market-making may be stopped at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes.

PROCEDURES FOR TENDERING OF OUTSTANDING NOTES -- IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, THEY WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS.

     The exchange notes will be issued in exchange for the outstanding notes only after timely receipt by the Exchange Agent of the outstanding notes, a properly completed and executed Letter of Transmittal and all other required documentation. If you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Venture is under any duty to give you notification of defects or irregularities regarding tenders of outstanding notes for exchange. Outstanding notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the outstanding notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Simultaneously with the sale of the outstanding notes, we entered into a Registration Rights Agreement with the initial purchasers of the outstanding notes -- Banc One Capital Markets, Inc. and Goldman, Sachs & Co. Under the Registration Rights Agreement, we agreed to file a registration statement regarding the exchange of the outstanding notes for notes with terms substantially identical in all material respects. We also agreed to use our best efforts to cause that registration statement to become effective with the Securities and Exchange Commission. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

     We are conducting the exchange offer to satisfy our contractual obligations under the Registration Rights Agreement. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, and holders of the exchange notes will not be entitled to liquidated damages. The outstanding notes provide that, if a registration statement relating to the exchange offer has not been filed by August 25, 1999 and declared effective by October 24, 1999, we will pay liquidated damages on the outstanding notes. Upon the completion of the exchange offer, holders of outstanding notes will not be entitled to any liquidated damages on the outstanding notes or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Outstanding Notes" and "Description of Exchange Notes" for further information regarding the rights of Outstanding Note holders after the exchange offer. The exchange offer is not extended to Outstanding Note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

     In the event that applicable interpretations of the staff of the SEC do not permit Venture to effect the exchange offer, or if for any other reason the exchange offer is not consummated within 180 days of May 27, 1999, we will use our best efforts to cause to become effective a shelf registration statement for the resale of the outstanding notes. We also agreed to use our best efforts to keep the shelf registration statement effective until the earlier of May 27, 2001 and such time as all the outstanding notes have been sold pursuant to this registration or are otherwise not restricted securities.

     The term "holder" as used in this section of the prospectus entitled "The Exchange Offer" means (1) any person in whose name the outstanding notes are registered on the books of Venture, or (2) any other person who has obtained a properly completed bond power from the registered holder, or (3) any person whose outstanding notes are held of record by DTC and who wants to deliver these outstanding notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange up to $125.0 million total principal amount of senior exchange notes for a like total principal amount of Outstanding Senior Notes. The Outstanding Senior Notes must be tendered properly on or before the Expiration Date and not withdrawn. In exchange for Outstanding Senior Notes properly tendered and accepted, Venture will issue a like total principal amount of up to $125.0 million in senior exchange notes. In addition, Venture is offering to exchange up to $125.0 million total principal amount of senior subordinated exchange notes for a like total principal amount of Outstanding Senior Subordinated Notes. The outstanding senior subordinated notes also must be tendered properly on or before the Expiration Date and not withdrawn. In exchange for outstanding senior subordinated notes properly tendered and accepted, Venture will issue a like total principal amount of up to $125.0 million in senior subordinated exchange notes.

     The exchange offer is not conditioned upon holders tendering a minimum principal amount of outstanding notes. As of the date of this prospectus, $125.0 million aggregate principal amount of Senior Notes are outstanding and $125.0 million aggregate principal amount of Senior Subordinated Notes are outstanding.

     Holders of the outstanding notes do not have any appraisal or dissenters' rights in the exchange offer. If holders do not tender outstanding notes or tender outstanding notes that Venture does not accept, their outstanding notes will remain outstanding. Any outstanding notes will be entitled to the benefits of the Senior Note Indenture and Senior Subordinated Note Indenture, as applicable, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Outstanding Notes" for more information regarding notes outstanding after the exchange offer.

     After the Expiration Date, we will return to the holder any tendered outstanding notes that we did not accept for exchange.

     Holders exchanging outstanding notes will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the Letter of Transmittal. Venture will pay the charges and expenses, other than certain taxes described below, in the exchange offer. See "-- Fees and Expenses" for further information regarding fees and expenses.

     WE DO NOT MAKE ANY RECOMMENDATION AS TO THE TENDER OF OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION. YOU MUST DECIDE WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER.


     The Expiration Date is 5:00 p.m., New York City time, on November 23, 1999 unless we extend the exchange offer, in our sole discretion.


     We have the right, in our sole discretion, in accordance with applicable law, at any time:

     - to delay the acceptance of the outstanding notes;

     - to terminate the exchange offer if Venture determines that any of the conditions to the exchange offer have not occurred or have not been satisfied;

     - to extend the Expiration Date of the exchange offer and keep all outstanding notes tendered other than those notes properly withdrawn; and

     - to waive any condition or amend the terms of the exchange offer.

     If we materially change the exchange offer, we will promptly disclose this amendment in a manner reasonably calculated to inform holders of the outstanding notes of this amendment. We also will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended.

     If we exercise any of the rights listed above, we will promptly give oral notice, promptly confirmed in writing, to the Exchange Agent and will issue an appropriate public announcement. In the case of an extension, we will notify the Exchange Agent and make an appropriate announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

     We will issue exchange notes to the Exchange Agent for outstanding notes tendered and accepted and not withdrawn promptly after the Expiration Date. The Exchange Agent might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the Exchange Agent receives and processes the required documents.

     We will be deemed to have exchanged outstanding notes validly tendered and not withdrawn when we give oral or written notice to the Exchange Agent of their acceptance. The Exchange Agent is our agent for receiving tenders of outstanding notes, Letters of Transmittal and related documents. The Exchange Agent is also an agent for tendering holders for receiving outstanding notes, Letters of Transmittal and related documents and transmitting exchange notes to validly tendering holders. If, for any reason, we: (1) delay the acceptance or exchange of any outstanding notes; (2) extend the exchange offer; or (3) are unable to accept or exchange notes, then the Exchange Agent may, on behalf of Venture and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Notes retained by the Exchange Agent may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "-- Withdrawal Rights" below.

     In tendering outstanding notes, you must warrant in the Letter of Transmittal or in an Agent's Message (described below) that (1) you have full power and authority to tender, exchange, sell, assign and transfer outstanding notes, (2) Venture will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and other encumbrances, and (3) the outstanding notes tendered for exchange are not subject to any adverse claims or proxies. You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by Venture or the Exchange Agent to complete the exchange, sale, assignment, and transfer of the outstanding notes.

VALID TENDER

     You may tender your outstanding notes by book-entry transfer or by other means. For book-entry transfer, you must deliver to the Exchange Agent either
(1) a completed and signed Letter of Transmittal or (2) an Agent's Message, meaning a message transmitted to the Exchange Agent by DTC stating that you agree to be bound by the terms of the Letter of Transmittal. You must deliver your Letter of Transmittal or the Agent's Message by mail, facsimile, hand delivery or overnight courier to the Exchange Agent on or before the Expiration Date. In addition, to complete a book-entry transfer, you must also either (1) have DTC transfer the outstanding notes into the Exchange Agent's account at DTC using the automated tender offer program procedures for transfer, and obtain a confirmation of such a transfer, or (2) follow the guaranteed delivery procedures described below under "-- Guaranteed Delivery Procedures."

     If you tender fewer than all of your outstanding notes, you should fill in the amount of notes tendered in the appropriate box on the Letter of Transmittal. If you do not indicate the amount tendered in the appropriate box, Venture will assume you are tendering all outstanding notes that you hold.

     For tendering your outstanding notes other than by book-entry transfer, you must deliver a completed and signed Letter of Transmittal to the Exchange Agent. Again, you must deliver the Letter of Transmittal by mail, facsimile, hand delivery or overnight carrier to the Exchange Agent on or before the Expiration Date. In addition, to complete a valid tender you must either (1) deliver your outstanding notes to the Exchange Agent on or before the Expiration Date, or (2) follow the guaranteed delivery procedures set forth below under "-- Guaranteed Delivery Procedures."

     Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the Exchange Agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, you should allow sufficient time to ensure timely delivery.

SIGNATURE GUARANTEES

     You do not need to endorse certificates for the outstanding notes or provide signature guarantees on the Letter of Transmittal, unless (a) someone other than the registered holder tenders the certificate or (b) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, you must sign your Outstanding Note or provide a properly executed bond power, with the signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution." Eligible Guarantor Institutions include: (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

GUARANTEED DELIVERY

     If a holder wants to tender outstanding notes in the exchange offer and (1) the certificates for the outstanding notes are not immediately available or all required documents are unlikely to reach the Exchange Agent on or before the Expiration Date, or (2) a book-entry transfer cannot be completed in time, the outstanding notes may be tendered if the holder complies with the following guaranteed delivery procedures:

          (a) the tender is made by or through an Eligible Institution;

          (b) you deliver a properly completed and signed Notice of Guaranteed Delivery, like the form provided with the Letter of Transmittal, to the Exchange Agent on or before the Expiration Date; and

          (c) you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed Letter of Transmittal to the Exchange Agent within three New York Stock Exchange trading days after the Notice of Guaranteed Delivery is executed.

     You may deliver the Notice of Guaranteed Delivery by hand, facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form described in the notice.

     Our acceptance of properly tendered outstanding notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

DETERMINATION OF VALIDITY

     We will resolve all questions regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered outstanding notes. Our resolution of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal) is final and binding on all parties. A tender of outstanding notes is invalid until all irregularities have been cured or waived. Neither Venture, any affiliates or assigns of Venture, the Exchange Agent nor any other person is under any obligation to give notice of any irregularities in tenders nor will they be liable for failing to give any such notice. We reserve the absolute right, in our sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of outstanding notes by any holder. We need not waive similar conditions or irregularities in the case of other holders.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

     A beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the holder wants to participate in the exchange offer.

RESALES OF EXCHANGE NOTES

     We are exchanging the outstanding notes for exchange notes based upon the Staff of the Securities and Exchange Commission's position, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the Staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the Staff's letters to other parties, we believe that holders of exchange notes, other than broker-dealers, can offer the notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers. However, prospective purchasers must acquire the exchange notes in the ordinary course of business and have no intention of engaging in a distribution of the notes, as a "distribution" is defined by the Securities Act.

     Any holder of outstanding notes who is an "affiliate" of Venture or who intends to distribute exchange notes, or any broker-dealer who purchased outstanding notes from Venture to resell pursuant to any available exemption under the Securities Act:

     - cannot rely on the Staff's interpretations in the above mentioned interpretive letters;

     - cannot tender outstanding notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the outstanding notes, unless the sale is exempt.

     In addition, if any broker-dealer acquired outstanding notes for its own account as a result of market-making or other trading activities and exchanges the outstanding notes for exchange notes, the broker-dealer must deliver a prospectus with any resales of the exchange notes.

     If you want to exchange your outstanding notes for exchange notes, you will be required to affirm that:

     - you are not an "affiliate" of Venture;

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in a distribution of the exchange notes, within the meaning of the Securities Act; and

     - you are not a broker-dealer, not engaged in, and do not intend to engage in, a distribution of the exchange notes, within the meaning of the Securities Act.

     In addition, we may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the outstanding notes. Each broker-dealer that receives exchange notes for its own account must acknowledge that it acquired the outstanding notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the Staff's position in certain interpretive letters, we believe that broker-dealers who acquired outstanding notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements for the exchange notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy these requirements. We have agreed that a broker-dealer may use this prospectus for a period ending 270 days after the Expiration Date or, if earlier, when a broker-dealer has disposed of all exchange notes. See "Plan of Distribution" for further information. A broker-dealer intending to use this prospectus in the resale of exchange notes must notify us, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. This notice may be given in the Letter of Transmittal or may be delivered to the Exchange Agent. Any Participating Broker-Dealer who is an "affiliate" of Venture may not rely on the Staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling exchange notes.

     Each Participating Broker-Dealer exchanging outstanding notes for exchange notes agrees that, upon receipt of notice from Venture:

          (a) of any statement contained or incorporated by reference in this prospectus that makes the prospectus untrue in any material respect or that this prospectus omits to state a material fact necessary to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or

          (b) of the occurrence of certain other events specified in the Registration Rights Agreement, the Participating Broker-Dealer will suspend the sale of exchange notes. A Participating Broker-Dealer will not resell the exchange notes until (1) Venture has amended or supplemented this prospectus to correct the misstatement or omission and Venture furnishes copies to the Participating Broker-Dealer or (2) Venture gives notice that the sale of the exchange notes may be resumed.

     If Venture gave notice suspending the sale of exchange notes, it shall extend the 270-day period by the number of days between the date Venture gives notice of suspension and the date Participating Broker-Dealers receive copies of the amended or supplemented prospectus or the date Venture gives notice resuming the sale of exchange notes.

WITHDRAWAL RIGHTS

     You can withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time on or before the Expiration Date.

     For a withdrawal to be effective, you must deliver a written or facsimile transmission of a Notice of Withdrawal to the Exchange Agent on or before the Expiration Date. The Notice of Withdrawal must specify the name of the person tendering the outstanding notes to be withdrawn, the total principal amount of outstanding notes withdrawn, and the name of the registered holder of the outstanding notes if different from the person tendering the outstanding notes. If you delivered outstanding notes to the Exchange Agent, you must submit the serial numbers of the outstanding notes to be withdrawn and the signature on the Notice of Withdrawal must be guaranteed by an Eligible Institution, except in the case of outstanding notes tendered for the account of an Eligible

Institution. If you tendered outstanding notes as a book-entry transfer, the Notice of Withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and you must deliver the Notice of Withdrawal to the Exchange Agent by written or facsimile transmission. Outstanding notes properly withdrawn may again be tendered at any time on or before the Expiration Date.

     We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither Venture, any affiliate or assign of Venture, the Exchange Agent nor any other person is under any obligation to give notice of any irregularities in any Notice of Withdrawal, nor will they be liable for failing to give any such notice. Withdrawn outstanding notes will be returned to the holder after withdrawal.

INTEREST ON EXCHANGE NOTES

     The senior exchange notes will bear interest at a rate of 11% per annum and the senior subordinated exchange notes will bear interest at a rate of 12% per annum, both payable semi-annually, on June 1 and December 1 of each year, commencing December 1, 1999. Holders of exchange notes will receive interest on December 1, 1999 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

CONDITIONS TO THE EXCHANGE OFFER

     We need not exchange any outstanding notes, may terminate the exchange offer or may waive any conditions to the exchange offer or amend the exchange offer, if any of the following conditions have occurred:

     (a) the Staff no longer allows the exchange notes to be offered for resale, resold and otherwise transferred by certain holders without compliance with the registration and prospectus delivery provisions of the Securities Act; or

     (b) a governmental body passes any law, statute, rule or regulation which, in Venture's opinion, prohibits or prevents the exchange offer; or

     (c) the Securities and Exchange Commission or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

     (d) We are unable to obtain any governmental approval that we believe is necessary to complete the exchange offer.

     If we reasonably believe that any of the above conditions has occurred, we may (1) terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, (2) waive any condition to the exchange offer or (3) amend the terms of the exchange offer in any respect. If our waiver or amendment materially changes the exchange offer, we will promptly disclose the waiver or amendment in a manner reasonably calculated to inform the registered holders of the outstanding notes. We will also extend the exchange offer to the extent required by Rule 14e-1 of the Exchange Act.

EXCHANGE AGENT

     We have appointed The Huntington National Bank as Exchange Agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery to the Exchange Agent addressed as follows:

      By Registered or Certified Mail:                 Facsimile Transmissions:

        The Huntington National Bank                 The Huntington National Bank
       41 South High Street -- HC1112           Attention: Corporate Trust Department
            Columbus, Ohio 43215                            (614) 480-5223
   Attention: Corporate Trust Department

       By Hand or Overnight Delivery:                    New York Drop Agent:

        The Huntington National Bank                     The Bank of New York
       41 South High Street -- HC1112                     101 Barclay Street
            Columbus, Ohio 43215                       New York, New York 10286
   Attention: Corporate Trust Department

     If you deliver Letters of Transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

FEES AND EXPENSES

     We will pay all fees and expenses of soliciting tenders for the outstanding notes. We will also pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

     We will pay the transfer taxes for the exchange of the outstanding notes in the exchange offer. If, however, exchange notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of outstanding notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the Letter of Transmittal, the taxes will be billed directly to the tendering holder.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the outstanding notes over the respective terms of the senior exchange notes and senior subordinated exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of these outstanding notes, as set forth in the legend contained in these notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate registering the outstanding notes under the Securities Act. Based on interpretations by the staff of the Commission, you may offer for resale, sell or otherwise transfer the exchange notes issued pursuant to the exchange offer (unless you are an "affiliate" of Venture within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquired these exchange notes in the ordinary course of your business and you have no arrangement or understanding regarding the distribution of the exchange notes to be acquired pursuant to the exchange offer.

     If you tender in the exchange offer for the purpose of participating in a distribution of the exchange notes, you:

     - may not rely on the applicable interpretations of the staff of the Commission and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

In addition, to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless the notes have been registered or the laws have been complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations in such agreement, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of these jurisdictions as are necessary to consummate the exchange offer.

                            THE PEGUFORM ACQUISITION

     Pursuant to the terms of the definitive agreements relating to the Peguform acquisition, Venture acquired all of the outstanding capital stock of Peguform GmbH from its parent, Klockner Mercator Maschinenbau GmbH, a wholly-owned subsidiary of Klockner-Werke AG, and another, nominal shareholder on May 28, 1999. The aggregate purchase price for the Peguform acquisition was DEM 850.0 million, approximately $463.0 million as of May 28, 1999, subject to adjustments. The purchase price was paid in cash. See "Business -- The Peguform Acquisition."

                                USE OF PROCEEDS

     The exchange offer will not generate cash proceeds for Venture. We used the proceeds from the offering of the outstanding notes together with $418.4 million drawn under the new credit facility, as follows: (1) approximately $462.8 million was used to fund the cash consideration paid in the Peguform acquisition; (2) approximately $82.8 million was used to redeem our 9 3/4% senior subordinated notes due 2004, issued in 1994, including prepayment premium; (3) approximately $93.5 million was used to refinance Venture's revolving senior credit facility, with interest at 8.75%; and (4) approximately $29.3 million was used to pay certain fees and expenses related to the Peguform acquisition and the offering of the outstanding notes. For a description of the Peguform acquisition, see "Business -- The Peguform Acquisition."

     On May 27, 1999, Venture entered into the new credit facility. The new credit facility, as amended, provides for credit facilities in the principal amount of $575.0 million, including a $175.0 million Revolving Credit Facility and Term Loans aggregating $400.0 million.

     The following table summarizes the sources and uses of funds from the new credit facility and the sale of the outstanding notes.

SOURCES OF FUNDS:
New Credit Facility(1):
  Revolving Credit Facility.................................  $ 43,400
  Term Loans................................................   375,000
Senior Notes................................................   125,000
Senior Subordinated Notes...................................   125,000
                                                              --------
  Total Sources.............................................  $668,400
                                                              ========
USES OF FUNDS:
Peguform Acquisition........................................  $462,800
Venture's prior senior credit facility......................    93,500
1994 senior notes(2)........................................    82,800
Fees and Expenses...........................................    29,300
                                                              --------
  Total Uses................................................  $668,400
                                                              ========

-------------------------

(1) As of June 4, 1999 we entered into an amendment to the new credit facility, which increased the Term Loans from $375.0 million to $400.0 million and reduced the Revolving Credit Facility from $200.0 million to $175.0 million. See "Description of Certain Indebtedness -- New Credit Facility."

(2) Includes the redemption of the 1994 senior notes in the aggregate principal amount of $78.9 million, and a prepayment premium of approximately $3.9 million.

                                 CAPITALIZATION

     The following table sets forth cash and cash equivalents and the actual capitalization of Venture at June 30, 1999. This information should be read in conjunction with the consolidated financial statements and the notes thereto of Venture and Peguform and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                               JUNE 30, 1999
                                                               --------------
                                                               (IN THOUSANDS)
Cash and cash equivalents...................................     $   40,295
                                                                 ==========
Long-term debt (including current portion)
  New Credit Facility:
     Revolving Credit Facility..............................         18,500
     Term Loans.............................................        400,000
  Capital leases............................................         33,695
  Installment Notes payable.................................          1,544
  Bank debt(1)..............................................         52,582
  1997 Senior Notes.........................................        205,000
  11% Senior Notes due 2007.................................        125,000
  12% Senior Subordinated Notes due 2009....................        125,000
                                                                 ----------
     Total long-term debt...................................     $  961,321
Trust principal.............................................         68,929
                                                                 ----------
     Total capitalization...................................     $1,030,250
                                                                 ==========

-------------------------

(1) Represents acquired indebtedness included in the $462.8 million purchase price.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The Unaudited Consolidated Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to:

     (1) the Peguform acquisition;

     (2) the refinancing of Venture's prior senior credit facility and redemption of the 1994 senior notes; and

     (3) the offering of the outstanding notes and borrowings under the new credit facility, and the application of the net proceeds therefrom to Venture as described in "Use of Proceeds," as if these transactions had occurred on January 1, 1998.

     The Unaudited Consolidated Pro Forma Statement of Operations for the six months ended June 30, 1999 (six months ended March 31, 1999 for Peguform) gives effect to:

     (1) the Peguform acquisition;

     (2) the refinancing of Venture's prior senior credit facility and redemption of the 1994 senior notes; and

     (3) the offering of the outstanding notes and borrowings under the new credit facility, and the application of the net proceeds therefrom to Venture as described in "Use of Proceeds," as if these transactions had occurred on January 1, 1998.

     The Unaudited Pro Forma Consolidated Statement of Operations does not include pro forma adjustments for certain non-recurring costs and charges, consisting of (1) the prepayment charge of $3.9 million on the redemption of the 1994 senior notes and (2) the $1.8 million write-off of deferred financing costs.

     The Unaudited Pro Forma Financial Statements do not reflect any of the anticipated cost savings which Venture expects to achieve through integration of the operations of Peguform and Venture. See "Business -- The Peguform Acquisition" and "-- Business Strategy."

     Solely for the convenience of the readers, the historical financial information for Peguform has been translated to United States dollars at the rate of DEM 1.6767 per United States dollar, the Noon Buying Rate as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into United States dollars at this rate or any other rate.

     The unaudited pro forma financial data presented in this prospectus are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Consolidated Pro Forma Statement of Operations does not purport to represent what Venture's results of operations actually would have been if the events described above had occurred as of the dates indicated or what these results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that we believe are reasonable. The Unaudited Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements of Venture and of Peguform, including the notes thereto, included elsewhere in this prospectus.

                          VENTURE HOLDINGS COMPANY LLC

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                        HISTORICAL
                                  ----------------------      PRO FORMA
                                  VENTURE    PEGUFORM(A)     ADJUSTMENTS     PRO FORMA
                                  --------   -----------     -----------     ----------
                                                 (DOLLARS IN THOUSANDS)
Net sales.......................  $645,196   $1,288,256       $              $1,933,452
Cost of products sold...........   532,809    1,145,740             --        1,678,549
                                  --------   ----------       --------       ----------
Gross profit....................   112,387      142,516                         254,903
Selling, general and
  administrative expense........    59,689      125,038            278(C)       194,985
                                                                 6,685(D)
                                                                 3,295(E)
Payments to beneficiary in lieu
  of trust distributions........       535           --             --              535
                                  --------   ----------       --------       ----------
Income (loss) from operations...    52,163       17,478        (10,258)          59,383
Interest expense (net)..........    36,641       14,022(B)      18,699(F)        69,362(B)
                                  --------   ----------       --------       ----------
Net income (loss) before
  taxes.........................    15,522        3,456        (28,957)          (9,979)
Tax provision (benefit).........     1,954        3,556        (15,926)(G)      (10,416)
Minority interest...............        --         (574)            --             (574)
                                  --------   ----------       --------       ----------
Net income (loss)...............  $ 13,568   $      474       $(13,031)      $    1,011
                                  ========   ==========       ========       ==========

See notes to the Unaudited Consolidated Pro Forma Statement of Operations

                          VENTURE HOLDINGS COMPANY LLC

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

(A) The Peguform statement of operations represents the 12-months ended December 31, 1998. Amounts were derived from Peguform's audited financial statements for the year ended September 30, 1998, and from unaudited financial statements for the 3 months ended December 31, 1998, less the amounts from unaudited financial statements for the 3 months ended December 31, 1997.

    For purposes of the Unaudited Consolidated Pro Forma Statement of Operations, certain items included in Peguform's historical financial data have been reclassified to conform to Venture's historical statement of operations presentations as follows:

     (1) "Net sales" includes the sum of "net sales" and "other revenues" as classified in and calculated from Peguform's Consolidated Statements of Income; and

     (2) "Selling, general and administrative expense" includes the sum of "Selling, general and administrative expenses" and "Other expenses" as classified in and calculated from Peguform's Consolidated Statements of Income.

(B) The Peguform historical and pro forma amounts are net of interest income of $3,364 at Peguform for the 12 months ended December 31, 1998.

(C) The pro forma adjustment represents the amortization of goodwill resulting from the Peguform acquisition over a 30 year period. The excess of the purchase price over the fair market value of the net assets acquired (goodwill) was approximately $8,000 and is being amortized on a straight-line basis. Adjustments to the purchase price and related allocation may occur as a result of obtaining more information regarding property valuations, liabilities assumed, the outcome of final negotiations with the former owner and revisions of preliminary estimates of fair values made at the date of purchase. We can provide no assurances as to whether any revisions to the original purchase price allocation will be significant. These uncertainties could result in an adjustment to goodwill of up to $60,000.

(D) The pro forma adjustment represents the incremental depreciation expense of the fixed assets acquired resulting from the $140,917 mark-up to estimated fair market value of the assets acquired. The estimated useful lives of the fixed assets acquired for purposes of calculating depreciation expense are as follows:

    Buildings and improvements..................................  10-40 years
    Machinery and equipment.....................................  3-20 years

     We are in the process of obtaining appraisals for purposes of computing the final amount of fixed asset values.

(E) The pro forma adjustment represents the amortization of financing costs resulting from the financing of the Peguform acquisition, including the new credit facility and the outstanding notes, over the respective maturities of the additional debt. The maturities of the new credit facility range from 18 months to 6 years, and maturities on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 are assumed to be 8 and 10 years, respectively.

(F) The pro forma adjustment represents the incremental interest expense necessary to reflect the total interest expense on the outstanding debt of the combined company for the period.

    Elimination of historical interest expense..................  $(31,022)
    Interest expense for the new credit facility(1)(4)..........    32,215
    Interest expenses for the notes(2)(4).......................    22,500
    Reduction in interest expense for the 1997 senior
      notes(3)(4)...............................................    (4,994)
                                                                  --------
      Total incremental interest(5).............................  $ 18,699
                                                                  ========

     (1) Assumes that loans under the new credit facility (which bear interest at floating rates) bear interest at a weighted average interest rate of 8.05% per annum, including the impact of existing interest rate swap agreements, and that the new credit facility maintains an average outstanding balance of $400,000.

     (2) We entered into interest rate swaps with 5 year terms which effectively convert our United States dollar fixed rate coupon on the outstanding notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Interest expense on the outstanding notes reflects these interest rate swaps, with a weighted average interest rate of 11.50% on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 converted into a weighted average euro interest rate of 9.00%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (3) We entered into interest rate swaps with 3-year terms which effectively convert our United States dollar fixed rate coupon on the 1997 senior notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Interest expense on the 1997 senior notes reflects these interest rate swaps with an interest rate of 9.50% converted into a euro interest rate of 7.09%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (4) Under the terms of the new credit agreement, the administrative agent had to be satisfied with the form and structure of all aspects of the Peguform acquisition, including the interest rate swaps which were part of the overall financing structure. The new credit facility expressly required that Venture enter into interest rate swaps with respect to borrowings under the new credit facility and the 1997 senior notes, and effectively required the interest rate swaps on the new notes as part of the acquisition financing.

     (5) Our actual interest expense could differ from the above amounts based on increases in interest rates on floating rate debt. An increase of 0.25% in interest rates on anticipated borrowings under the new credit facility would have the effect of increasing interest expense by $0.9 million.

(G) The pro forma adjustment represents the tax impact at the applicable statutory rates for Peguform of (55%).

                          VENTURE HOLDINGS COMPANY LLC

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                 (SIX MONTHS ENDED MARCH 31, 1999 FOR PEGUFORM)

                                               HISTORICAL
                                         -----------------------       PRO FORMA
                                         VENTURE     PEGUFORM(A)      ADJUSTMENTS         PRO FORMA
                                         --------    -----------      -----------         ----------
                                                           (DOLLARS IN THOUSANDS)
Net sales..............................  $439,795     $707,068         $(111,378)(C)      $1,035,485
Cost of products sold..................   379,756      629,943          (102,895)(C)         906,804
                                         --------     --------         ---------          ----------
Gross profit...........................    60,039       77,125            (8,483)            128,681
Selling, general and administrative
  expense..............................    34,224       67,640            (7,376)(C)         100,126
                                                                             139(D)
                                                                           3,342(E)
                                                                           2,157(F)
Payments to beneficiaries in lieu of
  trust distributions..................        77           --                --                  77
                                         --------     --------         ---------          ----------
Income (loss) from operations..........    25,738        9,485            (6,745)             28,478
Interest expense (net).................    25,028        7,145(B)           (822)(C)          39,960
                                                                           8,609(G)
Other income...........................   (19,900)          --            (1,349)(C)         (21,249)
                                         --------     --------         ---------          ----------
Net income (loss) before taxes.........    20,610        2,340           (13,183)              9,767
Tax provision (benefit)................       405          799              (261)(C)          (6,893)
                                                                          (7,836)(H)
Minority interest......................        29         (135)              (29)(C)            (135)
                                         --------     --------         ---------          ----------
Net income (loss)......................  $ 20,176     $  1,676         $  (5,057)         $   16,795
                                         ========     ========         =========          ==========

See notes to the Unaudited Consolidated Pro Forma Statement of Operations

                          VENTURE HOLDINGS COMPANY LLC

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                 (SIX MONTHS ENDED MARCH 31, 1999 FOR PEGUFORM)
                             (DOLLARS IN THOUSANDS)

(A) The Peguform statement of operations represents the 6-months ended March 31, 1999. Amounts were derived from Peguform's unaudited financial statements for the 6-months ended March 31, 1999.

    For purposes of the Unaudited Consolidated Pro Forma Statement of Operations, certain items included in Peguform's historical financial data have been reclassified to conform to Venture's historical statement of operations presentations as follows:

     (1) "Net sales" includes the sum of "net sales" and "other revenues" as classified in and calculated from Peguform's Consolidated Statements of Income; and

     (2) "Selling, general and administrative expense" includes the sum of "Selling, general and administrative expenses" and "Other expenses" as classified in and calculated from Peguform's Consolidated Statements of Income.

(B) The Peguform historical and pro forma amounts are net of interest income of $1,180 at Peguform for the 6-months ended March 31, 1999.

(C) The pro forma adjustments represent the elimination of Peguform's results of operations since May 28, 1999 which are consolidated with Venture's results of operations for the six months ended June 30, 1999.

(D) The pro forma adjustment represents the amortization of goodwill resulting from the Peguform acquisition over a 30 year period. The excess of the purchase price over the fair market value of the net assets acquired (goodwill) was approximately $8,000 and is being amortized on a straight-line basis. Adjustments to the purchase price and related allocation may occur as a result of obtaining more information regarding property valuations, liabilities assumed, the outcome of final negotiations with the former owner and revisions of preliminary estimates of fair values made at the date of purchase. We can provide no assurances as to whether any revisions to the original purchase price allocation will be significant. These uncertainties could result in an adjustment to goodwill of up to $60,000.

(E) The pro forma adjustment represents the incremental depreciation expense of the fixed assets acquired resulting from the $140,917 mark-up to estimated fair market value of the assets acquired. The estimated useful lives of the fixed assets acquired for purposes of calculating depreciation expense are as follows:

    Buildings and improvements..................................  10-40 years
    Machinery and equipment.....................................  3-20 years

     We are in the process of obtaining appraisals for purposes of computing the final amount of fixed asset values.

(F) The pro forma adjustment represents the incremental amortization of financing costs resulting from the financing of the Peguform acquisition, including the new credit facility and the outstanding notes, over the respective maturities of the additional debt. The maturities of the new credit facility range from 18 months to 6 years, and maturities on the 11% Senior Notes due

    2007 and 12% Senior Subordinated Notes due 2009 are assumed to be 8 and 10 years, respectively.

(G) The pro forma adjustment represents the incremental interest expense necessary to reflect the total interest expense on the outstanding debt of the combined company for the period.

Elimination of historical interest expense..................  $(18,117)
Interest expense for the new credit facility(1)(4)..........    17,913
Interest expenses for the notes(2)(4).......................    11,250
Reduction in interest expense for the 1997
  Senior Notes(3)(4)........................................    (2,437)
                                                              --------
          Total incremental interest(5).....................  $  8,609
                                                              ========

     (1) Assumes that loans under the new credit facility (which bear interest at floating rates) bear interest at a weighted average interest rate of 7.88% per annum, including the impact of existing interest rate swap agreements, and that the new credit facility maintains an average outstanding balance of $443,400.

     (2) We entered into interest rate swaps with 5 year terms which effectively convert our United States dollar fixed rate coupon on the notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Interest expense on the notes reflects these interest rate swaps, with a weighted average interest rate of 11.50% on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 converted into a weighted average euro interest rate of 9.00%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (3) We entered into interest rate swaps with 3 year terms which effectively convert our United States dollar fixed rate coupon on the 1997 senior notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Interest expense on the 1997 senior notes reflects these interest rate swaps with an interest rate of 9.50% converted into a euro interest rate of 7.09%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (4) Under the terms of the new credit agreement, the administrative agent had to be satisfied with the form and structure of all aspects of the Peguform acquisition, including the interest rate swaps which were part of the overall financing structure. The new credit facility expressly required that Venture enter into interest rate swaps with respect to borrowings under the new credit facility and the 1997 senior notes, and effectively required the interest rate swaps on the new notes as part of the acquisition financing.

     (5) Our actual interest expense could differ from the above amounts based on increases in interest rates on floating rate debt. An increase of 0.25% in interest rates on anticipated borrowings under the new credit facility would have the effect of increasing interest expense by $0.5 million.

(H) The pro forma adjustment represents the tax impact at the applicable statutory rates for Peguform of (55%).

                SELECTED CONSOLIDATED FINANCIAL DATA OF VENTURE

     The selected consolidated balance sheet data and income statement data presented below as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, are derived from Venture's consolidated financial statements, audited by Deloitte & Touche LLP, independent auditors, and should be read in conjunction with Venture's audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The selected consolidated income statement data and balance sheet data presented below as of December 31, 1996, 1995 and 1994 and for the years ended December 31, 1995 and 1994, are derived from Venture's audited consolidated financial statements not included in this prospectus. The selected consolidated income statement data and balance sheet data as of June 30, 1998 and 1999 and for the six months then ended, are derived from unaudited financial statements but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for these periods and as of these dates. The results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full fiscal year.

                                              SIX MONTHS
                                            ENDED JUNE 30,                     YEARS ENDED DECEMBER 31,
                                         ---------------------   ----------------------------------------------------
                                            1999        1998       1998       1997       1996       1995       1994
                                         ----------   --------   --------   --------   --------   --------   --------
                                              (DOLLARS IN
                                              THOUSANDS)                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA(1)(2):
Net sales..............................  $  439,795   $344,591   $645,196   $624,113   $351,777   $251,142   $244,112
Cost of products sold..................     379,756    284,685    532,809    521,361    302,940    211,262    199,717
                                         ----------   --------   --------   --------   --------   --------   --------
  Gross profit.........................      60,039     59,906    112,387    102,752     48,837     39,880     44,395
Selling, general and administrative
  expense..............................      34,224     30,099     59,689     57,217     26,588     20,129     19,200
Payments to beneficiary in lieu of
  taxes................................          77        360        535        472        666        577      3,405
                                         ----------   --------   --------   --------   --------   --------   --------
Income from operations.................      25,738     29,447     52,163     45,063     21,583     19,174     21,790
Interest expense.......................      25,028     17,842     36,641     30,182     19,248     15,032     14,345
Other income...........................     (19,900)        --         --         --         --         --         --
Net income before extraordinary items
  and taxes............................      20,610     11,605     15,522     14,881      2,335      4,142      7,445
Tax provision(3).......................         405      1,052      1,954      3,358        336         --         --
Minority interest......................          29         --         --         --         --         --         --
                                         ----------   --------   --------   --------   --------   --------   --------
Net income before extraordinary item...      20,176     10,553     13,568     11,523      1,999      4,142      7,445
Net extraordinary loss on early
  retirement of debt...................       5,569         --         --         --      2,738         --         --
                                         ----------   --------   --------   --------   --------   --------   --------
Net income (loss)......................  $   14,607   $ 10,553   $ 13,568   $ 11,523   $   (739)  $  4,142   $  7,445
Ratio of earnings to fixed
  charges(4)...........................         1.8x       1.4x       1.4x       1.5x       1.2x       1.3x       1.7x
OTHER FINANCIAL DATA:
EBITDA(5)..............................  $   53,501   $ 49,093   $ 94,216   $ 80,391   $ 46,123   $ 37,001   $ 41,021
Depreciation and amortization..........      26,031     18,305     39,320     32,147     22,628     16,068     14,070
Capital expenditures...................      13,177     15,035     24,706     33,012     64,593     20,339     22,798
Net cash provided by (used in):
  Operating activities.................      31,762     (3,825)    (5,393)   (13,058)    35,003     10,950     (3,066)
  Investing activities.................    (457,189)   (15,035)   (24,706)   (37,093)  (121,547)   (20,339)   (22,798)
  Financing activities.................     467,588     29,986     28,752     36,192     82,976       (655)    53,643

                                              SIX MONTHS
                                            ENDED JUNE 30,                     YEARS ENDED DECEMBER 31,
                                         ---------------------   ----------------------------------------------------
                                            1999        1998       1998       1997       1996       1995       1994
                                         ----------   --------   --------   --------   --------   --------   --------
                                              (DOLLARS IN
                                              THOUSANDS)                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital........................  $  342,321   $163,605   $168,655   $125,101   $ 83,404   $ 74,354   $ 85,258
Property, plant and equipment -- net...     601,162    205,507    200,544    205,765    203,975    116,299    111,472
Total assets...........................   1,379,115    538,821    541,315    524,122    498,067    231,602    234,435
Total debt.............................     961,321    366,174    364,939    336,188    299,996    152,463    153,118
Trust principal........................      68,929     74,835     77,113     64,282     52,759     53,498     49,356

-------------------------

(1) Venture operates as a holding company and has no independent operations of its own. Separate financial statements of Venture's subsidiaries have not been presented because we do not believe that this information would be material.

(2) The results for 1996 include the operations of Bailey from August 26, 1996, and of AutoStyle from June 3, 1996.

(3) This provision relates solely to Venture Holdings Corporation, which operates Bailey, and its subsidiaries. See Note 2 above. Other significant subsidiaries and Venture have elected "S" corporation status under the Internal Revenue Code or are limited liability companies, taxed as partnerships, and, consequently, do not incur liability for federal and certain state income taxes.

(4) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before extraordinary items and fixed charges. Fixed charges consist of (1) interest, whether expensed or capitalized; (2) amortization of debt discount and debt financing costs; and (3) the portion of rental expense that management believes is representative of the interest component of rental expense.

(5) EBITDA represents income from operations before deducting taxes, including the Michigan single business tax, depreciation, amortization, interest and payment to beneficiary in lieu of taxes. EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of Venture's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results.

                SELECTED CONSOLIDATED FINANCIAL DATA OF PEGUFORM

     The selected consolidated balance sheet data and income statement data presented below as of September 30, 1997 and 1998 and for the years ended September 30, 1997 and 1998, are derived from Peguform's audited financial statements, audited by BDO International GmbH Wirtschaftsprufungsgesellschaft, independent auditors, and should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The selected condensed consolidated financial data as presented below as of and for the six month periods ended March 31, 1998 and 1999 are derived from unaudited financial statements but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for these periods and as of these dates. The results for the six months ended March 31, 1999 are not necessarily indicative of results to be expected for the full fiscal year.

     Solely for the convenience of the readers, the consolidated financial statements as of and for the year ended September 30, 1998 and as of and for the six months ended March 31, 1999 have been translated to United States dollars at the rate of DEM 1.6767 per United States dollar, the Noon Buying Rate as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into United States dollars at this rate or any other rate.

                                                                                                THOUSANDS OF
                                                   THOUSANDS OF                                 U.S. DOLLARS
                                                   U.S. DOLLARS                                 (CONVENIENCE
                                                   (CONVENIENCE                                 TRANSLATION)
                               YEAR ENDED          TRANSLATION)        SIX MONTHS ENDED          SIX MONTHS
                              SEPTEMBER 30,         YEAR ENDED             MARCH 31,                ENDED
                         -----------------------   SEPTEMBER 30,   -------------------------      MARCH 31,
                            1997         1998          1998           1998          1999            1999
                         ----------   ----------   -------------   -----------   -----------   ---------------
                           (DEM IN THOUSANDS)                         (DEM IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales..............   1,664,884    1,977,698    $ 1,179,518       935,225     1,174,403       $ 700,425
Other revenues.........      17,717       45,728         27,272        13,732        11,138           6,643
                         ----------   ----------    -----------     ---------    ----------       ---------
Total revenues.........   1,682,601    2,023,426      1,206,790       948,957     1,185,541         707,068
Cost of products
  sold.................  (1,482,448)  (1,806,115)    (1,077,184)     (855,447)   (1,056,225)       (629,943)
                         ----------   ----------    -----------     ---------    ----------       ---------
Gross profit...........     200,153      217,311        129,606        93,510       129,316          77,125
Selling, general and
  administrative
  expenses.............    (154,427)    (201,040)      (119,902)     (101,222)     (104,744)        (62,470)
Other expenses.........      (7,524)      (2,408)        (1,436)       (1,743)       (8,668)         (5,170)
Interest expense
  (net)................     (23,267)     (23,992)       (14,309)      (13,444)      (11,980)         (7,145)
                         ----------   ----------    -----------     ---------    ----------       ---------
  Income (loss) before
    income taxes.......      14,935      (10,129)        (6,041)      (22,899)        3,924           2,340
Taxes on income........      (6,029)      (6,060)        (3,614)       (3,210)       (1,340)           (799)
Minority interest......        (618)         505            301           350           226             135
                         ----------   ----------    -----------     ---------    ----------       ---------
Net income (loss)......       8,288      (15,684)   $    (9,354)      (25,759)        2,810       $   1,676

                                                                                                THOUSANDS OF
                                                   THOUSANDS OF                                 U.S. DOLLARS
                                                   U.S. DOLLARS                                 (CONVENIENCE
                                                   (CONVENIENCE                                 TRANSLATION)
                               YEAR ENDED          TRANSLATION)        SIX MONTHS ENDED          SIX MONTHS
                              SEPTEMBER 30,         YEAR ENDED             MARCH 31,                ENDED
                         -----------------------   SEPTEMBER 30,   -------------------------      MARCH 31,
                            1997         1998          1998           1998          1999            1999
                         ----------   ----------   -------------   -----------   -----------   ---------------
                           (DEM IN THOUSANDS)                         (DEM IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(1)..............     129,572      108,896    $    64,947        37,617        66,868       $  39,881
Depreciation and
  amortization.........      87,828       88,734         52,922        46,722        48,759          29,080
Capital Expenditures...     102,014      143,552         85,616        74,109        52,299          31,192
BALANCE SHEET DATA
(AT END OF PERIOD):
Working capital(2).....      76,573       72,199    $    43,061       101,900       139,103       $  82,962
Property, plant and
  equipment -- net.....     488,218      535,199        319,198       512,487       539,398         321,702
Total assets...........   1,048,686    1,112,028        663,224     1,095,810     1,196,732         713,742
Total debt.............     411,570      458,220        273,287       496,840       549,935         327,986
Total stockholders
  equity...............     218,371      214,636        128,011       190,600       208,699         124,470

-------------------------

(1) EBITDA represents income from operations, net of minority interest, before deducting taxes, depreciation, amortization, and interest. EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of Peguform's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results. EBITDA has not been adjusted to account for a non-recurring charge of $11,093 at Peguform related to start-up production costs on the Mercedes A class hatchback program.

(2) Working capital does not include loans payable to Peguform's parent of DEM 264,972 at September 30, 1997, DEM 308,440 at September 30, 1998, DEM
    341,665 at March 31, 1998 and DEM 391,575 at March 31, 1999. All outstanding intercompany loans were be repaid as part of the purchase price for the Peguform acquisition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, Venture's consolidated statements of income expressed as a percentage of net sales. This table and the subsequent discussion should be read in conjunction with Venture's consolidated financial statements and notes thereto included elsewhere in this prospectus.

                                                        AS A PERCENTAGE OF NET SALES
                                                  -----------------------------------------
                                                                               SIX MONTHS
                                                        YEARS ENDED              ENDED
                                                       DECEMBER 31,             JUNE 30,
                                                  -----------------------    --------------
                                                  1998     1997     1996     1999     1998
                                                  -----    -----    -----    -----    -----
Net sales.......................................  100.0%   100.0%   100.0%   100.0%   100.0%
Cost of products sold...........................   82.6     83.5     86.1     86.3     82.5
                                                  -----    -----    -----    -----    -----
Gross profit....................................   17.4     16.5     13.9     13.7     17.5
Selling, general and administrative expenses....    9.2      9.2      7.6      7.8      8.7
Payments to beneficiary in lieu of trust
  distributions.................................    0.1      0.1      0.2      0.0      0.2
                                                  -----    -----    -----    -----    -----
Income from operations..........................    8.1      7.2      6.1      5.9      8.6
Interest expense................................    5.7      4.8      5.4      5.7      5.2
Other Income....................................     --       --       --     (4.5)      --
                                                  -----    -----    -----    -----    -----
Income before extraordinary items and taxes.....    2.4      2.4      0.7      4.7      3.4
Extraordinary loss on retirement of debt........     --       --      0.8       --       --
                                                  -----    -----    -----    -----    -----
Income (loss) before taxes......................    2.4      2.4     (0.1)     4.7      3.4
Tax provision...................................    0.3      0.5      0.1      0.1      0.3
                                                  -----    -----    -----    -----    -----
Net income (loss)...............................   (2.1)%    1.9%    (0.2)%    3.3%     3.1%
                                                  =====    =====    =====    =====    =====

SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

     Net sales for the first six months of 1999 increased $95.2 million, or 27.6% from the first six months of 1998. This increase was largely due to the addition of Peguform's sales during the month of June. Domestically, sales decreased $16.2 million, or 4.7%, due primarily to lower tooling sales as compared to the comparable period in the prior year. Net sales for the period were also reduced by a $3.0 million sales price reduction negotiated with a major customer. This customer has awarded Venture with a significant new program with production scheduled to begin in 2001.

     Gross profit for the first six months of 1999 increased $0.1 million to $60.0 million compared to $59.9 million for the first six months of 1998. As a percentage of net sales, gross profit decreased to 13.7% for the first six months of 1999 from 17.5% for the first six months of 1998. The decrease was largely due to the contribution of Peguform's lower margin business being included in the consolidated sales for the month of June. The 7.6% gross profit margin on Peguform's sales was further reduced by approximately $1.0 million because only value added to the acquired inventory subsequent to the acquisition date could be recognized in gross profit. Domestically, the gross profit margin decreased to 15.7% for the first six months of 1999 from 17.5% in the first six months of 1998 primarily due to a decrease in tooling sales, which generally account for higher margins than sales of components. Gross margin was also reduced by a $3.0 million retroactive sales price reduction negotiated with a major customer in return for substantial program opportunities.

     Selling, general and administrative expense for the first six months of 1999 increased $4.1 million, or 13.7%, to $34.2 million compared to $30.1 million for the first six months of 1998. As a percentage of net sales, selling, general and administrative expense decreased to 7.8% for the second quarter of 1999 as compared to 8.7% for the first six months of 1998. The decrease is attributable to the impact of Peguform's lower selling, general and administrative expense as a percentage of net sales, relative to Venture's, being included in the operating results for the month of June.

     As a result of the foregoing, income from operations for the first six months of 1999 decreased $3.7 million, or 12.6%, to $25.7 million, compared to $29.4 million for the first six months of 1998. As a percentage of net sales, income from operations decreased to 5.9% for the first six months of 1999 from 8.6% for the first six months of 1998.

     Interest expense for the first six months of 1999 increased $7.2 million, or 40.3%, to $25.0 million in 1999 as compared to 1998. The increase is the result of the increased debt associated with the acquisition of Peguform partially offset by a reduced overall cost of capital under the new capital structure, after consideration of interest rate swaps.

     Other income is primarily comprised of $19.5 million non-cash, mark-to-market adjustments on various currency and interest rate swaps entered into during the second quarter of 1999 to economically hedge Venture's exposure to foreign exchange and interest rate risk associated with the acquisition of Peguform. These cross currency and interest rate swaps serve to reduce the overall cost of capital of Venture, while also providing an economic hedge to fluctuations in foreign exchange rates.

     In connection with the issuance of the outstanding notes, Venture redeemed its 9 3/4% senior subordinated notes due 2004 at the redemption price of 104.875% plus accrued interest which resulted in an extraordinary loss of $5.6 million ($3.8 million prepayment penalty plus unamortized deferred financing costs of $1.8 million).

     Due to the foregoing, net income for the first six months of 1999 increased $4.1 million to $14.6 million compared to $10.6 million for the first six months of 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Net sales increased $21.1 million for the year ended December 31, 1998, or 3.4%, to $645.2 million, compared to net sales of $624.1 million for the year ended December 31, 1997. The increase in net sales in 1998 is primarily a result of increased volumes in the comparable business offset by planned price reductions mandated by customers under sole-source arrangements for product life cycles. Venture's productivity improvements for these products partially offset the planned price reductions. Net sales during the second and third quarters of 1998 were impacted negatively due to strikes at certain General Motors plants. Venture believes that a portion of these lost sales were recouped in the fourth quarter of 1998 as GM accelerated production to refill its distribution channels.

     Gross profit for the year ended December 31, 1998 increased $9.7 million, or 9.4%, to $112.4 million compared to $102.7 million for the year ended December 31, 1997. As a percentage of net sales, gross profit increased from 16.5% to 17.4% for the year ended December 31, 1998, which was in part due to the increased volumes associated with product rationalizations among the facilities and continued cost cutting efforts. During the fourth quarter of 1998, Venture resolved several commercial issues which resulted in the recovery of gross profit lost during current and prior years. The resolution of these issues resulted in an additional $7.4 million of gross profit. Gross profits continue to be under pressure attributable to selling price reductions, as OEMs continue to expect annual productivity improvements on the part of their suppliers.

     Selling, general and administrative expense for 1998 of $59.7 million, or 9.3% of net sales, is comparable with selling, general and administrative expense of $57.2 million, or 9.2% of net sales, for 1997.

     Payments to the beneficiary of Venture Holdings Trust, in amounts generally equal to taxes incurred by the beneficiary as a result of the activities of Venture Holdings Trust's subsidiaries which have elected "S" corporation status under the Internal Revenue Code or are limited liability companies (taxed as partnerships), totaled $0.5 million in 1998 and 1997. These amounts were paid as compensation rather than as distributions of Trust principal.

     As a result of the foregoing, income from operations in the year ended December 31, 1998 increased $7.1 million, or 15.8%, to $52.2 million, compared to $45.1 million in fiscal 1997. As a percentage of net sales, income from operations increased to 8.1% in fiscal 1998 from 7.2% in fiscal 1997.

     Interest expense increased $6.4 million, or 21.2%, to $36.6 million in fiscal 1998 compared to $30.2 million in fiscal 1997. The increase is the result of additional borrowing under Venture's prior senior credit facility to fund increased working capital needs.

     Due to the foregoing, net income for the year ended December 31, 1998 increased $2.1 million, to $13.6 million compared to $11.5 million for the year ended December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     The period to period comparisons are substantially effected by the acquisitions of Bailey and AutoStyle.

     Net sales increased $272.3 million for the year ended December 31, 1997, or 77.4%, to $624.1 million, compared to net sales of $351.8 million for the year ended December 31, 1996. The increase in net sales was primarily the result having the benefit of a full year of the Bailey and AutoStyle operating sales. The operating sales for 1996 represented only the activities subsequent to the acquisitions of Bailey and AutoStyle (AutoStyle in June 1996, Bailey in August
1996). The following table explains the changes (in millions).

                                                                 NET SALES
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996     INCREASE
                                                              ------    ------    --------
Bailey......................................................  $224.8    $ 72.6     $152.2
AutoStyle...................................................    96.5      38.9       57.6
Comparable..................................................   302.8     240.3       62.5
                                                              ------    ------     ------
     Total..................................................  $624.1    $351.8     $272.3
                                                              ======    ======     ======

     Sales were less in the last half of the year than were expected for the Chrysler LH due to a slow new model changeover.

     Gross profit for the year ended December 31, 1997 increased $53.9 million, or 110.4%, to $102.7 million compared to $48.8 million for the year ended December 31, 1996. As a percentage of net sales, gross profit increased from 13.9% to 16.5% for the year ended December 31, 1997, which was in part due to the increased volumes associated with product rationalizations among the facilities and cost cutting efforts at Bailey. However, gross profit was unfavorably impacted by new model introductions and launch costs in the third and fourth quarter. Gross profits continued to be under pressure attributable to selling price reductions, as OEMs continued to expect annual productivity improvements on the part of their suppliers. In addition, Venture's sales were shifting more to products produced using the injection molding process, which traditionally have had higher margins. During the fourth quarter of 1997 certain reserves were reevaluated and reduced by $2.8 million reflecting changes in circumstances and estimates and were recorded as reductions in cost of products sold.

     Selling, general and administrative expenses increased $30.6 million, or 115.2%, for fiscal 1997 to $57.2 million, compared to $26.6 million in fiscal 1996. As a percentage of net sales, selling, general and administrative expenses increased to 9.2% for the year ended December 31, 1997, compared to 7.6% in 1996. The increase was generally due to the acquisition of Bailey and the attendant cost of its operations.

     Payments to the beneficiary of Venture Holdings Trust, in the amounts generally equal to taxes incurred by the beneficiary as a result of the activities of Venture Holdings Trust's subsidiaries which have elected "S" corporation status under the Internal Revenue Code or are limited liability companies (taxed as partnerships), totaled $0.5 million and $0.7 million in fiscal 1997 and 1996, respectively. These amounts were paid as compensation rather than as distributions of Trust principal.

     As a result of the foregoing, income from operations in the year ended December 31, 1997 increased $23.5 million, or 108.8%, to $45.1 million, compared to $21.6 million in fiscal 1996. As a percentage of net sales, income from operations increased to 7.2% in fiscal 1997 from 6.1% in fiscal 1996.

     Interest expense increased $10.9 million, or 56.8%, to $30.2 million in fiscal 1997 compared to $19.2 million in fiscal 1996. The increase was the result of the senior credit agreement entered into on August 26, 1996 to fund the Bailey acquisition, subsequent refinancing and issuance of $205.0 million 1997 senior notes in the third quarter of 1997 and increased working capital needs.

     Due to the foregoing, net income for the year ended December 31, 1997 increased $12.2 million, to $11.5 million compared to $(0.7) million for the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Venture's consolidated working capital was $168.7 million at December 31, 1998, compared to $125.1 million at December 31, 1997, an increase of $43.6 million. Venture's working capital ratio increased to 3.1x at December 31, 1998 from 2.3x at December 31, 1997, as a result of increased receivables, primarily from related parties, and a reduction in accounts payable. At June 30, 1999, working capital was $342.3 million and Venture's working capital ratio was 2.12x.

     Venture's principal sources of liquidity are internally generated funds, cash equivalent investments and borrowings under its credit facility. Net cash used in operating activities was $5.4 million for 1998, and $13.1 million for 1997. Net cash provided by operating activities was $35.0 million for 1996, and $31.8 million for the six months ended June 30, 1999. The decrease in cash used in operations from 1997 to 1998 is due primarily to higher net income, increases in non-cash charges, such as depreciation and amortization, and reductions in the net increase in current assets. Peguform's principal source of liquidity historically has been cash from operations and funding from its parent. Peguform's net cash flows provided by operating activities were $44.7 million and

$38.0 million for the years ended September 30, 1997 and 1998, respectively. Peguform's net cash flows used in operating activities was $16.9 million for the six months ended March 31, 1999.

     Net cash used in investing activities by Venture was $24.7 million, $37.1 million and $121.6 million in 1998, 1997 and 1996, respectively, and $457.0 million for the six months ended June 30, 1999. The 1996 amount is primarily for the acquisition of Bailey. Venture's capital expenditures for the six months ended June 30, 1999, and for years ended 1998 and 1997 were for the purchase of machinery and equipment, leasehold improvements and the expansion of facilities to accommodate increased volumes and for general refurbishment. The amount for the six months ended June 30, 1999 is primarily for the acquisition of Peguform. Peguform's capital expenditures for the year ending September 30, 1998 were approximately $85.6 million, including $14.2 million and $9.4 million relating to the start-up of Peguform's Brazilian facility and Mexican facility, respectively. Peguform's capital expenditures for the six-month period ended March 31, 1999 were approximately $31.2 million, including $2.0 million relating to the start-up of Peguform's Brazilian facility. Venture believes that it has sufficient capacity to meet current manufacturing production needs through the 2001 model year.

     In the ordinary course of business, Venture seeks additional business with existing and new customers. Venture continues to compete for the right to supply new components which could be material to it and require substantial capital investment in machinery, equipment, tooling and facilities. As of the date hereof, however, Venture has no formal commitments for any such material business, other than business acquired as a consequence of the Peguform acquisition and as noted below, and there is no assurance that Venture will be awarded any such business.

     Net cash from financing activities by Venture was $28.8 million in 1998 and $36.2 million in 1997. In 1997, Venture issued the 1997 senior notes. The net proceeds of $199.0 million from the sale of the 1997 senior notes was used to repay term loans and amounts outstanding under the revolving credit portion of Venture's prior senior credit facility. As a result, less cash was provided by financing activities during 1998 as compared with 1997. Net cash provided by financing activities for the six months ended June 30, 1999 was $467.6 million, relating primarily to the refinancing of certain existing debt and the issuance of new debt in connection with the acquisition of Peguform.

     Venture's debt obligations contain various restrictive covenants that require it to maintain stipulated financial ratios, including a minimum consolidated net worth (adjusted yearly), fixed charge coverage ratio, interest coverage ratio and total indebtedness ratio. As of each of December 31, 1998 and June 30, 1999, Venture was in compliance with all debt covenants.

     The aggregate purchase price of Peguform was approximately DEM 850.0 million (approximately $463.0 million), reduced by the amount of certain indebtedness for borrowed money, and subject to post-closing adjustments. In addition, Venture had an additional $29.3 million of fees and expenses associated with the Peguform acquisition. Venture completed the Peguform acquisition on May 28, 1999. The Peguform acquisition is accounted for as a purchase.

     In connection with the Peguform acquisition, we entered into a new credit facility. The new credit facility, as amended, provides for borrowings of (1) up to $175.0 million under the revolving credit facility, which, in addition to those matters described below, will be used for working capital and general corporate purposes; (2) $75.0 million under a five-year term loan A; (3) $200.0 million under a six-year term loan B; and (4) $125.0 million under an eighteen-month interim term loan. The new credit facility requires that $125.0 million principal amount outstanding thereunder be refinanced within 18 months from the closing date utilizing the proceeds from the sale of securities that rank pari passu in right of payment with, or are junior to, the 12% Senior Subordinated Notes due 2009. See "Risk Factors -- Substantial Leverage." The revolving credit facility will permit us to borrow up to the lesser of a borrowing base computed as a percentage of accounts receivable and inventory, or $175.0 million less the amount of any letter of credit issued against the new credit facility. At June 30, 1999, we had $18.5 million outstanding with $156.5 million still available under the revolving credit facility.

     Interest rates under the new credit facility are based on the London Interbank Offer Rate ("LIBOR"), or an Alternate Base Rate ("ABR"), which is the larger of the bank's corporate base rate of interest announced from time-to-time or the federal funds rate plus 1/2% per annum, and, in the case of non-dollar denominated loans, a euro currency reference rate. Interest rates will be determined by reference to the relevant interest rate option, plus an Applicable Margin (as defined) based on Venture's Consolidated Ratio of Total Debt to EBITDA. Obligations under the new credit facility are jointly and severally guaranteed by Venture's domestic subsidiaries and are secured by first priority security interests in substantially all of the assets of Venture and its domestic subsidiaries. The new credit facility contains certain restrictive covenants, which are similar in nature to those in Venture's prior senior credit facility. See "Description of Certain Indebtedness -- New Credit Facility."

     Proceeds from the offering of the outstanding notes, together with borrowings under the new credit facility were used to (1) fund cash consideration paid in the Peguform acquisition; (2) redeem the 1994 senior notes, including prepayment premium; (3) refinance Venture's prior senior credit facility; (4) pay certain fees and expenses related to the Peguform acquisition and the offering of the outstanding notes; and (5) fund working capital and other general corporate purposes.

     We expect our budget for capital expenditures during the remainder of 1999 to be approximately $70.0 million, which is expected to be financed either with cash generated from operations or borrowings under the new credit facility. Venture has just been awarded a letter of intent for a significant new program for one of its major customers with projected annual revenues of approximately $100 million, with production scheduled to start in late 2001. As a result of this award, Venture may be required to make aggregate capital expenditures in the range of $40.0 million to $80.0 million payable over the next several years in addition to its normal capital expenditures. The size and scope of the expenditures associated with this new program are still being defined.

     Venture must rely upon distributions from its subsidiaries and repayment of principal and interest on intercompany loans made by Venture to its subsidiaries to generate funds necessary to meet its obligations, including payment of principal and interest on the exchange notes. The ability of Venture's subsidiaries to pay dividends and make other payments or advances to Venture may be limited. See "Risk Factors -- Company Structure; Not all Subsidiaries are Guarantors."

     As part of the Peguform acquisition, to take advantage of lower interest rates in Europe and to hedge exchange rate risk, we entered into currency, US dollar versus Euro, and interest rate swaps. The currency swaps are in notional amounts of $205.0 million and $250.0 million, which mature in 2002 and 2004, respectively. The interest rate swaps are in notional amounts of $410.0 million and $500.0 million also maturing in 2002 and 2004, respectively. These currency and interest rate swaps effectively converted our United States dollar fixed rate coupon on the 1997 senior notes and the outstanding notes to a Euro fixed rate coupon. These instruments only partially qualified for hedge accounting, which resulted in a non-cash increase in earnings related to the mark to market on the swaps in the amount of $19.5 million as of June 30, 1999, which was recorded as other income on the income statement and in investments on the balance sheet. The hedge accounting impact of these interest rate swaps was to reduce interest expense by $142,000 in the three months ended June 30, 1999. The non-cash impact of the mark to market adjustments each quarter to earning and current assets associated with these swaps may be significant, both positively and negatively, in the future depending on currency and interest rate movements. See "Quantitative and Qualitative Disclosure about Market Risk" for a further discussion.

     Venture's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the exchange notes), finance its working capital requirements and other operating needs or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the new credit facility, will be adequate to meet Venture's future liquidity needs for at least the next several years. Venture may, however, need to refinance all or a portion of the principal of the exchange notes on or prior to maturity. There can be no assurance that Venture's business will generate sufficient cash flow from operations, or that future borrowings will be available under the new credit facility in an amount sufficient to enable Venture to service its indebtedness, including the exchange notes, or to fund its other liquidity needs. The new credit facility requires Venture to refinance $125.0 million principal amount outstanding under the New credit facility within 18 months from the closing date, utilizing the proceeds from the sale of securities that are pari passu in right of payment with, or junior to, the 12% Senior Subordinated Notes 2009. There can be no assurance that Venture will be able to effect any such refinancing on commercially reasonable terms or at all.

YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, we are in the process of addressing the year 2000 problem. The year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of our systems, equipment, or hardware that have date sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than year 2000. This could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to properly manufacture products, process transactions, send invoices or engage in similar normal business activities.

     Based on our initial assessments, we determined that we needed to modify or replace certain portions of our equipment, hardware, and software so that affected systems will properly utilize dates beyond December 31, 1999. We presently believe that, with modifications and some replacement of existing equipment, hardware and software, the year 2000 issue will be reduced and we will be year 2000 compliant.

     Our plan to resolve the year 2000 issue is being implemented by each of our facilities and involves six phases:

     - inventory;

     - risk assessment;

     - prioritization and ownership assignment;

     - compliance research;

     - remediation; and

     - testing.

     The inventory, risk assessment, prioritization, and ownership assignment phases were performed concurrently and are complete. The compliance research phase is complete at all of our facilities. The remediation and testing phases are approximately 95% complete in North America and are 99% complete at our foreign operations, other than France. In France the remediation and testing phases are expected to be completed by September 30, 1999. In North America, our year 2000 plan is being

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completed on a facility by facility basis. For our foreign operations, it is being completed on a country by country basis.

     Our year 2000 inventory of potentially affected items is segregated into four categories:

     - business application (developed software, customized extensions to purchased software and systems interfaces);

     - tools and platforms (purchased commercial products, both hardware and software);

     - intelligent devices (manufacturing, laboratory, office and facilities equipment); and

     - external business partners (suppliers, customers and other service providers).

     Business applications and tools and platforms are considered information technology ("IT") systems, while intelligent devices and external business partners are considered non-IT systems.

     Concerning IT systems, several of our facilities that share existing applications will upgrade those applications to year 2000 compliant versions by October 30, 1999. All other facilities have already made their systems year 2000 compliant. Our facilities in Germany and Spain have received "Status Green" rating indicating year 2000 compliance with TUV standards. TUV is the European equivalent of the Automotive Industry Action Group in the United States.

     For non-IT systems, we have dedicated resources to assist in identifying potentially affected intelligent devices. Determination of compliance status, remediation, and testing of these devices may be more difficult than IT systems, as some of the manufacturers of potentially affected equipment may no longer be in business. We have completed compliance status, remediation and testing phases. Based upon such testing, non-IT systems appear to be year 2000 compliant.

     The external business partners category of potentially affected items primarily includes the process of identifying and prioritizing critical suppliers and customers, and communicating with them about their plans and progress in addressing the year 2000 problem. We have developed a questionnaire that we have used to obtain this information from key existing business partners. We have contacted 100% of our key existing business partners and 85% have responded with 98% of those who responded indicating that they are year 2000 compliant. Based on the responses to our questionnaires and other alternative evidence obtained, we are not aware of any problems that would materially impact results of operations, liquidity, or capital resources. However, we have no means of ensuring that these parties will be year 2000 ready and the inability of these parties to successfully complete their year 2000 compliance program could impact us. For key business partners, the initial assessments are evaluated and, as deemed necessary, follow-up assessments are made. We expect this process to be ongoing throughout 1999. We are in the process of developing contingency plans to address potential year 2000 exposure, which we expect to be complete by October 1999.

     We have utilized both internal and external resources to repair or replace, test, and implement software and operating equipment for year 2000 modifications. We are unable to estimate with any certainty the total cost of the year 2000 project. We have not, however, seen a significant increase in our IT cost nor in the normal overhead cost associated with our facilities. Primarily all of the costs of the year 2000 project have been expensed and have been funded through normal operating cash flow or bank borrowings.

     The failure to remediate a material year 2000 problem could result in an interruption in, or a failure of, certain of our normal business activities or operations, including our ability to produce or deliver products to our customers. These failures could materially or adversely affect our results of operations, liquidity, and financial condition. Due to the general uncertainty inherent in the year 2000 problem, we are unable to determine with certainty at this time whether the consequences of

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year 2000 failure will have a material impact on us. Our year 2000 plan is expected to significantly reduce our level of uncertainty about the year 2000 problem. We believe that by executing our year 2000 plan in a timely manner, the possibility of significant interruptions to normal operations should be reduced. We believe that our most reasonably likely worst case scenario is that certain suppliers will not be able to supply Venture with key materials, thus disrupting the manufacture and sale of products to our customers.

     Our plans to complete the year 2000 project are based on our best estimates, which were derived utilizing numerous assumptions of future events including, but not limited to, the continued availability of certain resources and other factors. Estimates of the status of completion and the expected completion dates are based on tasks completed to date compared to all required tasks. However, there can be no guarantee that expected completion dates will be met, and actual results could differ materially for those forecasted. Specific factors that might cause this material difference include, but are not limited to, the availability and cost of personnel trained in certain areas, the ability to locate and correct all relevant equipment, devices and computer codes, and similar uncertainties.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board (FASB) approved SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes accounting standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses). Venture has adopted this standard in the financial statements. SFAS No. 131 establishes accounting standards for the way public enterprises report information about operating segments in annual financial statements. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. Venture has adopted this accounting standard; however, there was no impact on its December 31, 1998 financial statement presentation and disclosures because Venture operates in only one segment, automotive operations.

     In February 1998, the FASB approved SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which standardizes the disclosure requirements for pension and other Post-retirement benefits. In particular, the Standard requires additional information on changes in the benefit obligation and fair values of plan assets. Venture has adopted this Standard in the presentation of its financial statements (Note 10).

     In June 1998, the FASB approved SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Standard is effective for the first quarter of our fiscal year beginning January 1, 2000. Venture has not yet determined the impact of adopting this Standard on its financial position or results of operations. In July 1999 the FASB approved SFAS No. 137, which delayed the implementation date for SFAS No. 133 for one year.

     In March 1998, the Accounting Standards Executive committee published accounting Statement of Position (SOP) 98-1, which provides guidance on accounting for the costs of computer software developed or obtained for internal use. The provisions of this SOP are applicable for our fiscal year beginning January 1, 1999. Venture does not anticipate that adoption of this Standard will have a material impact on its financial position or results of operations.

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           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Venture is exposed to various market risks, including changes in foreign currency exchange rates and interest rates. In order to manage the risk arising from these exposures, Venture has entered into a variety of foreign exchange and interest rate financial instruments. A discussion of Venture's accounting policies for derivative financial instruments is included in the Organization and Summary of Significant Accounting Policies and Financial Instruments footnotes to the financial statements found in Item 8 of Venture's 1998 Annual Report on Form 10-K.

     FOREIGN CURRENCY EXCHANGE RATE RISK. Venture has foreign currency exposures related to buying, selling, and financing in currencies other than the local currencies in which it operates. Venture's most significant foreign currency exposures relate to Germany, Spain, France, the Czech Republic, Mexico, Brazil and Canada. As of June 30, 1999, the net fair value asset of financial instruments with exposure to foreign currency risk was approximately $17.5 million. The potential loss in fair value for such financial instruments from a hypothetical 10% adverse change in quoted foreign currency exchange rates would be approximately $51.7 million. The model assumes a parallel shift in the foreign currency exchange rates. Exchange rates rarely move in the same direction. The assumption that exchange rates change in a parallel fashion may overstate the impact of changing exchange rates on assets and liabilities denominated in a foreign currency.

     A portion of Venture's assets is based in its foreign operations and is translated into U. S. dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected as a separate component of member's equity. Accordingly, Venture's consolidated member's equity will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the respective foreign currency.

     INTEREST RATE RISK. Venture is subject to market risk from exposure to changes in interest rates based on its financing, investing, and cash management activities. Venture has entered into various financial instrument transactions to maintain the desired level of exposure to the risk of interest rate fluctuations and to minimize interest expense. As of June 30, 1999, the net fair value liability of financial instruments with exposure to interest rate risk was approximately $4.8 million. The potential loss in fair value for such financial instruments from a hypothetical 10% adverse shift in interest rates would be approximately $3.2 million.

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                                    BUSINESS

GENERAL

     We are a leading worldwide full-service supplier of high quality molded and painted plastic parts for OEMs, and other Tier I suppliers. We rank among the largest designers and manufacturers of interior and exterior plastic components and systems to the North American and European automotive markets. Exterior products include such items as front and rear bumper fascias and systems, body side moldings, hatchback doors, fenders, grille opening panels and reinforcements, farings, wheel lips, spoilers, and large body panels such as hoods, sunroofs, doors and convertible hardtops. Interior products include instrument panel systems, door panels, airbag covers, side wall trim, garnishment molding systems and consoles. Our principal customers include every major North American OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and leading Tier I suppliers. On a pro forma basis for the twelve months ended December 31, 1998, our net sales totaled $1,933.5 million, our EBITDA totaled $169.0 million, and our net income was $1.0 million; and on a pro forma basis for the six months ended June 30, 1999, our net sales totaled $1,035.5 million, our EBITDA totaled $89.2 million, and our net income was $16.8 million.

     We are a full-service supplier and an industry leader in manufacturing plastic components, modules and systems and in applying new design and engineering technology to develop innovative products, create new applications and reduce product development time. We, and our affiliated companies, have the capability to provide our customers state-of-the-art design and advanced engineering services 24 hours a day around the world. We operate 57 facilities in 9 countries, including the United States, Canada, Germany, Spain, France, Hungary, the Czech Republic, Mexico and the Netherlands and expect to start operations in Brazil in the third quarter of 1999. Our comprehensive manufacturing capabilities include custom injection molding, automated painting and assembly, and material and product testing. We also have extensive tool making capabilities. Our engineering focuses on anticipating actual production issues and integrating part design with tool design to create an efficient manufacturing process. We refer to this emphasis as "design for manufacture."

     We primarily emphasize the design and manufacture of components and integrated systems, and manufacture those components and systems as a sole-source supplier. We currently supply components or systems on over 150 models, including 4 out of 5 of the top selling models in both the United States and Europe.

INDUSTRY TRENDS

     The automotive industry has been and continues to be significantly influenced by several trends which we believe will enhance our strategic position and growth prospects.

     - INCREASED OUTSOURCING BY OEMS. In an effort to reduce costs, speed product design and simplify manufacturing, OEMs have increasingly outsourced the manufacture of many components and integrated systems which were previously manufactured internally. Independent suppliers generally are able to design, manufacture and deliver components and systems at a lower cost than the OEMs due to: (1) their lower direct labor, fringe benefit and overhead costs; (2) the ability to spread R&D and engineering costs over products provided to multiple OEMs; and (3) the economies of scale inherent in product specialization. OEMs have benefited because outsourcing has allowed them to reduce capital expenditures, production costs and inventory levels and to focus on overall vehicle design, product quality and consumer marketing. Although outsourcing has not been as long standing a trend in Europe as it has in North America, it has become increasingly prevalent. In certain of

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       Peguform's main product lines, for instance, internal production by
       European OEMs has declined significantly.

       Suppliers like us have benefited from this outsourcing trend as the aggregate number and value of components and integrated systems which we manufacture have increased dramatically. In addition, the outsourcing trend has been coupled with an increasing complexity of components which are manufactured by independent suppliers. These factors have favored low cost, full-service suppliers such as ourselves who can develop integrated systems that OEMs can easily install.

     - CONSOLIDATION OF SUPPLIER BASE BY OEMS. Since the 1980s, OEMs have substantially reduced the number of suppliers that may bid for awards and have been outsourcing an increasing percentage of their production requirements. As a result of these trends, the OEMs have increasingly focused on the development of long-term, sole-source relationships with suppliers who can provide complex components and integrated systems on a just-in-time basis, while at the same time meeting strict quality requirements. These requirements are accelerating the trend toward consolidation of the OEMs' supplier base as those suppliers who lack the capital or production expertise to meet the OEMs' needs either exit the business or are consolidated with larger suppliers. Both OEMs and suppliers benefit from the consolidation trend. Suppliers are able to devote the resources necessary for proprietary product development with the expectation that they will have the opportunity to profit on this investment over the multi-year life of a contract. OEMs benefit from shared manufacturing cost savings that suppliers realize as a result of long, multi-year production runs at high capacity utilization levels.

     - INCREASED EMPHASIS ON PROGRAM MANAGEMENT AND INTEGRATED SYSTEMS. In conjunction with the aforementioned consolidation trend, OEMs are transitioning from purchasing components to placing responsibility for design, engineering and manufacturing of full component systems on Tier I suppliers. These expanded requirements can best be addressed by full-service suppliers such as ourselves with sufficient technological and manufacturing resources to meet these demands. Strategic combinations have been pursued by many suppliers in order to add capabilities to manufacture complementary components and systems and achieve more complete systems capabilities. We believe that this trend toward multi-component system integrators will compel further consolidation, leaving the industry with fewer and more broad-based Tier I suppliers.

     - INCREASING UTILIZATION OF PLASTIC. Plastic provides OEMs with a number of advantages over metal, including increased design flexibility and aesthetic appeal, resistance to corrosion and improved fuel-efficiency performance due to lighter weight materials. Substituting plastic for metal can also reduce manufacturing costs by eliminating machining costs, reducing painting costs, facilitating assembly, minimizing tooling costs and consolidating the number of parts used in a vehicle. While plastics historically have been used for many interior trim components, they are now being used more extensively in exterior and structural/functional components and integrated systems. According to industry data, the average plastic content per passenger vehicle has increased from approximately 222 pounds in 1987 to approximately 242 pounds in 1997, and is projected to grow to approximately 266 pounds per vehicle by 2007. We believe our early involvement as a full-service supplier to OEMs of plastic components and integrated systems, as well as our extensive plastics manufacturing technologies, position us to benefit from the expanded utilization of plastic.

     - GLOBALIZATION OF THE OEM SUPPLIER BASE. OEMs are increasingly seeking to identify preferred suppliers that can meet their needs on a global scale, and not just regionally. To facilitate global expansion by these preferred suppliers, in certain instances OEMs are

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       committing to sole-source relationships to enhance the economic viability of new production facilities. These relationships also facilitate the efforts of OEMs to develop certain models for the world automotive market. Our recent establishment of facilities in Mexico and Brazil will further augment our already significant capabilities to design and manufacture plastic components and systems worldwide.

THE PEGUFORM ACQUISITION

     Venture has, for many years, been a key supplier to North American OEMs. Venture's extensive design and manufacturing expertise, coupled with strategic acquisitions, has enabled it to diversify its customer base and technological capabilities, such that Venture has become a leading participant in the supply of molded and painted interior and exterior plastic components and systems to North American OEMs. For the five year period ended December 31, 1998, Venture's net sales grew from $205.6 million to $645.2 million, a compound annual growth rate of 25.7%, and EBITDA grew from $40.1 million to $94.2 million, a compound annual growth rate of 18.6%. In 1996, Venture expanded its customer relationships and technological capabilities through the acquisitions of Bailey and AutoStyle.

     A key element of Venture's business strategy has been to increase its global presence to meet its OEM customers' global needs. Venture considers the Peguform acquisition an attractive opportunity to further this strategy. Peguform has been a leading international designer and manufacturer of complete interior modules, door panels and dashboards; and of exterior modules and other structural plastic body parts, including bumper fascias and hatchback doors. Peguform operates manufacturing facilities in Germany, Spain, France and the Czech Republic. In addition, Peguform had recently followed certain of its key OEM customers into Mexico and Brazil. Our manufacturing network is enhanced by 9 module centers across Europe, serving as final assembly units located directly at, or very close to, selected customers' car assembly plants. Peguform's proven ability to gain development orders for new and successor models is enhanced by its product engineering efforts, including such innovations as thermoplastic bumpers, a proprietary slush molding process, a thermoplastic hatchback door and painting technologies such as electro-static painting and the use of water-based paint. For the twelve-months ended December 31, 1998, Peguform had net sales of $1,260.6 million.

     We now have an established and significant presence in Europe as a result of the Peguform acquisition, which complements our strengths in North America, giving us the ability to service existing OEM customers much more broadly than either Venture or Peguform could individually. Additionally, we believe that the Peguform acquisition enhances the businesses of both Venture and Peguform in additional ways, representing mutually beneficial synergies that go beyond the expansion of geographic reach, including the following:

     - EXPANDED ENGINEERING CAPABILITIES. Venture's component research, design and engineering expertise has focused on a manufacturing approach by emphasizing prototype production and tooling with a view to shortening design and production cycles and reducing design and production costs. Peguform's engineering staff has focused on new product development and validation to a degree not practiced previously by Venture. An example of this capability is the development of technology for a thermoplastic hatchback door that Peguform then validated and had designed into a customer's vehicle production. Peguform will likewise benefit from Venture's "design for manufacture" emphasis which is expected to enhance Peguform's ability to anticipate production issues, thereby reducing costs associated with new product launches and scrap rates. The combination of these disciplines is expected to enhance our overall capabilities.

     - COMPLEMENTARY TECHNOLOGY. Peguform brings design and manufacturing process technology that enhances Venture's capabilities to provide innovative solutions to its customers. For

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       example, Peguform's slush molding technology may provide opportunities for cost savings and quality improvement over conventional molding technologies in certain specialized applications. Moreover, Peguform's use of water-based paint technology and robotized painting of components enhances Venture's already sophisticated capabilities.

     - STRENGTHENED AND EXPANDED CUSTOMER RELATIONSHIPS. The customer base of each of Venture and Peguform are complementary, with little overlap, presenting the combined company with significantly greater OEM penetration. As a result, our opportunities to bid on new business is enhanced, while dependence on any one customer or geographic segment is reduced.

     - OPERATIONAL EFFICIENCIES. The increased size of the combined operations of Venture and Peguform is expected to reduce materials costs, as volumes will be significantly increased. Moreover, the in-house tooling manufacturing capability of Venture and its affiliates is expected to reduce tooling expenses, due to their capacity to manufacture in-house a portion of the tooling requirements which Peguform has traditionally outsourced. These benefits, together with the advantages of increased global presence, complementary engineering and technologies, and expanding customer bases, discussed above, are expected to provide opportunities to improve profitability of the combined company in a manner that would not be possible if both companies had remained independent.

COMPETITIVE STRENGTHS

     We believe we have the following key competitive strengths, which enhance our ability to compete successfully in our industry:

     - LEADING MARKET POSITION. We are among the largest suppliers of interior and exterior plastic components and systems to the North American and European automotive markets. We currently supply components or systems on over 150 models, including 4 out of 5 of the top selling models in both the United States and Europe. We believe that OEMs increasingly favor large, multi-national, integrated suppliers with whom they can establish global strategic relationships. These strategic relationships require suppliers to be able to offer their customers worldwide manufacturing, and design and engineering resources.

     - DIVERSIFIED GLOBAL CUSTOMER BASE. Our principal customers include every major North American OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and leading Tier I suppliers. As a result, we are less dependent on revenues from any single geographic market than competitors that are less diversified. We believe the geographic breadth of our customer base and full-service capabilities position us to further benefit from the current consolidation and globalization trends in the automotive industry.

     - WORLDWIDE FULL-SERVICE PROGRAM MANAGEMENT CAPABILITIES. As OEMs have focused increasingly on shortening vehicle design and production cycles and reducing design and production costs, suppliers who have the ability to cost effectively take an idea or design from concept to mass production are being involved at the initial stages of the process. We are successful in meeting the increased demands by OEMs for their suppliers to provide full-service program management because of our expertise in design and engineering, tooling, and multiple manufacturing processes. As a result, we have increasingly been selected as a sole-source supplier for vehicle components and integrated systems. We believe that the evolution of the OEM relationship into strategic partnerships provides a significant advantage to us because of our ability to meet a customer's art to part needs on a global basis.

     - MULTIPLE EXTERIOR AND INTERIOR PLASTIC TECHNOLOGIES. We believe that we are one of only a small number of automotive suppliers that can provide its customers with both full-service program management capability and a wide array of alternative plastic molding and painting
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       technologies on a global basis. We possess the latest technologies associated with thermoplastic injection molding, compression molding, RIM, slush molding, sheet molding compounds, composite technologies, and water-based paints. By possessing a wide range of plastic design and manufacturing technologies, we are able to distinguish ourselves from our competition by offering the process that will best meet the customers' needs, while often lowering design and production costs and shortening the product development cycle.

     - JUST-IN-TIME/SEQUENTIAL SHIPPING CAPABILITIES. As OEMs have moved to just-in-time inventory management, the timeliness and reliability of shipments by their suppliers have become increasingly important. To service our customers more effectively, we utilize just-in-time manufacturing and sourcing systems, which enable us to meet our customers' requirements for on-time deliveries while minimizing the carrying levels of inventory. Our international production facilities and module centers are strategically located close to our OEM customers' facilities. We also offer our customers sequential shipping, in which components are sent to the OEMs in the specific order in which vehicles are to be assembled, based on as little as two hours lead time. We believe we have established a reputation as a highly reliable and timely supplier able to meet our customers' demanding delivery requirements.

     - EXPERIENCED MANAGEMENT TEAM. We believe our management's long history of mutually successful relationships with a wide variety of OEM and Tier I customers will provide a competitive advantage as the industry trends of consolidation, outsourcing and globalization continue. Our management team is highly experienced and has significant expertise in the North American, European and other automotive markets. We have gained additional experience in global operations through affiliate companies of Venture, including operations in Australia, Asia and Africa, all of which share the Venture name. As evidenced by the acquisitions of Bailey and AutoStyle, our management team has a proven track record of successfully assimilating and integrating large, strategic acquisitions.

BUSINESS STRATEGY

     Our business strategy is to use our competitive strengths to further our position as a leading automotive supplier. The principal components of this strategy are as follows:

     - INVEST IN LEADING-EDGE DESIGN, ENGINEERING AND MANUFACTURING TECHNOLOGIES. As OEMs worldwide continue to increasingly outsource manufacturing of components and integrated systems, they have placed greater reliance on the design and engineering capabilities of their supplier base. We have made a substantial commitment to new product technology and design, including establishing an Advanced Engineering Center and offering the capability to provide 24-hour-a-day global design and engineering services to our customers. The Advanced Engineering Center integrates the use of CAD/CAM and utilizes the latest optical design technology to rapidly and cost effectively replicate and modify existing designs, as well as to design new prototypes, using reverse engineering automated process for rapid prototyping. We also believe it is highly important to be able to offer a broad range of manufacturing processes and technologies to our customers for the production of a wide array of plastic components and systems. Both the acquisitions of Bailey and AutoStyle and the Peguform acquisition fit this strategy by enhancing our ability to provide customers with multiple exterior and interior technologies, specifically by adding expertise in sheet molding compounds, slush molding and composite technologies, as well as sophisticated painting processes. We intend to continue to invest significantly in our design, engineering and manufacturing capabilities in order to meet our customers' needs for innovation, quality, reliability, lower costs and reduced lead times. We believe our continued ability to design, engineer, tool and manufacture highly engineered

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       components, modules and systems will provide additional opportunities to supply an increasing number of products to existing customers and expand our customer base.

     - CONTINUE TO DEVELOP AND MANUFACTURE HIGH QUALITY PRODUCTS. We believe we maintain an excellent reputation with the OEMs for providing high quality products and customer service at competitive prices. Our reputation is exemplified by our receipt of several major quality awards from our OEM customers in both North America and Europe. Quality levels are currently being standardized across OEMs through the QS-9000 program which is expected to lower the cost of maintaining separate quality programs. All of our manufacturing, tooling and design facilities historically operated by Venture, and nine manufacturing facilities previously operated by Peguform are QS-9000 certified.

     - EMPHASIZE CONTINUOUS IMPROVEMENT PROCESSES. Venture follows "lean manufacturing" and "Kaizen," or continuous improvement, philosophies that seek to identify and eliminate waste in our own operations and in those of our customers and suppliers. These philosophies emphasize employee involvement in all phases of our operations by (1) empowering employees at all levels with responsibility for their work, which leads to a quicker identification of production issues; (2) forming cross-functional teams to investigate opportunities for process improvements; and (3) rewarding employee participation and involvement through financial incentives. We have successfully implemented these philosophies in the acquisitions of Bailey and AutoStyle, and are implementing these philosophies throughout Peguform.

     - MAXIMIZE OPERATING EFFICIENCIES AND LOWER COST STRUCTURE AT ACQUIRED COMPANIES. We believe there are a number of areas in which we can achieve annual cost savings related to the Peguform acquisition. We have successfully effected significant cost savings in past acquisitions. Regarding the acquisitions of Bailey and AutoStyle, we have been able to employ our lean manufacturing process, which enables us to grow our business with existing management assets and less capital expenditure. These operational efficiencies, combined with our tooling and design capabilities, have helped us to achieve substantial cost savings. We expect the principal components of cost savings related to the recent Peguform acquisition will be in the areas of material and tooling costs, as further described below:

            Materials Cost Savings. We believe there are many opportunities to reduce materials costs in areas such as raw materials, paint and other materials, due to the similarities in plastic components manufactured by Venture and Peguform. In many cases, these materials are currently purchased from the same suppliers. Additionally, we expect to gain increased purchasing leverage due to the Peguform acquisition, resulting in more favorable materials costs throughout our entire operation. As a result of our analysis of the same or comparable materials, and their respective costs and volumes at Venture and Peguform, we believe we can achieve approximately $15.0 million in materials cost savings in our first full year of operations following the Peguform acquisition.

            Tooling Cost Savings. Peguform has historically outsourced all of its tooling requirements. Venture has consistently invested in maintaining a sophisticated, in-house tooling capability. We believe Venture's tooling capabilities not only provide a competitive advantage, but also typically result in lower tooling costs than would otherwise be the case if tooling were outsourced to other tooling manufacturers. We and our affiliated companies currently have capacity to manufacture in-house a significant portion of the tooling requirements which Peguform has traditionally outsourced.

            Other Operating Efficiencies. In addition to material and tooling cost savings, we believe there are other opportunities to improve Peguform's cost structure. Some of these opportunities include elimination of redundant administrative expense items, shared design, engineering and program management resources, manufacturing efficiencies and production of certain components in-house that are currently outsourced by Peguform.

     - STRATEGIC EXPANSION. We are committed to continue our strategic, geographic expansion in order to serve our customer base globally. In addition, we expect to make selective acquisitions and investments, or enter into strategic alliances, to broaden our service offerings and further enhance our systems integration capability. We believe that the consolidation of the automotive supplier base and geographic expansion of our customers will present additional opportunities for growth.

PRINCIPAL PRODUCTS

     We produce thermoplastic injection molded, compression molded, injection compression molded, RIM and slush molded plastic parts primarily for OEMs and other Tier I suppliers. We also emphasize complex products, such as instrument and door panel assemblies, which require the integration of multiple components into complete sub-assemblies.

     Our primary exterior and interior products are detailed and illustrated below:

     The following sets forth information about our automotive products and vehicle models on which they are used or for which we have been awarded business.

                                                                                          AWARDED
                                                                                        BUSINESS ON
                                                                                          FUTURE
COMPONENT           OEM/CUSTOMER                  CURRENT PRODUCTION(A)                PRODUCTION(B)
---------           ------------                  ---------------------                -------------
Interior Trim     Audi                 A3, TT, A8                                     A3, A4
                  DaimlerChrysler      A Class, Vito, B Van, Breeze, Cirrus,          B Van, Breeze,
                                       Concorde, Eagle, Grand Cherokee, LHS, 300M,    Cherokee,
                                       Intrepid, Neon, Stratus, Wrangler, Viper       Cirrus, Neon,
                                                                                      Stratus, PT
                  DEPCO                Bonneville
                  Finley Industries    Beauville
                  Ford                 Continental, Escort, Mountaineer, Taurus
                  General Motors       Achieva, Blazer, Cadillac S5S, Camaro,         Bravada,
                                       Cavalier, Century, Express/Savana Van,         Blazer,
                                       Lumina, Park Avenue, Regal, STS Skylark,       Century, Jimmy,
                                       Sunfire, Suburban, TransAm, Tahoe              Regal, Envoy,
                                                                                      GMT 370, GMT
                                                                                      560
                  Lear                 Chrysler Ram 150/350 Pickup, Windstar
                  Nissan               HM
                  Opel                                                                Corsa
                  Porsche              Boxster, 911
                  Renault              Espace
                  Seat                 Ibiza, Inca, Cordoba, Toledo
                  Skoda                Felicia, Octavia
                  Volkswagen           Polo, Passat, T4 Van                           Polo, VW 611
Instrument and
  Door Panels/
  Assemblies      Audi                 A3, A4, A8, TT                                 A2, A4, A8

                                                                                          AWARDED
                                                                                        BUSINESS ON
                                                                                          FUTURE
COMPONENT           OEM/CUSTOMER                  CURRENT PRODUCTION(A)                PRODUCTION(B)
---------           ------------                  ---------------------                -------------
                  DaimlerChrysler      A Class, B Van, Vito, V Class
                  General Motors       Corvette
                  Nissan               Terrano, Serena
                  Opel                 Corsa, Tigra
                  Porsche              Boxster, 911                                   911
                  Renault              Twingo, Express
                  Seat                 Ibiza, Inca, Cordoba
                  Skoda                Felicia
                  Volkswagen           Passat, T4 Van                                 VW 611, Passat
Airbag Covers     Autoliv              Accord, Alero Cobra, Caravan, Grand Am,
                                       Grand Cherokee, Mazda 626, Mustang,
                                       Mercedes, Navigator, S5S, Sable, Subaru,
                                       Taurus, Town & Country, Volkswagen Voyager
                  Breed                Suzuki Tracker, Wrangler                       Chrysler RS
                  DaimlerChrysler      A Class
                  TRW                  Breeze, Cirrus, Mustang, Neon, Stratus,
                                       PN96, Town Car, Ranger
Cladding/
  Exterior        Audi                 A6
                  BMW                  3 Series, 5 Series, 7 Series                   7 Series
                  DaimlerChrysler      B Van, Dakota, Durango, Eclipse, Minivan,      Dakota, M Class
                                       Viper, Vito, V Class
                  Ford                 Econoline Van, Escort, Explorer,               Navigator
                                       Expedition, Explorer, F-Series Pickups,
                                       Mustang, Navigator, Nissan, Quest, Ranger,
                                       Villager, Windstar
                  Freightliner         Truck
                  General Motors       Achieva, Achieva GT, Astro Van, Blazer,        Malibu
                                       Bonneville, Cavalier, Century, Corvette,
                                       Denali, DeVille, Eldorado, Escalade,
                                       Express/Savana Van, Grand Am, Grand Am GT,
                                       Grand Prix, Intrigue, Lumina, Monte Carlo,
                                       Opel, Regal, Safari, Saturn, Silhouette,
                                       Skylark, Sunfire, Transport, Yukon, Venture
                  Nissan               Terrano, Serena                                HS
                  Opel                                                                Corsa
                  PSA Peugeot          Xantia, Xsara, Saxo                            806(V)
                  Renault              Megane, Clio                                   Megane
                  Seat                 Ibiza
                  Skoda                                                               Felicia
                  Volkswagen           Polo, Beetle, Jetta                            Polo
                  Volvo                                                               V/S40

                                                                                          AWARDED
                                                                                        BUSINESS ON
                                                                                          FUTURE
COMPONENT           OEM/CUSTOMER                  CURRENT PRODUCTION(A)                PRODUCTION(B)
---------           ------------                  ---------------------                -------------
Fascias           Audi                 A4, TT                                         A3, A4
                  BMW                  3 Series, 5 Series                             3 Series, 5
                                                                                      Series
                  DaimlerChrysler      Vito V Class                                   Vito
                  Ford                 Expedition, F-Series Pick-up, Explorer,
                                       Ranger
                  General Motors       Astro, DeVille, Denali, Escalade, Eldorado,
                                       LeSabre, Seville, Safari, Transport, Tahoe,
                                       Opel, STS, Venture, Yukon
                  Isuzu                Honda, Rodeo                                   Rodeo
                  Karmann              Golf Cabrio
                  Mitsubishi           Carisma, Spacestar
                  Opel                 Omega, Catera
                  PSA Peugeot          106, 206, 306, Xsara, Berlingo, Saxo, 806,
                                       Jumpy
                  Porsche              Boxster, 911                                   Boxster, 911
                  Renault              Twingo, Clio, Megane, Master, Express,
                                       Kangoo, Laguna
                  Skoda                Felicia, Octavia                               Felicia,
                                                                                      Octavia
                  Seat                 Ibiza, Inca, Cordoba, Toledo
                  Volvo                V/S 40                                         V/S 40
                  Volkswagen           Passat, Golf, Polo, Jetta, Vento, Caddy,       Lupo GTI,
                                       Bora, Lupo, LT2 Utility                        Passat, Polo,
                                                                                      Golf
Functional
  Components      DaimlerChrysler      A Class, Vito
                  Ford                 Contour, Escort, F-Series Pickup, Jaguar,      Econoline Van,
                                       Lincoln LS, Mustang, Mystique, Navigator,      Thunderbird
                                       Ka
                  General Motors       Blazer, Delphi-AC Spark Plug, G Van,
                                       Express/ Savana Van, Seville, Skylark
                  Nissan               Terrano, Serena
                  Opel                 Astra, Corsa
                  PSA Peugeot          Belingo                                        306, Xantia,
                                                                                      806(V)
                  Renault                                                             Megane 4x4
                  Volvo                                                               V/S 40
Miscellaneous
  Non-
  Automotive      Club Car             Golf Cart bodies
                  Whirlpool            Consumer white goods

-------------------------

(a) Represents models for which we will produce and supply products in 1999 and, in most cases, future years beyond 1999.

(b) The amount of products produced under these awards is dependent on the number of vehicles manufactured by the OEMs. Many of the models are versions of vehicles not yet in production. See "Risk Factors -- Reliance on Major Customers; the OEM Supplier Industry." There can be no assurance that any of these vehicles will be produced or that we will generate certain revenues under these awards even if the models are produced.

    CUSTOMERS AND MARKETING

     We rank among the largest suppliers of interior and exterior plastic components and systems to the North American and European automotive markets. Our principal customers include every major North American OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and leading Tier I suppliers, as detailed below:

                                   OEMS                                       TIER I SUPPLIERS
                                   ----                                       ----------------
AB Volvo                  Ford Motor Company        PSA Peugeot Citroen       Autoliv, S.A.
Adam Opel AG              General Motors            Renault SA                TRW Inc.
                            Corporation
Audi AG                   Isuzu Motors Limited      Seat, S.A.
Bayerische Motoren        Mitsubishi Motors         Skoda Automobilova
  Werke AG (BMW)            Corporation
DaimlerChrysler AG        Nissan Motor Co., Ltd     Volkswagen AG
                          PORSCHE AG

     We primarily emphasize the design and manufacture of components and integrated systems, and manufacture those components and systems as a sole-source supplier. We currently supply components or systems on over 150 models, including 4 out of 5 of the top selling models in both the United States and Europe. We supply components for many popular models, such as:

     - Volvo V40 and S40;

     - Audi A4 and TT;

     - BMW 3 Series and 5 Series;

     - DaimlerChrysler A-Class, "LH" cars -- Chrysler LHS, Concorde, 300M and Dodge Intrepid, Dakota and Durango trucks and "JA" cars -- Cirrus, Stratus and Breeze;

     - Ford F-series truck, Explorer, Expedition, Mustang, Navigator and
       Windstar;

     - Chevrolet Corvette, General Motors "M" vans -- Astro and Safari, Yukon, Tahoe, Suburban, Grand Am, Grand Prix and redesigned GMC and Chevrolet full size vans -- Express and Savana;

     - Porsche 986 and 996;

     - Peugeot 206;

     - Citroen Xsara;

     - Renault Twingo;

     - Seat Ibiza and Cordoba;

     - Skoda Felicia and Octavia; and

     - Volkswagen Golf, Passat and Bora.

     We believe that the depth of our product mix, the diversity of models for which we are a supplier and our geographic coverage reduces our risks associated with historical downturns in the automotive industry.

     The approximate percentage of net sales to our principal customers and customer categories, on a pro forma basis for the year ended December 31, 1998, broken down geographically, is shown below. Also shown below is the approximate percentage of net sales to principal customers (1) by Venture for the year ended December 31, 1998, and (2) by Peguform for the 12-month period ended December 31, 1998.

                                                           PRO FORMA    VENTURE    PEGUFORM
                        CUSTOMER                            1998(1)      1998      1998(1)
                        --------                           ---------    -------    --------
NORTH AMERICA:
General Motors Corporation...............................     12.6%       38.1%       N/A
Ford Motor Company.......................................      8.2        24.8        N/A
Tier I Suppliers to OEMs.................................      5.0        15.1        N/A
DaimlerChrysler AG.......................................      4.5        13.6        N/A
Other Automotive.........................................      1.0         2.9        N/A
Non-Automotive...........................................      1.2         3.5        N/A
EUROPE:
Volkswagen AG............................................     12.2%        N/A       18.2%
Audi AG..................................................      9.7         N/A       14.6
DaimlerChrysler AG.......................................      6.0         N/A        8.9
PSA Peugeot Citroen......................................      5.8         N/A        8.7
Skoda Automobilova.......................................      5.0         N/A        7.5
Renault SA...............................................      3.7         N/A        5.6
Bayerische Motoren Werke AG (BMW)........................      3.3         N/A        5.0
Seat, S.A................................................      3.2         N/A        4.8
Porsche AG...............................................      2.6         N/A        3.9
Adam Opel AG.............................................      1.6         N/A        2.3
Other Automotive.........................................     12.5         N/A       18.8
Non-Automotive...........................................      1.2         N/A        1.7
OTHER:
Isuzu Motors Limited.....................................      0.7%        2.0%       N/A
                                                             -----       -----      -----
TOTAL....................................................    100.0%      100.0%     100.0%

---------------

(1) Includes net sales to customers, including sales by Celulosa Fabril S.A., a 50% owned joint venture, the sales of which are not included as net sales in Peguform's financial statements.

     Venture's sales are made directly to the OEMs with marketing and customer support assistance provided by an affiliated company, wholly owned by Mr. Winget, and by other unaffiliated entities. See "Certain Transactions."

DESIGN AND ENGINEERING

     Our engineering focuses on anticipating actual production issues and integrating part design with tool design to create an efficient manufacturing process. We refer to this emphasis as "design for manufacture." We strive to maintain a technological advantage through investment in product development and advanced engineering capabilities. As OEMs have increasingly focused on shortening their design cycles and reducing their design and production costs, we have been increasingly required to utilize advanced engineering resources early in the planning process. As a result of the Peguform acquisition and through our affiliated companies, we now have the capability to be a full-service supplier to our global OEM customers 24 hours a day.

     Our engineering and technical staff works closely with our OEM customers to help design and develop new products and line extensions, ensure high quality, and coordinate development with the manufacture of new vehicles. In addition, we maintain laboratories dedicated to product development, tryout, certification and research which are certified for use by several or our OEM customers.

     Given the increased demand for early involvement in the design and engineering aspects of product development, we have made a substantial commitment in technical centers. Through our Advanced Engineering Center and pre-product engineering site in Botzingen, Germany, with additional regional engineering centers in Pouance, France and Polinya, Spain, we continue to enhance our comprehensive and customer-focused design and engineering capabilities. Our design and engineering technologies include integrated CAD/CAM; computer-aided optical scanning; reverse engineering automated process for rapid prototyping; and gas-aided injection molding technology. With the aid of our integrated computer design systems and the introduction of optical scanning prototyping equipment, we have significantly reduced the amount of time required to create a prototype part and ultimately a production component. This process not only reduces development time but also improves the accuracy of product and mold tolerances. Further, our advanced systems allow hundreds of design solutions to be visualized and ergonomically tested quickly and easily, facilitating product design and manufacturing.

     Our advanced development capabilities have resulted in several innovations that we believe have provided significant benefits to our customers. Peguform, for instance, has a long history of developing innovative new designs both to improve the quality and to lower the cost of its designs. Major innovations include the first thermoplastic bumper developed in the late 1970s; a proprietary slush molding process; the first thermoplastic hatchback door; and the development of painting technologies. We believe that our design and advanced engineering expertise is an important differentiating factor in maintaining our relationships with and obtaining new business from our OEM customers.

PRODUCTION CONTROL, MANUFACTURING AND QUALITY

     Due to the evolving purchasing and manufacturing policies of the OEMs, production control has emerged as the critical factor for coordinating and integrating the customers' requirements with our scheduling and manufacturing processes.

     Responding to these changes, we have developed and incorporated the principles of "lean manufacturing" and "Kaizen" into our manufacturing operations. These programs establish a work environment which encourages employee involvement in identifying and eliminating waste. Our operations are structured flexibly to respond to the demands of different product runs and changing product delivery requirements while increasing production efficiency. Additionally, we rely on the quality and training of our work force and, when appropriate, automation, to reduce costs.

     We attempt to minimize our investment in inventory by coordinating our purchasing and production activities with anticipated customer demands. Based upon their production forecasts, the OEMs generally provide us with weekly releases, four to thirteen weeks prior to actual delivery. To service our customers more effectively, we have implemented "pull systems" at each of our North American manufacturing locations, to help meet our customers' requirements for on-time deliveries while reducing the carrying levels of inventory. Pursuant to the "pull system," production is based primarily upon demand rather than on forecasted need. Our European production facilities and module centers are all located close to major OEM plants to accommodate just-in-time supply. With a highly developed software and logistics capability, we process orders at these facilities with finished products and deliver to customers' premises within a matter of hours.

     We believe we maintain an excellent reputation with the OEMs for providing world class quality and customer service at competitive prices. Our reputation as a high-quality, full-service supplier is exemplified by our receipt of several major quality awards from our OEM customers in both North America and Europe. Quality levels are currently being standardized across OEMs through the QS-9000 program which is expected to lower the cost of maintaining separate quality programs. All of our manufacturing, tooling and design facilities historically operated by Venture, and nine manufacturing facilities previously operated by Peguform are QS-9000 certified.

     The production of many of our components requires sophisticated technology and considerable manufacturing expertise. We utilize two-component paint technology, including soft-touch paints for interior applications, principally air bag covers and interior consoles, as well as base coat and clear coat paints applied to exterior components including fascias, fenders, lift gates, wheel lips, spoilers and side moldings. Our side wall hard trim components, scuff plates and seat back trims are molded in color. We also utilize water-based paint and composite technologies, and produce slush molded instrument panels and thermoplastic hatchback doors. Vinyl and cloth wrapping techniques are used to manufacture our instrument panels, side wall hard trim components and door panels.

     Our plastic components have sophisticated tooling requirements, the costs of which are generally billed to the customer at pre-authorized levels, although there is a trend in the United States toward customers requiring this tooling to be purchased by us and amortized over the life of the program. Development of the tooling typically begins approximately two to three years before production, after being selected by the customer to develop a particular component or assembly. At that time, we commence our tooling design and development work. Venture accumulates in inventory the costs incurred for this work. The production tooling is ordered generally one year prior to production.

     Venture supplies substantially all of its tooling requirements from its own tooling operations. Peguform currently purchases substantially all of its tooling requirements from outside suppliers. We believe that we will be able to utilize our own in-house tooling capabilities to supply a portion of the tooling requirements traditionally outsourced by Peguform, resulting in reduced costs to Venture.

RAW MATERIALS

     Our manufacturing processes use a variety of raw materials, principally engineered plastic resins such as nylon, polypropylene (including thermoplastics), polycarbonate, acrylonitrile-butadiene-styrene, fiberglass reinforced polyester, PET and thermoplastic polyurethane; a variety of ingredients used in compounding materials used in the compression molding process; paint related products; and steel for production molds. Our customers usually specify materials and suppliers to be used for a specific program, but we cannot assure you that the specified suppliers will always be able to supply the specified materials or that alternative sources will be available. We obtain most of our raw materials from one-year supply agreements in which we estimate our annual needs. We generally issue releases against these agreements only when we receive corresponding orders from our customers. Although we have not historically experienced raw material shortages, we could face shortages in the future.

COMPETITION

     Our business is highly competitive, and competition generally occurs on the basis of product groups. A large number of actual or potential competitors exist, including the internal component operations of the OEMs as well as independent suppliers, many of which are larger than us. The competitive environment has been affected in recent years by supplier consolidations resulting from

OEM supplier optimization policies and the spin-off by OEMs of formerly in-house plastics manufacturing facilities. We believe these consolidations and divestitures could benefit our future product pricing, as formerly marginal competitors are removed and spun-off in-house manufacturing facilities are forced to compete independently.

     We compete primarily on the basis of quality, cost, timely delivery and customer service and, increasingly, on the basis of design and engineering capability, painting capability, new product innovation, product testing capability and our ability to reduce the time from concept to mass production, commonly referred to as "art to part". Some of the OEMs have adopted supplier management policies, which designate preferred future suppliers and, in some cases, encourage new suppliers to supply selected product groups. We believe that as OEMs continue to strive to reduce new model development cost and timing, innovation, and design and engineering capabilities will become more important as a basis for distinguishing competitors. We believe that we have an outstanding reputation among OEMs in these two areas which is enhanced as a result of the Peguform acquisition.

     We believe that in both North America and Europe, our two largest markets, we maintain a competitive advantage due to our position as a full-service OEM supplier. Our major North American competitors include Magna International, Cambridge Industries, Inc., Buckeye Plastics, a division of Worthington Industries, Textron Automotive division of Textron Corporation, Lear Corporation, The Budd Company plastic division, and the Prince division of Johnson Controls, Inc., plus a large number of smaller competitors.

     The European market is best described in terms of interior and exterior products. Our market position is enhanced as a result of the considerable synergies between interior and exterior modules and by our technological leadership in injection molding. In interior products, we focus on dashboard and door panel modules. In both of these fragmented product markets we rank behind market leader Sommer-Allibert, in a group which includes Plastic Omnium, Faurecia, JCI/Becker, Magna, Lear, Commer, Irausa, Simoldes, Petri, Maione and Textron. In exterior products, we focus on bumper systems, and have a favorable market position relative to Plastic Omnium, Dynamit Nobel, Magna, Sommer-Allibert and Rehau. In addition, we have extensive experience in hatchback door design and production, specifically among new niche car models.

EMPLOYEES

     We believe that our future success will continue to be enhanced by rewarding and empowering employees. At June 30, 1999, we employed approximately 11,600 persons. We have 624 hourly persons at the Seabrook, New Hampshire and Lancaster, Ohio facilities who are covered by collective bargaining agreements with the United Auto Workers. Employees at our Conneaut, Ohio facility have recently voted to be represented by the Teamsters union. The contract with our Seabrook employees was recently renegotiated and expires in June 2002, and the Lancaster contract expires in June 2001. Negotiations regarding a new collective bargaining agreement at the Conneaut facility have just recently begun. We have not experienced any work stoppages in North America and consider our relations with our North American employees to be good.

     For reasons of flexibility, part of our European workforce is employed on short-term contracts. In addition, leased personnel are utilized in Europe on a short-term basis to cover peak requirements.

The European workforce is covered by collective bargaining agreements with the following workers unions:

Germany:           IG Bergbau, Chemie und Erden and IG Holz und Kunststoff
France:            CFTC, CGC, CGT, CGT-FO and Syndicat National Autonome des
                   Plastiques
Spain:             Comisiones Obreras, Union General Trabajadores and Central
                   Intersindical Galega
Czech Republic:    KOVO

     Although Peguform has experienced several minor work stoppages in France in the past, we believe that our relationships with the European workers councils and unions is good.

PATENTS

     We have the right to use various patents which aid in maintaining our competitive position. Patents licensed to Venture begin to expire in the next 15 years. The expiration of these patents is not expected to have a material adverse effect on our operations. See "Certain Transactions."

PROPERTIES

     Our executive offices are located in Fraser, Michigan. Our North American molding operations are conducted at fourteen facilities in Michigan, Ohio, Kentucky, Indiana and New Hampshire. As a result of the Peguform acquisition, we operate nineteen plants in Europe, Mexico and Brazil. In addition, we have nine module centers located in five European countries in order to meet our OEM's requirements for just-in-time deliveries. The utilization and capacity of our facilities may fluctuate based upon the mix of components we produce and the vehicle models for which we are producing the components. We believe that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current and projected manufacturing and distribution needs through the 2001 model year.

     The following table sets forth certain information concerning our principal facilities:

                                  SQUARE     TYPE OF
LOCATION                          FOOTAGE    INTEREST            DESCRIPTION OF USE
--------                          -------    --------            ------------------
MICHIGAN
Masonic Facility                  178,000     Leased(1)   Molding, Mold Fabrication and
                                                            Repair
Malyn Complex                      23,000     Leased(1)   Molding
                                   22,000     Leased(1)   Molding
                                   18,000      Owned      Warehouse
Technical Center                   56,000      Owned      Headquarters, Laboratory,
                                                            Tryout, Mold Fabrication
Commerce Facility                  24,000     Leased(1)   Mold Fabrication and Repair
Doreka Center                       6,000     Leased      Design and Engineering
Service Center                      6,000     Leased      Administration
Grand Blanc Facility              365,000      Owned      Molding, Painting, Assembly
Grand Rapids Complex              440,000     Leased      Molding, Painting, Assembly
                                  125,000     Leased      Assembly Warehouse
                                   85,000     Leased      Warehouse, Shipping
Harper Facility                   180,000     Leased(1)   Molding, Painting, Assembly
Groesbeck Facility                128,000      Owned      Molding
Design Center                      20,000     Leased      Design and Engineering
Almont Facility                    10,000     Leased(1)   Mold Fabrication and Repair
Almont Facility II                 10,000     Leased(1)   Mold Fabrication and Repair
Troy Center                        10,000     Leased      Mold Fabrication
Hillsdale Facility                119,000      Owned      Molding, Painting, Assembly
                                   25,000     Leased      Warehouse
Redford Facility                   22,000     Leased(1)   Mold Fabrication
Allen Park Center                  26,000     Leased      Sales, Design, Engineering
KENTUCKY
Hopkinsville Complex              104,000      Owned      Molding, Painting, Assembly
                                   80,000     Leased      Warehouse
NEW HAMPSHIRE
Seabrook Facility                 390,000      Owned      Molding, Painting, Assembly
WALLACEBURG, ONTARIO, CANADA
Venture Canada Facility            35,000      Owned      Painting and Assembly
OHIO
Conneaut Facility                 183,000     Leased      Molding, Painting, Assembly
Lancaster Facility                156,000      Owned      Molding, Painting, Assembly

                                  SQUARE     TYPE OF
LOCATION                          FOOTAGE    INTEREST            DESCRIPTION OF USE
--------                          -------    --------            ------------------
INDIANA
Madison Facility                   71,000      Owned      Painting and Assembly (inactive)
Hartford City Facility            116,000      Owned      Molding and Assembly
Portland Facility                 120,000      Owned      Molding and Painting (inactive)
GERMANY
Botzingen                         167,000      Owned      Molding, Painting and R&D Center
                                  415,000     Leased      Molding, Painting and R&D Center
Gottingen                         274,000      Owned(2)   Molding and Painting
Mosel                              67,000     Leased      Module Center
Munchen                            52,000     Leased      Module Center
Neckarsulm                         25,000     Leased      Module Center
Neustadt                          506,000      Owned      Molding and Painting
Oldenburg                         312,000      Owned      Molding and Painting
Rastatt                            65,000     Leased      Module Center
Regensburg                         75,000     Leased      Module Center
FRANCE
Burnhaupt                         127,000     Leased      Molding and Painting
Noeux-les Mines                   312,000     Leased      Molding and Painting
Pouance                           248,000     Leased      Molding and Painting
                                   54,000      Owned      Molding and Painting
Rueil                               2,300     Leased      Module Center
Vernon                            194,000     Leased      Molding and Painting
HUNGARY
Gyor                               26,000     Leased      Module Center
SPAIN
Palencia                          244,000      Owned      Molding and Painting
Polinya                           269,000      Owned      Molding and Painting
Sant Esteve Sesrovires            107,000     Leased      Molding
Vigo                              133,000      Owned      Molding and Painting
Zaragoza                          267,000      Owned(3)   Molding
THE CZECH REPUBLIC
Liban                             118,000      Owned      Molding
Liberec                           543,000      Owned      Molding and Painting
Mlada Boleslav                     16,000     Leased      Module Center
BRAZIL
Curtiba                           215,000     Leased(4)   Molding and Painting

                                  SQUARE     TYPE OF
LOCATION                          FOOTAGE    INTEREST            DESCRIPTION OF USE
--------                          -------    --------            ------------------
MEXICO
Puebla                             66,000     Leased(5)   Molding
NETHERLANDS
Sittard                            95,000     Leased      Module Center

-------------------------

(1) Leased from an affiliate of Venture. See "Certain Transactions."

(2) A portion of this facility is used on the basis of hereditary building rights which expire in 2012.

(3) Operated by a joint venture in which we hold a 50% interest.

(4) Production expected to begin in the third quarter of 1999.

(5) Operated by a joint venture in which we hold a 70% interest.

     In addition to the above facilities, we rely upon certain affiliated companies, which are owned or controlled by Mr. Winget, to provide facilities, machinery and equipment, technology and services that are necessary for us to be a full-service supplier. Deluxe Pattern Company, a company wholly owned by Mr. Winget's living trust, makes available to us a 30,000 square foot advanced design and model building facility under a usage agreement. In addition, Venture Automotive Corp., a company wholly owned by Mr. Winget's living trust, operates a 208,000 square foot facility in Flint, Michigan at which it performed services for Venture which included sequencing and value-added assembly of parts. Some of the services previously performed by Venture Automotive Corp. have now been contracted to MAST Services, LLC, in which N. Matthew Winget, Mr. Winget's son, formerly owned a minority interest. In addition, we have subcontracted certain work to Nova Corporation, a business in which Mr. Winget has a significant equity interest. See "Certain Transactions."

ENVIRONMENTAL MATTERS

     Our operations are subject to numerous federal, state and local laws and regulations in the United States and other countries pertaining to the generation, storage, treatment and discharge of materials into the environment. We have taken steps related to these matters in order to reduce the risks of potentially harmful aspects of our operations on the environment. However, from time to time we have been subject to claims asserted against us by regulatory agencies for environmental matters relating to the generation, treatment, storage and disposal of hazardous substances and wastes, as well as compliance with environmental laws. Some of these claims relate to properties or business lines we acquired after a release had occurred. In each known instance, however, we believe that the claims asserted against us, or obligations incurred by us, will not result in a material adverse effect upon our financial position or results of operations. Nonetheless, there can be no assurance that activities at these facilities or facilities acquired in the future, or changes in environmental laws and regulations, will not result in additional environmental claims being asserted against us or additional investigations, remedial actions, compliance expenditures, fines or penalties being required.

     We are currently involved in legal proceedings with the Michigan Department of Environmental Quality concerning the emissions from our Grand Blanc paint facility. See "Business -- Legal Proceedings."

     In 1998 and 1999, the Michigan Department of Environmental Quality issued 3 letters of violation to our Grand Rapids, Michigan facility, alleging violations of certain emission limitations and coating solvent content requirements of the facility's state air use permit. We are presently reviewing and discussing the alleged violations with the Michigan Department of Environmental Quality, and it is possible that some may be the result of computation and reporting discrepancies. We are evaluating alternative coatings that may address any unresolved violations. It is possible that the Michigan Department of Environmental Quality may seek administrative penalties in connection with the resolution of these matters. We do not believe that the amount of those penalties, if any, will have a material adverse effect on our operations, or that the resolution of these matters will require material capital expenditures, although there can be no assurance that this will not be the case.

     The New Hampshire Department of Environmental Services is currently undertaking an evaluation of certain modifications made in the early 1990's to the paint lines at our Seabrook, New Hampshire facility to determine whether those changes made that facility subject to new source review. The outcome of that evaluation cannot reasonably be predicted or estimated at this time. If the New Hampshire Department of Environmental Services concludes that the facility is subject to new source review, it would likely require the installation of emission control equipment and potentially other capital and operational expenditures, and could possibly give rise to enforcement proceedings against the facility. While we do not believe that any of the foregoing would have a material adverse effect on our operations, there can be no assurance that this will not be the case.

     In connection with the Peguform acquisition, Venture conducted an environmental due diligence assessment of the 16 primary Peguform manufacturing facilities in Europe, Mexico and South America. That assessment identified various potential environmental compliance and contamination issues that may require expenditures to satisfy and ensure compliance with applicable regulatory standards and requirements, defined as "Known Conditions" under the definitive agreement with Klockner Mercator Maschinenbau GmbH. Under the terms of the definitive agreement with Klockner Mercator Maschinenbau GmbH, they are obligated to indemnify us, on a sliding, diminishing scale over a 7 year period, for certain costs we incur in connection with the Known Conditions in excess of DEM 7.5 million, and in excess of DEM 6.0 million for environmental conditions other than the Known Conditions. We do not believe that any expenditures we may be required to make in connection with the Known Conditions or other environmental issues arising out of the Peguform acquisition will have a material adverse effect on our operations, although there can be no assurance that this will not be the case.

     We have been notified of our status as a potentially responsible party, commonly referred to as a "PRP" at the ReSolve Superfund site in North Dartmouth, Massachusetts, the Solvents Recovery Services site in Southington, Connecticut, the Old Southington Landfill Superfund site in Southington, Connecticut, the Spectron, Inc. site in Elkton, Maryland, and the Hazardous Waste Disposal Inc. site in Farmingdale, New York. At all 5 sites, Venture and all other PRPs are jointly and severally liable for all remediation costs under applicable hazardous waste laws. Therefore, our proportionate share is subject to increase upon the insolvency of other PRPs.

     Regarding the ReSolve site, we have been named, along with Bailey's immediate predecessor, USM Corporation's Bailey division, in the name of Emhart Corporation, as a PRP for wastes sent to the site during the 1970s. Recent estimates provided by the PRP group responsible for the site's remediation indicate that our potential liability for clean-up efforts at the site is approximately $0.4 million for which we are fully reserved and have posted a letter of credit in favor of the PRP group. The discovery of the presence of contaminants in a form not currently susceptible of short-term remediation, however, has created uncertainty about the future scope and cost of clean-up efforts at this site, and a possibility that the ultimate cost of remediation may be higher than previously estimated. We are unable to predict what, if any, effect this recent discovery may have on us.

     On June 18, 1992, we received notice from the EPA that we were a PRP under the federal Superfund law for the Solvents Recovery Services of New England Site in Southington, Connecticut.

Based upon a volumetric ranking dated July 7, 1993, the waste allocated to us represented 0.11593% of the total identified waste at the Southington site. Under the terms of a settlement with Emhart, we agreed to assume liability for wastes sent to the SRSNE Site by the Seabrook, New Hampshire facility and Emhart agreed to assume liability for wastes sent by USM's Amesbury, Massachusetts facility. The identified PRPs have organized a group to negotiate with the EPA, and we have joined that group. The group has successfully negotiated with the EPA to reduce the total estimated cost of the initial removal action at the SRSNE Site from an original estimate of $14 million down to a current estimate of approximately $4.0 million. The total estimated cost of long-term remediation at the SRSNE Site is not yet known.

     In January 1994, we received a Notice of Potential Liability for the Old Southington Landfill Superfund Site located in Southington, Connecticut. We received notice, along with USM/Emhart, of liability for the share of Old Southington Landfill Superfund Site costs allocated to USM Corporation, Amesbury, Massachusetts. We entered into a settlement agreement with Emhart under which Emhart will assume sole responsibility for all cleanup costs, imposed by the EPA, arising out of the alleged liabilities of USM Corporation's Bailey division, Amesbury, Massachusetts, for the Old Southington Landfill Superfund Site.

     In June 1989, the EPA notified us that we were a PRP under the federal Superfund law for the Spectron, Inc. site located in Elkton, Maryland. A group of PRPs entered into agreements with the EPA to fund and conduct a $2.8 million emergency response action to remove stored wastes at the site and pay the government's past costs associated with the site, approximately $635,000. There are several thousand PRPs at this site, with most being small generators with low dollar exposure. In December 1989, nearly 800 entities, including Venture, that sent small quantities of waste to the site participated on a cash-out basis in the settlement for past costs and the removal action, and our allocated share was approximately $8,100. Participation in the cash-out settlement gives us protection against contribution claims from third parties for the first phase, or Phase I of the site cleanup.

     In August 1990, a separate PRP group was formed and negotiated an agreement with the EPA to remediate contaminated seeps on the site and perform a limited privately-funded remedial investigation/feasibility study for the site, the so-called Phase II activities. We were not asked to join this Phase II PRP group because that group determined that the companies that paid for Phase I of the cleanup would not be asked to make any financial contributions toward Phase II until the other customers have paid out an amount per gallon equal to that paid by the Phase I parties. An additional investigation was conducted as part of the Phase II activities to determine the nature and extent of a new form of contamination discovered on the site; additional design work will be commenced soon.

     In October 1995, we received a notice from the EPA that we were PRP that has liability for conducting a Remedial Investigation/Feasibility Study at the Spectron site. In connection with this, we may have an opportunity to enter into a de minimis party cash out settlement with the EPA and the other PRPs, the terms of which currently are being negotiated. No estimate can be made at this time as to the amount of Venture's liability at the Spectron site.

     In 1995, the New York Department of Environmental Conservation notified us, as well as a number of other parties, that we were named a responsible party under the Environmental Conservation Law of the State of New York for the Hazardous Waste Disposal, Inc. site located in Farmingdale, New York. Based on available information, our involvement at the site appears to be related to the shipment of 2 drums of waste materials to the site, and consequently minimal. Additional investigations have been undertaken to determine: (1) whether there are any other entities that shipped wastes to the site; and (2) whether any of the named parties actually shipped more than was originally attributed to them. The results to date do not suggest that our ranking at the site will change significantly. We have demanded that Emhart Corporation assume the defense of this claim.

Emhart Corporation has taken our demand for a defense and indemnification under advisement. In doing so, Emhart Corporation has taken the position that it did not receive "prompt written notice" of the claim.

     We also face the possibility of liability if we are deemed a successor to TransPlastics for wastes generated and disposed of by TransPlastics when it owned the Conneaut property. TransPlastics has been identified as a PRP at the Millcreek site in Millcreek Township, Pennsylvania, and at the New Lyme Site located in Dodgeville, Ashtabula County, Ohio, and at the Huth Oil Site in Cleveland, Ohio, 3 sites currently undergoing remediation. We also received notices from third parties regarding potential claims in connection with the Huth Oil Site and the Millcreek site. We did not agree to assume any environmental liabilities of TransPlastics and, as a result, submitted claims for indemnification for these matters to TransPlastics, which liabilities TransPlastics has accepted. Under the terms of the Conneaut Acquisition agreement, TransPlastics and its parent companies must indemnify us for any liability arising out of any such claim. Nevertheless, there can be no assurance that TransPlastics and its parent companies will have sufficient assets to satisfy our potential liability for the remediation and any associated damage or cost caused by the contamination.

     We also face potential liability at our Hillsdale, Michigan facility in connection with the acquisition of The Boler Company by Bailey prior to our acquisition of Bailey. An environmental site assessment completed by Boler determined that the ground water at the Hillsdale facility was contaminated with chlorinated solvents as a result of Boler's past site activities. The ground water contamination plume has migrated onto adjacent properties. In addition, the company from which Boler acquired the Hillsdale site is listed as a PRP for a number of off-site disposal locations. The Boler Purchase and Sale Agreement requires Boler to indemnify us for any environmental liabilities which arise in connection with use of the property prior to closing. In addition, Boler has executed a remediation agreement in which it agreed to remediate, at its own expense, the identified ground water contamination at the Hillsdale facility. Boler is currently conducting the remediation at that facility. If Boler has insufficient resources to complete remediation of any contamination for which it has indemnified us or otherwise becomes insolvent, we could incur successor liability for the costs of remediation and any damages to third parties.

     We also have potential liability in connection with contamination at certain property in Cuba, Missouri, which had been leased by Bailey prior to our acquisition of Bailey. The landlord has undertaken to remediate this property at its own expense. We have negotiated the termination of all of our obligations under the lease.

     As a result of the environmental investigation conducted as part of its due diligence during the acquisition of the three Premix/E.M.S. Inc. facilities prior to our acquisition of Bailey, Bailey identified a number of environmental concerns. Premix/E.M.S. Inc., as part of the acquisition agreement, agreed to pursue and address these concerns, most of which it has completed. Pursuant to the acquisition agreement, we performed certain post-acquisition investigations which appeared to confirm the presence of subsurface contamination, of which we have informed Premix/E.M.S. Inc. Under the acquisition agreement, Premix/E.M.S. Inc. is obligated to undertake necessary remediation of this problem, if in fact any is required. Premix/E.M.S. Inc. is currently conducting the remediation at the Portland, Indiana facility. Premix/E.M.S. Inc. has entered into an Environmental Indemnification Agreement for our benefit. There is a pending dispute with Premix/E.M.S., Inc. as to whether there is a $3.0 million or $6.0 million limit on indemnification under this agreement. The shareholders of Premix/E.M.S. Inc. have also severally undertaken to reimburse us in certain limited circumstances, to the extent of distributions received by them from Premix/E.M.S. Inc., and to the extent that Premix/E.M.S. Inc. does not directly satisfy its indemnification obligations.

     Estimates of the future cost of these environmental matters are necessarily imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which we may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. We establish reserves for these environmental matters when the loss is probable and reasonably estimable. At December 31, 1998 and 1997, Venture had a reserve of approximately $1.3 million and $1.3 million, respectively, to address the issues discussed above and for compliance monitoring activities that may be incurred. We periodically evaluate and revise estimates for environmental reserves based upon expenditures against established reserves and the availability of additional information. It is possible that final resolution of some of these matters may require us to make expenditures in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. Although the ultimate cost of resolving these matters could not be precisely determined at December 31, 1998, we believe, based on currently known facts and circumstances, that the disposition of these matters will not have a material adverse effect on our consolidated financial position and results of operations.

LEGAL PROCEEDINGS

     On February 23, 1998, the Attorney General of the State of Michigan and the Michigan Department of Environmental Quality instituted legal proceedings in state court alleging that we have ongoing violations of air pollution control laws, primarily related to the level of emissions and odors discharged from our Grand Blanc paint facility. These proceedings seek and may result in the imposition of civil penalties of up to $10,000 per violation. In the case of an alleged continuous violation, a daily violation could run from on or about July 1, 1994. We have been advised by our legal counsel that the amount of any penalty resulting from this legal proceeding is not capable of being ascertained at this time. However, in a non-binding mediation process, a panel of three independent mediators recommended a settlement in the amount of $2.3 million. This mediation process does not represent a settlement offer by Venture. We plan to make capital expenditures of approximately $5.5 million to the current Grand Blanc systems to respond to the complaints and to make manufacturing improvements. During the first quarter of 1999, the U.S. Environmental Protection Agency issued a notice of violation and has taken an active role in monitoring these legal proceedings and may take action separate and distinct from the legal proceedings begun by the State of Michigan and the Michigan Department of Environmental Quality. Currently, we intend on vigorously contesting this legal proceeding, and are preparing for trial.

     In addition to the environmental matters described above and under "Business -- Environmental Matters," we are a party to several legal proceedings incidental to the conduct of our business. We do not believe that any of these actions, individually or in the aggregate, will have a material adverse effect on our financial condition or results of operations.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith file periodic reports and other information with the SEC. Reports and other information filed by us with the SEC can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room is available from the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this Web site is: http://www.sec.gov.

     In the event we cease to be subject to the informational requirements of the Exchange Act, we will be required under the indentures governing the Notes to continue to file with the SEC the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. We will also furnish such other reports as may be required by law. In addition, for so long as any of the outstanding notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, we have agreed to make available to any prospective purchaser of the outstanding notes or beneficial owner of the outstanding notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     We are not required to send annual reports to security holders under the SEC's proxy rules or regulations. We will provide the Trustee with reports, including reports on Forms 10-K (including audited financial statements), 10-Q and 8-K, pursuant to the terms of the indentures governing the Notes.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following individuals are our Directors and Executive Officers, having the operational titles set forth opposite their names. Venture does not have directors. Mr. Winget, as Special Advisor to Venture, generally acts in that capacity. Messrs. Winget, Schutz and Torakis serve as the directors of each guarantor of the Notes. Mr. Winget and Stephen M. Cheifetz serve as the directors of Venture Canada. Mr. Butler is a director of Venture Holdings Corporation only.

NAME                                      AGE                   POSITION
----                                      ---                   --------
Larry J. Winget.........................  56    Chairman of the Board and Chief
                                                Executive Officer
Larry J. Winget, Jr. ...................  38    Chairman of Peguform GmbH and Executive
                                                  Vice President -- Manufacturing of
                                                  Venture Holdings Company LLC
A. James Schutz.........................  53    Vice Chairman
Michael G. Torakis......................  42    President of Venture Holdings Company
                                                LLC and Peguform GmbH
Robert Wedge............................  61    President of Mold & Engineering
                                                Operations
James E. Butler, Jr. ...................  46    Chief Financial Officer, Executive Vice
                                                  President and Secretary
Charles Hunter..........................  46    Executive Vice President -- Engineering
Michael Juras...........................  57    Executive Vice President -- Advanced
                                                  Engineering and Marketing
Patricia A. Stephens....................  52    Executive Vice President -- Purchasing
Joseph R. Tignanelli....................  37    Executive Vice President -- Interior
                                                  Operations
David Voita.............................  58    Executive Vice
                                                President -- Manufacturing
Warren Brown............................  55    Vice President -- Exterior Operations
Gary Woodall............................  56    Vice President -- Interior Operations
                                                and General Motors Customer Executive
Werner Deggim...........................  48    Senior Vice President -- Peguform GmbH
Gerhard Ruf.............................  44    Vice President -- Operations, Logistics
                                                and Process Engineering -- Peguform GmbH
Dieter Belle............................  43    Vice President -- Finance, Controlling,
                                                  Purchasing and Human Resources --
                                                  Peguform GmbH

     Larry J. Winget was one of the five original founders and shareholders of Venture Industries Corporation and is the only one still involved with us. Since 1987 he has owned 100% of Venture and is currently the sole beneficiary of Venture Holdings Trust, which is the sole member of Venture.

     Larry J. Winget, Jr., Larry J. Winget's son, has been employed by us in various positions since 1976, including Molding Plant Manager of Vemco, Inc. from 1988 until 1990, Assistant Manager of Vemco, Inc. from 1990 until 1993, and Vice President and General Manager of Vemco, Inc. until being named to the position of Vice President -- Manufacturing in April of 1995. In December of

1997 he assumed the additional role of leading all manufacturing operations and on May 28, 1999 became Chairman of Peguform.

     A. James Schutz assumed the position of Vice Chairman in October 1997 and had been Executive Vice President since 1987. He has been in the injection molding business for 25 years.

     Michael G. Torakis joined us in 1985 and has been President since 1995. He previously served as Treasurer and Chief Financial Officer and in various other capacities with Venture, including Executive Vice President. On May 28, 1999, Mr. Torakis became President of Peguform.

     Robert Wedge joined us in November 1984 as Plant Manager, became Vice President and General Manager of Venture Mold & Engineering in December 1993 and assumed his present position in April of 1995. Mr. Wedge has 35 years of mold building experience.

     James E. Butler became Chief Financial Officer of Venture in 1999. He joined us in 1994 and assumed the position of Executive Vice
President -- Finance and Secretary in April of 1995. From 1981 until joining Venture, Mr. Butler was employed by Coopers & Lybrand L.L.P., a certified public accounting firm.

     Charles Hunter has been with us since 1989 and has held a number of different positions with us involving mold building, design engineering and prototype operations. He currently oversees worldwide design and advanced engineering operations.

     Michael Juras joined us in his current position in January 1997. Prior to joining us, Mr. Juras had spent 30 years in various product and manufacturing positions with General Motors, with his last position as Director of Engineering Mid-Size Cars.

     Patricia A. Stephens joined us in 1993 and has held positions involving program management, contract administration and purchasing. She previously had been employed for 23 years by General Motors, her last position being purchasing agent.

     Joseph R. Tignanelli, Larry J. Winget's son-in-law, has been employed by us in several positions since 1980, including Molding Manager for Venture Industries Corporation -- Groesbeck plant from 1985 until 1990, Assistant Manager of Venture Industries Corporation from 1990 until 1993, Vice President of Venture Industries until October of 1995, and Executive Vice
President -- Customer Services until December 1997, when he assumed his current position.

     David Voita has been employed by us in various manufacturing positions since 1995, after a 33-year career with Ford Motor Company. Mr. Voita's last position at Ford was that of Plant Manager for the Plastic and Trim Division, where he managed a 1.2 million square foot, 1,300 employee facility.

     Warren Brown joined us in 1993 as Vice President -- Mergers and Acquisitions and assumed his current position in 1999. Prior to joining us, Mr. Brown was employed for eight years as Chief Operating Officer of Autodie Corporation. He has over 30 years experience in the automotive supplier industry.

     Gary Woodall joined us on April 1, 1999 as Vice President of Interior Operations and General Motors Customer Executive. Mr. Woodall had previously been employed by General Motors Corporation for over 35 years. Mr. Woodall's last position with General Motors was as General Director of Products, Manufacturing and Process Engineering. Prior to holding that position, Mr. Woodall served as General Director of Operations, and was responsible for General Motors' North American interior automotive component manufacturing.

     Werner Deggim became a member of the Management Board of Peguform GmbH in 1994, in charge of Sales, Development and Research, until being named to his present position in 1998. For

5 years prior to joining Peguform Mr. Deggim was President of Kautex North America, located in Windsor, Ontario Canada.

     Gerhard Ruf served as plant manager of Peguform GmbH's plant in Neustadt, Germany from 1994 to 1997. In 1997, Mr. Ruf assumed the position of Vice President for Operations of Peguform GmbH. Mr. Ruf has been in his present position since January 1998. Prior to joining Peguform, Mr. Ruf was employed for 8 years by Sommer Allibert as production and plant manager at their Sontra, Germany facility.

     Dieter Belle joined Peguform GmbH as Vice President -- Finance, Controlling and Purchasing in 1995. In April 1998 he assumed responsibility for human resources. Prior to joining Peguform, Mr. Belle served as Director of Controlling for Felten & Guilleaume from 1990 to 1995.

     Stephen M. Cheifetz, 43, is a partner of Corrent and Macri and has served as partner of this firm for less than 1 year. Prior to joining his current firm, he was a partner with Wilson, Walker, Hochberg, Slopen, a Windsor, Ontario law firm, and served as a partner of that firm for over five years.

EXECUTIVE COMPENSATION

     The following Summary Compensation Tables sets forth compensation paid for the years ended December 31, 1998, 1997 and 1996, respectively, to those persons who were, at such date, the chief executive officer of Venture and four other executive officers who received more than $100,000 in compensation during each year for services in all capacities to us.

                         SUMMARY COMPENSATION TABLE(1)

                                                                           OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)(2)   BONUS($)   COMPENSATION(3)   COMPENSATION(4)
---------------------------              ----   ------------   --------   ---------------   ---------------
Larry J. Winget........................  1998     $526,503          --       $542,872          $366,063
  Chairman of the Board and              1997      527,657          --        478,945           277,347
  Chief Executive Officer                1996      513,820          --        675,799           250,807

A. James Schutz........................  1998     $238,856     $41,760             --          $  5,100
  Vice Chairman                          1997      237,150      41,760             --             4,800
                                         1996      231,491      41,760             --             4,800

Michael G. Torakis.....................  1998     $268,834          --             --          $  5,100
  President                              1997      263,819          --             --             4,800
                                         1996      257,615     250,000             --             4,800

Larry J. Winget, Jr. ..................  1998     $219,224          --             --          $  5,100
  Executive Vice President               1997      220,938          --             --             4,275
                                         1996      216,034          --             --             3,950

Joseph R. Tignanelli...................  1998     $198,039          --             --          $  4,850
  Executive Vice President               1997      192,428          --             --             4,800
                                         1996      189,084          --             --             4,800


-------------------------

(1) The compensation described in this table does not include benefits under group plans which do not discriminate in scope, terms or operation in favor of the officers listed and that are generally available to all salaried employees, and certain perquisites and personal benefits received by the officers listed, where these perquisites do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

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

(2) Includes salary reductions made under Venture's 401(k) Plan and Venture's Cafeteria Benefit Plan.

(3) The amount indicated for Mr. Winget represents compensation in lieu of a distribution of Trust principal equal to taxes incurred by the beneficiary as a result of activities of Venture Holdings Trust's subsidiaries which have elected "S" corporation status under the Internal Revenue Code or are limited liability companies (taxed as partnerships). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) "All Other Compensation" is comprised of: (1) a contribution made by Venture to the accounts of each of the officers listed under Venture's 401(k) Plan;
    (2) the incremental cost to Venture of additional premiums for term life insurance benefits for the Named Officers which are not generally available to the other salaried employees of Venture, and (3) for Mr. Winget, the portion of the premium paid by Venture under a reverse split dollar life insurance policy attributable to the build-up of the cash surrender value of the policy, which aggregated $1,672,705, $1,311,742 and $1,039,195 at
    December 31, 1998, 1997 and 1996, respectively, and is owned by Mr. Winget. The beneficiary of the term insurance portion of the reverse split dollar policy is Venture, which pays all premiums due under the policy and is entitled to receive a $20.0 million benefit in the event of Mr. Winget's death. Mr. Winget has the right to designate the distribution of the cash surrender value and may, prior to his death, surrender the policy in cancellation thereof and receive the benefit of the cash surrender value.

     See the table below for complete details concerning all other compensation.

                                                        REVERSE
                                          TERM LIFE   SPLIT DOLLAR
NAME AND YEAR                    401(K)   INSURANCE      POLICY       TOTAL
-------------                    ------   ---------   ------------   --------
Winget
  1998                           $4,800     $300        $360,963     $366,063
  1997                            4,500      300         272,547      277,347
  1996                            4,500      300         246,007      250,807
Schutz
  1998                           $4,800     $300              --     $  5,100
  1997                            4,500      300              --        4,800
  1996                            4,500      300              --        4,800
Torakis
  1998                           $4,800     $300              --     $  5,100
  1997                            4,500      300              --        4,800
  1996                            4,500      300              --        4,800
Winget, Jr.
  1998                           $4,800     $300              --     $  5,100
  1997                            3,975      300              --        4,275
  1996                            3,650      300              --        3,950
Tignanelli
  1998                           $4,550     $300              --     $  4,850
  1997                            4,500      300              --        4,800
  1996                            4,500      300              --        4,800

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

COMPENSATION OF DIRECTORS

     Mr. Winget serves as the Special Advisor to Venture, Messrs. Winget, Schutz and Torakis serve as the directors of each guarantor of the Notes, and Mr. Butler serves as director of Venture Holdings Corporation. None receive any additional compensation or fees for their service to us in these capacities. Mr. Cheifetz does not receive compensation for acting as a director of Venture Canada; however, the law firm of which he is a partner acts as counsel to Venture Canada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the compensation for each of the officers listed in the Summary Compensation Table above for the year ended December 31, 1998 was paid by Experience Management LLC. Messrs. Winget and Torakis, in their capacities as directors, participated in the deliberations concerning executive compensation. In addition, some of the officers listed in the Summary Compensation Table above have engaged in certain transactions with Venture. See "Certain Transactions."

OPTIONS

     None of the officers listed in the Summary Compensation Table above hold any options to acquire any interest in Venture or to acquire stock of the subsidiaries of Venture or were granted any such options in the 1998 fiscal year.

                                STOCK OWNERSHIP

     Venture owns, directly or indirectly, all of the outstanding capital stock of, or equity interests in, its subsidiaries, except for its 70%-owned Mexican and 50%-owned Spanish joint ventures. Venture Holdings Trust is the sole member of Venture, and Mr. Winget is the sole beneficiary of Venture Holdings Trust. Mr. Winget's address is c/o Venture Holdings Company LLC, 33662 James J. Pompo Drive, Fraser, Michigan 48026.

                              CERTAIN TRANSACTIONS

     In addition to making distributions to Mr. Winget, either directly as sole beneficiary of Venture Holdings Trust before the Trust Contribution, or indirectly through distributions to Venture Holdings Trust as the sole member of Venture after the Trust Contribution, and also compensating him in his capacity as an Executive Manager of Venture, Venture has maintained business relationships and engaged in certain transactions with Mr. Winget and certain companies owned or controlled by him (each an "affiliate" and collectively, the "affiliates") as described below. Since we operate for the benefit of Mr. Winget, the terms of these transactions are not the result of arms'-length bargaining; however, we believe that these transactions are on terms no less favorable to us than would be obtained if these transactions or arrangements were arms'-length transactions with non-affiliated persons.

     Pursuant to the indentures governing the Notes and the indenture governing the 1997 senior notes, Venture, each issuer of the 1997 senior notes and each guarantor of each of the 1997 senior notes and the exchange notes is required to maintain a Fairness Committee, at least one of whose members is independent, which approves the terms and conditions of certain transactions between Venture and our affiliates and participates in decisions concerning whether certain corporate opportunities will be pursued by us. Venture has complied with this requirement since the date of the issuance of the 1994 senior notes for transactions initiated after that date. The indentures also contain restrictions on distributions to Mr. Winget and other restrictions on transactions with affiliates, including the Corporate Opportunity Agreement. The Corporate Opportunity Agreements, entered into in connection with the issuance of the 1994 senior notes and the outstanding notes, require Mr. Winget to offer to us certain corporate opportunities which relate to our business before he may pursue these opportunities outside Venture. See "Description of Exchange Notes."

FACILITIES AND EQUIPMENT

     We lease, or have arranged for the usage of, certain facilities, machinery and equipment that are owned by affiliates, as set forth below. We believe that the lease and usage agreements are based on the fair market value of the facilities, machinery and equipment at the inception of the agreements. Venture has made significant capital improvements to these properties. Venture has accounted for these improvements as leasehold improvements. At the conclusion of the applicable lease or usage agreement, the benefits of these improvements inure to the benefit of the lessor.

     Venture Real Estate, Inc., a corporation wholly owned by Mr. Winget's living trust since 1988, leases two separate injection molding buildings to us in our Malyn Complex, and our Commerce Mold Shop. Starting in 1996, the Redford facility, and in 1998 the Almont II facility, were also leased to us by Venture Real Estate, Inc. Amounts paid to Venture Real Estate, Inc. and a predecessor affiliate were approximately $0.8 million, $1.0 million and $0.8 million for the years ended December 31, 1996, 1997 and 1998, respectively.

     Deluxe Pattern Corporation, a corporation wholly owned by Mr. Winget's living trust since 1989, provides an advanced design, model and tool-building facility, and is engaged in the business of providing design and model and tool-building services to us and to customers unaffiliated with us. Since July, 1992, Venture has occupied and staffed the Deluxe facility pursuant to a usage agreement. Venture paid Deluxe usage fees of $0.4 million for each of the years ended December 31, 1996, 1997 and 1998. These fees are based upon the amount of time the facility and advanced equipment housed there are made available to us. In addition to the usage fees, Venture paid Deluxe $4.3 million, $9.2 million and $6.6 million for the years ended December 31, 1996, 1997 and 1998, respectively, for the purchase of goods and services and equipment at net book value. Deluxe does not directly employ its own workforce, but rather, our employees are made available to Deluxe on an as needed basis, for which Deluxe pays us a fee. During the years ended December 31, 1996, 1997 and 1998, Venture made sales to Deluxe of $1.1 million each year, and Deluxe paid Venture $9.6 million, $4.6 million and $17.3 million, respectively, for time spent by Venture's employees on Deluxe business.

     Harper Properties of Clinton Township Limited Partnership leases its Harper facility to us on a month-to-month basis. Realven Corporation also leases the machinery and equipment located at the Harper facility to us on a month-to-month basis. Harper Properties is a limited partnership in which the living trusts of Mr. Winget and his wife, Alicia, and an affiliated company are the general partners and Mr. Winget, members of his family, A. James Schutz, an Executive Manager of Venture, and Michael G. Torakis, an Executive Manager of Venture, are the limited partners. Realven is a corporation wholly owned by Mr. Winget and his wife, Alicia. The Harper lease provides for semi-annual lease payments. Harper Properties and Realven have the right to require us to enter into negotiations regarding an increase in the lease payments under the Harper lease and the Realven lease, so that lease payments under these leases will reflect all expenses to Harper Properties, Realven and their owners. Venture has made several improvements to the Harper facility and the machinery and equipment leased from Realven, and has accounted for them as leasehold improvements. At the termination of the Harper and Realven leases, Harper Properties and Realven, respectively, will retain the value, if any, of the leasehold improvements. Venture paid Harper Properties $1.7 million in each of the years ended December 31, 1996, 1997 and 1998, respectively, under the Harper lease. Venture

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

paid Realven $0.4 million in each of the years ended December 31, 1996, 1997 and 1998, respectively, under the Realven lease.

     Mr. Winget has since 1991 allowed Venture to use approximately 12 molding machines pursuant to the terms of usage agreements. In January of 1994, Mr. Winget leased 28 additional injection molding machines to Venture as part of the expansions of the Harper and Groesbeck facilities. Mr. Winget also leases certain injection molding equipment to us. In February of 1995, Mr. Winget contributed and assigned his interests in the leases to the various injection molding machines and equipment to a new entity, Venture Heavy Machinery Limited Liability Company. Venture paid Venture Heavy Machinery Limited Liability Company $1.8 million in each of the years ended December 31, 1996, 1997 and 1998, respectively, under the usage agreements.

     Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company, each wholly owned by Mr. Winget's living trust, acquired a 176,000 square foot injection molding facility and the machinery and equipment located in the facility, including 35 molding machines, on February 4, 1994. Venture entered into usage agreements for this facility, the Masonic facility, machinery and equipment, the terms of which were reviewed and approved by the Fairness Committee. During 1996, 1997 and 1998 Venture paid $1.3 million, $1.3 million and $1.3 million, respectively, to Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company pursuant to these agreements.

BUSINESS RELATIONSHIPS

     We maintain ongoing business relationships with affiliates, as set forth below:

     Nova Corporation is a corporation in which Windall Industries, a corporation in which Mr. Winget owns a 49% equity interest and a former Executive Manager of Venture owns the controlling 51% interest. Nova is a successor to Windall Industries' business. Nova supplies us with certain small parts or components of large assemblies that are sold to our customers. Venture paid Nova $2.3 million, $1.0 million and $1.5 million for the years ended December 31, 1996, 1997 and 1998, respectively. In connection with this relationship, Venture has provided Nova with various raw materials at cost and received commission income, for which Nova paid Venture $0.8 million, $0.3 million and $0.4 million in the years ended December 31, 1996, 1997 and 1998, respectively. Nova sells products to other customers besides us, and has and will compete with us for certain contracts. Nova paid Venture $0.2 million each year pursuant to machinery and equipment operating leases for each of the years ended December 31, 1996, 1997 and 1998. Venture paid Windall Industries usage fees of $80,000 in each of the years ended December 31, 1996, 1997 and 1998.

     Venture Sales and Engineering and Venture Foreign Sales Corporation, corporations wholly owned by Mr. Winget, serve as our outside sales agencies for sales of products manufactured at our Vemco, Inc., Venture Industries and Venture Grand Rapids facilities. Currently, we pay Venture Sales and Venture Foreign Sales, in the aggregate, a sales commission of 3% on all production sales. Venture paid Venture Sales, $6.4 million, $7.3 million and $10.4 million in the years ended December 31, 1996, 1997 and 1998, respectively. Venture made no payments to Venture Foreign Sales in the years ended December 31, 1996, 1997 and 1998. Venture Sales has conducted sales and marketing activities around the world for us and has been advanced certain funds in order to carry on that work on our behalf.

     Venture Automotive Corp. has, since 1991, performed sequencing and value-added assembly of parts manufactured at our Grand Blanc facility. Venture paid Venture Automotive Corp. $3.3 million in the year ended December 31, 1996 under this arrangement. During the years ended December 31, 1996 Venture made sales to Venture Automotive Corp. of $69,000. Beginning October 1, 1996 the

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

manufacturing services previously provided by Venture Automotive Corp. have been contracted to MAST Services LLC, a company in which N. Matthew Winget, Mr. Winget's son, owned a minority interest until the fourth quarter of 1998. Services for the period ending December 31, 1996 were $0.3 million, and for the years ended December 31, 1997 and 1998 were $2.7 million and $2.3 million, respectively.

MANAGEMENT SERVICES

     Venture Service Company provides administrative services and insurance to Deluxe, Windall Industries, Venture Sales and Venture Automotive Corp. Deluxe, Windall Industries, Venture Sales and Venture Automotive Corp. paid us $1.8 million and $0.2 million in the years ended December 31, 1996 and 1997, respectively. No amounts were paid in 1998.

     Venture provided Venture Asia Pacific Pty. Ltd. and its subsidiaries with management and sales services, for which they paid Venture $5.1 million, $4.0 million and $4.5 million for 1996, 1997 and 1998, respectively. In addition, Venture Asia Pacific also reimbursed Venture for certain other expenditures made on its behalf and assigned certain tooling contracts to Venture.

     Pompo Insurance & Indemnity Company Ltd., a Barbados corporation indirectly wholly owned by Mr. Winget, was incorporated in 1992 under the Barbados Exempt Insurance Act. We purchase insurance from Pompo Insurance to cover certain medical claims by our employees and certain workers compensation claims. Venture has accounted for this arrangement using the deposit method wherein the full amount of the estimated liability for these claims is recorded in other liabilities and the premiums paid to Pompo are recorded in other assets until such time that the claims are settled. We remain primarily liable for any amounts in excess of insurance coverage or any amounts not paid by Pompo Insurance under these coverages. If a liability is settled for less than the amount of the premium paid to Pompo, a portion of the excess is available as a premium credit on future insurance. No amounts were paid in 1996 or 1997. In 1998 Venture paid Pompo Insurance $0.6 million in premiums. Venture received and utilized premium credits of $0.2 million and $0.7 million, respectively for 1996 and 1998. No premium credits were utilized in 1997.

OTHER

     From time to time, we pay certain expenses on behalf of Mr. Winget which he is obligated to repay to us. These amounts payable by Mr. Winget do not bear interest and are payable on demand. Mr. Winget was not indebted to Venture for these expenses at December 31, 1996 or 1997. At December 31, 1998, Mr. Winget's indebtedness to Venture for these expenses was $867,000. The highest amount of this indebtedness outstanding at any one time during these periods was $867,000. This indebtedness was repaid in its entirety in the first quarter of 1999.

     Mr. Winget and his wife, Alicia, own the Acropolis Resort, which consists of several separate units and a lodge near Gaylord, Michigan, a resort community north of Detroit. We lease this facility from Mr. Winget primarily for use by our employees, who are permitted to use the facility on an availability basis. Cumulative leasehold improvements to this facility through December 31, 1998 aggregate $0.3 million. Our lease obligation to Mr. Winget is based upon the actual use of the facility by our employees, provided that we are required to pay for the use of 500 room nights per calendar year, approximately $25,000, whether or not these rooms are rented. Venture paid Mr. Winget $80,000, $50,000 and $90,000 in the years ended December 31, 1996, 1997 and 1998, respectively, under this arrangement.

     Farm and Country Real Estate Company, a corporation wholly owned by Mr. Winget, leases to us approximately 84 acres of undeveloped land adjacent to our Grand Blanc facility on a month-to-

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

month basis. This lease provides for monthly rental payments of $16,100. Rent paid in 1996, 1997 and 1998 was $0.2 million in each year.

     Mr. Winget and Patent Holdings, Inc., a corporation wholly owned by Mr. Winget, have granted to us non-exclusive, royalty free licenses to certain patents which have been issued under applications filed by Mr. Winget, as assignee. Mr. Winget and the affiliated companies also generally permit us to utilize proprietary technologies or processes, such as reverse engineering automated process for rapid prototyping, which are developed by Deluxe and the affiliated companies. The licenses are perpetual, but provide that the licensor may negotiate a reasonable royalty in the event that Mr. Winget or an Excluded Person, as defined in the indenture relating to the 1997 senior notes, no longer owns at least 80% of the beneficial interest of Venture Holdings Trust.

     On July 1, 1996, Venture Industries Corporation and its affiliated companies, not including Venture Holdings Trust or Venture Canada, along with VIC Management, L.L.C., a limited liability company wholly owned, directly or indirectly, by Mr. Winget, entered into an agreement guaranteeing up to $3.5 million of the obligations of Atlantic Automotive Components, L.L.C. to RIC Management Corp. This guarantee is one of a series of transactions whereby VIC Management acquired RIC Management's minority interest in Atlantic Automotive. Deluxe agreed to fully indemnify the Venture entities for all amounts paid under the guarantee.

     We recently agreed to a number of corporate and non-resident golf memberships for certain of our employees in a golf club owned by companies Mr. Winget controls. The aggregate initial fee for these memberships is approximately $1.5 million, and the annual dues will be approximately $0.3 million. The initial fees are refundable upon termination, over various periods. We will no longer pay dues for these employees in other clubs to which they may belong.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary of certain of our debt agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, these agreements, including the definitions in these agreements of terms not defined in this prospectus.

NEW CREDIT FACILITY

     On May 27, 1999, we entered into a new credit facility and, as of June 4, 1999, we entered into the First Amendment to the new credit facility. Venture, as successor to Venture Holdings Trust, assumed the obligations of Venture Holdings Trust under the new credit facility and Venture Holdings Trust was released from these obligations. Set forth below is a summary of the principal terms of the new credit facility. The following summary is not complete and is qualified by reference to all of the documents governing the new credit facility.

     Pursuant to the new credit facility, as amended, The First National Bank of Chicago and certain other lenders provided, subject to certain terms and conditions, credit facilities aggregating $575.0 million, including:

     (1) a 5 year $175.0 million Revolving Credit Facility;

     (2) a 5 year $75.0 million Term Loan A;

     (3) a 6 year $200.0 million Term Loan B; and

     (4) an 18 month $125.0 million Interim Term Loan.

     The new credit facility requires that $125.0 million principal amount outstanding thereunder be refinanced within 18 months from the closing date, utilizing the proceeds from the sale of securities that rank pari passu in right of payment with, or are junior to, the 12% Senior Subordinated Notes due 2009. See "Risk Factors -- Substantial Leverage."

     The Revolving Credit Facility permits us to borrow up to the lesser of a borrowing base computed as a percentage of accounts receivable and inventory, or $175.0 million less the amount of any letter of credit issued against the new credit facility. Pursuant to the borrowing base formula, as of December 31, 1998 we could have utilized the full amount available under the Revolving Credit Facility.

     The new credit facility provides for a multicurrency funding capability to be made available to Venture. At present, loans may be made in U.S. dollars, euros or, under certain circumstances, other available and freely tradeable foreign currencies.

     Neither the Revolving Credit Facility nor the Interim Term Loan requires scheduled amortization payments or scheduled commitment reductions prior to maturity. Each of Term Loan A and Term Loan B requires quarterly amortization payments through maturity. The documents governing the new credit facility, under certain circumstances, require mandatory prepayments and commitment reductions. These circumstances include asset sales, issuances of equity and the generation of cash flow in excess of certain amounts, and a change of control. In addition, the borrowers have the right to make optional prepayments and commitment reductions.

     All indebtedness under the new credit facility is senior secured indebtedness. Obligations under the new credit facility are jointly and severally guaranteed by Venture's domestic subsidiaries and, under certain circumstances, the agent bank may request guarantees of foreign subsidiaries, however, no such guarantees are contemplated at this time. Obligations under the new credit facility are secured by first priority security interests in substantially all of the assets of Venture and its domestic subsidiaries. As a result, payments may need to be made under the new credit facility even though payments are then due under the exchange notes. See "Description of Exchange Notes."

     Interest on the Revolving Credit Facility, Term Loan A and the Interim Term Loan accrues at an annual rate of interest equal to, at our option, either:

     (a) the Alternate Base Rate, as announced by The First National Bank of Chicago ("ABR"), plus an applicable margin, which applicable margin will initially be 1.25% and thereafter may range from 0% to 1.25% (the "ABR rate"), or

     (b) at the London Interbank Offered Rate, adjusted, for a specified interest period ("LIBOR"), for the applicable currency, plus an applicable margin, which applicable margin will initially be 2.75% and thereafter may range from 1.50% to 2.75%.

     Interest on Term Loan B accrues at an annual rate of interest equal to either:

     (a) the ABR, plus an applicable margin, which applicable margin will initially be 1.75% and thereafter may range from 1.25% to 1.75% (together with the ABR rate the "floating rate"), or

     (b) at LIBOR plus an applicable margin, which applicable margin will initially be 3.25% and thereafter may range from 2.75% to 3.50%.

     Interest on all borrowings under the new credit facility bearing interest at a floating rate is payable quarterly and interest on all borrowings under the new credit facility bearing interest based on LIBOR is payable at the end of the interest period pertaining thereto unless the interest period is 6 months, in which case it will also be payable 3 months after the interest period commences.

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

     We also pay an unused commitment fee on the Revolving Credit Facility which commitment fee was initially 0.50% of the unused amount of the Revolving Credit Facility and thereafter may range from 0.375% to 0.50%.

     The documents governing the new credit facility contain a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, pay dividends, create liens, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates and otherwise restrict corporate activities. These covenants are more restrictive than those related to the exchange notes. In addition, the documents governing the New credit facility require compliance with financial tests and ratios.

THE 1997 SENIOR NOTES

     Venture, as successor to Venture Holdings Trust, and certain of the guarantors of the outstanding notes are jointly and severally liable as issuers under an indenture relating to the 1997 senior notes. The 1997 senior notes bear interest at a rate per annum of 9 1/2% and mature on July 1, 2005. As of December 31, 1998, $205.0 million was outstanding under the 1997 senior notes. Interest on the 1997 senior notes is payable semi-annually on January 1 and July 1 of each year. The 1997 senior notes are redeemable, in whole or in part, at the option of the issuers of these notes at any time on or after July 1, 2001 at 104.750%, after July 1, 2002 at 102.375%, and after July 1, 2003 at 100%.

     The indenture for the 1997 senior notes contains covenants that are generally more restrictive than those related to the exchange notes. The covenants contained in the indenture for the 1997 senior notes relate to the following matters:

     - limitations on additional indebtedness;

     - limitations on restricted payments;

     - limitations on transactions with affiliates;

     - corporate opportunities;

     - the application of proceeds of certain assets sales;

     - limitations on liens;

     - limitations on issuance of guarantees and pledges for indebtedness;

     - limitation on equity interests of subsidiaries;

     - limitations on dividends and other payment restrictions;

     - limitations on other senior indebtedness;

     - limitations on new lines of business; and

     - restrictions on mergers, consolidations and transfers of all or substantially all of the assets of Venture.

     Each of Venture's domestic subsidiaries that are not issuers of the 1997 senior notes are guarantors of the 1997 senior notes.

                         DESCRIPTION OF EXCHANGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Trust" refers only to Venture Holdings Company LLC, as successor to Venture Holdings Trust following the Trust Contribution on May 27, 1999, and not to any of its subsidiaries. Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indentures.

     The outstanding senior notes were, and the senior exchange notes will be, issued under an Indenture (the "New Senior Indenture"), dated May 27, 1999, among the Trust, the Guarantors and The Huntington National Bank, as trustee (the "Trustee"). The outstanding senior subordinated notes were, and the senior subordinated exchange notes will be, issued under an Indenture (the "New Senior Subordinated Indenture" and, together with the New Senior Indenture, the "Indentures"), dated May 27, 1999 among the Trust, the Guarantors and the Trustee. The terms of the Exchange Notes are the same as the terms of the Outstanding Notes, except that (1) the Trust registered the Exchange Notes under the Securities Act of 1933, as amended, and their transfer is not restricted like the Outstanding Notes and (2) holders of the Exchange Notes are not entitled to certain rights under the Registration Rights Agreement.

     Because this section of the prospectus merely summarizes the terms of the Exchange Notes, the Indentures and the Registration Rights Agreement, you should read the Indentures, the Registration Rights Agreement and the relevant portions of the Trust Indenture Act of 1939 for more complete information regarding the terms of the Outstanding Notes and the Exchange Notes. Copies of the Indentures and Registration Rights Agreement can be obtained by following the instructions contained in this prospectus under the headings "Where You Can Find More Information." For the purposes of the remainder of this section entitled "Description of Exchange Notes," the term the "Notes," refers to the Exchange Notes, the term the "New Senior Notes" refers to the Senior Exchange Notes, and the term the "New Senior Subordinated Notes" refers to the Senior Subordinated Exchange Notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NEW SENIOR SUBORDINATED NOTES

     The New Senior Subordinated Notes:

     - are general unsecured obligations of the Trust;

     - are subordinated in right of payment to all existing and future Senior Debt of the Trust, including the 1997 Senior Notes and the New Senior Notes;

     - are pari passu in right of payment with any future senior subordinated Indebtedness of the Trust; and

     - are unconditionally guaranteed by the Guarantors.

THE NEW SENIOR NOTES

     The New Senior Notes:

     - are general unsecured obligations of the Trust;

     - are pari passu in right of payment with all existing and future unsecured unsubordinated Indebtedness of the Trust, including the 1997 Senior Notes;

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

     - are effectively subordinated to all secured debt of the Trust, including that incurred under the Credit Agreement;

     - are senior in right of payment to any current and future subordinated Indebtedness of the Trust, including the New Senior Subordinated Notes; and

     - are unconditionally guaranteed by the Guarantors.

RESTRICTED SUBSIDIARIES

     As of the Issue Date, all of our Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Subsidiaries which are designated as Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indentures and will not guarantee the Notes.

THE SUBSIDIARY GUARANTEES

     The Notes are guaranteed by the Guarantors.

     Each Subsidiary Guarantee of the New Senior Subordinated Notes:

     - is a general unsecured obligation of the Guarantor;

     - is subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the Guarantors' Guarantee of the 1997 Senior Notes and the New Senior Notes; and

     - is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

     Each Subsidiary Guarantee of the New Senior Notes:

     - is a general unsecured obligation of the Guarantor;

     - is senior in right of payment to all existing and future subordinated Indebtedness of the Guarantors, including the Guarantors' Guarantees of the New Senior Subordinated Notes;

     - is pari passu in right of payment with any current and future unsecured unsubordinated Indebtedness of the Guarantors, including the 1997 Senior Notes; and

     - is effectively subordinated to all secured debt of the Guarantors, including that incurred under the Credit Agreement.

     Our foreign subsidiaries did not guarantee the Notes on the Issue Date. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The guarantor subsidiaries generated 33.1% of our consolidated revenues in the twelve-month period ended December 31, 1998 and 31.4% of our consolidated revenues in the six-month period ended June 30, 1999, each on a pro forma basis. The guarantor subsidiaries held 43.0% of our consolidated assets as of December 31, 1998, on a pro forma basis after giving effect to the Peguform acquisition, and 44.0% of our consolidated assets as of June 30, 1999. See "Risk Factors -- Company Structure; Not all Subsidiaries are Guarantors."

PRINCIPAL, MATURITY AND INTEREST

NEW SENIOR SUBORDINATED NOTES

     The New Senior Subordinated Indenture provides for the issuance by the Trust of New Senior Subordinated Notes with a maximum aggregate principal amount of $250 million, of which $125 million of the Outstanding Senior Subordinated Notes were issued on May 27, 1999. The Trust may issue additional senior subordinated notes (the "Additional New Senior Subordinated Notes") from time to time. Any offering of Additional New Senior Subordinated Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The New Senior Subordinated Notes and any Additional New Senior Subordinated Notes subsequently issued under the New Senior Subordinated Indenture would be treated as a single class for all purposes under the New Senior Subordinated Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Trust will issue New Senior Subordinated Notes in denominations of $1,000 and integral multiples of $1,000. The New Senior Subordinated Notes will mature on June 1, 2009.

     Interest on the New Senior Subordinated Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1999. Venture will make each interest payment to the Holders of record of New Senior Subordinated Notes on the immediately preceding May 15 and November 15.

     Interest on the New Senior Subordinated Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

NEW SENIOR NOTES

     The New Senior Indenture provides for the issuance by the Trust of Notes with a maximum aggregate principal amount of $175 million, of which $125 million of the Outstanding Senior Notes were issued on May 27, 1999. The Trust may issue additional senior notes (the "Additional New Senior Notes") from time to time. Any offering of Additional New Senior Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The New Senior Notes and any Additional New Senior Notes subsequently issued under the New Senior Indenture would be treated as a single class for all purposes under the New Senior Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Trust will issue New Senior Notes in denominations of $1,000 and integral multiples of $1,000. The New Senior Notes will mature on June 1, 2007.

     Interest on the New Senior Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1999. The Trust will make each interest payment to the Holders of record of New Senior Notes on the immediately preceding May 15 and November 15.

     Interest on the New Senior Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder of $1,000,000 in aggregate principal amount of Notes or more has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the

City and State of New York unless the Trust elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Trust may change the Paying Agent or Registrar without prior notice to the Holders, and the Trust or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the applicable Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Trust may require a Holder to pay any taxes and fees required by law or permitted by the applicable Indenture. The Trust is not required to transfer or exchange any Note selected for redemption. Also, the Trust is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes (including the determination of who is entitled to payments).

SUBSIDIARY GUARANTEES

     The Guarantors will jointly and severally guarantee the Trust's obligations under the Notes. Each Subsidiary Guarantee of the New Senior Subordinated Notes will be subordinated to the payment in full of all unsubordinated Indebtedness of that Guarantor. Each Subsidiary Guarantee of the New Senior Notes will be pari passu to all unsecured unsubordinated Indebtedness of that Guarantor and senior to all subordinated Indebtedness of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Matters."

SUBORDINATION OF THE NEW SENIOR SUBORDINATED NOTES

     The payment of principal, interest, premium and Liquidated Damages, if any, on the New Senior Subordinated Notes will be subordinated to the prior payment in full of all Senior Debt of the Trust and Guarantors, including Senior Debt incurred after the Issue Date.

     The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of New Senior Subordinated Notes will be entitled to receive any payment regarding the New Senior Subordinated Notes, including, without limitation, any redemption, defeasance or other acquisition of the New Senior Subordinated Notes. Until all Obligations regarding Senior Debt are paid in full in cash or Cash Equivalents, any payment or distribution to which the Holders of New Senior Subordinated Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of New Senior Subordinated Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance") in the event of any distribution to creditors of the Trust or the Guarantors:

          (1) in a liquidation or dissolution;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Trust or Guarantors or their property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Trust's or the Guarantors' assets and liabilities.

     The Trust and Guarantors of the New Senior Subordinated Notes also may not make any payment in respect of the New Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period (a "Payment Default"); or

          (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Trust or the holders of any Designated Senior Debt.

     Payments on the New Senior Subordinated Notes may and shall be resumed:

          (1) in the case of a Payment Default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a Payment Default has occurred.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest, premium and Liquidated Damages, if any, on the New Senior Subordinated Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder of the New Senior Subordinated Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by the subordination provisions of the New Senior Subordinated Indenture; and

          (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder of New Senior Subordinated Notes, as the case may be, shall deliver the amounts held in trust to the holders of Senior Debt or their proper representative.

     The Trust must promptly notify holders of Senior Debt if payment of the New Senior Subordinated Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Trust, Holders of New Senior Subordinated Notes may recover less ratably than creditors of the Trust or Guarantors who are holders of Senior Debt. As of June 30, 1999, the New Senior Subordinated Notes would have been junior to $726.3 million of Senior Debt, including the New Senior Notes and 1997 Senior Notes. See "Risk
Factors -- Subordination of Senior Subordinated Exchange Notes."

OPTIONAL REDEMPTION

     At any time prior to June 1, 2002, the Trust may redeem up to 35% of the aggregate principal amount of each of the New Senior Notes and the New Senior Subordinated Notes issued under the Indentures at a redemption price of 111% of the principal amount of New Senior Notes redeemed and 112% of the New Senior Subordinated Notes redeemed, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering; provided that:

          (1) at least 65% of the aggregate principal amount of each of the New Senior Notes and the New Senior Subordinated Notes issued under each Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Trust and its Subsidiaries); and

          (2) any such redemption must occur within 120 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the New Senior Notes will not be redeemable at the Trust's option prior to June 1, 2003 and the New Senior Subordinated Notes will not be redeemable at the Trust's option prior to June 1, 2004.

     After June 1, 2004, the Trust may redeem all or a part of the New Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                   PERCENTAGE
----                                                   ----------
2004................................................     106.00%
2005................................................     104.00%
2006................................................     102.00%
2007 and thereafter.................................     100.00%

     After June 1, 2003, the Trust may redeem all or a part of the New Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                   PERCENTAGE
----                                                   ----------
2003................................................     105.50%
2004................................................     103.67%
2005................................................     101.83%
2006 and thereafter.................................     100.00%

MANDATORY REDEMPTION

     The Trust is not required to make mandatory redemption or sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of Notes will have the right to require the Trust to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indentures. In the Change of Control Offer, the Trust will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 20 days following any Change of Control, the Trust will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 20 Business Days and no later than 55 Business Days from the date such notice is mailed, pursuant to the procedures required by the Indentures and described in such notice. The Trust will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indentures, the Trust will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indentures by virtue of such conflict.

     On the Change of Control Payment Date, the Trust will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Trust.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Regarding the New Senior Subordinated Notes, prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Trust will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the New Senior Subordinated Notes required by this covenant. The failure to repay such Senior Debt or obtain such consents within such time period shall constitute an Event of Default under the New Senior Subordinated Indenture. The Trust will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Trust to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indentures are applicable. Except as described above for a Change of Control, the Indentures do not contain provisions that permit the Holders of the Notes to require that the Trust repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Trust will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Trust, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Trust and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Trust to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Trust and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Trust (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) for any single transaction or series of related transactions that involves assets having a fair market value of more than $10.0 million, such fair market value is determined by the Trust's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 85% of the consideration therefor received by the Trust or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if:

             (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Permitted Business to be used by the Trust or a Restricted Subsidiary in the conduct of a Permitted Business or Capital Stock of a Restricted Subsidiary engaged in a Permitted Business (or a Person which becomes such a Restricted Subsidiary as a result of the receipt of such consideration),

             (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of the Trust and

             (C) if the value of the assets being disposed of by the Trust or such Restricted Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $10.0 million, the Board of Directors of the Trust has received a written opinion of a nationally recognized investment banking firm (or other nationally recognized valuation expert) to the effect that such Asset Sale is fair, from a financial point of view, to the Trust and the Trust has delivered a copy of such opinion to the Trustee.

     For purposes of this provision (3), each of the following shall be deemed to be cash:

          (a) any liabilities (as shown on the Trust's or such Restricted Subsidiary's most recent balance sheet), of the Trust or any Restricted Subsidiary (other than contingent liabilities (except to the extent that a reserve or other liability in respect thereof is reflected in accordance with GAAP on the most recent balance sheet of the Trust or such Restricted Subsidiary) and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Trust or such Restricted Subsidiary from further liability; and

          (b) any securities, notes or other obligations received by the Trust or any such Restricted Subsidiary from such transferee that within 60 days of such Asset Sale are converted by the Trust or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Trust or Restricted Subsidiary may apply such Net Proceeds at its option:

          (1) (a) regarding the New Senior Subordinated Indenture, to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or
     (b) regarding the New Senior Indenture, to repay Indebtedness under Credit Facilities that are not expressly subordinated by their terms to any other Indebtedness of the Trust or such Guarantors and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure;

          (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

          (5) to make and consummate an Asset Sale Offer (as described below).

     Pending the final application of any such Net Proceeds, the Trust or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Excess Proceeds." Each Indenture will provide that when (1) the aggregate amount of Excess Proceeds exceeds $10.0 million or (2) the Trust or any Restricted Subsidiary is required to make an offer to purchase or redeem any Indebtedness which is pari passu with the applicable Notes and which contains provisions similar to those set forth in such Indenture for offers to purchase or redeem with asset sale proceeds, then in each such case, the Trust will make an Asset Sale Offer to all Holders of Notes issued thereunder and all holders of other Indebtedness that is pari passu with such Notes containing provisions similar to those set forth in the applicable

Indenture for offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of such Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Trust or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indentures. If the aggregate principal amount of applicable Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer pursuant to an Indenture, the amount of Excess Proceeds shall be reset at zero for purposes of such Indenture. The Trust shall commence an Asset Sale Offer within ten (10) Business Days after the amount of Excess Proceeds exceeds $10 million, such Asset Sale Offer shall remain open for at least twenty (20) Business Days and the Trust shall complete such Asset Sale Offer within thirty (30) Business Days after it is commenced.

     All cash or Cash Equivalents received by the Trust or a Restricted Subsidiary from an Event of Loss shall be used, invested, used for prepayment of Indebtedness, or used to repurchase Notes, all of the foregoing within the periods and as otherwise provided in the prior three paragraphs.

     The Trust will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indentures, the Trust will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indentures by virtue of such compliance.

OTHER AGREEMENTS

     Regarding the New Senior Notes, the agreements governing the Trust's other Indebtedness contain requirements regarding repurchases of Notes or the repayment of Indebtedness upon the occurrence of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of New Senior Notes of their right to require the Trust to repurchase the New Senior Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Trust. The Trust's ability to pay cash to the Holders of New Senior Notes upon such a repurchase may be limited by the Trust's then existing financial resources.

     Regarding the New Senior Subordinated Notes, the agreements governing the Trust's outstanding Senior Debt, including the New Senior Notes, the 1997 Senior Notes and the Credit Agreement, currently prohibit the Trust from purchasing any New Senior Subordinated Notes, and also provide that certain change of control or asset sale events regarding the Trust would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Trust becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Trust is prohibited from purchasing New Senior Subordinated Notes, the Trust could seek the consent of its senior lenders to the purchase of New Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Trust does not obtain such a consent or repay such borrowings, the Trust will remain prohibited from purchasing New Senior Subordinated Notes. In such case, the

Trust's failure to purchase tendered New Senior Subordinated Notes would constitute an Event of Default under the New Senior Subordinated Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the New Senior Subordinated Indenture would likely restrict payments to the Holders of New Senior Subordinated Notes. The Trust's ability to pay cash to the Holders of New Senior Subordinated Notes upon a repurchase may be limited by the Trust's then existing financial resources.

     See "Risk Factors -- Financing Change of Control Offer."

SELECTION AND NOTICE

     If less than all of the Notes issued under an Indenture are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Trust's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Trust or any of its Restricted Subsidiaries), or to the direct or indirect holders of the Trust's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Trust or to the Trust or a Restricted Subsidiary of the Trust);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Trust) any Equity Interests of the Trust or any direct or indirect parent of the Trust;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

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unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) the Trust would, at the time of such Restricted Payment and after giving Pro Forma Effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Trust and its Restricted Subsidiaries after the Issue Date, excluding Restricted Payments permitted by clauses
     (2), (3), (4), (5) and (6) of the next succeeding paragraph, is less than the sum, without duplication, of:

             (a) $20 million; plus

             (b) 50% of the Consolidated Net Income of the Trust for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Trust's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

             (c) 100% of the aggregate net cash proceeds received by the Trust since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Trust (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Trust that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Trust); plus

             (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                - the cash return of capital relating to such Restricted Investment (less the cost of disposition, if any) and

                - the initial amount of such Restricted Investment; plus

             (e) in the event that any Unrestricted Subsidiary is designated as a Restricted Subsidiary in accordance with the provisions of the applicable Indenture, the lesser of:

                - the aggregate fair market value of all outstanding Investments owned by the Trust and its Restricted Subsidiaries in such Subsidiary at the time of such designation or

                - the aggregate amount of Restricted Investments made in such Unrestricted Subsidiary since the Issue Date.

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So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indentures;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Trust or any Guarantor or of any Equity Interests of the Trust in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Trust) of, Equity Interests of the Trust (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(c) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Trust or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or other distribution by a Subsidiary of the Trust to the holders of its Equity Interests on a pro rata basis;

          (5) (a) so long as the Trust is treated for federal, state or local tax purposes as an entity described in Section 1361(c)(2), 1361(d) or 1361(e) of the Code, an S Corporation, a partnership or an entity that is disregarded as an entity separate from its owner(s) (each a "Pass-Through Entity"), the Trust shall be permitted to distribute to the Beneficiary(ies) of the Trust (or pay compensation to the Beneficiary(ies) of the Trust in lieu of such distributions) all amounts distributed to the Trust by Subsidiaries or other Persons in which the Trust has a direct investment (collectively, "Investee Companies") in cash as described below, calculated before giving effect to such payments (such payments to be referred to hereinafter as "Trust Tax Distributions"):

             (1) on (or within 15 days prior to) each April 15, June 15, September 15 and January 15 an amount not to exceed the minimum federal and state estimated quarterly income and intangible tax payments required to be made on such date by each Beneficiary of the Trust in order to prevent underpayment of each such Beneficiary's estimated income tax pursuant to the rules set forth in Section 6654(b) and 6654(d)(1) of the Code, or their successors or supplements, and any similar provision of applicable state income and intangible tax law for any state for which the Investee Companies qualify as Pass-Through Entities for state law purposes, such amount to be calculated as though each such Beneficiary's only income and loss in each such quarter relating to a required estimated payment was an amount equal to the sum of the taxable income and loss of the Investee Companies which are Pass-Through Entities. The foregoing amounts may be paid so long as:

                - each such Investee Company is and was a Pass-Through Entity for such quarter, as provided in the Code or the Treasury Regulations promulgated thereunder,

                - no Default or Event of Default exists and is continuing or would thereby occur,

                - special tax counsel to the Trust delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached to the Indentures regarding the classification of the Trust and each such Investee Company as a Pass-Through Entity for federal income tax purposes (or, if Larry J. Winget is disabled or unavailable as described in the Venture Trust Instrument, such special tax counsel
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

           delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached to the Indentures),

                - the Trust has not received a private ruling or a National Office Technical Advice Memorandum from the Internal Revenue Service or, in respect of distributions made for state income tax purposes, a similar ruling from any applicable state or local taxing authority, that the Trust is not a Pass-Through Entity, or there has been a final "determination" (as used in Section 1313 of the Code) or similar state determination to the same effect, and

                - the Trust and its Investee Companies have complied with the terms of clauses (b), (c) and (d) below.

     The amount that is distributable pursuant to this clause (5)(a) by each Investee Company which is a Pass-Through Entity in respect of each of the quarters described above shall be that proportion of the amount of the Trust Tax Distribution for each such quarter which such Investee Company's Tax Income for such quarter bears to the aggregate Tax Income of all the Investee Companies which are Pass-Through Entities in such quarter. For purposes of the foregoing, "Tax Income" shall mean one-quarter of an Investee Company's actual taxable income for the year prior to that for which the calculations described above are being made. For purposes hereof, any references herein to the taxable income or loss of a Pass-Through Entity that is disregarded as an entity separate from its owner for tax purposes shall mean the taxable income or loss of such Pass-Through Entity as if it was a pass-through corporation which was not disregarded as a separate entity for tax purposes; and

             (2) no later than September 15 of each year, the Trust shall cause its tax advisors, which shall be a nationally recognized accounting firm, to determine the actual amount of federal and state income tax liability of each Beneficiary of the Trust for the previous calendar year computed as if the only income and loss of each such Beneficiary in such year was an amount equal to the sum of the taxable income and loss of the Investee Companies which are Pass-Through Entities (the "Actual Tax Amount"). If:

                (A) the Actual Tax Amount, as determined by such tax advisor, is less than the aggregate estimated amounts paid pursuant to clause (1) above in respect of such year (the "Distributed Amounts") and/or

                (B) if the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, the Trust shall cause the Beneficiary(ies) of the Trust, within 75 days after such difference is determined, to reimburse to the Trust, with no obligation on the part of the Trust to each such Beneficiary for such reimbursement, the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by any amounts then or subsequently owed to each such Beneficiary by reason of clause (1) above).

     If the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, is reimbursed to the Trust after June 14 of such year, such excess shall bear interest from June 15 to the date preceding the date it is paid to the Trust at an interest rate equal to the overpayment rate established under Section 6621(a)(1) of the Code or its successor and supplements. If the Actual Tax Amount, as determined by the tax advisors, the Internal Revenue

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Service or court, as the case may be, is greater than the Distributed Amounts, each of the Investee Companies which are Pass-Through Entities shall distribute to the Trust (and the Trust shall then distribute to its Beneficiary(ies)) its share of the excess of the Actual Amount over the Distributed Amounts, within 75 days after such difference is determined. If any payment is made (i) in contravention of clause (1) above and paid to the Beneficiary(ies) of the Trust pursuant to this clause(5)(a) or (ii) in contravention of the limitations contained in the immediately preceding sentence and paid to the Beneficiary(ies) of the Trust pursuant to the immediately preceding sentence, the Trust shall cause the Beneficiary(ies) of the Trust to reimburse to each of the Investee Companies making such prohibited payment the amount of such prohibited payment;

          (b) in the event of the death, disability or unavailability of Larry
     J. Winget as provided in the Venture Trust Instrument (such date, a "Commencement Date"), the Trust shall notify the Trustee of the occurrence of such Commencement Date no later than 10 days following such date and shall apply for a private ruling from the Internal Revenue Service to the effect that (1) each of the Investee Companies which was a Pass-Through Entity immediately prior to such death, disability or unavailability, as the case may be, qualifies, despite such death, disability or unavailability, as a Pass-Through Entity and (2) the Trust qualifies as a Pass-Through Entity;

          (c) if at any time the Trust or an Investee Company receives notification from the Internal Revenue Service that any Investee Company does not qualify as a Pass-Through Entity:

             (1) no further distributions shall be made pursuant to clause
        (a)(1) above by such Investee Company, and

             (2) the Trust shall cause the Beneficiary(ies) of the Trust either:

                (A) to reimburse the Trust all amounts paid by that Investee Company pursuant to clause (a)(1) and clause (a)(2) above for all periods as to which that Investee Company did not qualify as a Pass-Through Entity, with no obligation on the part of the Trust to any such Beneficiary for such reimbursement, and the Trust shall then pay such reimbursement to that Investee Company, or

                (B) to reimburse such Investee Company such payments directly, within 75 days after such requirement for reimbursement is determined; provided that no such reimbursement shall be required to the extent to which such distribution would otherwise have been permitted, after taking into account interest, penalties and additions to tax imposed on such Investee Company as a result of its failure to qualify as a Pass-Through Entity.

     If the Trust or any Investee Company at any time receives notification from the Internal Revenue Service that the Trust is not a Pass-Through Entity or if the Trust or the Investee Companies fail to receive a favorable response to a ruling request described in clause (b) within 360 days after the Commencement Date regarding the status of the Trust or any Investee Company as a Pass-Through Entity (in either the case of a notification or a response to a ruling request, the "Entity-in-Issue") the Trust shall, and shall cause its Beneficiaries to, take the actions described in clauses (x) and (y) of the preceding sentence for the Entity-in-Issue (unless such Internal Revenue Service response indicates that the Internal Revenue Service is not ruling as to those issues and the Trust has obtained a favorable opinion of independent tax counsel that the Entity-in-Issue is a Pass-Through Entity); and

          (d) no Trust Tax Distribution may be made to the extent such distribution would cause the aggregate cumulative amount of Trust Tax Distributions to exceed the aggregate cumulative Tax Distribution Amounts for periods completed after the Issue Date; and

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             (6) In the case of the New Senior Note Indenture, repurchases of subordinated Indebtedness with the proceeds of Asset Sales to the extent that (a) such proceeds have been offered to Holders of the New Senior Notes pursuant to an Asset Sale Offer, (b) such Holders declined to participate in such Asset Sale Offer and (c) the Trust is required to offer to repurchase or redeem such subordinated Indebtedness with such Asset Sale proceeds.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Trust or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the relevant Fairness Committee whose resolution with respect thereto shall be delivered to the Trustee. The Fairness Committee's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Trust shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indentures.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for (collectively, "incur") any Indebtedness (including Acquired Debt), and the Trust will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Trust may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and the Trust and the Guarantors may incur Indebtedness and issue Preferred Stock and any other Restricted Subsidiary may incur Acquired Debt, if the Fixed Charge Coverage Ratio for the Trust's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Trust and/or one or more Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Trust and the Restricted Subsidiaries, without duplication, thereunder) not to exceed $625.0 million less

             (x) the aggregate principal amount of Receivables Debt outstanding under clause (2) below and

             (y) the aggregate amount of all Net Proceeds of Asset Sales applied by the Trust or any of its Restricted Subsidiaries to repay any Indebtedness under a Credit Facility or Receivables Debt under Receivables Facilities and effect a corresponding commitment

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

        reduction thereunder pursuant to the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

provided, that Restricted Subsidiaries that are not Guarantors shall not directly or indirectly incur Indebtedness and letters of credit in an aggregate principal amount outstanding under this clause (1) in excess of $50.0 million; provided, further, that the aggregate principal amount of Indebtedness, letters of credit and Receivables Debt under Receivables Facilities which may be incurred under this clause (1) and clause (2) below shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause (y) of clause (2) below;

          (2) the incurrence by Receivables Subsidiaries of Receivables Debt under Receivables Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (2) not to exceed $625 million less

             (x) the aggregate principal amount of Indebtedness and letters of credit (determined as described in clause (1) above) outstanding under clause (1) above and

             (y) the aggregate amount of all Net Proceeds of Asset Sales applied to reduce commitments for Receivables Debt or Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

provided, that the aggregate principal amount of Indebtedness, letters of credit and Receivable Debt under Receivables Facilities which may be incurred pursuant to this clause (2) and clause (1) above shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause (y) of clause (1) above;

          (3) the incurrence by the Trust and its Restricted Subsidiaries of the Existing Indebtedness;

          (4) the incurrence by the Trust and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Subsidiary Guarantees and the New Notes (as defined in the Registration Rights Agreement) to be issued pursuant to the Registration Rights Agreement and the related Subsidiary Guarantees;

          (5) the incurrence by the Trust or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Trust or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $50.0 million at any time outstanding;

          (6) (a) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the applicable Indenture to be incurred under the first paragraph of this covenant or clauses (3), (4), (5), (6), or (14) of this paragraph and (b) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Preferred Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Preferred Stock (other than intercompany Preferred Stock) that was permitted by the applicable Indenture to be incurred under the first paragraph of this covenant;

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          (7) the incurrence by the Trust or any of its Restricted Subsidiaries
     of intercompany Indebtedness or Preferred Stock between or among the Trust and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the Trust or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations regarding the Notes, in the case of the Trust, or the Subsidiary Guarantee, in the case of a Guarantor; and

             (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than the Trust or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is not either the Trust or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness or Preferred Stock by the Trust or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
        (7);

          (8) the incurrence by the Trust or any of its Restricted Subsidiaries of Hedging Obligations that are incurred solely for the purpose of (a) fixing or hedging interest rate risk for any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) hedging currency or commodity risks of the Trust and its Restricted Subsidiaries incurred by the Trust or such Restricted Subsidiaries in the ordinary course of their business;

          (9) the guarantee by the Trust or any of the Guarantors of Indebtedness of the Trust or a Guarantor that was permitted to be incurred by another provision of this covenant;

          (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Trust as accrued;

          (11) Indebtedness of the Trust or any Restricted Subsidiary represented by performance bonds and letters of credit for the account of the Trust or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, in each case, that are incurred in the ordinary course of business in accordance with customary industry practice in amounts, and for the purposes, customary in the Trust's industry;

          (12) Indebtedness of the Trust or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received or to be received by the Trust and the Restricted Subsidiary in connection with such dispositions;

          (13) Indebtedness of the Trust or any Restricted Subsidiary solely in respect of bankers acceptances, and appeal bonds (to the extent that any such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Trust's industry; provided that the aggregate principal amount

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     outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

          (14) the incurrence by any Restricted Subsidiary that is not a Guarantor of Indebtedness in accordance with the provisions described below under the caption "-- Limitation on Foreign Indebtedness;"

          (15) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor that was permitted to be incurred under the Indenture; and

          (16) the incurrence by the Trust or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     Regarding the New Senior Notes, the Trust will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Trust or such Restricted Subsidiaries unless such Indebtedness is also contractually subordinated in right of payment to the New Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Trust or its Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Trust or its Restricted Subsidiaries solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Trust will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indentures shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

LIMITATION ON FOREIGN INDEBTEDNESS

     The Trust will not permit any Restricted Subsidiary of the Trust that is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Debt unless:

          (1) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof:

             (a) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

                - the Fixed Charge Coverage Ratio of Restricted Subsidiaries
                  that are not Guarantors (determined on a Pro Forma Basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than
                  2.75 to 1; and

                - the Trust's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; or

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             (b) in any other case, the Trust's Fixed Charge Coverage Ratio
        (determined on a Pro Forma Basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

          (2) no Default or Event of Default shall have occurred and be continuing a the time or as a consequence of the incurrence of such Indebtedness.

     In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Trust will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

     In calculating the Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors, Fixed Charges for Indebtedness that is solely owed to and held by the Trust or a Restricted Subsidiary shall be excluded.

     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

LIENS

New Senior Subordinated Notes

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Trust or the Guarantors provide, and cause their Restricted Subsidiaries to provide, concurrently therewith, that the New Senior Subordinated Notes are equally and ratably secured.

New Senior Notes

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Trust or the Guarantors provide, and cause their Restricted Subsidiaries to provide, concurrently therewith, that the New Senior Notes are equally and ratably secured.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Trust or any of its Restricted Subsidiaries, or regarding any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Trust or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Trust or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Trust or any of its Restricted Subsidiaries.

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     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, regarding such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

          (2) Credit Facilities, provided that such Credit Facilities are no more restrictive, taken as a whole, regarding such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

          (3) the Indentures, the Notes and the Subsidiary Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Trust or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indentures to be incurred;

          (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (11) provisions for the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (13) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

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          (14) Indebtedness incurred by a Restricted Subsidiary that is not a
     Guarantor in compliance with the provisions set forth under the caption "-- Limitation on Foreign Indebtedness."

MERGER, CONSOLIDATION OR SALE OF ASSETS

The Trust

     The Trust may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Trust is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Trust (computed on a consolidated basis), in one or more related transactions, to another Person; unless:

          (1) either: (a) the Trust is the continuing entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Trust) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Trust) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Trust under the Notes, the Indentures and the Registration Rights Agreements pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) the Trust or the Person formed by or surviving any such consolidation or merger (if other than the Trust), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

             (a) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Trust immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving Pro Forma Effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The foregoing clause (4) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Trust and any of the Guarantors.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Trust's interest in which constitutes all or substantially all of the properties and assets of the Trust shall be deemed to be the transfer of all or substantially all of the properties and assets of the Trust.

     Notwithstanding anything contained in the Indentures to the contrary, the Trust is permitted to contribute or otherwise transfer all of the Equity Interests of the Subsidiaries then held by the Trust (other than the Equity Interests of the Subsidiary which is to receive such contribution from the

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Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust
Contribution"), provided that:

          (A) any successor or surviving entity is organized and existing under the laws of the United States, any state thereof or the District of Columbia,

          (B) such contribution or reorganization is not materially adverse to Holders of the Notes; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to Holders of the Notes solely because the successor or surviving entity is subject to income taxation as a corporate entity,

          (C) immediately after giving effect to such transaction, no Default or Event of Default exists,

          (D) the actions comprising such contribution or reorganization (e.g., the contribution of Capital Stock of the Subsidiaries, or the issuance of Capital Stock of the entity in exchange for assets of or Equity Interests in the Trust or in exchange for stock of an entity holding such Equity Interests, or the merger or consolidation of such entities) will not themselves directly result in material income tax liability to the successor or surviving entity,

          (E) the successor or surviving entity has assumed all obligations of the Trust, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indentures and

          (F) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such contribution or reorganization and will be subject to federal income tax regarding the Notes on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred.

If the successor or surviving entity after a Trust Contribution is not a Pass-Through Entity, the Trust's ability to make Trust Tax Distributions must terminate prior to such contribution or reorganization (except for Trust Tax Distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax purposes), other than Trust Tax Distributions in respect of Beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Trust shall deliver to the Trustee prior to such contribution or reorganization an Officers' Certificate covering clauses (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such supplemental indenture comply with the Indentures, and an opinion of counsel covering clauses (A), (D), (E) and (F) above and the preceding sentence of this paragraph.

Guarantors

     A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Trust or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indentures, its Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental indenture satisfactory to the Trustee or

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             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the applicable Indenture.

     The Subsidiary Guarantee of a Guarantor will be released from its obligations under the Subsidiary Guarantee:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Trust, if the Guarantor applies the Net Proceeds of that sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indentures; or

          (2) in connection with any sale of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Trust, if the Guarantor applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indentures; or

          (3) if the Trust properly designates that Guarantor as an Unrestricted Subsidiary;

provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Trust, the Guarantors or any other Restricted Subsidiary shall also terminate upon such sale, disposition or designation.

     See "-- Repurchase at the Option of Holders -- Asset Sales."

TRANSACTIONS WITH AFFILIATES

     The Trust will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Trust or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Trust or such Restricted Subsidiary with an unrelated Person; and

          (2) the Trust delivers to the Trustee:

             (a) for any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Trust or such Restricted Subsidiary, as the case may be (or a resolution of the Board of Directors of the Trust in the case of Venture Canada) and a resolution of the Independent members of the Fairness Committee of the Trust or Restricted Subsidiary (or a resolution of the Independent members of the Fairness Committee of the Trust in the case of Venture Canada), set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant; and

             (b) for any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking firm or other qualified independent financial advisor of national standing.

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     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any transaction with officers or directors of the Trust or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Trust or such Restricted Subsidiary;

          (2) transactions between or among the Trust and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Trust;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Trust;

          (5) Restricted Payments that are permitted by the provisions of the Indentures described above under the caption "-- Restricted Payments";

          (6) performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

          (7) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

          The Trust and each of its Restricted Subsidiaries (other than Venture Canada) shall have or will establish and maintain a Fairness Committee, at least one of whose members shall be Independent.

ADDITIONAL GUARANTORS

     All future domestic Restricted Subsidiaries (other than Receivables Subsidiaries) shall become Guarantors of the Notes. In addition, the Trust will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Trust or any Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless, with respect only to the New Senior Subordinated Notes, such other Indebtedness is Senior Debt, in which case the Guarantee of the New Senior Subordinated Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the New Senior Subordinated Notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "-- Merger, Consolidation or Sale of Assets -- Guarantors." Forms of the Subsidiary Guarantees will be attached as exhibits to the Indentures.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors of the Trust may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments (without duplication) owned by the Trust and its Restricted Subsidiaries in the

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Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Trust shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

BUSINESS ACTIVITIES

     The Trust will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Trust and its Restricted Subsidiaries taken as a whole.

PAYMENTS FOR CONSENT

     The Trust will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

LIMITATION ON AMENDMENTS TO AGREEMENTS

     So long as the Trust is Venture Holdings Trust and is an obligor under the Indentures,

          (1) the Trust shall not engage in any business activity except for agreements related to its outstanding indebtedness;

          (2) the Trust shall not own any property other than:

             (A) the stock or membership interest of its subsidiaries,

             (B) insurance on the life of the Beneficiary, or

             (C) amounts allowed to be distributed by it under the terms of its outstanding indebtedness or required to be used by the Trust to service such outstanding indebtedness and its other obligations incurred in the ordinary course in accordance with past practice; and

          (3) the Venture Trust Instrument shall not be amended, modified or changed in any manner except that the Trust may make amendments, modifications or changes which individually or in the aggregate are not adverse to the interests of the Holders of the Notes. Without limiting the foregoing, amendments to the Venture Trust Instrument reasonably necessary to conform to the requirements of Section 1361(c)(2), 1361(d) or 1361(e) of the Code, or their successors or supplements, shall not be deemed adverse to the interests of the Holders of the Notes. The Trust will not amend, modify or in any way alter the Corporate Opportunity Agreement in any manner adverse to the Trust or any of its Restricted Subsidiaries.

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ANTI-LAYERING

     With respect only to the New Senior Subordinated Notes, the Trust and the Guarantors will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the New Senior Subordinated Notes, and no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee of the New Senior Subordinated Notes; provided, however, that no Indebtedness of the Trust or its Restricted Subsidiaries shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Trust or its Restricted Subsidiaries solely by virtue of being unsecured.

CORPORATE OPPORTUNITIES

     Larry J. Winget will agree pursuant to the Corporate Opportunity Agreement for the benefit of the Holders of the Notes that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or any of its Subsidiaries or in any machinery or equipment useful in the business of the Trust or any of its Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of each of the Trust and each Guarantor and the Fairness Committee of the Trust and each Guarantor and the Trust and each Guarantor shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a wholly owned Restricted Subsidiary, and Larry J. Winget shall not, nor shall any of his Affiliates (other than the Trust or any wholly owned Restricted Subsidiary of the Trust), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of the Trust and each Guarantor and the Fairness Committee of the Trust and each Guarantor (including majorities of the Trust's and each Guarantor's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of the Trust or such Guarantor to pursue or take advantage of such Business Opportunity.

     Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a business within the meaning of Section 11.01 (d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of business as conducted as of the Issue Date shall not be subject to the Corporate Opportunity Agreement.

REPORTS

     Whether or not required by the Commission, so long as any Notes are outstanding, the Trust will furnish to the Holders of Notes, within 15 days after the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Trust were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, for the annual information only, a report on the annual financial statements by the Trust's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Trust were required to file such reports.

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     In addition, whether or not required by the Commission, the Trust will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Trust and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Trust has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Trust and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Trust.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default under an Indenture:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages regarding, the Notes issued under such Indenture, and for the New Senior Subordinated Notes, whether or not such payment was prohibited by the subordination provisions of the Indenture governing the New Senior Subordinated Notes;

          (2) default in payment when due of the principal of, or premium, if any, on the Notes issued under such Indenture, when the same becomes due and payable at maturity, redemption, by acceleration or otherwise, and for the New Senior Subordinated Notes, whether or not such payment was prohibited by the subordination provisions of the Indenture governing the New Senior Subordinated Notes;

          (3) failure by the Trust or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control" or "-- Repurchase at the Option of Holders -- Asset Sales;"

          (4) failure by the Trust or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or Holders of 25% in aggregate principal amount of the Notes issued under the applicable Indenture to comply with any of the other agreements in the Indenture or by Larry J. Winget to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness in an aggregate principal amount in excess of $15.0 million for money borrowed by the Trust or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Trust or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

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             (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

          (6) failure by the Trust or any of its Restricted Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $10.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; and

          (7) except as permitted by the applicable Indenture, any Subsidiary Guarantee issued thereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (8) certain events of bankruptcy or insolvency regarding the Trust, Guarantors or any of their Significant Subsidiaries.

     In the case of an Event of Default under an Indenture arising from certain events of bankruptcy or insolvency regarding the Trust, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes issued thereunder will become due and payable immediately without further action or notice. If any other Event of Default under an Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued thereunder may declare all the Notes to be due and payable immediately.

     Holders of the Notes may not enforce the applicable Indenture or the Notes except as provided in the applicable Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Senior Subordinated Notes or New Senior Notes may direct the applicable Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the New Senior Subordinated Notes or New Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the New Senior Subordinated Notes or New Senior Notes then outstanding by notice to the applicable Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, such Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Trust with the intention of avoiding payment of the premium that the Trust would have had to pay if the Trust then had elected to redeem the New Senior Subordinated Notes or New Senior Notes pursuant to the optional redemption provisions of the applicable Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2004 for the New Senior Subordinated Notes or prior to June 1, 2003 for the New Senior Notes, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Trust with the intention of avoiding the prohibition on redemption of the New Senior Subordinated Notes or New Senior Notes prior to such respective dates, then the premium specified in the applicable Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of such Notes.

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     The Trust is required to deliver to the Trustee annually a statement regarding compliance with the Indentures. Upon becoming aware of any Default or Event of Default, the Trust is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, stockholder, manager, member, partner, trustee, beneficiary or special advisor or member of the successor special advisor group of the Trust or any Guarantor, as such, shall have any liability for any obligations of the Trust or the Guarantors under the Notes, the Indentures, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Trust may, at its option and at any time, elect to have all of its obligations discharged regarding the outstanding Notes and all obligations of the Guarantors discharged regarding their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

          (2) the Trust's obligations regarding the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Trust's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indentures.

     In addition, the Trust may, at its option and at any time, elect to have the obligations of the Trust and the Guarantors released regarding certain covenants that are described in the Indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default regarding the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default regarding the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance under an Indenture:

          (1) the Trust must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes issued under such Indenture on the stated maturity or on the applicable redemption date, as the case may be, and the Trust must specify whether such Notes are being defeased to maturity or to a particular redemption date;

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          (2) in the case of Legal Defeasance, the Trust shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

             (a) the Trust has received from, or there has been published by, the Internal Revenue Service a ruling or

             (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes issued under such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Trust shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes issued under such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing under such Indenture either:

             (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

             (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the relevant Indenture) to which the Trust or any of its Subsidiaries is a party or by which the Trust or any of its Subsidiaries is bound;

          (6) the Trust must have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Trust or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Trust or a Guarantor under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Trust must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Trust with the intent of preferring the Holders of Notes over the other creditors of the Trust and the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Trust or Guarantors or others; and

          (8) the Trust must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (regarding legal conclusions only), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, an Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority

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in principal amount of such Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing default or compliance with any provision of an Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (for any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions regarding the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of the relevant Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

          (7) waive a redemption payment for any Note (other than a payment required by one of the covenants described above under the caption
     "-- Repurchase at the Option of Holders");

          (8) release any domestic Guarantor from any of its obligations under its Subsidiary Guarantee or the applicable Indenture, except in accordance with the terms of the Indentures; or

          (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Indentures relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding. The release of any foreign Guarantor from any of its obligations under its Subsidiary Guarantee regarding an issue of Notes or the applicable Indenture will require the consent of Holders of at least two-thirds of such issue of Notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of Notes, the Trust, the Guarantors and the Trustee may amend or supplement the Indentures or the Notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Trust's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Trust's assets;

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          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the relevant Indenture of any such Holder;

          (5) to add additional Guarantors; or

          (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the relevant Indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

          (1) either:

             (a) all Notes that have been authenticated thereunder (except lost, stolen or destroyed Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

             (b) all Notes authenticated under the relevant Indenture that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Trust or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Trust or any Guarantor is a party or by which the Trust or any Guarantor is bound;

          (3) the Trust or the Guarantors have paid or caused to be paid all sums payable by them under the relevant Indenture; and

          (4) the Trust has delivered irrevocable instructions to the Trustee under the relevant Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date or upon delivery for cancellation, as the case may be.

In addition, the Trust must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Trust or any Guarantor, the Indentures limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, or apply to the Commission for permission to continue or resign.

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     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing and, subject to such direction, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indentures and Registration Rights Agreements without charge by writing to Venture Holdings Trust, 33662 James J. Pompo Drive, P.O. Box 278, Fraser, Michigan 48026,
Attention: James E. Butler.

BOOK-ENTRY, DELIVERY AND FORM

     The Outstanding Notes are and the Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (the "Global Notes").

     The Global Notes will be deposited on the date of the acceptance for exchange of the Outstanding Notes and the issuance of the Exchange Notes with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

DEPOSITORY PROCEDURES

     We are providing the following description of the operations and procedures of DTC, the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership

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interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by DTC:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants represented by the Global Notes with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, for the Participants, or by the Participants and the Indirect Participants, regarding other owners of beneficial interest in the Global Notes.

     Investors in the Global Notes who are Participants in DTC's system may hold their interests in the Global Notes directly through DTC. Investors in the Global Notes who are not Participants may hold their interests in the Global Notes indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURES FOR ANY PURPOSE.

     We will make payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee to DTC in its capacity as the registered Holder under the Indentures. Under the terms of the Indentures, we, along with the Trustee, will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of the Issuer or Guarantors or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility
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of DTC, the Trustee or the Issuer or Guarantors. Neither the Issuer, Guarantors
nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes. We and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described in this prospectus, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised us that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer, Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Certificated Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default regarding the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indentures. In all

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cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, for Certificated Notes held by Holders of at least $1,000,000 in aggregate principal amount of Notes, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Trust that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of the Outstanding Notes. See "-- Additional Information."

     The Trust, Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on May 27, 1999 pursuant to which the Trust and Guarantors agreed, for the benefit of the Holders of the Outstanding Notes, that they would, at their cost,

          (1) within 90 days after May 27, 1999 file a registration statement under the Securities Act, of which this prospectus forms a part, (an "Exchange Offer Registration Statement") with the Commission for a registered offer to exchange the Outstanding Notes for the Exchange Notes with terms substantially identical in all material respects to the Outstanding Notes (except that such Exchange Notes will not contain terms regarding transfer restrictions) and

          (2) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after May 27, 1999.

Upon such Exchange Offer Registration Statement being declared effective, the Trust will offer Exchange Notes in exchange for properly tendered Outstanding Notes.

     The Trust will keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders of the Outstanding Notes. For each Outstanding Note surrendered pursuant to such Exchange Offer, the

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Holder of such Outstanding Note will receive the applicable Exchange Notes having a principal amount equal to that of the surrendered Outstanding Note. Under existing Commission interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of at least 270 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

     Each Holder of the Outstanding Notes who wishes to exchange such Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that:

          (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business,

          (2) it has no arrangement with any Person to participate in the distribution of the Exchange Notes and

          (3) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is an affiliate of any of them, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for the Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Trust to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of May 27, 1999, the Trust will, at its own expense,

             (a) as promptly as practicable, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"),

             (b) use their best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement and

             (c) use their best efforts to keep effective such Shelf Registration Statement until the earlier of 24 months following May 27, 1999 and such time as all of the Outstanding Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement).

     The Trust will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder of the Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement for the Outstanding Notes has become effective and take certain other actions that are required to permit unrestricted resales of the Outstanding Notes. A Holder of the Outstanding Notes who sells such

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notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder, including certain indemnification and contribution rights and obligations.

     Each of the following events is a "Registration Default":

             (a) if neither of the registration statements described above is filed on or before the 90th day following May 27, 1999,

             (b) if neither of such registration statements is declared effective by the Commission on or prior to the 150th day after May 27, 1999 (the "Effectiveness Target Date"),

             (c) if an Exchange Offer Registration Statement becomes effective, and the Trust fails to consummate the Exchange Offer within 45 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or

             (d) if the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Outstanding Notes during the period specified in the Registration Rights Agreement .

If there is a Registration Default, then the Trust will pay to each Holder of the Outstanding Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Outstanding Notes held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Outstanding Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Outstanding Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

     "1997 Senior Notes" means the 9 1/2% Senior Notes due 2005 issued under that certain Indenture dated as of July 1, 1997 among the Trust and certain of the Guarantors and the Huntington National Bank, as Trustee, as the same may be amended from time-to-time.

     "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person or line of business of such Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Acquired Debt" means, for any specified Person:

          (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or

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

     otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes or merges with or into the Trust or a Subsidiary of the Trust shall not be Acquired Debt; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided, however, that any such Indebtedness that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such asset is acquired shall not be Acquired Debt.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used for any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Trust or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with either past practices or accepted business practices in the industry; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Trust and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indentures described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any of the Trust's Restricted Subsidiaries or the sale of Equity Interests in any of their Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Trust and its Restricted Subsidiaries;

          (3) an issuance or transfer of Equity Interests by a Restricted Subsidiary to the Trust or to another Restricted Subsidiary;

          (4) the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets (including, without limitation, the sale, lease, conveyance or other disposition of damaged, worn-out or other obsolete property if such property is no longer necessary for the proper conduct of the business of the Trust or such Restricted Subsidiary) in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments;"

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

          (7) sales of Receivables to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 80% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of Receivables will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Trust or any of the Guarantors entered into as part of a Qualified Receivables Transaction; and

          (8) transfers of Receivables (or a fractional undivided interest therein) by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Beneficiary" means (i) any beneficiary of the Trust while it is a trust or
(ii) any holders of the Equity Interests of a successor entity to the Trust; provided, that for any tax calculation or tax distribution herein, a Beneficiary shall be any Person ultimately liable for the payment of taxes regarding the Trust's income.

     "Board of Directors" means:

          (1) either the board of directors, general partners or managers of the Trust's Subsidiaries, or any duly authorized committee thereof; or

          (2) in the case of the Trust, the Special Advisor of the Trust; provided that (a) in the event the Special Advisor's rights, duties and powers are assumed by the Successor Special Advisor Group, "Board of Directors" means the Successor Special Advisor Group of the Trust and (b) in the case of a successor entity to Venture Holdings Trust, "Board of Directors" means the board of directors, general partners or managers of the successor entity.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation (other than non-voting non-convertible Indebtedness) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including, without limitation, the beneficial interests of a trust.

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

     "Cash Equivalents" means:

          (1) cash;

          (2) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (3) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250 million;

          (4) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

          (6) any money market deposit accounts including those of the Trustee issued or offered by a domestic commercial bank having capital and surplus in excess of $250 million;

          (7) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (1), (2), (3) and (4) above and in the case of (1), (2) and (3) maturing within one year after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Trust and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Trust;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Capital Stock of the Trust or the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares, but only if the Principals and their Related Parties are the Beneficial Owners, directly or indirectly, of less than a majority of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the Trust or the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares; or

          (4) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Trust (together with any new directors whose election by such Board or whose nomination for election by the equity holders of the Trust,

             (A) regarding Venture Holdings Trust was made pursuant to the terms of the Venture Trust Instrument, and

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

             (B) regarding Venture Holdings Corporation or another successor to the Trust, or their respective successors, after the occurrence of a Trust Contribution,

                (x) was approved by the Beneficiary(ies) of Venture Holdings Trust on or before the date of the Trust Contribution, or

                (y) was approved by a majority of the directors of the Trust whose appointment, election or nomination to the Board of Directors was approved in accordance with the preceding clause (x) or by this clause (y) cease for any reason to constitute a majority of the Board of Directors of the Trust then in office.

     Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred solely as a result of a transaction pursuant to which the Trust is reorganized or reconstituted as a corporation or a Trust Contribution occurs in accordance with the provisions described under "Merger, Consolidation or Sale of Assets" and no event which is otherwise a "Change of Control" shall have occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" means, for any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) Michigan single business tax expense, to the extent deducted in determining Consolidated Net Income; plus

          (2) Trust Tax Distributions; plus

          (3) provision for taxes based on income or profits of such Person and their Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) consolidated interest expense of such Person and their Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period (calculated in accordance with GAAP)) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period (calculated in accordance with GAAP)) of such Person and their Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Trust (collectively, the "Add-Backs") shall be added (without duplication) to Consolidated Net Income to compute Consolidated Cash Flow only:

          (1) in the same proportion as the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Trust and

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

          (2) only to the extent that such proportional amount of such Add-Backs would be permitted at the date of determination to be dividended, distributed or otherwise paid, directly or indirectly to the Trust by such Restricted Subsidiary without prior approval (that has not been obtained) and not in violation of the terms of its charter or any other agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders and such dividend, distribution or other payment is not subject to the right of any Person to the right of repayment, avoidance, set off or similar right;

provided that, if such dividend, distribution or other payment does not meet such requirements at such date, such Add-Backs shall be added to Consolidated Net Income to compute Consolidated Cash Flow but only if such dividend, distribution or other payment was actually made during the applicable period without the required prior approval of any Person or governmental authority and was not made in violation of such Restricted Subsidiary's charter or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and such dividend, distribution or other payment is not subject to the right of any Person to the right of repayment, avoidance, set-off or similar right.

     "Consolidated Net Income" means, for any specified Person for any period, the aggregate of the Net Income of such Person and their Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, that if such declaration or payment is not permitted at such date, such Net Income shall nevertheless be included if such declaration and payment were made during the applicable period without the prior required approval of any Person or governmental authority and were not made in violation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental resolution applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) Trust Tax Distributions to the extent not already deducted shall be excluded; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     In addition, solely for purposes of the covenant described under "-- Certain Covenants -- Restricted Payments," Consolidated Net Income shall include, without duplication of amounts included above,

             (A) the amount of dividends or other distributions paid in cash to the specified Person or a Restricted Subsidiary thereof by an Unrestricted Subsidiary but only to the extent of the Consolidated Net Income of such Unrestricted Subsidiary for the period beginning on the first day of the fiscal quarter commencing immediately after such Unrestricted Subsidiary became an Unrestricted Subsidiary and ending on the last day of the fiscal quarter for which financial statements are available immediately preceding the date of such dividend or other distribution and
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

             (B) Net Income of a Restricted Subsidiary earned by such Restricted Subsidiary during the period beginning on the first day of the first fiscal quarter commencing after the Issue Date and ending on the last day of the Trust's fiscal quarter for which financial statements are available immediately preceding the date of determination to the extent that:

                (x) such Net Income was previously excluded from Consolidated Net Income by reason of clause (2) of this definition and

                (y) as of such date of determination, such Restricted Subsidiary may declare and pay dividends or similar distributions without any prior governmental approval (that has not been obtained) and not in violation of its charter or any other agreement, covenant, instrument, decree, order, statute, rule or governmental regulating applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Worth" means, for any specified Person as of any date, the sum of:

          (1) the consolidated equity of the holders of Capital Stock or the trust principal of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date for any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

     "Credit Agreement" means that certain Credit Agreement, dated as of May 27, 1999, by and among the Trust, the lenders referred to therein and The First National Bank of Chicago, as agent, providing for up to $575 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith from time to time, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder in a manner not in violation of the Indenture) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other issues of debt securities, in each case with, or issued to, banks or other institutional lenders (including qualified institutional buyers or accredited investors) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other evidences of indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

          (1) any Senior Debt outstanding under the Credit Agreement and the 1997 Senior Notes; and

          (2) after payment in full of all Obligations under the Credit Agreement and the 1997 Senior Notes, any other Senior Debt permitted under the New Senior Subordinated Indenture the principal amount of which is $25.0 million or more and that has been designated by the Trust as "Designated Senior Debt."

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

     "Disqualified Stock" means, under either Indenture, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes issued under such Indenture mature.

     Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Trust to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Trust may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering of Capital Stock of the Trust for cash.

     "Event of Loss" means, for any property or asset, any (i) loss, destruction or damage of such property or asset which exceeds $15 million or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of use of such property or asset, which impairs the value of such property or asset in an amount exceeding $15 million as determined in good faith by the Fairness Committee of the Trust.

     "Existing Indebtedness" means Indebtedness of the Trust and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Fairness Committee" means a committee duly established pursuant to the Venture Trust Instrument and the bylaws of each other Guarantor, Restricted Subsidiary and any successor to Venture Holdings Trust without whose approval (and without the approval of a majority of its Independent members) the Trust, a Guarantor or a Restricted Subsidiary shall not be authorized to enter into any transaction or take any action which pursuant to the terms of the Indentures requires approval of the Fairness Committee.

     "Fixed Charges" means, for any specified Person and their Restricted Subsidiaries, for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and their Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and their Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of their Restricted Subsidiaries or secured by a Lien on assets of such Person or one of their Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

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

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of their Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Trust (other than Disqualified Stock) or to the Trust or a Restricted Subsidiary of the Trust, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means for any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period, calculated on a Pro Forma Basis. In the event that the specified Person or any of their Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable Reference Period.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation, Venture Service Company, Venture Europe, Inc., Venture EU Corporation, Venture Holdings Company LLC and Experience Management, LLC; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indentures; and their respective successors and assigns.

     "Hedging Obligations" means, for any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and currency exchange agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency or commodity values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

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

     "Indebtedness" means, without duplication, for any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent" means,for the Trust or any of its Restricted Subsidiaries, a Person who would qualify as an "independent director" within the meaning of the rules of the New York Stock Exchange and who:

          (1) shall not receive any payment or other fees for services to the Trust or any of its Affiliates (other than for serving as a member of the Fairness Committee of the Trust or of a Subsidiary of the Trust) and

          (2) shall not be an Affiliate, officer, member or employee of any firm, company or other entity that has performed services for the Trust or any of its Affiliates during the proceeding three fiscal years or that the Trust or any of its Affiliates proposes to have perform services if the amount of compensation for such services during any fiscal year exceeded or would exceed 5% of such firm's gross revenues during any of its three preceding fiscal years.

     "Investments" means, without duplication, for any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, employees, independent contractors or other third parties made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Trust or any Restricted Subsidiary of the Trust sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Trust such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Trust, the Trust shall be deemed to have made an Investment on the

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date of any such sale or disposition equal to the fair market value of the
Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Issue Date" means the date of the first issuance of the Notes under the Indentures.

     "Lien" means, for any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in (except in connection with any Qualified Receivables Transaction) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (except in connection with any Qualified Receivables Transaction).

     "Net Income" means, for any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of their Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of their Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by the Trust or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable (including, without limitation, Trust Tax Distributions in respect thereof) as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than:

          (1) in the case of the New Senior Subordinated Indenture, Senior Debt and

          (2) in the case of the New Senior Indenture, Indebtedness under a Credit Facility that is not expressly subordinated by its terms to any other Indebtedness of the Trust or such Restricted Subsidiary, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Trust nor any of its Restricted
     Subsidiaries:

             (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

             (b) is directly or indirectly liable as a guarantor or otherwise, or

             (c) constitutes the lender, other than, in each case, pursuant to an Investment in an Unrestricted Subsidiary not in violation of the Indenture;

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          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Trust or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Trust or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, in all cases whether now outstanding or hereafter created, assumed or incurred in connection therewith and including without limitation, interest accruing subsequent to the filing of the petition in bankruptcy at the rate provided in the relevant document, whether or not an allowed claim.

     "Operating Expense or Cost Reduction" means, for the calculation of a Fixed Charge Coverage ratio on a Pro Forma Basis, an operating expense or cost reduction for an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the forgoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of regulation S-X under the Exchange Act as in effect on the Issue Date and such reduction is subject to negative comfort by the Trust's independent public accountants.

     "Permitted Business" means the business conducted (or proposed to be conducted) by the Trust and its Restricted Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Trust are reasonably related businesses.

     "Permitted Investments" means:

          (1) any Investment in the Trust or in a Restricted Subsidiary of the Trust;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Trust or any Restricted Subsidiary of the Trust in a Person (other than a Receivables Subsidiary), if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Trust; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Trust or a Restricted Subsidiary of the Trust;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Trust;

          (6) Hedging Obligations;

          (7) loans or advances to employees, officers, independent contractors and other third parties of the Trust and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes;

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

          (8) Investments in securities of trade creditors or customers received pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) not to exceed $25 million; and

          (10) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Trust or a Subsidiary of the Trust in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in connection with a Qualified Receivables Transaction, provided that each such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Trust entered into as part of a Qualified Receivables Transaction.

     "Permitted Junior Securities" means:

          (1) Equity Interests in the Trust or any Guarantor; or

          (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the New Senior Subordinated Notes and the Subsidiary Guarantees thereof are subordinated to Senior Debt under the New Senior Subordinated Indenture.

     "Permitted Liens" means:

          (1) for the New Senior Subordinated Notes, Liens of the Trust and any Guarantor securing Indebtedness and other Obligations securing Senior Debt that was permitted by the terms of the New Senior Subordinated Indenture to be incurred;

          (2) for the New Senior Notes, Liens of the Trust and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that are not expressly subordinated by their terms to any other Indebtedness of the Trust or such Guarantor that was permitted by the terms of the New Senior Indenture to be incurred;

          (3) Liens in favor of the Trust or the Guarantors;

          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Trust or any Restricted Subsidiary of the Trust; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Trust or the Restricted Subsidiary;

          (5) Liens on property existing at the time of acquisition thereof by the Trust or any Restricted Subsidiary of the Trust, provided that such Liens were not incurred in contemplation of such acquisition;

          (6) Liens to secure the performance of bids, trade contracts (other than advanced money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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

          (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (8) Liens existing on the Issue Date;

          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (10) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP;

          (11) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Restricted Subsidiaries;

          (12) Liens arising by operation of law in connection with court orders and judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (13) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (14) the New Senior Indenture will permit Liens securing the New Senior Notes and the New Senior Subordinated Indenture will permit Liens securing the New Senior Subordinated Notes;

          (15) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Restricted Subsidiary;

          (16) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business;

          (17) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date;

          (18) additional Liens incurred in the ordinary course of business of the Trust or any Subsidiary of the Trust for obligations that do not exceed $5.0 million at any one time outstanding;

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

          (19) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary that was permitted to be incurred under clause (14) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (20) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

     "Permitted Preferred Stock" means any Preferred Stock of the Trust or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, amend, restate, refinance, renew, replace or refund other Preferred Stock of the Trust or any of its Restricted Subsidiaries (other than intercompany Preferred Stock); provided that:

          (1) the liquidation preference of such Permitted Preferred Stock does not exceed the liquidation preference of the Preferred Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Preferred Stock has a final maturity date (or redemption date, as applicable) later than the final maturity date (or redemption date, as applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Preferred Stock being extended, refinanced, renewed, replaced, or refunded;

          (3) if the Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded is Disqualified Stock, such Permitted Preferred Stock has a redemption, maturity, repurchase or other required payment (other than dividend payments) no earlier than the earliest redemption, maturity, repurchase or other required payment (other than dividend payments) of the Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (4) such Preferred Stock is issued either by the Trust or by the Subsidiary who is the issuer on the Preferred Stock being extended, refinanced, renewed, replaced, or refunded; and

          (5) Permitted Preferred Stock constituting Disqualified Stock may only be issued if the Preferred Stock being extended, refinanced, renewed, replaced or refunded constitutes Disqualified Stock.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Preferred Stock (other than Disqualified Stock) of the Trust or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, amend, restate, refinance, renew, replace, defease or refund other Indebtedness of the Trust or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the applicable Notes, such Permitted Refinancing

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     Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the applicable Notes on terms at least as favorable to the Holders of the applicable Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred or such Preferred Stock is issued either by the Trust or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference for dividends, distributions or liquidation proceeds or any other payments of such Person over the holders of other Capital Stock issued by such Person.

     "Principals" means Larry J. Winget.

     "Pro Forma Basis" or "Pro Forma Effect" means, for purposes of calculating the Fixed Charge Coverage Ratio, giving pro forma effect to certain transactions such that:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction for such Acquisition shall be deducted from such calculation;

          (2) transactions giving rise to the need to calculate the Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

          (3) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period);

          (4) the Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a Pro Forma Basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to a Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;

          (5) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (6) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

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     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Trust or any of its Subsidiaries pursuant to which the Trust or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Trust or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any Receivables, whether now existing or arising in the future, of the Trust or any of its Subsidiaries.

     "Receivables Debt" means Indebtedness:

          (1) as to which neither the Trust nor any of its Subsidiaries (other than the Receivables Subsidiary):

             (a) provides any credit support that would constitute Indebtedness or

             (b) is directly or indirectly liable (as a guarantor or otherwise); and

          (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Trust or any of its Subsidiaries (other than the Receivables Subsidiary);

provided that, notwithstanding the foregoing, the Trust and any of its Subsidiaries that sell Receivables to the Receivables Subsidiary shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

     "Receivables" means accounts receivable and all other assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Trust or any of its Subsidiaries sells its accounts receivable to a Receivables Subsidiary.

     "Receivables Subsidiary" means a Subsidiary of the Trust, created primarily to purchase or finance the receivables of the Trust and/or its Subsidiaries pursuant to a Receivables Facility, so long as it:

          (a) has no Indebtedness other than Receivables Debt;

          (b) is not party to any agreement, contract, arrangement or understanding with any of the Trust or any other Subsidiary of the Trust unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Trust or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of any of the Trust or a Guarantor;

          (c) is a Person for which neither the Trust nor any of its Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (d) has not Guaranteed or otherwise directly provided credit support for any Indebtedness of any of the Trust or any of its Subsidiaries.

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Notwithstanding the foregoing, the Trust and the Guarantors may make capital contributions in the form of Receivables transferred to the Receivables Subsidiary for non-cash consideration to the extent necessary or desirable to prevent a disruption of purchases of Receivables or to avoid a default under the Receivables Facility. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of the Indentures and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Trust as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Trust shall be in default of such covenant).

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indentures.

     "Related Party" means Larry J. Winget's estate or legal representative, members of his immediate family and all lineal descendants of Larry J. Winget and all spouses of such lineal descendants (or any trust(s) or entity(ies) whose sole beneficiaries or holders of Equity Interests, or the holders of a majority of the outstanding Voting Stock are any one or more of the foregoing).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means, for the New Senior Subordinated Notes:

          (1) all Indebtedness of the Trust or any Guarantor outstanding under Credit Facilities that is not expressly subordinated by its terms to any other Indebtedness of the Trust or such Guarantor, the New Senior Notes and the 1997 Senior Notes and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Trust or any Guarantor permitted to be incurred under the terms of the New Senior Subordinated Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the New Senior Subordinated Notes or any Subsidiary Guarantee thereof; and

          (3) all Obligations for the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Trust and the Guarantors;

          (2) any Indebtedness of the Trust or Guarantors to any of their Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the New Senior Subordinated Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

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     "Stated Maturity" means, for any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, for any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means (1) for the New Senior Subordinated Notes, a Guarantee by a Subsidiary on a senior subordinated basis of the Trust's payment obligations under the New Senior Subordinated Notes and the New Senior Subordinated Indenture in the form attached as an exhibit to the New Senior Subordinated Indenture and (2) for the New Senior Notes, a Guarantee by a Subsidiary on a senior basis of the Trust's payment obligations under the New Senior Notes and the New Senior Indenture in the form attached as an exhibit to the New Senior Indenture.

     "Tax Distribution Amount" means, in respect of any period after the Issue Date during which the Trust is a Pass-Through Entity for federal income tax purposes, an amount, determined in good faith by the Trust's independent public accountants, which shall be a nationally recognized accounting firm, equal to the sum of (x) the amount of intangibles tax actually imposed on each Beneficiary of the Trust in respect of Trust Tax Distributions for such period and (y) (a) the sum of the highest marginal federal income tax rate and highest state and local income tax rate applicable to a Beneficiary of the Trust on income of the Investee Companies which are Pass-Through Entities for federal, state or local income tax purposes for such period, expressed as a percentage, multiplied by (b) such Investee Companies' taxable income for such period computed taking into account, without limitation, the deduction for single business and franchise tax actually imposed on such Investee Companies; provided that (i) the foregoing shall be determined by giving effect to the deduction of relevant state and local income and intangibles taxes for purposes of determining federal income taxes, such deduction to be computed based on the state and local income tax rates applicable in clause (y) (a) hereof and the amount of intangibles tax determined under clause (x) hereof, and (ii) the foregoing shall be appropriately reduced by the amount of cumulative tax losses of such Investee Companies from any previous period (to the extent not previously utilized in computing the Tax Distribution Amounts) since the Issue Date and any investment tax credits and other tax credits of such Investee Companies since the Issue Date.

     "Trust" means (1) Venture Holdings Trust, a trust organized under the laws of the State of Michigan, (2) Venture Holdings Corporation (after the occurrence of a Trust Contribution) or (3) any successor Person to Venture Holdings Trust or Venture Holdings Corporation (after the occurrence of a Trust Contribution) in accordance with the provisions under "Merger, Consolidation or Sale of Assets."

     "Unrestricted Subsidiary" means any Subsidiary of the Trust that is designated by the Board of Directors of the Trust as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Trust or any Restricted Subsidiary of the Trust unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Trust or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Trust;

          (3) is a Person for which neither the Trust nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than an Investment made in such Subsidiary not in violation of the Indenture; and

          (4) is not guaranteeing or otherwise directly or indirectly providing credit support for any Indebtedness of the Trust or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Trust as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Trust as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Trust shall be in default of such covenant. The Board of Directors of the Trust may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Trust of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a Pro Forma Basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

     "Venture Trust Instrument" means the Agreement, dated December 28, 1987, as amended and restated on February 16, 1994, as amended, among Larry J. Winget, as Trustee, and Larry J. Winget, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in accordance with the terms of the Indentures.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount, or liquidation preference, as applicable, of such Indebtedness or Preferred Stock, as the case may be, of such Indebtedness.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     This summary is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular holder is made. You should consult your own tax advisors for your particular circumstances.

     The following is a general discussion of material United States federal income tax consequences associated with the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes. This summary applies only to an initial beneficial owner of an Exchange Note who acquired an Outstanding Note at the initial offering for the original offering price thereof and who acquires the Exchange Note pursuant to the exchange offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to subsequent purchasers of the exchange notes and is limited to investors who hold the exchange notes as capital assets. Furthermore, this discussion does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under United States federal income tax law, including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons owning the exchange notes through partnerships or other pass-through entities, former citizens or residents of the United States, or persons who have acquired the exchange notes as part of a straddle, hedge, conversion transaction or other integrated investment. This summary also does not discuss the federal alternative minimum tax consequences to the holder, not does it discuss consequences to a holder under state, local or foreign tax laws, which may differ from corresponding federal income tax laws. Prospective investors are advised to consult their own tax adviser regarding the particular tax consideration pertaining to them regarding ownership and disposition of the exchange notes, including the effects of applicable federal, state, local foreign or other tax laws to which they may be subject, as well as possible changes in the tax laws.

     EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

UNITED STATES TAXATION OF UNITED STATES HOLDERS

     The term "United States Holder," as used in this prospectus, means a beneficial owner of a note that is, for United States federal income tax purposes:

     - a citizen or resident, as determined for U.S. federal income tax purposes, of the United States,

     - a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,

     - an estate the income of which is subject to United States federal income taxation regardless of its source and

     - a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

The term "Non-U.S. Holder," as used in this prospectus means a beneficial owner of a note that is not a United States Holder.

EXCHANGE OFFER

     The exchange of an outstanding note for an exchange note pursuant to the exchange offer should not constitute a "significant modification" of the outstanding note for United States federal income tax purposes and, accordingly, the exchange note received should be treated as a continuation of the outstanding note in the hand of such holder. As a result, there should be no United States federal income tax consequences to a United States Holder who exchanges an outstanding note for an exchange note pursuant to the exchange offer, and any such holder should have the same adjusted tax basis and holding period in the exchange note as it had in the outstanding note immediately before the exchange.

PAYMENTS OF INTEREST

     Stated interest payable on an exchange note generally will be included in the gross income of a United States Holder as ordinary interest income at the time accrued or received, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

DISPOSITION OF THE EXCHANGE NOTES

     Upon the sale, exchange, retirement at maturity or other taxable disposition, collectively a "disposition," of an exchange note, a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition by such holder, except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income, and such holder's adjusted tax basis in the exchange note. Such capital gain or loss will be long-term capital gain or loss if such United States Holder's holding period for the exchange note exceeds one year at the time of the disposition. Recently enacted United States tax legislation reduced the maximum federal income tax rate applicable to long-term capital gains in certain instances. Prospective investors should consult their tax advisors regarding the possible effect on such investors of such legislation.

UNITED STATES TAXATION OF NON-U.S. HOLDERS

PAYMENTS OF INTEREST

     In general, payments of interest received by a Non-U.S. Holder will not be subject to United States federal withholding tax, provided that:

          (A) (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Venture entitled to vote,

               (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to Venture actually or constructively through stock ownership,

               (3) the Non-U.S. Holder is not a bank that has purchased its exchange notes pursuant to an extension of credit made in the ordinary course of its trade or business, and

               (4) the beneficial owner of the exchange note, under penalties or perjury, provides Venture or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder in compliance with applicable requirements,

          (B) the interest received on the exchange note is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and the Non-U.S. Holder complies with certain reporting requirements, or

          (C) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the Non-U.S. Holder complies with certain reporting requirements.

Payments of interest not exempt from the United States federal withholding tax as described above will be subject to such withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty.

DISPOSITION OF THE EXCHANGE NOTES

     A Non-U.S. Holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, for gain realized on the disposition of an exchange note, unless:

     - the gain is effectively connected with a United States trade or business conducted by the Non-U.S. Holder,

     - the Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and certain other requirements are satisfied, or

     - the Non-U.S. Holder is subject to certain provisions of United States federal income tax law applicable to certain expatriates.

In addition, an exchange of an outstanding note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange of the outstanding note for Non-U.S. Holders. See "United States Taxation of United States
Holders -- Exchange Offer."

EFFECTIVELY CONNECTED INCOME

     If interest and other payments received by a Non-U.S. Holder for the exchange notes, including proceeds from the disposition of the exchange notes, are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or the Non-U.S. Holders is otherwise subject to United States federal income taxation on a net basis for such Holder's ownership of the exchange notes, such Non-U.S. Holder will generally be subject to the other rules described above under "United States Taxation of United States Holders," subject to any modification provided under an applicable income tax treaty. Such Non-U.S. Holder may also be subject to the "branch profits tax" if such Holder is a corporation.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Certain non-corporate United States Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest on, and the proceeds of the disposition of the exchange notes. In general, backup withholding will be imposed only if the United States Holder:

     - fails to furnish its taxpayer identification number, which, for an individual, would be his or her Social Security number,

     - furnishes an incorrect taxpayer identification number,

     - is notified by the IRS that it has failed to report payments of interest or dividends, or

     - under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, such payments of principal and interest to United States Holders will generally be subject to information reporting. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     Venture must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Backup withholding and information reporting on IRS Form 1099 generally will not apply to interest payments made to a Non-U.S. Holder of an exchange note who provides the certification described under "United States Taxation of Non-U.S. Holders -- Payments of Interest" or otherwise establishes an exemption from backup withholding. Payments of the proceeds of a disposition of the exchange notes by or through a United States office of a broker generally will be subject to backup withholding at a rate of 31% and information reporting unless the Non-U.S. Holder certifies it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payments of the proceeds of a disposition of the exchange notes by or through a foreign office of a United States broker, a controlled foreign corporation for United States federal income tax purposes or a foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding.

     The amount of any backup withholding imposed on a payment to a Holder of an exchange note will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

RECENTLY ISSUED TREASURY REGULATIONS

     The U.S. Treasury Department recently issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Holders. The new Treasury regulations are generally effective for payments made after December 31, 1999. In addition, the new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of an Exchange Note. Prospective investors should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the exchange notes.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the exchange notes issued in the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holders' business and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes. This position does not apply to any holder that is:

     - an "affiliate" of ours within the meaning of Rule 405 under the Securities Act,

     - a broker-dealer who acquired Notes directly from us, or

     - broker-dealers who acquired Notes as a result of market-making or other trading activities.

Any broker-dealers receiving exchange notes in the exchange offer are subject to a prospectus delivery requirement for resales of the exchange notes. To date, the SEC has taken the position that these participating broker-dealers may fulfill their prospectus delivery requirements for transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers, with this prospectus.

     Each broker-dealer receiving exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in any resale of the exchange notes. Participating broker-dealers may use this prospectus in reselling exchange notes, if the outstanding notes were acquired for their own accounts as a result of market-making activities or other trading activities. We have agreed that a participating broker-dealer may use this prospectus in reselling exchange notes for a period ending 270 days after the Expiration Date or, if earlier, when a participating broker-dealer has disposed of all exchange notes. A participating broker-dealer intending to use this prospectus in the resale of exchange notes must notify us on or before the Expiration Date, that it is a participating broker-dealer. This notice may be given in the space provided for in the Letter of Transmittal or may be delivered to the Exchange Agent. We have agreed that, for a period of 270 days after the Expiration Date, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the Letter of Transmittal. See "The Exchange Offer -- Resales of Exchange Notes" for more information.

     We will not receive any cash proceeds from the exchange notes. Broker-dealers acquiring exchange notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the exchange notes or a combination of such methods. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of exchange notes.

     Any broker-dealer reselling exchange notes that it received in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the exchange notes offered hereby will be passed upon for us by Dykema Gossett PLLC, Detroit, Michigan.

                                    EXPERTS

     The consolidated financial statements of Venture Holdings Company LLC as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998, 1997 and 1996 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     The consolidated financial statements of Peguform GmbH as of September 30, 1998 and 1997, and for the years ended September 30, 1998 and 1997 included in this prospectus have been audited by BDO International GmbH Wirtschaftsprufungsgesellschaft, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
VENTURE HOLDINGS COMPANY LLC
  AS SUCCESSOR TO VENTURE HOLDINGS TRUST
Audited Financial Statements
Report of Independent Public Accountants....................    F-2
Consolidated Balance Sheets.................................    F-3
Consolidated Statements of Income and Comprehensive
  Income....................................................    F-4
Consolidated Statements of Changes in Trust Principal.......    F-5
Consolidated Statements of Cash Flows.......................    F-6
Notes to Consolidated Financial Statements..................    F-7
Unaudited Financial Statements for Six Months Ended June 30,
  1999 and 1998
Consolidated Balance Sheets.................................   F-26
Consolidated Statements of Income and Comprehensive
  Income....................................................   F-27
Consolidated Statements of Changes in Member's Equity.......   F-28
Consolidated Statements of Cash Flows.......................   F-29
Notes to Consolidated Financial Statements..................   F-30
PEGUFORM GMBH
Report of Independent Auditors..............................   F-40
Consolidated Balance Sheets.................................   F-41
Consolidated Statements of Income...........................   F-43
Consolidated Statements of Stockholders' Equity.............   F-44
Consolidated Statements of Cash Flows.......................   F-45
Notes to the Consolidated Financial Statements..............   F-47

                          INDEPENDENT AUDITORS' REPORT

Trustee of Venture Holdings Trust
Fraser, Michigan

     We have audited the accompanying consolidated balance sheets of Venture Holdings Trust as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, trust principal and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14. These financial statements and the financial statement schedule are the responsibility of Venture's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Venture Holdings Trust as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

March 30, 1999
Detroit, Michigan

                             VENTURE HOLDINGS TRUST

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................   $    130     $  1,477
  Accounts receivable, net, includes related party
     receivables of $56,648, $32,260 and $59,878 (unaudited)
     at December 31, 1998 and 1997, and March 31, 1999
     respectively (Notes 2, 6 & 7)..........................    190,135      161,157
  Inventories (Notes 3, 6 & 7)..............................     51,139       52,616
  Prepaid expenses and other (Note 11)......................      8,870        8,994
                                                               --------     --------
     Total current assets...................................    250,274      224,244
  Property, Plant and Equipment, Net (Notes 4 & 7)..........    200,544      205,765
  Intangible Assets (Note 5)................................     52,022       53,900
  Other Assets (Notes 1 & 7)................................     26,636       25,771
  Deferred Tax Assets (Note 11).............................     11,839       14,442
                                                               --------     --------
          Total Assets......................................   $541,315     $524,122
                                                               ========     ========

LIABILITIES AND TRUST PRINCIPAL

Current Liabilities:
  Accounts payable (Note 7).................................   $ 52,351     $ 70,047
  Accrued payroll & taxes...................................      9,017        7,341
  Accrued interest..........................................     13,387       12,148
  Other accrued expenses....................................      5,299        6,485
  Current portion of long-term debt (Note 6)................      1,565        3,122
                                                               --------     --------
     Total current liabilities..............................     81,619       99,143
  Other Liabilities (Note 10)...............................      7,254       14,281
  Deferred Tax Liabilities (Note 11)........................     11,955       13,350
  Long-Term Debt (Note 6)...................................    363,374      333,066
                                                               --------     --------
     Total liabilities......................................    464,202      459,840
Commitments and Contingencies (Note 8)......................         --           --
Trust Principal:
  Accumulated other comprehensive income -- minimum pension
     liability in excess of unrecognized prior service cost,
     net of tax (Note 10)...................................       (737)
  Trust principal...........................................     77,850       64,282
                                                               --------     --------
     Total trust principal..................................     77,113       64,282
                                                               --------     --------
          Total Liabilities and Trust Principal.............   $541,315     $524,122
                                                               ========     ========

See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                                          ------------------------------------
                                                            1998          1997          1996
                                                          --------      --------      --------
Net Sales (Notes 7 & 9).................................  $645,196      $624,113      $351,777
Cost of Products Sold (Note 7)..........................   532,809       521,361       302,940
                                                          --------      --------      --------
Gross Profit............................................   112,387       102,752        48,837
Selling, General and Administrative Expense (Note 7)....    59,689        57,217        26,588
Payments to Beneficiary in Lieu of Taxes (Note 7).......       535           472           666
                                                          --------      --------      --------
Income from Operations..................................    52,163        45,063        21,583
Interest Expense........................................    36,641        30,182        19,248
                                                          --------      --------      --------
Net Income Before Extraordinary Items and Taxes.........    15,522        14,881         2,335
Tax Provision (Note 11).................................     1,954         3,358           336
                                                          --------      --------      --------
Net Income Before Extraordinary Items...................    13,568        11,523         1,999
Net Extraordinary Loss on Early Retirement of Debt (Note
  12)...................................................         0             0         2,738
                                                          --------      --------      --------
Net Income (Loss).......................................    13,568        11,523          (739)
Other Comprehensive Income -- minimum pension liability
  in excess of unrecognized prior service cost, net of
  tax (Note 10).........................................      (737)            0             0
                                                          --------      --------      --------
Comprehensive Income (Loss).............................  $ 12,831      $ 11,523      $   (739)
                                                          ========      ========      ========

See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

             CONSOLIDATED STATEMENTS OF CHANGES IN TRUST PRINCIPAL
                             (DOLLARS IN THOUSANDS)

                                                               1998     1997     1996
                                                              ------   ------   ------
Trust Principal, Beginning of Period........................  64,282   52,759   53,498
Comprehensive Income (Loss)
  Net Income (Loss).........................................  13,568   11,523     (739)
  Other Comprehensive Income -- minimum pension liability in excess of unrecognized prior service cost, net of tax
     (Note 10)..............................................    (737)
                                                              ------   ------   ------
Comprehensive Income (Loss).................................  12,831   11,523     (739)
                                                              ------   ------   ------
Trust Principal, End of Period..............................  77,113   64,282   52,759
                                                              ======   ======   ======

See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                               1998       1997        1996
                                                              -------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................  $13,568   $  11,523   $    (739)
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities, net of acquisitions:
  Depreciation and amortization.............................   39,320      32,147      22,628
  Change in accounts receivable.............................  (29,795)    (31,489)    (35,789)
  Change in inventories.....................................    1,477      (1,517)     (4,298)
  Change in prepaid expenses................................    2,147       2,329      (4,116)
  Change in other assets....................................   (7,045)     (7,178)     (6,445)
  Change in accounts payable................................  (17,696)    (14,774)     32,400
  Change in accrued expenses................................      (21)     (5,588)     21,221
  Change in other liabilities...............................   (7,028)     (1,630)      8,725
  Change in deferred taxes..................................     (320)      3,119      (1,322)
  Net extraordinary loss on early extinguishment of debt....        0           0       2,738
                                                              -------   ---------   ---------
     Net cash (used in) provided by operating activities....   (5,393)    (13,058)     35,003
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................  (24,706)    (33,012)    (64,593)
  Purchase of subsidiaries, net of cash acquired............        0      (4,081)    (56,954)
                                                              -------   ---------   ---------
     Net cash used in investing activities..................  (24,706)    (37,093)   (121,547)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments) borrowings under revolving credit
     agreement..............................................   32,000     (46,000)     91,000
  Net proceeds from issuance of debt........................        0     205,000      69,249
  Principal payments on debt................................   (3,248)   (122,808)    (14,535)
Payment for early extinguishment of debt....................        0           0     (62,738)
                                                              -------   ---------   ---------
Net cash (used in) provided by financing activities.........   28,752      36,192      82,976
                                                              -------   ---------   ---------
Net Increase (Decrease) in Cash.............................   (1,347)    (13,959)     (3,568)
Cash and Cash Equivalents at Beginning of Period............    1,477      15,436      19,004
                                                              -------   ---------   ---------
Cash and Cash Equivalents at End of Period..................      130       1,477      15,436
                                                              =======   =========   =========
Supplemental Cash Flow Information Cash paid during the
  period for Interest.......................................  $35,402   $  22,628   $  18,187
                                                              =======   =========   =========
  Income taxes paid (refunded)..............................  $   285   $     140   $  (2,179)
                                                              =======   =========   =========

See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

     Organization -- In 1987, the sole shareholder of the Venture Group of companies contributed all of the common stock of the companies to Venture Holdings Trust (the Trust). Simultaneously, certain property, plant, and equipment was contributed by the sole shareholder to certain companies owned by the Trust. In exchange, the shareholder was named the sole beneficiary of the Trust.

     The companies included in the Trust are Venture Industries Corporation, Venture Mold and Engineering Corporation, Venture Industries Canada, Ltd., Vemco, Inc., Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management L.L.C. and any predecessors to such organizations. Experience Management L.L.C. was formed late in 1997 to assume the human resource obligations of the Trust. The companies included in the Trust are involved in the design and manufacturing of molded parts and systems integration for North American automotive original equipment manufacturers. During 1996 the Trust acquired Bailey Corporation and its subsidiaries ("Bailey") which were merged into Venture Holdings Corporation in July of 1997. During 1996, the trust acquired the assets of AutoStyle Plastics, Inc. ("AutoStyle") which was merged into Vemco, Inc. in July of 1997.

     The Trust has been established as a grantor trust. The Trust received a private letter ruling from the Internal Revenue Service confirming that the Trust meets the requirements of a grantor trust under Section 1361(c)(2)(A)(i) of the Internal Revenue Code.

     Principles of Consolidation -- The consolidated financial statements include the accounts of Venture Holdings Trust and its wholly owned subsidiaries (collectively the "Company"). All intercompany accounts and transactions have been eliminated.

     The consolidated financial statements include only those assets and liabilities which relate to the business of Venture Holdings Trust. These statements do not include any assets or liabilities attributable to the beneficiary's individual activities. However, the Company does enter into various transactions with companies in which the sole beneficiary has an interest. These transactions are summarized in Note 7 -- Related Party Transactions.

     Estimates -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- Highly liquid investments with an initial maturity of three months or less are classified as cash equivalents.

     Inventories -- Manufactured parts inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory also includes costs associated with building molds under contract. Molds owned by the Company and used in the Company's manufacturing operations are transferred to tooling, in property, plant and equipment, when the molds are operational.

     Property and Depreciation -- Property, plant, and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the various classes of assets.

                             VENTURE HOLDINGS TRUST

Tooling is amortized on a piece price or straight line basis over the related production contract, generally 3 to 7 years. The principal estimated useful lives are as follows:

                                                                YEARS
                                                                -----
Building and improvements...................................    10-40
Machinery and equipment, and automobiles....................     3-20

     Leasehold improvements are amortized over the useful life or the term of the lease, whichever is shorter. Expenditures for maintenance and repairs are charged to expense as incurred.

     Intangible Assets -- The purchase price of companies in excess of the fair value of net identifiable assets acquired ("goodwill") is amortized over 30 years using the straight-line method. The amount reported at December 31, 1998 and 1997 was $52.0 million and $53.9 million, respectively, which is net of accumulated amortization.

     Long-Lived Assets and Long-Lived Assets to be Disposed of -- Effective January 1, 1996, Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" was adopted. This Statement establishes accounting standards for the impairment of long-lived assets, and certain identifiable intangibles, and goodwill related to those assets to be held and used and long-lived and certain identifiable intangibles to be disposed of. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company periodically evaluates the carrying value for impairment, such evaluations are based principally on the undiscounted cash flows of the operations to which the asset is related.

     Revenue Recognition -- Revenue from the sale of manufactured parts is recognized when the parts are shipped. Revenue from mold sales is recognized using the completed contract method due to the reasonably short build cycle. Accounts receivable includes unbilled receivables for mold contracts that are substantially complete. The amounts are billed when final approval has been received from the customer or in accordance with contract terms. Provision for estimated losses on uncompleted contracts, if any, is made in the period such losses are identified.

     Other Assets -- Deferred financing costs are included in other assets and are amortized over the life of the related financing arrangement.

     Program Costs -- Certain costs incurred for the design of components to be built for customers are recorded as deferred program costs which are included in other assets. These costs are recovered based on units produced in each year over the term of production contracts.

     Income Taxes -- Amounts in the financial statements relating to income taxes relate to the subsidiaries that have not elected S corporation status and are calculated using the Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" (SFAS 109).

     Other significant subsidiaries have elected to be taxed as S corporations under the Internal Revenue Code. The beneficiary is required to report all income, gains, losses, deductions, and credits of the S corporations included in the Trust on his individual tax returns.

                             VENTURE HOLDINGS TRUST

     Separate Financial Statements -- Separate financial statements for the Trust and each Subsidiary are not included in this report because each entity (other than Venture Canada and Experience Management L.L.C.) is jointly and severally liable for the Company's senior credit facility and senior notes, and each entity (including Venture Canada but excluding Experience Management L.L.C.) is jointly and severally liable for the Company's senior subordinated notes either as a co-issuer or as a guarantor. In addition, the aggregate total assets, net earnings and net equity of the Subsidiaries of the Trust (with or without Venture Canada and Experience Management L.L.C.) are substantially equivalent to the total assets, net earnings and net equity of the Company on a consolidated basis. Venture Canada and Experience Management L.L.C. represent less than 1% of total assets, net earnings, net trust principal and operating cash flow.

     Derivative Financial Instruments -- Interest rate swaps are utilized to reduce the sensitivity of earnings to various market risk and manage funding costs. The primary market risk includes fluctuations in interest rates and variability in spread relationships (i.e. Prime vs. LIBOR spreads). Interest rate swaps are used to change the characteristics of its variable rate exposures. Interest rate differentials resulting from interest rate swap agreements used to change the interest rate characteristics are recorded on an accrual basis as an adjustment to interest expense as part of operating activities. In the event of early termination of an interest rate swap agreement designated as a hedge, the gain or loss is deferred, and recognized as an adjustment to interest expense over the remaining term of the underlying debt.

     Reclassifications -- Certain reclassifications have been made to the 1997 financial statements in order to conform to the 1998 presentation.

     Recent Accounting Pronouncements -- In June 1997, the Financial Accounting Standards Board (FASB) approved SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes accounting standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses). The Company has adopted this Standard in the financial statements (Note 10). SFAS No. 131 establishes accounting standards for the way public enterprises report information about operating segments in annual financial statements. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has adopted this accounting standard; however, there was no impact on the Company's financial statement presentation and disclosures because the chief decision maker of the Company utilizes only the consolidated financial statements to assess the Company's performance and to allocate the Company's resources.

     In February 1998, the FASB approved SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pension and other postretirement benefits. In particular, the Standard requires additional information on changes in the benefit obligation and fair values of plan assets. The Company has adopted this Standard in the presentation of its financial statements (Note 10).

     In June 1998, the FASB approved SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Standard is effective for the first

                             VENTURE HOLDINGS TRUST
quarter of the Company's fiscal year beginning January 1, 2000. The Company has not yet determined the impact of adopting this Standard on its financial position or results of operations.

     In March 1998, the Accounting Standards Executive committee published accounting Statement of Position (SOP) 98-1, which provides guidance on accounting for the costs of computer software developed or obtained for internal use. The provisions of this SOP are applicable for the Company's fiscal year beginning January 1, 1999. The Company does not anticipate that adoption of this Standard will have a material impact on its financial position or results of operations.

2. ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1998          1997
                                                              --------      --------
                                                                  (IN THOUSANDS)
Accounts receivable (including related parties).............  $172,759      $140,003
Unbilled mold contract receivables..........................    21,894        24,726
                                                              --------      --------
                                                               194,653       164,729
Allowance for doubtful accounts.............................    (4,518)       (3,572)
                                                              --------      --------
Net accounts receivable.....................................  $190,135      $161,157
                                                              ========      ========

     Excluding receivables from related parties, substantially all of the receivables are from companies operating in the automobile industry.

3. INVENTORIES

     Inventories consisted of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                               1998         1997
                                                              -------      -------
                                                                 (IN THOUSANDS)
Raw material................................................  $25,169      $26,036
Work-in-process -- manufactured parts.......................    2,965        2,863
Work-in-process -- molds....................................   11,436       10,922
Finished goods..............................................   11,569       12,795
                                                              -------      -------
          Total.............................................  $51,139      $52,616
                                                              =======      =======

                             VENTURE HOLDINGS TRUST

4. PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                                DECEMBER 31
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
                                                               (IN THOUSANDS)
Land......................................................  $  2,418    $  2,427
Building and improvements.................................    64,459      62,538
Leasehold Improvements....................................    13,970      12,090
Machinery and equipment...................................   225,687     219,767
Tooling/Molds.............................................    12,026       8,659
Office and transportation equipment.......................     5,963       6,373
Construction in progress..................................     4,009       7,421
                                                            --------    --------
                                                             328,532     319,275
Less accumulated depreciation and amortization............   127,988     113,510
                                                            --------    --------
Total.....................................................  $200,544    $205,765
                                                            ========    ========

     Included in property, plant and equipment is equipment and buildings held under capitalized leases. These assets had a cost basis of $9.4 million and accumulated depreciation relating to these assets of $2.6 million at December 31, 1998. As of December 31, 1997, these assets had a cost basis of $12.7 million and accumulated depreciation of $4.0 million.

5. BUSINESS ACQUISITIONS

     Effective August 26, 1996, the Trust acquired Bailey, a manufacturer of high quality molded plastic exterior components for sale to automobile manufacturers for an aggregate purchase price of $57 million. This acquisition price was the cost to acquire all of the outstanding shares of the company at $8.75 per share including all of the outstanding options and warrants. The acquisition was accounted for as a purchase with the purchase price allocated over the estimated fair value of the assets and liabilities assumed, resulting in goodwill of approximately $53.8 million. The goodwill is being amortized over 30 years using the straight-line method. Bailey was merged into Venture Holdings Corporation in July of 1997.

     Effective June 3, 1996, the Company acquired certain assets from AutoStyle for a purchase price of $6.7 million and entered into a capital lease for all property, plant and equipment. The acquisition was accounted for as a purchase with the purchase price allocated over the estimated fair value of the assets and liabilities assumed, resulting in goodwill of $2.6 million. The goodwill is being amortized over 30 years using the straight-line method.

     The consolidated earnings includes the operations of Bailey from August 26, 1996 and the operations for AutoStyle from June 3, 1996.

                             VENTURE HOLDINGS TRUST

     Unaudited pro forma results of operations represent the consolidation of historical results for the twelve months ended December 31, 1996, assuming the acquisition of Bailey had occurred at January 1, are as follows (in thousands):

Net sales...................................................  $471,118
Net (loss) before extraordinary item........................      (887)
Net (loss)..................................................    (3,402)

     The Bailey transaction had the following non-cash impact on the Company's balance sheet at August 26, 1996 (in millions):

Current assets..............................................  $ 62
Non-current assets..........................................   143
Current liabilities.........................................   159
Non-current liabilities.....................................    46

6. DEBT

     Debt consisted of the following:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Revolving credit agreement..................................    77,000     45,000
Registered senior notes payable with interest at 9.5%.......   205,000    205,000
Registered senior subordinated notes payable with interest
  at 9.75%..................................................    78,940     78,940
Capital leases with interest at 8.25% to 11.5%..............     2,196      5,023
Installment notes payable with interest at 5.85% to
  11.75%....................................................     1,803      2,225
                                                              --------   --------
     Total..................................................   364,939    336,188
  Less current portion of debt..............................     1,565      3,122
                                                              --------   --------
     Total..................................................  $363,374   $333,066
                                                              ========   ========

     In the third quarter of 1997, the Trust, and each of its wholly owned subsidiaries, other than Venture Industries Canada, Ltd. and Experience Management L.L.C., which was not in existence at the time, (collectively, the "Issuers") issued $205 million of Senior Notes. The net proceeds of $199 million were used to repay Term loans and the amount outstanding under the revolving credit portion of the Senior Credit Agreement. In connection with the issuance of the Senior Notes, certain subsidiaries were merged and or liquidated into other subsidiaries. On August 27, 1997, the Issuers filed a registration statement on Form S-4 registering the Issuers' Series B 9 1/2% Senior Notes due 2005 (the "Registration Statement"), to be offered in exchange for the Senior Notes. The

                             VENTURE HOLDINGS TRUST

Registration Statement was declared effective by the Securities and Exchange Commission on October 29, 1997.

     Simultaneously with the issuance of the Senior Notes, the Senior Credit Agreement was amended and now provides for borrowings of up to the lesser of a borrowing base or $200 million under a revolving credit facility. The annual interest rate for borrowings under this agreement is a floating rate based upon LIBOR or the banks prime rate which averaged 7.8% at December 31, 1998. The Company must pay a fee of up to .5% of the unused portion of the commitment. The Company has issued letters of credit of approximately $3.0 million at December 31, 1998 against this agreement, thereby reducing the maximum availability to $197.0 million, and pursuant to the borrowing base formula could have borrowed $120.4 million, of which $77.0 million was outstanding thereunder.

     The Trust has agreed to guarantee up to $3.5 million of obligations of a related party. In a separate transaction, a different related party agreed to fully indemnify the Trust for all amounts paid under the guarantee.

     The senior credit agreement, senior notes and the senior subordinated notes contain certain restrictive covenants relating to cash flow, fixed charges, debt, trust principal, trust distributions, leases, and liens on assets. The Company's debt obligations contain various restrictive covenants that require the Company to maintain stipulated financial ratios, including a minimum consolidated net worth (adjusted yearly), fixed charge coverage ratio, interest coverage ratio and total indebtedness ratio. As of December 31, 1998, the Company was in compliance with all debt covenants.

     See also Note 12 -- Extraordinary Items for information related to the early retirement of debt.

     Scheduled maturities of debt at December 31, 1998 were as follows (in thousands):

1999........................................................   $  1,565
2000........................................................        976
2001........................................................        887
2002........................................................        558
2003........................................................     77,013
Remaining years.............................................    283,940
                                                               --------
          Total.............................................   $364,939
                                                               ========

     To mitigate risk associated with changing interest rates on certain debt, the Company entered into interest rate swap agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of interest rate swap agreements resulted in $0.6 million of additional interest expense in each of 1997 and 1998.

                             VENTURE HOLDINGS TRUST

                                                                    NOTIONAL        NOTIONAL
                                                                     AMOUNTS         AMOUNTS
                                                                   OUTSTANDING     OUTSTANDING
                                                                  AND WEIGHTED    AND WEIGHTED
                                            VARIABLE              AVERAGE RATES   AVERAGE RATES
                                              RATE     MATURING   DECEMBER 31,    DECEMBER 31,
UNDERLYING FINANCIAL INSTRUMENT              INDEX     THROUGH        1998            1997
-------------------------------             --------   --------   -------------   -------------
Pay Fixed Interest Rate Swaps Term
  Loans...................................   LIBOR       2001      $55,000,000     $55,000,000
Weighted average pay rate.................   FIXED       2001             6.75%           6.75%
Weighted average receive rate.............   LIBOR       2001             5.31%           5.70%

7. RELATED PARTY TRANSACTIONS

     The Company has entered into various transactions with entities that the sole beneficiary owns or controls. These transactions include leases of real estate, usage of machinery, equipment, and facilities, purchases and sales of inventory, performance of manufacturing related services, administrative services, insurance activities and the receipt and payment of sales commissions. In addition, employees of the Company are made available to certain of these entities for services such as design, model and tool-building. Since the Company operates for the benefit of the sole beneficiary, the terms of these transactions are not the result of arms'-length bargaining; however, the Company believes that such transactions are on terms no less favorable to the Company than would be obtained if such transactions or arrangements were arms'-length transactions with non-affiliated persons.

     The Company provides or arranges for others to provide certain related parties with various administrative and professional services, including employee group insurance and benefit coverage, property and other insurance, financial and cash management and administrative services such as data processing. The related parties are charged fees and premiums for these services. Administrative services were allocated to the entity for which they were incurred and certain entities were charged a management fee.

     In connection with the above mentioned cash management services, the Company pays the administrative and operating expenses on behalf of certain related parties and charges them for the amounts paid which results in receivables from these related parties.

     The Company purchased from Pompo Insurance & Indemnity Company Ltd. ("Pompo"), a corporation indirectly owned by the sole beneficiary, insurance to cover certain medical claims by the Company's covered employees and certain workers compensation claims. The Company remains an obligor for any amounts in excess of insurance coverage or any amounts not paid by Pompo under these coverages. If a liability is settled for less than the amount of the premium a portion of the excess is available as a premium credit on future insurance. The Company has accounted for this arrangement using the deposit method wherein the full amount of the estimated liability for such claims is recorded in other liabilities and the premiums paid to Pompo are recorded in other assets until such time that the claims are settled. The Company made an additional payment of $613 thousand to Pompo in 1998, and no payments in 1997. At December 31, 1998 and 1997, the Company had approximately $3.4 million and $2.8 million, respectively, on deposit with Pompo. A portion of this amount was invested on a short term basis with a related party.

                             VENTURE HOLDINGS TRUST

     Deluxe Pattern Corporation (Deluxe) provided design, model and prototyping services to the Company of $6.6, $9.2, and $4.3 million in 1998, 1997 and 1996, respectively. The Company charged approximately $1.1 million each year from Deluxe in 1998, 1997 and 1996 for equipment rentals and services. Employees of the Company made available to Deluxe on an as-needed basis, for which the Company charged Deluxe $9.6, $4.6, and $17.3 million in 1996, 1997 and 1998, respectively. These charges and the cash management services provided to Deluxe by the Company result in a net receivable from Deluxe.

     The Company leases buildings and machinery and equipment that have a book value of approximately $460 thousand to an entity in which the sole beneficiary owns a significant equity interest. During 1998, 1997 and 1996, the Company received $162 thousand per year, in connection with this agreement.

     Venture Sales and Engineering (VS&E) and Venture Foreign Sales Corporation, corporations wholly owned by the sole beneficiary, serve as the Company's sales representatives. The Company pays Venture Sales and Engineering and Venture Foreign Sales Corporation, in the aggregate, a sales commission of 3% on all production sales. VS&E has conducted sales and marketing activities around the world for the Company and has been advanced certain funds in order to carry on that work on behalf of the Company. These activities result in a net receivable from VS&E.

     The Company provided management services to Venture Asia Pacific Pty. Ltd.
(VAP) and its subsidiaries and corporations wholly owned by the sole beneficiary. The Company billed management fees and commissions totaling $4.5, $4.0 and $5.1 million to VAP in 1998, 1997 and 1996, respectively. In addition, VAP is also liable to the Company for expenditures made on its behalf including tooling costs associated with a long-term program to be launched in 1999. The Company expects to receive payment on these receivables once final approval is received from the end OEM customer.

                             VENTURE HOLDINGS TRUST

     The following is a summary of transactions with all related parties at December 31, 1998, 1997 and 1996:

                                                                    DECEMBER 31,
                                                           1998         1997        1996
                                                          -------   ------------   -------
                                                                   (IN THOUSANDS)
Revenue for:
  Materials sold, tooling sales, sales commission and
     rent
     charged............................................  $18,974     $17,349      $ 2,123
  Providing administrative services.....................        0           0          149
  Insurance and benefit Premiums........................        0         166          420
  Management Fees.......................................    4,533       4,028        5,098
Subcontracted services..................................    2,324       2,686        9,632
Manufacturing related services and inventory
  purchased.............................................    8,084      10,213       11,683
Rent expense paid.......................................    2,180       3,195        2,950
Machine and facility usage fees paid....................    4,158       3,748        3,397
Commission expense paid.................................   10,391       7,269        6,391
Litigation, workers compensation and medical insurance
  premiums..............................................      613           0            0
Property, Plant and Equipment purchased.................       40           0           49

     The result of these related party transactions is a net receivable, which is included in accounts receivable as follows:

                                                              DECEMBER 31,
                                                                  1998        1997
                                                              ------------   -------
                                                                  (IN THOUSANDS)
Amounts Receivable..........................................    $65,755      $36,690
Amounts Payable.............................................      9,107        4,430
                                                                -------      -------
Net Amounts Receivable......................................    $56,648      $32,260
                                                                =======      =======

     In accordance with the Company's debt agreements, payments are permitted to be made to the Company's sole beneficiary for income tax payments and may be made as a bonus payment or distribution of Trust Principal. The payments for the years ended December 31, 1998, 1997 and 1996 were recorded as expense.

                             VENTURE HOLDINGS TRUST

8. COMMITMENTS AND CONTINGENCIES

     Operating Leases -- The Trust leases certain machinery and equipment under operating leases which have initial or remaining terms of one year or more at December 31, 1998. Future minimum lease commitments, including related party leases, are as follows (in thousands):

                                                               RELATED
                                                                PARTY       OTHER
                                                              OPERATING   OPERATING
                                                               LEASES      LEASES
                                                              ---------   ---------
Years:
1999.......................................................     2,180        494
2000.......................................................         0        186
2001.......................................................         0         25
                                                                -----        ---
     Total.................................................     2,180        705
                                                                =====        ===

     Rent expense for operating leases and other agreements with a term of greater than one month, including amounts paid to related parties, was $5.5 million, $6.3 and $5.0 million for the years ended December 31, 1998, 1997, and 1996, respectively. Usage fees paid based on monthly usage of certain machinery and equipment and facilities, all of which were paid to related parties, were $4.0 million, $3.6, and $3.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

     Litigation -- In December of 1997, the Company settled litigation with the contractor that built the paint line at Vemco, Inc. for $2.0 million. Of this amount, $0.8 million was recorded as a reduction to the carrying value of the paint line and $1.2 million was recorded as miscellaneous income.

     Resolution of Commercial Issues -- During the fourth quarter of 1998, the Company resolved several commercial issues which resulted in the recovery of gross profit lost during current and prior years. The resolution of these issues resulted in an addition $7.4 million of gross profit.

     Environmental Costs -- The Company is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against the Company concerning environmental matters. Estimates of future costs of such environmental matters are necessarily imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Company may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. The Company establishes reserves for these environmental matters when a loss is probable and reasonably estimable. The Company's reserves for these environmental matters totaled $1.3 million at December 31, 1998 and $1.3 million at December 31, 1997.

     On February 23, 1998, the Attorney General of the State of Michigan and the Michigan Department of Environmental Quality instituted legal proceedings in state court alleging that we have ongoing violations of air pollution control laws, primarily related to the level of emissions and odors discharged from our Grand Blanc paint facility. These proceedings seek and may result in the imposition of civil penalties of up to $10,000 per violation. In the case of an alleged continuous violation, a daily violation could run from on or about July 1, 1994. The Company has been advised

                             VENTURE HOLDINGS TRUST
by its legal counsel that the amount of any penalty resulting from this legal proceeding is not capable of being ascertained at this time. However, in a non-binding mediation process, a panel of three independent mediators recommended a settlement in the amount of $2.3 million. This mediation process does not represent a settlement offer by the Company. We plan to make capital expenditures of approximately $5.5 million to the current Grand Blanc systems to respond to the complaints and to make manufacturing improvements. During the first quarter of 1999, the U.S. Environmental Protection Agency issued a notice of violation and has taken an active role in monitoring these legal proceedings and may take action separate and distinct from the legal proceedings begun by the State of Michigan and the Michigan Department of Environmental Quality. Currently, management of the Company intends on vigorously contesting this legal proceeding and is preparing for trial.

     The Company is party to various contractual, legal and environmental proceedings, some which assert claims for large amounts. Although the ultimate cost of resolving these matters could not be precisely determined at December 31, 1998, management believes, based on currently known facts and circumstances, that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position and results of operations. These matters are subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. It is more than remote but less than likely that the final resolution of these matters may require the Company to make expenditures, in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. The Company's reserves have been set based upon a review of costs that may be incurred after considering the creditworthiness of guarantors and/or indemnification from third parties which the Company has received. The Company is not covered by insurance for any unfavorable environmental outcomes, but relies on the established reserves, guarantees and indemnifications it has received.

9. CONCENTRATIONS

     The Company's sales to General Motors Corporation ("GM"), Ford Motor Company ("Ford") and DaimlerChrysler Corporation ("DaimlerChrysler"), expressed as a percentage of sales, were 41%, 16% and 12%, respectively, in 1996. For 1997, the percentages were 40% and 27% for GM and Ford, respectively, and less than 10% for DaimlerChrysler. For 1998, the percentages were 38%, 23% and 15% for GM, Ford and DaimlerChrysler, respectively. Many of the Company's automotive industry customers are unionized and work stoppages, slow-downs experienced by them, and their employee relations policies could have an adverse effect on the Company's results of operations. Net sales during the second and third quarters of 1998 were impacted negatively due to strikes at certain General Motors plants. The Company believes that a portion of these lost sales were recouped in the fourth quarter of 1998 as GM accelerated production to refill its distribution channels. Approximately 11% of the Company's workforce is covered by a collective bargaining agreement which will expire within one year.

10. PENSIONS, PROFIT-SHARING AND SALARY REDUCTION PLAN

     The Company sponsors profit-sharing and salary reduction 401(k) plans which cover substantially all employees. The plans provide for the Company to contribute a discretionary amount each year. Contributions were $2.3, $2.2 and $1.3 million for the years ended December 31, 1998, 1997 and 1996, respectively.

                             VENTURE HOLDINGS TRUST

     Bailey has various retirement plans covering substantially all employees, including five defined benefit pension plans covering full-time hourly and salaried employees. The benefits payable under the plans are generally determined based on the employees' length of service and earnings. For all these plans the funding policy is to make at least the minimum annual contributions required by Federal law and regulation.

     The change in benefit obligation for the years ended December 31, 1998 and 1997 was as follows (in thousands):

                                                               1998       1997
                                                              -------    -------
Benefit obligation at beginning of year.....................  $15,980    $14,861
Service cost................................................      543        321
Interest cost...............................................    1,120      1,069
Curtailment gain............................................     (648)
Amendments..................................................      599
Actuarial loss (gain).......................................    1,771       (365)
Benefits paid...............................................     (536)      (505)
                                                              -------    -------
Benefit obligation at end of year...........................  $18,230    $15,980
                                                              =======    =======

     The change in the market value of plan assets for the years ended December 31, 1998 and 1997 was as follows (in thousands):

                                                               1998       1997
                                                              -------    -------
Market value of plan assets at beginning of year............  $14,026    $11,528
Actual return on plan assets................................      105      2,531
Employer contribution.......................................      660        472
Benefits paid...............................................     (536)      (505)
                                                              -------    -------
Market value of plan assets at end of year..................  $14,255    $14,026
                                                              =======    =======

                             VENTURE HOLDINGS TRUST

     The funded status of the defined benefit plans at December 31, 1998 was as follows (in thousands):

                                                            ASSETS      ACCUMULATED
                                                            EXCEED       BENEFITS
                                                          ACCUMULATED     EXCEED
                                                           BENEFITS       ASSETS
                                                          -----------   -----------
Actuarial present value of benefit obligations:
  Vested Benefits.......................................    $3,017        $15,078
  Nonvested benefits....................................        33            102
                                                            ------        -------
Accumulated benefit obligation..........................    $3,050        $15,180
                                                            ======        =======
Projected benefit obligation............................    $3,050        $15,180
Market value of plan assets.............................     3,891         10,364
                                                            ------        -------
Excess (deficiency) of assets over projected benefit
  obligation............................................       841         (4,816)
Unrecognized net (gain) loss............................      (928)         1,232
Unrecognized prior service cost.........................                      519
Additional minimum liability............................                   (1,751)
                                                            ------        -------
Accrued pension cost....................................    $  (87)       $(4,816)
                                                            ======        =======

     The funded status of the defined benefit plans at December 31, 1997 was as follows (in thousands):

                                                            ASSETS      ACCUMULATED
                                                            EXCEED       BENEFITS
                                                          ACCUMULATED     EXCEED
                                                           BENEFITS       ASSETS
                                                          -----------   -----------
Actuarial present value of benefit obligations:
  Vested Benefits.......................................    $5,151        $10,003
  Nonvested benefits....................................        42             70
                                                            ------        -------
Accumulated benefit obligation..........................    $5,193        $10,073
                                                            ======        =======
Projected benefit obligation............................    $5,907        $10,073
Market value of plan assets.............................     6,996          7,030
                                                            ------        -------
Excess (deficiency) of assets over projected benefit
  obligation............................................     1,089         (3,043)
Unrecognized net loss...................................    (1,736)          (892)
Unrecognized prior service cost.........................         0            559
                                                            ------        -------
Accrued pension cost....................................    $ (647)       $(3,376)
                                                            ======        =======

                             VENTURE HOLDINGS TRUST

     Net periodic pension (benefit) expense for the years ended December 31, 1998 and 1997 included the following components (in thousands):

                                                               1998      1997
                                                              -------   ------
Service cost benefit during the year........................  $   543   $  321
Interest cost on projected benefit obligation...............    1,120    1,069
Expected return on plan assets..............................   (1,174)    (961)
Net amortization and deferral...............................      (52)     (22)
Curtailment gain............................................     (648)
                                                              -------   ------
Net periodic pension (benefit) expense......................  $  (211)  $  407
                                                              =======   ======

     The date used to measure plan assets and liabilities is as of September 30 each year.

     The weighted-average assumed discount rate was 6.5% and 7.25% for 1998 and 1997, respectively. The assumed rate of return on plan assets was 8.5% for 1998 and 1997. For salary based plans, the expected rate of increase in compensation levels was 5.5% for 1998 and 1997.

     At December 31, 1998, the Company recorded an intangible pension asset of $519 thousand as an offset to recording the additional minimum pension liability. An additional amount of $737 thousand was recorded (net of tax) against equity at December 31, 1998, which represented the minimum pension liability in excess of unrecognized prior service cost.

     Plan assets consist principally of cash and cash equivalents, listed common stocks, debentures, and fixed income securities.

     A salaried pension plan has been frozen since 1992, and no further service liability will accrue under the plan. During 1998, an additional salaried pension plan and an hourly pension plan were frozen, and no further service liability will accrue under these plans. The freezing of the salaried pension plan resulted in a curtailment gain of approximately $648,000 and has been included in the calculation of the net periodic pension benefit for the year ended December 31, 1998. The freezing of the hourly plan did not result in a curtailment gain or loss since the accumulated and projected benefit obligation for this plan are equal.

     Effective January 1, 1999, the three frozen plans were merged into one plan. The merged plan will eventually be terminated.

11. INCOME TAXES

     Amounts in the financial statements related to income taxes are for the operations of Bailey. The other significant Subsidiaries have elected S corporation status under the Internal Revenue Code. The beneficiary is required to report all income, gains, losses, deductions, and credits of the S corporations included in the Trust on his individual tax returns.

                             VENTURE HOLDINGS TRUST

     The provision for income tax expense for the period ended (in thousands):

                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1998           1997           1996
                                           ------------   ------------   ------------
Currently Payable
  United States..........................     $   80         $    0          $  0
  State and Local........................          0            239             0
  Foreign................................         16              0             0
                                              ------         ------          ----
     Total...............................     $   96         $  239          $  0
                                              ======         ======          ====
Deferred
  United States..........................     $1,618         $2,716          $293
  State and Local........................        240            403            43
                                              ------         ------          ----
     Total...............................     $1,858         $3,119          $336
                                              ======         ======          ====

     The Company does not provide for U.S. income taxes or foreign withholding taxes on cumulative undistributed earnings of foreign subsidiaries as these earnings are all taxed currently to the beneficiary of the Trust.

     The effective tax rate on pretax income was 70.4% for the year ended December 31, 1998, of which 29.9% relates to permanent differences not deductible for income taxes (primarily goodwill amortization)and 5.2% for state and local income taxes, net of the federal tax benefit. The effective tax rate on pretax income was 58.3% for the year ended December 31, 1997, of which 18.1% relates to permanent differences not deductible for income taxes and 5.2% for state and local income taxes, net of the federal tax benefit. The effective tax rate on pretax income was 232.7% for the year ended December 31, 1996, of which 192.5% relates to permanent differences not deductible for income taxes and 5.2% for state and local income taxes, net of the federal tax benefit.

                             VENTURE HOLDINGS TRUST

     The tax-effected temporary differences and carryforwards which comprised deferred assets and liabilities were as follows (in thousands):

                                                        DECEMBER 31,   DECEMBER 31,
                                                            1998           1997
                                                        ------------   ------------
Deferred tax assets:
  Accrued expenses and reserves.......................    $ 7,372        $ 8,920
  Net Operating Loss carryforward.....................      9,750         11,497
  Minimum tax credit carryforward.....................        844            764
  Other...............................................        750            293
                                                          -------        -------
     Total deferred tax assets........................    $18,716        $21,474
                                                          -------        -------
Deferred tax liabilities:
  Depreciation........................................     11,931         12,505
  Other...............................................         24            845
                                                          -------        -------
     Total deferred tax liabilities...................     11,955         13,350
                                                          -------        -------
     Net deferred tax asset...........................    $ 6,761        $ 8,124
                                                          =======        =======

     The current portion of deferred tax assets, $6.9 and $7.0 million is included in prepaid expense and other at December 31, 1998 and 1997, respectively. Bailey's U.S. net operating loss carryforwards, which totaled $26.4 and $29.9 million at December 31, 1998 and 1997, begin to expire in the year 2011. Alternative minimum tax credit carryforwards totaled $0.8 million at December 31, 1998 and have no expiration date. Management believes the net operating loss carryforwards at December 31, 1998 are realizable based on forecasted earnings and available tax planning strategies.

12. EXTRAORDINARY ITEMS

     The senior secured notes payable to financial institutions required semiannual interest payments at 9.89% and annual principal payments of $10 million each year commencing March 15, 1996. The outstanding balance of $40 million was refinanced on August 26, 1996 which resulted in an extraordinary loss of $3.4 million ($2.5 million prepayment penalty plus unamortized deferred financing costs of $0.9 million) in the quarter ended September 30, 1996.

     On September 23, 1996 the Company redeemed approximately $21 million of the senior subordinated bonds at 95% of par in conjunction with the refinancing under the new credit agreement for acquisition of Bailey Corporation as required by the First Supplement Indenture. The early extinguishment resulted in an extraordinary gain of $688 thousand (net of unamortized deferred financing costs of $365 thousand).

13. FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's debt instruments have been determined using available market information. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that the Company could realize in a current market exchange. The use of

                             VENTURE HOLDINGS TRUST
different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts. The fair value of long-term debt was estimated using quoted market prices (in thousands).

                                         DECEMBER 31, 1998     DECEMBER 31, 1997
                                        -------------------   -------------------
                                        CARRYING     FAIR     CARRYING     FAIR
                                         AMOUNT     VALUE      AMOUNT     VALUE
                                        --------   --------   --------   --------
Debt..................................  $283,940   $282,126   $283,940   $287,626

     The fair values of interest rate swaps were estimated by discounting expected cash flows using quoted market interest rates. Interest rate swaps are also discussed in Note 1.

                                       DECEMBER 31, 1998          DECEMBER 31, 1997
                                    ------------------------   ------------------------
                                    NOTIONAL    UNREALIZED     NOTIONAL    UNREALIZED
                                     AMOUNT    GAIN/(LOSSES)    AMOUNT    GAIN/(LOSSES)
                                    --------   -------------   --------   -------------
Interest Rate Swaps...............  $55,000       $(2,020)     $55,000       $(1,367)

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and the Senior Credit Facility approximate fair market value due to the short-term maturities of these instruments.

14. ACQUISITION (UNAUDITED)

     On March 8, 1999, the Company entered into an agreement to acquire Peguform GmbH ("Peguform"), a leading European supplier of high performance interior and exterior plastic modules, systems and components to European OEMs (the "Peguform Acquisition"). Consummation of the Peguform Acquisition is subject to only limited conditions, including approval of the shareholders of Klockner-Werke AG, the parent of Peguform, and receipt of regulatory approvals. The purchase agreement does not permit the Company to terminate the transaction, even if there has been a material adverse change in the business of Peguform from the date of signing the purchase agreement to closing, which is currently expected to occur no later than May 31, 1999.

     The Company has executed commitment letters with subsidiaries of Bank One Corporation and Goldman Sachs Credit Partners, L.P., pursuant to which such entities have committed, subject to certain conditions, to provide financing for the Peguform Acquisition.

     The aggregate purchase price of the Peguform Acquisition is approximately DEM 850 million (approximately $459.1 million as of April 30, 1999), reduced by the amount of certain indebtedness for borrowed money, and subject to post-closing adjustments. In addition, the Company estimates an additional $28.2 million of fees, expenses and post-closing adjustments associated with the Peguform Acquisition. The Company expects to complete the Peguform Acquisition on or about May 31, 1999. The Peguform Acquisition will be accounted for as a purchase.

     In connection with the Peguform Acquisition, the Company expects to enter into an amended and restated credit agreement (the "New Credit Agreement"). The New Credit Agreement will provide for borrowings of (1) up to $200.0 million under a Revolving Credit Facility, which, in addition to those matters described below, will be used for working capital and general corporate purposes; (2) $100.0 million under a five-year Term Loan A; and (3) $150.0 million under a six-year Term Loan B. The Revolving Credit Facility will permit the Company to borrow up to the lesser of a

                             VENTURE HOLDINGS TRUST
borrowing base computed as a percentage of accounts receivable and inventory, or $200.0 million less the amount of any letter of credit issued against the New Credit Agreement. Pursuant to the borrowing base formula, as of December 31, 1998 the Company could have borrowed up to the maximum availability under the Revolving Credit Facility.

     Interest rates under the New Credit Agreement are based on the London Interbank Offer Rate ("LIBOR"), Alternate Base Rate ("ABR"), which is the larger of the bank's corporate base rate of interest announced from time-to-time or the federal funds rate plus 1/2% per annum, and, in the case of non-dollar denominated loans, a euro currency reference rate. Interest rates will be determined by reference to the relevant interest rate option, plus an Applicable Margin (as defined) based on the Company's Consolidated Ratio of Total Debt to EBITDA. Obligations under the New Credit Agreement will be jointly and severally guaranteed by the Trust's domestic subsidiaries and will be secured by first priority security interests in substantially all of the assets of the Trust and its domestic subsidiaries. The New Credit Agreement will contain certain restrictive covenants, which we expect will be similar in nature to those in the Company's current senior credit facility (the "Existing Credit Agreement"). The New Credit Agreement will become effective contemporaneously with the completion of the Peguform Acquisition.

     In addition, the Company expects to offer an aggregate amount of up to $375.0 million of unsecured senior subordinated notes and unsecured senior notes. Proceeds from the offering of the notes, together with borrowings under the New Credit Agreement will be used to (1) fund cash consideration paid in the Acquisition; (2) redeem the Company's 9 3/4% Senior Subordinated Notes due 2004 at the redemption price of 104.875%, plus accrued interest; (3) refinance amounts outstanding under the Existing Credit Agreement; (4) pay certain fees and expenses related to the Peguform Acquisition and the offering of the notes; and (5) fund working capital and other general corporate purposes.

     After completing the Peguform Acquisition, the Company expects its budget for capital expenditures during the remainder of 1999 to be approximately $70.0 million, which is expected to be financed either with cash generated from operations or borrowings under the New Credit Agreement.

     The Company expects, on or before the closing of the sale of the notes, to enter into hedging obligations and interest rate swaps totalling approximately $375.0 million which will have a maturity of 5 years. These hedging obligations and interest rate swaps will effectively convert the Company's United States dollar fixed rate coupon on the notes to a euro fixed rate coupon. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps. The Company is entering into this arrangement to take advantage of lower interest rates in Europe and to hedge its exchange rate risk, however, no commitment is currently in effect with respect to any such arrangements and no assurance can be given that the Company will enter into such arrangements on the terms described or at all.

                          VENTURE HOLDINGS COMPANY LLC

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                           JUNE 30,        DEC. 31,       JUNE 30,
                                                             1999            1998           1998
                                                          -----------      --------      -----------
                                                          (UNAUDITED)                    (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents...........................    $   40,295       $    130       $ 12,603
  Accounts receivable, net, includes related party
     receivables of $65,690, $56,648 and $33,981 at
     June 30, 1999, December 31, 1998 and June 30,
     1998, respectively (Note 6)......................       360,092        190,135        164,194
  Inventories (Note 3)................................       172,081         51,139         55,881
  Investments (Note 5)................................        25,875             --             --
  Prepaid and other current assets....................        49,310          8,870          8,573
                                                          ----------       --------       --------
       Total current assets...........................       647,653        250,274        241,251
Property, Plant and Equipment, Net (Note 2)...........       601,162        200,544        205,507
Intangible Assets, Net (Note 2).......................        59,398         52,022         52,958
Other Assets..........................................        54,756         26,636         25,153
Deferred Tax Assets...................................        16,146         11,839         13,952
                                                          ----------       --------       --------
       Total Assets...................................    $1,379,115       $541,315       $538,821
                                                          ==========       ========       ========
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
  Accounts payable....................................    $  203,123       $ 52,351       $ 58,412
  Accrued interest....................................         5,816         13,387          2,851
  Accrued expenses....................................        85,891         14,316         14,548
  Current portion of long-term debt...................        10,502          1,565          1,835
                                                          ----------       --------       --------
       Total current liabilities......................       305,332         81,619         77,646
Pension Liabilities & Other...........................        34,176          7,254          7,826
Deferred Tax Liabilities..............................        19,859         11,955         14,175
Long Term Debt (Note 4)...............................       950,819        363,374        364,339
                                                          ----------       --------       --------
       Total liabilities..............................     1,310,186        464,202        463,986
Commitments and Contingencies.........................            --             --             --
Member's Equity:
  Member's equity.....................................        92,457         77,850         74,835
  Accumulated other comprehensive income -- minimum
     pension liability in excess of unrecognized prior
     service cost, net of tax.........................          (737)          (737)            --
  Accumulated other comprehensive income -- cumulative
     translation adjustments..........................       (22,791)            --             --
                                                          ----------       --------       --------
Member's Equity.......................................        68,929         77,113         74,835
                                                          ----------       --------       --------
       Total Liabilities and Member's Equity..........    $1,379,115       $541,315       $538,821
                                                          ==========       ========       ========

See notes to consolidated financial statements.

                          VENTURE HOLDINGS COMPANY LLC

     CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                      JUNE 30,                    JUNE 30,
                                               ----------------------      ----------------------
                                                 1999          1998          1999          1998
                                               --------      --------      --------      --------
Net Sales....................................  $273,803      $177,979      $439,795      $344,591
Cost of Product Sold.........................   246,686       151,069       379,756       284,685
                                               --------      --------      --------      --------
Gross Profit.................................    27,117        26,910        60,039        59,906
Selling General and Administrative Expense...    19,954        15,244        34,224        30,099
Payments to Beneficiary in Lieu of Trust
  Distributions..............................        77           360            77           360
                                               --------      --------      --------      --------
Income from Operations.......................     7,086        11,306        25,738        29,447
Interest Expense (Note 5)....................    15,549        10,697        25,028        17,842
Other Income (Note 5)........................   (19,900)           --       (19,900)           --
                                               --------      --------      --------      --------
Income Before Taxes..........................    11,437           609        20,610        11,605
Tax (Benefit) Provision......................      (662)         (413)          405         1,052
Minority Interest............................        29            --            29            --
                                               --------      --------      --------      --------
Net Income Before Extraordinary Loss.........    12,070         1,022        20,176        10,553
Extraordinary Loss on Early Extinguishment of
  Debt (Note 7)..............................     5,569            --         5,569            --
                                               --------      --------      --------      --------
Net Income...................................     6,501         1,022        14,607        10,553
Other Comprehensive Loss -- Cumulative
  translation adjustments....................   (22,791)           --       (22,791)           --
                                               --------      --------      --------      --------
Comprehensive (Loss) Income..................  $(16,290)     $  1,022      $ (8,184)     $ 10,553
                                               ========      ========      ========      ========

See notes to consolidated financial statements.

                          VENTURE HOLDINGS COMPANY LLC

       CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S EQUITY (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                  THREE MONTHS ENDED          SIX MONTHS ENDED
                                                       JUNE 30,                   JUNE 30,
                                                 ---------------------      ---------------------
                                                   1999         1998          1999         1998
                                                 --------      -------      --------      -------
Member's Equity, Beginning of Period...........  $ 85,219      $64,282      $ 77,113      $64,282
Comprehensive (Loss) Income:
  Net Income...................................     6,501        1,022        14,607       10,553
  Other Comprehensive Loss.....................   (22,791)          --       (22,791)          --
                                                 --------      -------      --------      -------
Comprehensive (Loss) Income....................   (16,290)       1,022        (8,184)      10,553
                                                 --------      -------      --------      -------
Member's Equity, End of Period.................  $ 68,929      $65,304      $ 68,929      $74,835
                                                 ========      =======      ========      =======

See notes to consolidated financial statements.

                          VENTURE HOLDINGS COMPANY LLC

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                1999           1998
                                                              ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  14,607      $ 10,553
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization..........................     26,031        18,305
     Unrealized gain on investments.........................    (19,663)           --
     Net extraordinary loss on early extinguishment of
      debt..................................................      5,569            --
     Change in accounts receivable..........................      6,897        (2,985)
     Change in inventories..................................     (4,224)       (3,264)
     Change in prepaid and other current assets.............     (3,992)        2,878
     Change in other assets.................................    (15,240)       (1,454)
     Change in accounts payable.............................     20,333       (11,686)
     Change in accrued expenses.............................        369        (8,576)
     Change in other liabilities............................      1,461        (6,455)
     Change in deferred taxes...............................       (386)       (1,141)
                                                              ---------      --------
     Net cash provided by (used in) operating activities....     31,762        (3,825)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of subsidiaries, net of cash acquired.........   (444,012)           --
     Capital expenditures...................................    (13,177)      (15,035)
                                                              ---------      --------
     Net cash used in investing activities..................   (457,189)      (15,035)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments) borrowings under revolving credit
     agreement..............................................    (58,500)       32,500
  Net borrowings on bank debt...............................      5,806            --
  Net proceeds from issuance of debt........................    650,000            --
  Debt issuance fees........................................    (26,981)           --
  Payment for early extinguishment of debt..................    (82,788)           --
  Principal payments on debt................................    (19,949)       (2,514)
                                                              ---------      --------
     Net cash provided by financing activities..............    467,588        29,986
                                                              ---------      --------
     Effect of exchange rate changes on cash and cash
      equivalents...........................................     (1,996)           --
     Net Increase in Cash...................................     40,165        11,126
Cash at Beginning of Period.................................        130         1,477
                                                              =========      ========
Cash at End of Period.......................................  $  40,295      $ 12,603
                                                              =========      ========
Supplemental Cash Flow Information
  Cash paid during the period for interest..................  $  31,969      $ 27,139
                                                              =========      ========
  Cash paid during the period for taxes.....................  $      35      $    225
                                                              =========      ========

See notes to consolidated financial statements.

                          VENTURE HOLDINGS COMPANY LLC

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. FINANCIAL STATEMENT PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. The consolidated financial statements include the accounts of Venture Holdings Company LLC (hereinafter referred to as "Venture") and all of Venture's domestic and foreign subsidiaries that are wholly-owned or majority-owned (collectively referred to as the "Company"). The Company's investment in a less than majority-owned business is accounted for under the equity method. In the opinion of management, all adjustments (consisting of only normal recurring items), which are necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the full year. For further information, refer to the consolidated financial statements and notes thereto included in the Company's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

2. ACQUISITION

     On May 28, 1999, the Company purchased Peguform GmbH ("Peguform"), a leading European supplier of high performance interior and exterior plastic modules, systems and components to European OEMs (the "Peguform Acquisition"), for approximately $463 million. The consideration paid for Peguform is subject to adjustment based upon a final audit of the financial statements of Peguform as of March 31, 1999.

     The Peguform Acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed in the acquisition have been reflected in the accompanying consolidated balance sheet. The operating results of Peguform have been included in the consolidated financial statements of the Company since the date of acquisition. The preliminary purchase price and related allocation were as follows (in millions):

Consideration paid to former owner, net of cash acquired of
  $18.8 million.............................................    $444.0
Debt assumed (including capital leases).....................     107.3
                                                                ------
Cost of acquisition.........................................    $551.3
                                                                ======
Property, plant and equipment...............................    $417.0
Net working capital.........................................     101.8
Other assets purchased and liabilities assumed..............      24.2
Goodwill....................................................       8.3
                                                                ------
Total cost allocation.......................................    $551.3
                                                                ======

     The excess of the purchase price over the fair market value of the net assets acquired (goodwill) was approximately $8 million and is being amortized on a straight-line basis over 30 years. Adjustments to the purchase price and related allocation may occur as a result of obtaining more information regarding property valuations, liabilities assumed, the outcome of final negotiations with the former owner and revisions of preliminary estimates of fair values made at the date of purchase. The Company can provide no assurances as to whether any revisions to the original purchase price allocation will be significant. These uncertainties could result in an adjustment to goodwill of up to $60 million. The net effect of the adjustments described above will be reported as an adjustment to the purchase price and related allocation described above.

                          VENTURE HOLDINGS COMPANY LLC

     The following pro forma financial data is presented to illustrate the estimated effects of the Peguform Acquisition, as if the transaction had occurred as of the beginning of the periods presented.

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                                -----------------------
                                                                  1999           1998
                                                                --------       --------
Net sales...................................................    $991,651       $926,013
Net income before extraordinary loss........................      22,883         12,508
Net income..................................................      17,314         18,077

3. INVENTORIES

     Inventories included the following (in thousands):

                                                              JUNE 30,      DECEMBER 31,      JUNE 30,
                                                                1999            1998            1998
                                                              --------      ------------      --------
Raw materials.............................................    $ 56,061        $25,169         $38,939
Work-in-process -- manufactured parts.....................      17,824          2,965           2,612
Work-in-process -- tools and molds........................      75,212         11,436          10,319
Finished goods............................................      22,984         11,569           4,011
                                                              --------        -------         -------
Total.....................................................    $172,081        $51,139         $55,881
                                                              ========        =======         =======

4. DEBT

     Debt consisted of the following (in thousands):

                                                                JUNE 30,      DEC. 31,      JUNE 30,
                                                                  1999          1998          1998
                                                                --------      --------      --------
Credit agreement
  Term loan A...............................................    $ 75,000      $     --      $     --
  Term loan B...............................................     200,000            --            --
  Interim term loan.........................................     125,000            --            --
  Revolving credit outstanding..............................      18,500        77,000        77,500
Bank debt payable...........................................      52,582            --            --
Senior notes payable, Due 2005 with interest at 9.5%........     205,000       205,000       205,000
Senior notes payable, Due 2007 with interest at 11.0%.......     125,000            --            --
Senior subordinated notes payable, Due 2004 with interest at
  9.75%.....................................................          --        78,940        78,940
Senior subordinated notes payable, Due 2009 with interest at
  12.0%.....................................................     125,000            --            --
Capital leases with interest from 8.25% to 11.5%............      33,695         2,196         2,731
Installment notes payable with interest from 5.85% to
  11.75%....................................................       1,544         1,803         2,003
                                                                --------      --------      --------
       Total................................................     961,321       364,939       366,174
Less current portion of debt................................      10,502         1,565         1,835
                                                                --------      --------      --------
       Total................................................    $950,819      $363,374      $364,339
                                                                ========      ========      ========

     On May 27, 1999, and in connection with the Peguform Acquisition, the Company entered into a new credit agreement, which was amended on June 4, 1999 (the "credit agreement"). The credit

                          VENTURE HOLDINGS COMPANY LLC
agreement provides for borrowings of (1) up to $175 million under a revolving credit facility, which, in addition to those matters described below, will be used for working capital and general corporate purposes; (2) $75 million under a five-year term loan A; (3) $200 million under a six-year term loan B; and (4) $125 million under an 18-month interim term loan. The revolving credit facility permits the Company to borrow up to the lesser of a borrowing base computed as a percentage of accounts receivable and inventory, or $175 million less the amount of any letters of credit issued against the credit agreement. Pursuant to the borrowing base formula as of June 30, 1999, the Company could have borrowed up to the maximum availability under the revolving credit facility.

     Interest rates under the credit agreement are based on the London Interbank Offer Rate ("LIBOR"), or the Alternate Base Rate ("ABR"), which is the larger of the bank's corporate base rate of interest announced from time-to-time or the federal funds rate plus 1/2% per annum, and, in the case of non-dollar denominated loans, a euro currency reference rate. Interest rates are determined by reference to the relevant interest rate option, plus an Applicable Margin (as defined) based on the Company's Consolidated Ratio of Total Debt to EBITDA. Obligations under the credit agreement are jointly and severally guaranteed by Venture's domestic subsidiaries and are secured by first priority security interests in substantially all of the assets of Venture and its domestic subsidiaries.

     On May 27, 1999, Venture issued $125 million of 11% unsecured senior notes (the "1999 Senior Notes") and $125 million of 12% unsecured senior subordinated notes (the "1999 Senior Subordinated Notes" and, together with the 1999 Senior Notes, the "1999 Notes"). The net proceeds of the issuances of $243 million, together with borrowings under the credit agreement were used to (1) fund the cash consideration of $463 million paid in the Peguform Acquisition; (2) redeem the Company's 9 3/4% senior subordinated notes due 2004 at the redemption price of 104.875% plus accrued interest; (3) refinance amounts outstanding under previous credit agreements; (4) pay certain fees and expenses related to the Peguform Acquisition and the offering of the notes; and (5) fund working capital and other corporate purposes.

     The credit agreement, and documents governing the Company's 9 1/2% Senior Notes due 2005 (the "1997 Senior Notes") and the 1999 Notes, contain restrictive covenants relating to, among other things, cash flow, fixed charges, debt, member's equity, distributions, leases, and liens on assets. The Company's debt obligations contain various restrictive covenants that require the Company to maintain stipulated financial ratios, including a minimum consolidated net worth (adjusted yearly), fixed charge coverage ratio, interest coverage ratio and total indebtedness ratio. As of June 30, 1999, the Company was in compliance with all debt covenants.

     Simultaneously with the issuance of the 1999 Notes, and to reduce the Company's exposure to fluctuations in foreign exchange rates and reduce the Company's overall cost of capital, the Company entered into various financial instrument transactions. Refer to Note 5 -- Derivative Financial Instruments and Risk Management.

5. DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     In connection with the issuance of debt to finance the Peguform Acquisition, Venture has entered into various currency and interest rate swaps. Currency swaps are used to economically hedge foreign exchange exposure relating to foreign denominated assets being financed by U.S. dollar denominated debt. Currency swaps are legal agreements between Venture and a counterparty to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement at both the effective date and the maturity date of the contract. Interest rate swaps are

                          VENTURE HOLDINGS COMPANY LLC
used to minimize interest expense while maintaining the desired level of exposure to the risk of interest rate fluctuations. Venture has entered into these financial instruments to take advantage of lower interest rates in Europe and to hedge its foreign exchange risk.

     On May 27, 1999, Venture, as part of the Peguform Acquisition, entered into U.S. dollar versus Euro currency swaps with notional amounts of $205 million and $250 million which mature in 2002 and 2004, respectively. At June 30, 1999, these currency swaps had an estimated fair market value of $17.5 million. Since these contracts do not meet all of the criteria for hedge accounting, the estimated fair market value of these financial instruments is recorded as an investment on the balance sheet and the $17.5 million non-cash change in estimated fair market value for the quarter is recorded in other income on the income statement.

     Also on May 27, 1999, Venture, as part of the Peguform Acquisition, entered into interest rate swaps with notional amounts of $410 million and $500 million which mature in 2002 and 2004, respectively. Certain of the interest rate swaps with an estimated fair market value of $2.0 million do not meet all of the criteria for hedge accounting. Accordingly, the estimated fair market value of these financial instruments is recorded as an investment on the balance sheet and the $2.0 million non-cash change in estimated fair market value for the quarter is recorded in other income on the income statement. Certain other interest rate swaps do qualify for settlement accounting. The impact of these interest rate swaps was to reduce interest expense by $142 thousand in the second quarter of 1999.

6. RELATED PARTY TRANSACTIONS

     The Company has entered into various transactions with entities that the sole beneficiary owns or controls. These transactions include leases of real estate, usage of machinery, equipment and facilities, purchases and sales of inventory, performance of manufacturing related services, administrative services, insurance activities, and payment and receipt of sales commissions. In addition, employees of the Company are made available to certain of these entities for services such as design, model and tool building. Since the Company operates for the benefit of the sole beneficiary, the terms of these transactions are not the result of arms'-length bargaining; however, the Company believes that such transactions are on terms no less favorable to the Company than would be obtained if such transactions or arrangements were arms'-length transaction with non-affiliated persons.

     The Company provides or arranges for others to provide certain related parties with various administrative and professional services, including employee group insurance and benefit coverage, property and other insurance, financial and cash management and administrative services such as data processing. The related parties are charged fees and premiums for these services. Administrative services were allocated to the entity for which they were incurred and certain entities were charged a management fee. In connection with the above cash management services, the Company pays the administrative and operating expenses on behalf of certain related parties and charges them for the amounts paid which results in receivables from these related parties.

                          VENTURE HOLDINGS COMPANY LLC

     The result of these related party transactions was a net receivable, which was included in accounts receivable as follows:

                                                               JUNE 30,      DEC. 31,      JUNE 30,
                                                                 1999          1998          1998
                                                               --------      --------      --------
Amounts receivable.........................................    $76,607       $65,755       $36,529
Amounts payable............................................     10,917         9,107         2,548
                                                               -------       -------       -------
     Net amounts receivable................................    $65,690       $56,648       $33,981
                                                               =======       =======       =======

7. EXTRAORDINARY ITEM

     In connection with the issuance of the 1999 Notes, the Company redeemed its 9 3/4% senior subordinated notes due 2004 at the redemption price of 104.875% plus accrued interest which resulted in an extraordinary loss of $5.6 million ($3.8 million prepayment penalty plus unamortized deferred financing costs of $1.8 million).

8. GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

     Venture, as the successor to Venture Holdings Trust, and certain of its wholly-owned, domestic subsidiaries are jointly and severally liable for the 1997 Notes issued on July 9, 1997. On May 27, 1999, certain wholly-owned, domestic subsidiaries of Venture became guarantors of the 1997 Senior Notes. These guarantees are full and unconditional, joint and several. Venture issued the 1999 Notes on May 27, 1999 in connection with the Peguform Acquisition, as a result of which Venture acquired certain additional foreign subsidiaries. The 1999 Notes are guaranteed by each of Venture's wholly-owned, domestic subsidiaries. The guarantees of these wholly-owned, domestic subsidiaries are full and unconditional, joint and several.

     The following condensed consolidating financial information presents:

          (1) Condensed consolidating financial statements as of June 30, 1999 and for the three and six month periods ended June 30, 1999, of (a) Venture
     (b) the guarantor subsidiaries, (c) the nonguarantor subsidiaries and (d) the Company on a consolidated basis, and

          (2) Elimination entries necessary to consolidate Venture and the guarantor subsidiaries with the nonguarantor subsidiaries.

     Condensed consolidating financial information for Venture and the guarantor subsidiaries set forth below includes both the issuer subsidiaries and the guarantor subsidiaries with respect to the 1997 Senior Notes and includes all of the guarantor subsidiaries with respect to the 1999 Notes. Condensed consolidating financial information for the periods prior to June 30, 1999 are not presented because prior to May 27, 1999 the non-guarantors and the non-issuers of the 1997 Senior Notes and the non-guarantors of the 1999 Notes during those periods were inconsequential, individually and in aggregate, to the consolidated financial statements.

     The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

               CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                        GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                           VENTURE     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                          ----------   ------------   ------------   ------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents.............  $       --     $  5,929       $ 34,366      $      --      $   40,295
  Accounts receivable, net..............          --      212,480        147,612             --         360,092
  Inventories...........................          --       52,101        119,980             --         172,081
  Investments...........................      19,522           --          6,353             --          25,875
  Prepaid and other current assets......          --        9,346         39,964             --          49,310
                                          ----------     --------       --------      ---------      ----------
      Total current assets..............      19,522      279,856        348,275             --         647,653
Property, Plant and Equipment, Net......          --      194,825        406,337             --         601,162
Intangible Assets, Net..................          --       51,082          8,316             --          59,398
Other Assets............................          --       50,243          4,513             --          54,756
Deferred Tax Assets.....................          --       11,969          4,177             --          16,146
Net investment in and advances to (from)
  subsidiaries and affiliates...........     986,640     (424,613)      (424,025)      (138,002)             --
                                          ----------     --------       --------      ---------      ----------
      Total Assets......................  $1,006,162     $163,362       $347,593      $(138,002)     $1,379,115
                                          ==========     ========       ========      =========      ==========
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
  Accounts payable......................  $       --     $ 68,005       $135,118      $      --      $  203,123
  Accrued interest......................       5,816           --             --             --           5,816
  Accrued expenses......................          --       17,126         68,765             --          85,891
  Current portion of long-term debt.....       4,100        1,002          5,400             --          10,502
                                          ----------     --------       --------      ---------      ----------
      Total current
         liabilities....................       9,916       86,133        209,283             --         305,332
Pension Liabilities & Other.............          --        5,647         28,529             --          34,176
Deferred Tax Liabilities................          --       11,784          8,075             --          19,859
Long Term Debt..........................     869,400        1,849         79,570             --         950,819
                                          ----------     --------       --------      ---------      ----------
      Total liabilities.................     879,316      105,413        325,457             --       1,310,186
Commitments and Contingencies...........          --           --             --             --              --
Member's Equity:
  Member's equity.......................     126,846       58,686         44,927       (138,002)         92,457
  Accumulated other comprehensive
    income -- minimum pension liability
    in excess of unrecognized prior
    service cost, net of tax............          --         (737)            --             --            (737)
  Accumulated other comprehensive
    income -- cumulative translation
    adjustments.........................          --           --        (22,791)            --         (22,791)
                                          ----------     --------       --------      ---------      ----------
Member's Equity.........................     126,846       57,949         22,136       (138,002)         68,929
                                          ----------     --------       --------      ---------      ----------
Total Liabilities and Member's Equity...  $1,006,162     $163,362       $347,593      $(138,002)     $1,379,115
                                          ==========     ========       ========      =========      ==========

                GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

            CONDENSED CONSOLIDATING STATEMENTS OF INCOME (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


                                         GUARANTOR        NONGUARANTOR                        CONSOLIDATED
                             VENTURE    SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS         TOTAL
                             --------   ------------      ------------      ------------      ------------
Net Sales..................  $     --     $328,417          111,378                --           439,795
Cost of Products Sold......        --      276,861          102,895                --           379,756
                             --------     --------          -------           -------           -------
  Gross Profit.............        --       51,556            8,483                --            60,039
Selling, General &
  Administrative Expense...        --       26,848            7,376                --            34,224
Payments to Beneficiary in
  Lieu of Taxes............        77           --               --                --                77
                             --------     --------          -------           -------           -------
  Income from Operations...       (77)      24,708            1,107                --            25,738
Interest Expense...........    24,109           97              822                --            25,028
Intercompany Interest
  Allocation...............   (24,109)      24,109            1,105            (1,105)               --
Other Expense (Income).....   (35,856)          --              244            15,712           (19,900)
                             --------     --------          -------           -------           -------
  Income Before Taxes......    35,779          502           (1,064)          (14,607)           20,610
Tax Provision..............        --          144              261                --               405
Minority Interest..........        --           --               29                --                29
                             --------     --------          -------           -------           -------
  Net Income Before
     Extraordinary Loss....    35,779          358           (1,354)          (14,607)           20,176
Extraordinary Loss on Early
  Extinguishment of Debt...     5,569           --               --                --             5,569
                             --------     --------          -------           -------           -------
  Net Income (Loss)........  $ 30,210     $    358           (1,354)          (14,607)           14,607
                             ========     ========          =======           =======           =======

                GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

            CONDENSED CONSOLIDATING STATEMENTS OF INCOME (UNAUDITED)

                    FOR THE THREE MONTHS ENDED JUNE 30, 1999

                             (DOLLARS IN THOUSANDS)


                                              GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                  VENTURE    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                  --------   ------------    ------------    ------------    ------------
Net Sales.......................  $     --     $162,425        111,378              --         273,803
Cost of Products Sold...........        --      143,791        102,895              --         246,686
                                  --------     --------        -------          ------         -------
  Gross Profit..................        --       18,634          8,483              --          27,117
Selling, General &
  Administrative Expense........        --       12,578          7,376              --          19,954
Payments to Beneficiary in Lieu
  of Taxes......................        77           --             --              --              77
                                  --------     --------        -------          ------         -------
  Income from Operations........       (77)       6,056          1,107              --           7,086
Interest Expense................    14,649           78            822              --          15,549
Intercompany Interest
  Allocation....................   (14,649)      14,649          1,105          (1,105)             --
Other Expense (Income)..........   (27,750)          --            244           7,606         (19,900)
                                  --------     --------        -------          ------         -------
  Income Before Taxes...........    27,673       (8,671)        (1,064)         (6,501)         11,437
Tax (Benefit) Provision.........        --         (923)           261              --            (662)
Minority Interest...............        --           --             29              --              29
                                  --------     --------        -------          ------         -------
  Net Income Before
     Extraordinary Loss.........    27,673       (7,748)        (1,354)         (6,501)         12,070
Extraordinary Loss on Early
  Extinguishment of Debt........     5,569           --             --              --           5,569
                                  --------     --------        -------          ------         -------
  Net Income (Loss).............  $ 22,104     $ (7,748)        (1,354)         (6,501)          6,501
                                  ========     ========        =======          ======         =======

                          VENTURE HOLDINGS COMPANY LLC

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         VENTURE    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        ---------   ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................  $  30,210    $     358        $ (1,354)       $(14,607)      $  14,607
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization.....         --       21,540           4,491              --          26,031
    Unrealized gain on investments....    (19,522)          --            (141)             --         (19,663)
    Net extraordinary loss on early
      extinguishment of debt..........      5,569           --              --              --           5,569
    Change in accounts receivable.....    (14,607)     (22,612)         29,509          14,607           6,897
    Change in inventories.............         --         (962)         (3,262)             --          (4,224)
    Change in prepaid and other
      current
      assets..........................         --       (2,095)         (1,897)             --          (3,992)
    Change in other assets............         --      (11,309)         (3,931)             --         (15,240)
    Change in accounts payable........         --       15,654           4,679              --          20,333
    Change in accrued expenses........     (7,572)       2,810           5,131              --             369
    Change in pension liabilities and
      other...........................         --       (1,606)          3,067              --           1,461
    Change in deferred taxes..........         --          214            (600)             --            (386)
                                        ---------    ---------        --------        --------       ---------
         Net cash provided by (used
           in) operating activities...     (5,922)       1,992          35,692              --          31,762
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of subsidiaries, net of
    cash
    acquired..........................         --     (462,814)         18,802              --        (444,012)
  Net activity in investments in and
    advances to (from) subsidiaries
    and affiliates....................   (502,790)     502,790              --              --              --
  Capital expenditures................         --       (8,040)         (5,137)             --         (13,177)
                                        ---------    ---------        --------        --------       ---------
         Net cash used in investing
           activities.................   (502,790)      31,936          13,665              --        (457,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments under revolving
    credit facility...................    (58,500)          --              --              --         (58,500)
  Net borrowings on bank debt.........         --           --           5,806              --           5,806
  Net proceeds from issuance of
    debt..............................    650,000           --              --              --         650,000
  Debt issuance fees..................         --      (26,981)             --              --         (26,981)
  Payment for early extinguishment of
    debt..............................    (82,788)          --              --              --         (82,788)
  Principal payments on debt..........         --       (1,148)        (18,801)             --         (19,949)
                                        ---------    ---------        --------        --------       ---------
         Net cash (used in) provided
           by financing activities....    508,712      (28,129)        (12,995)             --         467,588
Effect of exchange rate changes on
  cash and cash equivalents...........         --           --          (1,996)             --          (1,996)
         Net Increase in Cash.........         --        5,799          34,366              --          40,165
Cash at Beginning of Period...........         --          130              --              --             130
                                        ---------    ---------        --------        --------       ---------
Cash at End of Period.................  $      --    $   5,929        $ 34,366              --          40,295
                                        =========    =========        ========        ========       =========
Supplemental Cash Flow Information
  Cash paid during the period for
    interest..........................  $      --    $  31,969        $     --              --       $  31,969
                                        =========    =========        ========        ========       =========
  Cash paid during the period for
    taxes.............................  $      --    $      35        $     --        $     --       $      35
                                        =========    =========        ========        ========       =========

9. SEGMENT REPORTING

     Prior to the Peguform Acquisition on May 28, 1999, the Company was organized and operated in one reporting segment. As a result of the Peguform Acquisition, the Company is organized and managed based primarily on geographic markets served. Under this organizational structure, the Company's operating segments have been segregated into two reportable segments: North America and Europe. The following table presents net sales and other financial information by business segment for the six months ended June 30, 1999 (in thousands):

                                                       INCOME (LOSS)            NET             TOTAL
                                       NET SALES      FROM OPERATIONS      INCOME (LOSS)        ASSETS
                                       ---------      ---------------      -------------      ----------
North America (Venture)............    $328,417           $24,631             $15,961         $  607,497
Europe (Peguform)..................     111,378             1,107              (1,354)           771,618
                                       --------           -------             -------         ----------
     Total.........................    $439,795           $25,738             $14,607         $1,379,115
                                       ========           =======             =======         ==========

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Management and
Shareholders of PEGUFORM GmbH

     We have audited the accompanying consolidated balance sheets of PEGUFORM GmbH and subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements, based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PEGUFORM GmbH and subsidiaries as of September 30, 1997 and 1998 and the consolidated results of their operations, changes in stockholders' equity and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

     Our audit also included the translation of Deutsche Mark amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in note 2. Such U.S. dollar amounts are presented solely for the convenience of the readers.

Dusseldorf,
December 18, 1998, except for the adjustments according to U.S.
GAAP (see note 2), as to which the date is April 26, 1999

                                                          BDO International GmbH
                                                 Wirtschaftsprufungsgesellschaft

                            PEGUFORM GMBH, BOTZINGEN

                          CONSOLIDATED BALANCE SHEETS
              AS OF SEPTEMBER 30, 1997 AND 1998 AND MARCH 31, 1999
                               (DEM IN THOUSANDS)

                                                                   THOUSANDS OF                  THOUSANDS OF
                                                                   U.S. DOLLARS                  U.S. DOLLARS
                                                                   (CONVENIENCE                  (CONVENIENCE
                                               SEPTEMBER 30,       TRANSLATION)                  TRANSLATION)
                                           ---------------------   SEPTEMBER 30,    MARCH 31,      MARCH 31,
                                             1997        1998          1998           1999           1999
                                           ---------   ---------   -------------   -----------   -------------
                                                                                   (UNAUDITED)    (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents................      3,486       4,964        2,961           9,507         5,670
Accounts receivable (note 4).............    276,685     277,891      165,737         357,001       212,919
Inventories (note 5).....................    180,996     201,439      120,140         197,001       117,493
Deferred tax assets (note 13)............      6,479       5,235        3,122           2,985         1,780
Prepaid expenses.........................      3,558       3,122        1,862           3,752         2,238
                                           ---------   ---------     --------       ---------      --------
     Total current assets................    471,204     492,651      293,822         570,246       340,100
Investment in associated company.........      6,431       7,665        4,571           8,834         5,269
Property, plant and equipment (note 6)...    488,218     535,199      319,198         539,398       321,702
Intangible assets........................     74,894      65,206       38,889          62,794        37,451
Other assets.............................      3,866       5,244        3,128           8,654         5,161
Deferred tax assets (note 13)............      4,073       6,063        3,616           6,806         4,059
                                           ---------   ---------     --------       ---------      --------
     Total assets........................  1,048,686   1,112,028      663,224       1,196,732       713,742
                                           =========   =========     ========       =========      ========

                                                                   THOUSANDS OF                  THOUSANDS OF
                                                                   U.S. DOLLARS                  U.S. DOLLARS
                                                                   (CONVENIENCE                  (CONVENIENCE
                                               SEPTEMBER 30,       TRANSLATION)                  TRANSLATION)
                                           ---------------------   SEPTEMBER 30,    MARCH 31,      MARCH 31,
                                             1997        1998          1998           1999           1999
                                           ---------   ---------   -------------   -----------   -------------
                                                                                   (UNAUDITED)    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of debt (note 9).........    309,677     360,365      214,925         454,150       270,859
Accounts payable (note 8)................    226,453     260,163      155,164         264,765       157,908
Accrued payroll..........................     56,781      63,500       37,872          46,234        27,574
Other accrued expenses...................     37,267      25,105       14,973          21,648        12,911
Income taxes payable.....................      5,583       3,162        1,886           7,249         4,323
Deferred tax liabilities (note 13).......      3,564       3,618        2,158           4,173         2,489
Other current liabilities and deferred
  income.................................     20,278      12,979        7,741          24,499        14,611
                                           ---------   ---------     --------       ---------      --------
     Total current liabilities...........    659,603     728,892      434,719         822,718       490,675
Long term debt (note 9)..................    101,893      97,855       58,362          95,785        57,127
Accrual for pension obligations (note
  12)....................................     39,458      44,913       26,786          49,270        29,385
Deferred tax liabilities (note 13).......     20,847      20,432       12,186          17,464        10,416
Minority interest........................      6,248       1,450          865           1,218           726
Other non current liabilities and
  deferred income........................      2,266       3,850        2,295           1,578           943
                                           ---------   ---------     --------       ---------      --------
     Total liabilities...................    830,315     897,392      535,213         988,033       589,272
                                           ---------   ---------     --------       ---------      --------
STOCKHOLDERS' EQUITY
Capital stock............................     70,000      70,000       41,749          70,000        41,749
Additional paid in capital...............    358,397     373,234      222,600         373,234       222,600
Deficit..................................   (194,311)   (209,995)    (125,243)       (213,966)     (127,611)
Cumulative currency translation
  adjustment.............................    (14,628)    (16,376)      (9,767)        (17,176)      (10,244)
Accumulated other comprehensive income
  (note 12)..............................     (1,087)     (2,227)      (1,328)         (3,393)       (2,024)
                                           ---------   ---------     --------       ---------      --------
     Total stockholders' equity..........    218,371     214,636      128,011         208,699       124,470
                                           ---------   ---------     --------       ---------      --------
     Total liabilities and stockholders'
       equity............................  1,048,686   1,112,028      663,224       1,196,732       713,742
                                           =========   =========     ========       =========      ========

                            PEGUFORM GMBH, BOTZINGEN

                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1998
                  AND SIX MONTHS ENDED MARCH 31, 1998 AND 1999
                               (DEM IN THOUSANDS)

                                                                                                       THOUSANDS OF
                                                           THOUSANDS OF                                U.S. DOLLARS
                                                           U.S. DOLLARS                                (CONVENIENCE
                                                           (CONVENIENCE                                TRANSLATION)
                                       YEAR ENDED          TRANSLATION)        SIX MONTHS ENDED         SIX MONTHS
                                      SEPTEMBER 30,         YEAR ENDED             MARCH 31,              ENDED
                                 -----------------------   SEPTEMBER 30,   -------------------------    MARCH 31,
                                    1997         1998          1998           1998          1999           1999
                                 ----------   ----------   -------------   -----------   -----------   ------------
                                                                           (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
REVENUES
  Net sales....................   1,664,884    1,977,698     1,179,518       935,225      1,174,403       700,425
  Other revenues...............      17,717       45,728        27,272        13,732         11,138         6,643
                                 ----------   ----------    ----------      --------     ----------      --------
     Total revenues............   1,682,601    2,023,426     1,206,790       948,957      1,185,541       707,068
  Cost of products sold........  (1,482,448)  (1,806,115)   (1,077,184)     (855,447)    (1,056,225)     (629,943)
                                 ----------   ----------    ----------      --------     ----------      --------
     Gross profit..............     200,153      217,311       129,606        93,510        129,316        77,125
Selling, general and
  administrative expenses......    (154,427)    (201,040)     (119,902)     (101,222)      (104,744)      (62,470)
Other expenses.................      (7,524)      (2,408)       (1,436)       (1,743)        (8,668)       (5,170)
Interest expense (net).........     (23,267)     (23,992)      (14,309)      (13,444)       (11,980)       (7,145)
                                 ----------   ----------    ----------      --------     ----------      --------
  Income (loss) before
     income taxes..............      14,935      (10,129)       (6,041)      (22,899)         3,924         2,340
Taxes on income................      (6,029)      (6,060)       (3,614)       (3,210)        (1,340)         (799)
Minority interest..............        (618)         505           301           350            226           135
                                 ----------   ----------    ----------      --------     ----------      --------
  Consolidated net income
     (loss)....................       8,288      (15,684)       (9,354)      (25,759)         2,810         1,676
                                 ==========   ==========    ==========      ========     ==========      ========
Foreign currency translation
  adjustments..................      (1,508)      (1,748)       (1,042)       (1,442)          (800)         (477)
Other comprehensive income.....      (1,087)      (1,140)         (680)         (570)        (1,166)         (695)
                                 ----------   ----------    ----------      --------     ----------      --------
     Total other comprehensive
       income..................      (2,595)      (2,888)       (1,722)       (2,012)        (1,966)       (1,172)
                                 ----------   ----------    ----------      --------     ----------      --------
     Comprehensive income......       5,693      (18,572)      (11,076)      (27,771)           844           504
                                 ==========   ==========    ==========      ========     ==========      ========

              See notes to the consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1998
                      AND SIX MONTHS ENDED MARCH 31, 1999
                    (DEM IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                                               CUMULATIVE     ACCUMULATED
                                                       ADDITIONAL               CURRENCY         OTHER
                                                        PAID IN                TRANSLATION   COMPREHENSIVE
                                     SHARES   AMOUNT    CAPITAL     DEFICIT    ADJUSTMENT       INCOME        TOTAL
                                     ------   ------   ----------   --------   -----------   -------------   -------
BALANCE AT OCTOBER 1, 1996.........    18     70,000    358,397     (198,050)    (13,120)                    217,227
Net income.........................                                    8,288                                   8,288
Dividend paid......................                                   (4,549)                                 (4,549)
Currency translation...............                                               (1,508)                     (1,508)
Additional minimum pension
  liability........................                                                             (1,087)       (1,087)
                                       --     ------    -------     --------     -------        ------       -------
BALANCE AT SEPTEMBER 30, 1997......    18     70,000    358,397     (194,311)    (14,628)       (1,087)      218,371
Net loss...........................                                  (15,684)                                (15,684)
Capital contribution...............                      14,837                                               14,837
Currency translation...............                                               (1,748)                     (1,748)
Additional minimum pension
  liability........................                                                             (1,140)       (1,140)
                                       --     ------    -------     --------     -------        ------       -------
BALANCE AT SEPTEMBER 30, 1998......    18     70,000    373,234     (209,995)    (16,376)       (2,227)      214,636
                                       ==     ======    =======     ========     =======        ======       =======
Thousands of U.S. Dollars
  (Convenience translation)
  September 30, 1998...............           41,749    222,600     (125,243)     (9,767)       (1,328)      128,011
                                              ======    =======     ========     =======        ======       =======
BALANCE AT SEPTEMBER 30, 1998......    18     70,000    373,234     (209,995)    (16,376)       (2,227)      214,636
Net income.........................                                    2,810                                   2,810
Dividend paid......................                                   (6,781)                                 (6,781)
Currency translation...............                                                 (800)                       (800)
Additional minimum pension
  liability........................                                                             (1,166)       (1,166)
                                       --     ------    -------     --------     -------        ------       -------
BALANCE AT MARCH 31, 1999
  (Unaudited)......................    18     70,000    373,234     (213,966)    (17,176)       (3,393)      208,699
                                       ==     ======    =======     ========     =======        ======       =======
Thousands of U.S. Dollars
  (Convenience translation)
  March 31, 1999...................           41,749    222,600     (127,611)    (10,244)       (2,024)      124,470
                                              ======    =======     ========     =======        ======       =======

See notes to the consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          YEARS ENDED SEPTEMBER 30, 1997 AND 1998 AND SIX MONTHS ENDED
                            MARCH 31, 1998 AND 1999
                               (DEM IN THOUSANDS)

                                                                       THOUSANDS OF                                U.S. DOLLARS
                                                                       U.S. DOLLARS                                (CONVENIENCE
                                                                       (CONVENIENCE                                TRANSLATION)
                                                     YEAR ENDED        TRANSLATION)        SIX MONTHS ENDED         SIX MONTHS
                                                    SEPTEMBER 30,       YEAR ENDED             MARCH 31,              ENDED
                                                 -------------------   SEPTEMBER 30,   -------------------------    MARCH 31,
                                                   1997       1998         1998           1998          1999           1999
                                                 --------   --------   -------------   -----------   -----------   ------------
                                                                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Cash Flows From Operating Activities
  Net income (loss)............................     8,288    (15,684)      (9,354)       (25,759)        2,810         1,676
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation and amortization..............    87,828     88,734       52,922         46,722        48,759        29,080
    (Gain) loss from the disposal of fixed
      assets -- net............................    (1,621)    (4,237)      (2,527)          (250)          459           274
    Change in accounts receivable..............   (42,777)    (1,206)        (719)       (24,013)      (79,110)      (47,182)
    Change in inventories......................   (30,614)   (20,443)     (12,192)        17,501         4,438         2,647
    Change in prepaid expenses.................     1,877        436          260         (4,429)         (630)         (376)
    Change in investment in associated
      company..................................    (1,373)    (1,234)        (736)          (569)       (1,169)         (697)
    Change in other assets.....................       582     (1,378)        (822)           533        (5,290)       (3,155)
    Change in accounts payable.................    37,879     31,289       18,661          9,613         8,689         5,182
    Change in accrued expenses.................    12,661     (2,378)      (1,418)       (18,904)      (18,919)      (11,283)
    Change in other liabilities................     5,760    (10,513)      (6,270)        (2,139)       11,047         6,586
    Change in deferred taxes...................    (3,483)       264          157           (442)          542           326
                                                 --------   --------      -------       --------      --------       -------
      Net cash provided by (used in) operating
         activities............................    75,007     63,650       37,962         (2,136)      (28,374)      (16,922)
                                                 --------   --------      -------       --------      --------       -------
Cash Flows From Investing Activities
  Proceeds from sale of fixed assets...........    10,524     19,381       11,559          6,783           713           425
  Capital expenditures.........................  (102,014)  (143,552)     (85,616)       (74,109)      (52,299)      (31,192)
                                                 --------   --------      -------       --------      --------       -------
    Net cash used for investing activities.....   (91,490)  (124,171)     (74,057)       (67,326)      (51,586)      (30,767)
                                                 --------   --------      -------       --------      --------       -------
Cash Flows From Financing Activities
  Capital contribution.........................         0     14,837        8,849              0             0             0
  Dividends paid...............................    (4,549)         0            0              0        (6,781)       (4,044)
  Net borrowings...............................    38,734     60,141       35,869         91,720       115,171        68,689
  Principal payments on debt...................   (17,356)   (12,967)      (7,734)        (6,450)      (25,487)      (15,201)
                                                 --------   --------      -------       --------      --------       -------
    Net cash provided by (used for) financing
      activities...............................    16,829     62,011       36,984         85,270        82,903        49,444
                                                 --------   --------      -------       --------      --------       -------
Effect of foreign exchange rate changes........       838        (12)          (7)         6,975         1,600           954
                                                 --------   --------      -------       --------      --------       -------
Net Increase in Cash...........................     1,184      1,478          882         22,783         4,543         2,709
Cash and Cash Equivalents at Beginning of
  Period.......................................     2,302      3,486        2,079          3,486         4,964         2,961
                                                 --------   --------      -------       --------      --------       -------
  Cash and Cash Equivalents at End of Period...     3,486      4,964        2,961         26,269         9,507         5,670
                                                 ========   ========      =======       ========      ========       =======

                                                                       THOUSANDS OF                                U.S. DOLLARS
                                                                       U.S. DOLLARS                                (CONVENIENCE
                                                                       (CONVENIENCE                                TRANSLATION)
                                                     YEAR ENDED        TRANSLATION)        SIX MONTHS ENDED         SIX MONTHS
                                                    SEPTEMBER 30,       YEAR ENDED             MARCH 31,              ENDED
                                                 -------------------   SEPTEMBER 30,   -------------------------    MARCH 31,
                                                   1997       1998         1998           1998          1999           1999
                                                 --------   --------   -------------   -----------   -----------   ------------
                                                                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Supplemental Cash Flow Information
  Cash paid during the period for interest.....    26,758     30,136       17,973         14,900        13,959         8,325
Income taxes paid (refunded)...................     3,026      7,372        4,391            893             0             0
Non-cash changes relating to additional minimum
  liability
  Change in minimum liability..................     3,301      2,390        1,425            598         2,553         1,523
  Change in intangible asset...................      (819)       121           72             30            61            36
  Change in deferred asset.....................    (1,395)    (1,371)        (817)          (353)       (1,448)         (864)
  Other comprehensive income...................    (1,087)    (1,140)        (680)          (275)       (1,166)         (695)

See notes to consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               (DEM IN THOUSANDS)

(1) DESCRIPTION OF BUSINESS

     The Company is a supplier to the automotive industry and mainly provides plastic system components.

(2) BASIS OF PRESENTATION

     Solely for the convenience of the readers, the consolidated financial statements as of September 30, 1998 and for the year then ended and as of March 31, 1999 and for the six months then ended have been translated to U.S. dollars at the rate of DEM 1,6767 per U.S. dollar, the noon buying rate in New York City for cable transfers in DEM as certified for customs purposes published by the Federal Reserve Bank of New York as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into U.S. dollars at such rate or any other rate.

     The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The company maintains its financial records in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP"). Generally, accepted accounting principles in Germany vary in certain respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements are in accordance with U.S. GAAP.

(3) SUMMARY OF ACCOUNTING POLICIES

     Fiscal year -- The Company's fiscal year runs from October 1 to September
30.

     Principles of consolidation -- The consolidated financial statements include the accounts of PEGUFORM GmbH and its wholly or majority owned subsidiaries (collectively the "Group").

     The Group accounts include the following companies:

                                                         PERCENTAGE HOLDING
                                                                 %
                                                                 ----------
PEGUFORM GmbH, Botzingen...............................         100
PEGUFORM France S.A., Vernon/France....................         100
PEGUFORM Iberica S.A., Polinya/Spain...................         100
PEGUFORM Bohemia a.s., Liberec/Czech
  Republic.............................................         100
PEGUFORM Hella Mexico, S.A. de C.V., Puebla/Mexico.....          70
INERGA Components S.A., Rubi/Spain.....................         100
INERGA Logistics S.L., Polinya/Spain...................         100
INERGA Argentina S.A., Buenos Aires/Argentina..........         100
INERGA do Brasil Ltda., Guaranema/Brasil...............         100
PEGUFORM Slovakia s.r.o. Poprad/Slowacian Republic.....         100

     All intercompany accounts and transactions have been eliminated.

     The group holds a 50% interest in Celulosa Fabril (Cefa) S.A., Zaragoza/Spain. This investment is stated at equity.

                            PEGUFORM GMBH, BOTZINGEN

     Application of a new basis of accounting after a change in control of the Company ("push-down accounting") -- In 1990 there was a change in the control of the Company. 99% of the shares of Eurotec Systemteile GmbH, the then parent company of PEGUFORM GmbH (which was merged downstream into PEGUFORM GmbH with economic effect as of October 1, 1996), were acquired by Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG. The paid purchase price for the shares transferred was retroactively allocated to the net identifiable assets. The remaining goodwill is amortized over 15 years using the straight-line method.

     Foreign Currencies -- Currency translation is based upon the Statement of Financial Accounting Standards (SFAS) 52 "Foreign Currency Translation," whereby the assets and liabilities of foreign subsidiaries where the functional currency is the local currency are generally translated using period end exchange rates while the income statements are translated using average exchange rates during the period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods are included as a separate component of stockholders' equity.

     Estimates -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- Highly liquid investments with an initial maturity of three months or less are classified as cash equivalents.

     Inventories -- Manufactured parts inventories are stated at the lower of cost or market using the average cost method. Inventory also includes costs associated with building molds under contract.

     There are generally no molds used in the Company's manufacturing operations which are owned by the Company.

     Property and Depreciation -- Property, plant, and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the various classes of assets. Tooling is amortized on a piece price or straight line basis over the related production contract, generally 3 to 7 years. The principal estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Building and improvements...................................  10-50
Machinery and equipment.....................................   3-20
Other equipment, office and transportation equipment........   3-10

     Leasehold improvements are amortized over the useful life or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

     Leases -- The group leases property, plant and equipment as a lessee. All leases that meet certain specified criteria intended to represent situations where the substantive risks and rewards of ownership have been transferred to the lessee are accounted for as capital lease. All other leases are accounted for as operating lease.

     Intangible Assets -- Purchased intangible assets are recorded at acquisition cost. Amortization is computed by the straight-line method over the estimated useful lives, generally 3 to 10 years.

                            PEGUFORM GMBH, BOTZINGEN

     The purchase price of companies in excess of the fair value of net identifiable assets acquired ("goodwill") is capitalized and generally amortized over 15 years using the straight-line method. The same applies to goodwill resulting from push-down accounting for the change in control in the Company in 1990. In the case of Inerga Components S.A., which was acquired as of October 1, 1995, goodwill is amortized over 5 years.

     Intangible assets include an amount relating to an additional minimum pension liability. This amount is determined by the unrecognized transitional amount considered to calculate accrued pension cost (see note 12).

     Long-lived assets and long-lived assets to be disposed of -- Effective October 1, 1996, the Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed of" was adopted. This Statement establishes accounting standards for the impairment of long-lived assets, and certain identifiable intangibles, and goodwill related to those assets to be held and used and long-lived and certain identifiable intangibles to be disposed of. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company periodically evaluates the carrying value for impairment.

     Revenue recognition -- Revenue from the sale of manufactured parts is recognized when the parts are shipped. Revenue from mold sales is recognized using the completed contract method due to the reasonably short build cycle. The revenues are recognized when final approval has been received from the customer or in accordance with contract terms. Provision for estimated losses on uncompleted contracts, if any, is made in the period such losses are identified. Other revenue is comprised of foreign exchange gains, gains on disposal of fixed assets, insurance reimbursements and recoveries, and other miscellaneous income.

     Related party transactions -- The Company is a 99% owned subsidiary of Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG, Duisburg, Germany. Besides immaterial transactions with sister companies the Company has entered into various transactions with its parent company. These transactions do not include operational activities but mostly administrative and financing services. Since the Company operates for the sole benefit of the parent company, the terms of these transactions are not the result of arms'-length bargaining.

     Since 1990 exist a so called "control and profit distribution agreement" between Klockner Mercator Maschinenbau GmbH and PEGUFORM GmbH and its former parent Eurotec Systemteile GmbH respectively. Under this agreement the company has to distribute all its net income to the parent. On the other side the parent company has to absorb any net losses incurred at the company. In these financial statements the payments of the parent to absorb the losses are stated as additional paid in capital. Any profit distributions are treated as dividends.

     The control and profit distribution agreement also has an effect for tax purposes. PEGUFORM GmbH is no longer a separate taxable individual, with the effect that all corporation taxes, if any, are recorded and paid by the parent company. In years with profit the parent company however charges PEGUFORM GmbH for income taxes. These tax charges are deemed to be based on actual corporate and trade income tax rates. On the other hand no tax credits are given for net losses.

                            PEGUFORM GMBH, BOTZINGEN

     Income taxes -- Deferred income taxes are provided using the liability method in accordance with SFAS No. 109. "Accounting for income taxes".

     Deferred taxes for German income taxes are recorded as if PEGUFORM GmbH were a "stand alone" taxable unit for corporate and trade income taxes. Being currently integrated for income tax purposes as a subsidiary of a German parent company PEGUFORM GmbH may be charged for tax liabilities or credited for tax receivables for future net profits or losses if there were no change in ownership. With the sale of all the shares in the Company to a foreign company there will be no future integration for tax purposes anymore thus resulting in an income tax consideration of all temporary differences.

(4) ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                         AT SEPTEMBER 30,
                                                        ------------------    AT MARCH 31,
                                                         1997       1998          1999
                                                        -------    -------    ------------
                                                                              (UNAUDITED)
Accounts receivable trade.............................  243,151    247,248      338,364
Other accounts receivable.............................   38,024     34,924       28,711
                                                        -------    -------      -------
                                                        281,175    282,172      367,075
Allowance for doubtful accounts.......................   (4,490)    (4,281)     (10,074)
                                                        -------    -------      -------
Net accounts receivable...............................  276,685    277,891      357,001
                                                        =======    =======      =======

     Substantially all of the receivables are from companies operating in the automobile industry.

(5) INVENTORIES

     Inventories consist of the following:

                                                         AT SEPTEMBER 30,
                                                        ------------------    AT MARCH 31,
                                                         1997       1998          1999
                                                        -------    -------    ------------
                                                                              (UNAUDITED)
Raw material..........................................   48,437     57,376       60,412
Work-in-process.......................................  116,488    102,411      100,340
Finished goods........................................   20,892     22,544       21,289
Payments on account...................................   33,230     51,960       39,397
Advance payments......................................  (38,051)   (32,852)     (24,437)
                                                        -------    -------      -------
Total.................................................  180,996    201,439      197,001
                                                        =======    =======      =======

     Payments on account and advance payments (received) mostly relate to molds. The Company has no mold production, the manufacturing of the molds is subcontracted to specialized suppliers usually receiving payments in advance. There are usually also advance payments by the customer, not necessarily identical to the ones to be paid to the subcontractor.

     In case of probable losses on the purchase and sale of the molds provisions for threatening losses are recorded.

                            PEGUFORM GMBH, BOTZINGEN

(6) PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                         AT SEPTEMBER 30,
                                                       ---------------------   AT MARCH 31,
                                                         1997        1998          1999
                                                       ---------   ---------   ------------
                                                                               (UNAUDITED)
Land and buildings...................................    365,126     377,659      381,221
Machinery and equipment..............................    689,912     751,878      790,011
Office and transportation equipment..................     99,747     101,152      103,896
Construction in progress.............................     42,406      64,500       54,054
                                                       ---------   ---------    ---------
                                                       1,197,191   1,295,189    1,329,182
Less accumulated depreciation and amortization.......   (708,973)   (759,990)    (789,784)
                                                       ---------   ---------    ---------
Total................................................    488,218     535,199      539,398
                                                       =========   =========    =========

     Included in property, plant and equipment is equipment and buildings held under capitalized leases. These assets have a cost basis of DEM 94,494 and DEM 94,636 and accumulated depreciation relating to these assets of DEM 32,740 and DEM 38,769 at September 30, 1997 and 1998 respectively.

(7) BUSINESS ACQUISITIONS

     Effective July 1, 1990 shares in Eurotec Systemteile GmbH, the then parent company of PEGUFORM GmbH, were acquired by Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG. This transaction was accounted for as a purchase and the purchase price was allocated applying "push-down" accounting to the estimated fair value of assets and liabilities assumed, resulting in a goodwill of approximately DEM 127.5 million.

     Effective January 2, 1992 the Company acquired 51% of the shares of PEGUFORM Bohemia a.s. This acquisition was accounted for as a purchase resulting in a goodwill of approximately DEM 2.7 million. The goodwill is amortized over 15 years. At October 8, 1993 additional 25% of the shares in this company were acquired increasing the goodwill already by DEM 1.0 million.

     Effective January 26/February 12, 1998 the Company acquired the remaining 24% of outstanding shares in PEGUFORM Bohemia for a purchase price of DEM 4.67 million. This acquisition was accounted for as a purchase with the purchase price allocated to the relating minority interest in equity. The net amount paid included an adjustment for costs absorbed by the majority shareholder. As a result of this adjustment, DEM 1.9 million was recorded in revenue in the year ending September 30, 1998.

     With a contract signed on October 2/October 14, 1998 the Company and Grupo Hermez, S.A. de C.V., Mexico City/Mexico, established PEGUFORM Hella Mexico, S.A. de C.V., Puebla/ Mexico, as a joint company. The Company holds 70% of the shares, Grupo Hermez 30%.

     The consolidated earnings include the operations of PEGUFORM Hella Mexico from October 14, 1997, the operations of PEGUFORM Bohemia were already fully consolidated in the prior two years.

                            PEGUFORM GMBH, BOTZINGEN

     Had the acquisition of the minority interest in PEGUFORM Bohemia occurred before October 1, 1996 the pro forma effect on prior year financial statements would have been the following increase of net profits resulting from a decrease of minority interests:

                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1997     1998
                                                              -----    -----
Minority interests portion of the results of PEGUFORM
  Bohemia...................................................   618      338
                                                               ===      ===

(8) ACCOUNTS PAYABLE

     Accounts payable consist of the following:

                                                         AT SEPTEMBER 30,
                                                        ------------------    AT MARCH 31,
                                                         1997       1998          1999
                                                        -------    -------    ------------
                                                                              (UNAUDITED)
Accounts payable trade................................  225,395    259,672      264,765
Liabilities to affiliated companies...................    1,058        491            0
                                                        -------    -------      -------
Total.................................................  226,453    260,163      264,765
                                                        =======    =======      =======

(9) DEBT

     Debt consist of the following:

                                                                                 AT SEPTEMBER 30,
                                                   INTEREST RATES                -----------------   AT MARCH 31,
                                                         %          MATURITIES    1997      1998         1999
                                                   --------------   ----------   -------   -------   ------------
                                                                                                     (UNAUDITED)
Liabilities to financial institutions............   3.25 - 15.5          1999     36,415    44,490      51,461
Liabilities to affiliated companies..............    variable            1999    264,972   308,440     391,575
Liabilities from capital leases..................  4.16 - 11.76          1999      8,290     7,435      11,114
                                                                                 -------   -------     -------
Short-term financial liabilities.................                                309,677   360,365     454,150
                                                                                 -------   -------     -------
Liabilities to financial institutions............   3.25 - 8.24     2000-2003     49,848    53,165      42,558
Liabilities from capital leases..................  4.16 - 11.76     2000-2011     52,045    44,690      53,227
                                                                                 -------   -------     -------
Long-term financial liabilities..................                                101,893    97,855      95,785
                                                                                 -------   -------     -------
    Total debt...................................                                411,570   458,220     549,935
                                                                                 =======   =======     =======

     The liabilities to financial institutions include various loans received from banks in different countries. In 1997/98 PEGUFORM GmbH has received two new loans by Sudwest LB, Stuttgart, Germany, in the aggregate amount of DEM 21,535. These loans are to be repaid in four installments on December 30, starting December 30, 1998. In a separate agreement with Klockner Mercator Maschinenbau GmbH PEGUFORM receives the difference between the average monthly internal group interest rate and the loan interest rate.

                            PEGUFORM GMBH, BOTZINGEN

     The Group has entered into various capital lease agreements for property, plant and equipment. The leases require monthly, quarterly and half-yearly payments of principal and interest. The Group usually intends to exercise the options to buy the respective assets.

     Bonds and liabilities to financial institutions are partially secured by a comfort letter from Klockner-Werke AG as the ultimate parent of PEGUFORM GmbH. Klockner-Werke AG has given to the banks the commitment not to cancel the "profit distribution agreement" (see note 3: "related party transactions") before the loans given to PEGUFORM GmbH have been repaid.

     The Company had available unused unsecured short-term lines of credit of DEM 59,715 at September 30, 1998 and unsecured long-term lines of credit of DEM 26,589 at September 30, 1998.

     Aggregate amounts of debt maturing during the next five years and thereafter as of September 30, 1998 are as follows:

                                                                DEM
                                                              -------
1999........................................................  360,365
2000........................................................   21,567
2001........................................................   23,169
2002........................................................   17,278
2003........................................................   10,219
Remaining years.............................................   25,622
                                                              -------
Total.......................................................  458,220
                                                              =======

(10) RELATED PARTY TRANSACTIONS


     The transactions of the Company with its parent company Klockner Mercator Maschinenbau GmbH include mostly financing and the distribution/absorption of profit/losses. Additionally there were minor purchases of machinery from sister companies. The Company believes that its operating results on a stand-alone basis would not have been different from the results of operations as presented in these financial statements.


     The financing of the Company is done exclusively via short-term credits without fixed repayment dates.

     According to the profit distribution agreement (see note 3: related party transactions) final net profits (before taxes) are to be distributed to the parent company while net losses are to be absorbed.

     In 1997/98 the parent company granted operating subsidies to the Company.

     The current accounts with the parent company are to be charged with variable interest rates.

                            PEGUFORM GMBH, BOTZINGEN

     The following is a summary of transactions with the parent company at September 30, 1997 and 1998:

                                                          AT SEPTEMBER 30,
                                                          ----------------    AT MARCH 31,
                                                           1997      1998         1999
                                                          ------    ------    ------------
                                                                              (UNAUDITED)
Revenue received for:
  Operating subsidies granted by the parent company.....       0    13,335           0
                                                          ------    ------       -----
                                                               0    13,335           0
                                                          ======    ======       =====
Expenses charged for:
  Interest on current intercompany accounts.............   9,962    14,320       6,488
  Tax charge by parent company..........................   4,252         0           0
                                                          ------    ------       -----
                                                          14,214    14,320       6,488
                                                          ======    ======       =====

     Based on the control and profit distribution agreement with the parent company, in the year ended September 30, 1997 the company distributed its net income for the year in the amount of DEM 4,549. In the year ended September 30, 1998 the parent company absorbed the company's loss of DEM 14,837.

     The result of the related party transactions is the following net payable. The amounts are shown on a gross basis in accounts receivable and in accounts payable and short-term debt:

                                                       AT SEPTEMBER 30,
                                                      ------------------     AT MARCH 31,
                                                       1997       1998           1999
                                                      -------    -------    ---------------
                                                                              (UNAUDITED)
Amounts Receivable..................................        0          0              0
Amounts Payable.....................................  266,030    308,931        389,544
                                                      -------    -------        -------
Net Amounts Payable.................................  266,030    308,931        389,544
                                                      =======    =======        =======

(11) COMMITMENTS AND CONTINGENCIES

     Operating Leases -- The Company leases certain of its manufacturing facilities, sales offices, transportation and other equipment under operating leases. Total rental expense was approximately DEM 14,946 and DEM 19,994 for the years ended September 30, 1997 and 1998 respectively.

                            PEGUFORM GMBH, BOTZINGEN

     Future minimum lease commitments under non-cancellable operating leases with initial or remaining terms in excess of one year are as follows:

                                                               DEM
                                                              ------
1999........................................................   6,726
2000........................................................   5,738
2001........................................................   4,346
2002........................................................   3,243
2003........................................................   1,382
Remaining years.............................................     785
                                                              ------
Total.......................................................  22,220
                                                              ======

     Other Commitments and contingencies -- The Company has in 1995 entered into an agreement with a company regarding the use of EDP hardware components and software as well as technical support. This agreement is not cancellable and runs until September 30, 2003. Total expense was DEM 16,240 and DEM 22,841 for the years ended September 30, 1997 and 1998 respectively.

     Future EDP cost commitments under this non-cancellable agreement are as follows:

                                                               DEM
                                                              ------
1999........................................................  15,683
2000........................................................  13,209
2001........................................................  11,972
2002........................................................  11,512
2003........................................................  11,117
Remaining years.............................................       0
                                                              ------
Total.......................................................  63,493
                                                              ======

(12) PENSION PLANS

     PEGUFORM GmbH maintains one defined benefit pension plan covering all its full-time hourly and salaried employees plus some individual defined benefit pension agreements for managers and members of the board. The benefits payable under the plans are generally determined based on the employees' length of service and earnings. There are no external fundings of these schemes.

                            PEGUFORM GMBH, BOTZINGEN

     The funded status of the defined benefit plans was as follows:

                                                                ACCUMULATED
                                                                  BENEFITS
                                                               EXCEED ASSETS
                                                              AT SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Actuarial present value of benefit obligations
  Vested Benefits...........................................  33,086    37,841
  Nonvested benefits........................................   6,372     7,073
                                                              ------    ------
Accumulated benefit obligation..............................  39,458    44,914
                                                              ======    ======
Projected benefit obligation................................  40,529    45,871
Market value of plan assets.................................       0         0
                                                              ------    ------
Excess of projected benefit obligation over assets..........  40,529    45,871
Unrecognized transitional amount............................   1,331     1,210
Unrecognized net loss.......................................   3,553     5,951
Unrecognized prior service cost.............................       0         0
                                                              ------    ------
Accrued pension cost........................................  35,645    38,710
                                                              ======    ======

                                                                ACCUMULATED
                                                                  BENEFITS
                                                               EXCEED ASSETS
                                                              AT SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Amounts recognized in the balance sheet consist of
  Accrued pension liability.................................  39,458    44,913
  Intangible asset..........................................   1,331     1,210
  Unrecognized prior service cost...........................   2,482     4,993
                                                              ------    ------
Net amount recognized.......................................  35,645    38,710
                                                              ======    ======

     The date used to measure plan liabilities is as of September 30 each year.

     The weighted-average assumed discount rate was 6.0% for the years ended September 30, 1997 and 1998 respectively. The expected rate of increase in compensation levels was 2.0% and 1.6% respectively for the years ended September 30, 1997 and 1998 respectively. The same rates as for the compensation were used for inflation and increase in social security contribution ceiling in the actuarial calculation.

                            PEGUFORM GMBH, BOTZINGEN

     Net periodic pension expense for the years ended September 30, 1997 and 1998 included the following components:

                                                                    AT
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1997     1998
                                                              -----    -----
Service cost benefits during the year.......................  1,692    1,910
Interest cost on projected benefit obligation...............  2,183    2,393
Actual return on plan assets................................      0        0
Net amortization and deferral...............................    121      121
                                                              -----    -----
Net periodic pension expense................................  3,996    4,424
                                                              =====    =====

(13) INCOME TAXES

     Amounts in the financial statements related to income taxes are for the operations of the consolidated subsidiaries as listed under note 3 and for PEGUFORM GmbH as charged by its parent company.

     As explained under note 3 deferred taxes for PEGUFORM GmbH are recorded considering a full taxation of future profits and losses although this company is currently not subject to German corporate and trade income taxes.

     The provision for income tax expense for the period ended:

                                                                    AT
                                                              SEPTEMBER 30,
                                                              --------------
                                                               1997    1998
                                                              ------   -----
Currently Payable
  Germany...................................................   4,252      38
  Foreign...................................................   1,367   4,728
                                                              ------   -----
Total.......................................................   5,619   4,766
                                                              ------   -----
Deferred
  Germany...................................................   6,480    (624)
  Foreign...................................................  (6,070)  1,918
                                                              ------   -----
Total.......................................................     410   1,294
                                                              ------   -----
Total.......................................................   6,029   6,060
                                                              ======   =====

     German corporate tax law applies a split-rate computation with regard to the taxation of the income of a corporation and its shareholders. Current German taxes are recorded as being charged by the parent company based on the tax law in effect for the respective fiscal period. Corporate income is initially subject to a federal corporation tax of 45% plus a solidarity surcharge of 7.5% until 1997 and 5.5% effective January 1, 1998 on the federal corporate tax payable. Including the impact of the surcharge, the federal corporate tax rate amounted to 48.375% until 1997 and to 47.475% effective January 1, 1998. Upon distribution of retained earnings to stockholders, the corporate income tax rate

                            PEGUFORM GMBH, BOTZINGEN
on the earnings is adjusted to 30%, plus the solidarity surcharge on the distribution corporate tax by means of a refund for taxes previously paid. Upon distribution of retained earnings in the form of a dividend, stockholders who are taxpayers in Germany are entitled to a tax credit in the amount of federal income taxes previously paid by the corporation.

     Current taxes are calculated on the basis of the respective tax rates in effect for the periods presented. This may presumably also apply to the tax charges by the parent company of PEGUFORM GmbH for the German operations. The calculation of the deferred taxes is based on future tax rates. As a result, the deferred taxes for PEGUFORM GmbH are calculated with an effective corporate income tax rate of 48.375% as of September 30, 1997 and 47.475% as of September 30, 1998 plus the after federal tax benefit rate for trade tax of 7.8% and 7.9% as of September 30, 1997 and 1998 respectively.

     A reconciliation of income taxes determined using the German corporate tax rate of 48.375% plus the after federal tax benefit rate for trade taxes of 7.8% for a combined statutory rate of 55.4% for the year ended September 30, 1997 and of 47.475% plus the after federal tax benefit rate for trade taxes of 7.9% for a combined statutory rate of 56.2% for the year ended September 30, 1998 is as follows:

                                                                YEAR ENDED
                                                               SEPTEMBER 30,
                                                              ---------------
                                                               1997     1998
                                                              ------   ------
Expected provision (benefit) for income taxes...............   8,392   (5,613)
Non-deductible items........................................   2,566    1,092
Tax free income.............................................  (1,363)  (1,631)
Write off of goodwill not tax-deductible....................   5,237    5,159
Badwill credited to income not taxable......................       0   (1,058)
Consolidation items not taxable.............................    (907)     (71)
Foreign tax rate differential...............................  (6,893)  (3,409)
Changes in valuation allowances on deferred tax assets......    (990)   2,090
Parent company's tax allocation differential................   2,078   10,970
Investment and export tax credits (Spain)...................  (1,966)  (1,891)
Other.......................................................    (125)     422
                                                              ------   ------
Actual income tax expense...................................   6,029    6,060
                                                              ======   ======

     The amounts shown under Parent company's tax allocation differential relate to the tax charges by Klockner Werke AG. There were no credits given for the losses the year ending September 1998, while the charge for the year ending September 1997 was not based on the taxable income of PEGUFORM GmbH.

     The amount of the Group's deferred tax valuation allowances is based upon management's belief that it is more likely than not that not all of the deferred tax assets will be realized. In future periods, depending upon the Group's financial results, management's estimate of the amount of the deferred tax assets considered realizable may change, and hence the valuation allowance may increase or decrease.

                            PEGUFORM GMBH, BOTZINGEN

     The tax-effected temporary differences and carryforwards which comprised deferred assets and liabilities were as follows:

                                                                  YEAR ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Deferred tax assets:
  Accounts receivable.......................................      127        235
  Inventories...............................................    1,557        776
  Property, plant and equipment.............................      368          0
  Other accrued expenses....................................    5,191      5,596
  Net operating loss carryforwards..........................   19,207     20,923
  Additional minimum pension liability......................    1,395      2,766
  Other.....................................................        0        415
                                                              -------    -------
                                                               27,845     30,711
     Valuation allowances...................................  (17,293)   (19,413)
                                                              -------    -------
     Total deferred tax assets..............................   10,552     11,298
                                                              -------    -------
Deferred tax liabilities:
  Accounts receivable.......................................    1,179      1,890
  Inventories...............................................        0        603
  Property, plant and equipment (including capital
     leases)................................................   17,998     17,483
  Other accrued expenses....................................    3,915      2,845
  Other.....................................................    1,319      1,229
                                                              -------    -------
     Total deferred tax liabilities.........................   24,411     24,050
                                                              -------    -------
     Net deferred tax liabilities...........................  (13,859)   (12,752)
                                                              =======    =======

     At September 30, 1998, the Group had net operating losses ("NOLs") amounting to DEM 53,883. The NOLs relate to losses of foreign companies and are partly limited in their use to the Group.

     Management believes the net operating loss carryforwards at September 30, 1998 are only to a limited extent realizable based on forecasted earnings and available tax planning strategies.

     With regard to the additional minimum pension liability we refer to Note
12. Changes in these deferred tax assets have no impact on the provision for income tax expenses.

                            PEGUFORM GMBH, BOTZINGEN

     Net deferred income tax assets and liabilities in the consolidated balance sheets are as follows:

                                                                  YEAR ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Current
  Deferred income tax assets................................    6,479      5,235
  Deferred income tax liabilities...........................   (3,564)    (3,618)
                                                              -------    -------
Total.......................................................    2,915      1,617
                                                              -------    -------
Non-current
  Deferred income tax assets................................    4,073      6,063
  Deferred income tax liabilities...........................  (20,847)   (20,432)
                                                              -------    -------
Total.......................................................  (16,774)   (14,369)
                                                              -------    -------
Total.......................................................  (13,859)   (12,752)
                                                              =======    =======

                                  VENTURE LOGO

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

 2.1**     Share Purchase and Transfer Agreement between Klockner
           Mercator Maschinenbau GmbH, on the one hand, and Venture
           Beteiligungs GmbH and Venture Holdings Trust, on the other hand, dated March 8, 1999, filed as Exhibit 2.1 to the
           Issuer's Annual Report on Form 10-K for the year ended
           December 31, 1998 (File No. 333-34475) and incorporated
           herein by reference. Schedules to the Agreement, listed on the last two pages of the Agreement, were not filed, but
           will be provided to the Commission supplementally upon
           request.
 2.2**     Share Purchase and Transfer Agreement among Neptuno
           Verwaltungs-und-Treuhand-Gesellschaft mbH, and Venture
           Verwaltungs GmbH and Venture Holdings Trust, dated March 8,
           1999, filed as Exhibit 2.2 to Venture's Current Report on
           Form 8-K on June 11, 1999 (File No. 333-34475) and
           incorporated herein by reference.
 2.3**     Trust Contribution Agreement, made as of the 27th day of
           May, 1999, by and between Venture Holdings Trust and Venture
           Holdings Company LLC, filed as Exhibit 2.3 to Venture's
           Current Report on Form 8-K on June 11, 1999 (File No.
           333-34475) and incorporated herein by reference.
 3.1**     Restated Articles of Organization of Venture Holdings
           Company LLC.
 3.2**     Restated Articles of Incorporation of Vemco, Inc., filed as
           Exhibit 3.1 to Venture's Registration Statement on Form S-4,
           effective October 27, 1997 (Registration No. 333-34475), and incorporated herein by reference.
 3.3**     Restated Articles of Incorporation of Venture Industries
           Corporation, filed as Exhibit 3.2 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.4**     Restated Articles of Incorporation of Venture Mold &
           Engineering Corporation, filed as Exhibit 3.3 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
 3.5**     Restated Articles of Incorporation of Venture Leasing
           Company, filed as Exhibit 3.4 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.6**     Restated Articles of Incorporation of Vemco, Leasing, Inc.,
           filed as Exhibit 3.5 to Venture's Registration Statement on
           Form S-4, effective October 27, 1997 (Registration No.
           333-34475), and incorporated herein by reference.
 3.7**     Restated Articles of Incorporation of Venture Holdings
           Corporation, filed as Exhibit 3.6 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.8**     Restated Articles of Incorporation of Venture Service
           Company, filed as Exhibit 3.7 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.9**     Articles of Organization of Experience Management LLC.
 3.10**    Articles of Incorporation of Venture Europe, Inc.
 3.11**    Articles of Incorporation of Venture EU Corporation.
 3.12**    Amended and Restated Operating Agreement of Venture Holdings
           Company LLC.
 3.13**    Bylaws of Vemco, Inc., filed as Exhibit 3.9 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.

 3.14**    Bylaws of Venture Industries Corporation, filed as Exhibit
           3.10 to Venture's Registration Statement on Form S-1,
           effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
 3.15**    Bylaws of Venture Mold & Engineering Corporation, filed as
           Exhibit 3.11 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826)
           and incorporated herein by reference.
 3.16**    Bylaws of Venture Leasing Company, filed as Exhibit 3.12 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.17**    Bylaws of Vemco Leasing, Inc., filed as Exhibit 3.13 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.18**    Bylaws of Venture Holdings Corporation, filed as Exhibit
           3.14 to Venture's Registration Statement on Form S-1,
           effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
 3.19**    Bylaws of Venture Service Company, filed as Exhibit 3.15 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.20**    Operating Agreement of Experience Management LLC.
 3.21**    Bylaws of Venture Europe, Inc.
 3.22**    Bylaws of Venture EU Corporation.
 4.1**     Indenture, dated as of May 27, 1999, between Venture
           Holdings Trust and The Huntington National Bank, as Trustee,
           regarding 11% Senior Notes due 2007 (including form of
           Notes).
 4.1.1**   First Supplemental Indenture to the Indenture filed as
           Exhibit 4.1, made as of the 27th day of May, 1999, by and
           among Venture Holdings Trust and The Huntington National
           Bank, as Trustee.
 4.2**     Indenture, dated as of May 27, 1999, between Venture
           Holdings Trust and The Huntington National Bank, as Trustee,
           regarding 12% Senior Subordinated Notes due 2009 (including form of Notes).
 4.2.1**   First Supplemental Indenture to the Indenture filed as
           Exhibit 4.2, made as of the 27th day of May, 1999, by and
           among Venture Holdings Trust and The Huntington National
           Bank, as Trustee.
 4.3**     Indenture for 9 1/2% Senior Notes due 2005 (including form of Notes) filed as Exhibit 4.1 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 4.3.1**   First Amendment to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings Trust, Vemco,
           Inc. Vemco Leasing, Inc., Venture Industries Corporation,
           Venture Holdings Corporation, Venture Leasing Company,
           Venture Mold & Engineering Corporation and Venture Service
           Company, as Issuers, and The Huntington National Bank, as
           Trustee, made as of the 27th day of May, 1999.
 4.3.2**   First Supplemental Indenture to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings
           Trust, Vemco, Inc. Vemco Leasing, Inc., Venture Industries
           Corporation, Venture Holdings Corporation, Venture Leasing
           Company, Venture Mold & Engineering Corporation and Venture
           Service Company, as Issuers, Venture Holdings Company LLC,
           Experience Management LLC, Venture Europe, Inc. and Venture
           EU Corporation, as Guarantors, and The Huntington National
           Bank, as Trustee, made as of May 27, 1999.

 4.3.3**   Second Amendment to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings Trust, Vemco,
           Inc. Vemco Leasing, Inc., Venture Industries Corporation,
           Venture Holdings Corporation, Venture Leasing Company,
           Venture Mold & Engineering Corporation and Venture Service
           Company, as Issuers, and The Huntington National Bank, as
           Trustee, made as of May 27, 1999.
 4.3.4**   Second Supplemental Indenture to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings
           Trust, Vemco, Inc. Vemco Leasing, Inc., Venture Industries
           Corporation, Venture Holdings Corporation, Venture Leasing
           Company, Venture Mold & Engineering Corporation and Venture
           Service Company, as Issuers, Venture Holdings Company LLC,
           and The Huntington National Bank, as Trustee, made as of May
           27, 1999.
 4.3.5**   Guarantee executed by Venture Holdings Company LLC on the
           27th day of May, 1999, pursuant to the terms of the
           Indenture incorporated by reference as Exhibit 4.3,
           including Trustee's Certificate of Authorization.
 4.3.6**   Guarantee executed by Experience Management LLC on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.3.7**   Guarantee executed by Venture Europe, Inc. on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.3.8**   Guarantee executed by Venture EU Corporation on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.4**     Registrant Rights Agreement, made and entered into as of May
           27, 1999, among Venture Holdings Trust, Vemco, Inc., Vemco
           Leasing, Inc., Venture Industries Corporation, Venture
           Holdings Corporation, Venture Leasing Company, Venture Mold
           & Engineering Corporation, Venture Service Company, Venture
           Europe, Inc., Venture EU Corporation, Experience Management
           LLC and Venture Holdings Company LLC, as Issuers, and Banc
           One Capital Markets, Inc. and Goldman Sachs & Co., as
           Initial Purchasers.
 5.1**     Opinion of Dykema Gossett PLLC.
10.1**     Credit Agreement, dated as of May 27, 1999, among Venture
           Holdings Trust, the Lenders (as defined therein) and The
           First National Bank of Chicago, as Administrative Agent.
10.1.1**   First Amendment, dated June 4, 1999, to the Credit Agreement filed as Exhibit 10.1.
10.2**     ISDA Master Agreement, dated May 27, 1999, between Venture
           Holdings Company LLC and The First National Bank of Chicago.
10.2.1**   Schedules to the Agreement filed as Exhibit 10.2.
10.3**     Corporate Opportunity Agreement, made and entered into on
           the 27th day of May, 1999, by and between Larry J. Winget
           and The Huntington National Bank, as Indenture Trustee.
10.4**     Corporate Opportunity Agreement, dated February 16, 1994, by and between Larry J. Winget and Comerica Bank, as Indenture
           Trustee, filed as Exhibit 10.3 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
10.4.1**   Agreement, dated July 9, 1997, by Larry J. Winget to be
           bound by the terms of the Corporate Opportunity Agreement, filed as Exhibit 10.3, for the benefit of the holders of the
           Issuers' 91/2% Senior Notes due 2005 filed as Exhibit 10.3.1 to Venture's Registration Statement on Form S-4, effective
           October 27, 1997 (Registration No. 333-34475), and
           incorporated herein by reference.

10.5** Service Agreement, dated as of January 1, 1992, by and between Venture Industries Corporation, Vemco, Inc., Venture
           Mold & Engineering Corporation, Venture Leasing Company,
           Vemco Leasing, Inc., Deluxe Pattern Corporation, Venture
           Automotive Corp., Venture Sales & Engineering Corp. and
           Venture Service Company, filed as Exhibit 10.11 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.6**     Lease, dated as of November 1, 1990, by and among Venture
           Industries Corporation, Venture Technical Development
           Company, Venture Mold & Engineering Corporation, Vemco,
           Inc., Deluxe Pattern Company, Venture Automotive Corp.,
           Larry J. Winget and Alicia Winget (Acropolis Resort), filed as Exhibit 10.14 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.7** Real Estate Lease Agreement, dated December 7, 1988, by and between Harper Properties of Clinton Township Limited
           Partnership and Venture Industries Corporation (Harper
           Lease), filed as Exhibit 10.15 to Venture's Registration
           Statement on Form S-1, effective February 8, 1994
           (Registration No. 33-72826), and incorporated herein by reference.
10.7.1**   First amendment to Real Estate Lease Agreement, dated
           December 30, 1993, by and between Harper Properties of
           Clinton Township Limited Partnership and Venture Industries
           Corporation (Harper Lease), filed as Exhibit 10.15.1 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.8**     Machinery and Equipment Lease Agreement, dated as of
           December 7, 1988, by and between Realven Corporation and
           Venture Industries Corporation (Realven Lease), filed as
           Exhibit 10.16 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.8.1** First Amendment to Machinery and Equipment Lease Agreement, dated December 30, 1993, by and between Realven Corporation and Venture Industries Corporation (Realven Lease), filed as
           Exhibit 10.16.1 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.9** Real Estate Lease Agreement, dated as of January 27, 1989, by and between Venture Real Estate, Inc. and Venture Mold &
           Engineering Corporation (Commerce Road facility), filed as
           Exhibit 10.17 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.10** Real Estate Lease Agreement, dated as of August 1, 1992, by and between Venture Real Estate, Inc. and Venture Industries
           Corporation (17400 Malyn), filed as Exhibit 10.18 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.11** Real Estate Lease Agreement, dated as of August 1, 1992, by and between Venture Real Estate, Inc. and Venture Industries
           Corporation (17350 Malyn), filed as Exhibit 10.19 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.12**    Farm and Country Real Estate Company and Vemco, Inc. Real
           Estate Availability and Usage Agreement, dated April 24,
           1992, filed as Exhibit 10.20 to Venture's Registration
           Statement on Form S-1, effective February 8, 1994
           (Registration No. 33-72826), and incorporated herein by reference.
10.13**    Sales Representation Agreement by and between Vemco, Inc.
           and Venture Sales & Engineering Corporation, filed as
           Exhibit 10.21 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.

10.13.1**  Sales Representation Agreement by and between Venture
           Industries Corporation and Venture Sales & Engineering
           Corporation, filed as Exhibit 10.21.1 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.14**    Manufacturing Agreement by and between Venture Automotive
           Corp. and Vemco, Inc., filed as Exhibit 10.22 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.15**    Machinery Usage Agreements between Larry J. Winget Living
           Trust and Venture Industries Corporation, filed as Exhibit
           10.23 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.15.1**  Machinery Usage Agreement between Larry J. Winget Living
           Trust and Vemco, Inc., filed as Exhibit 10.23.1 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.16** Machinery Usage Agreement between Deluxe Pattern Corporation and Venture Mold & Engineering, filed as Exhibit 10.24 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.17**    Form of Machinery and Equipment Lease Agreement between
           Venture Industries Corporation and Nova Industries, Inc., filed as Exhibit 10.25 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.18**    Form of Machinery and Equipment Lease Agreement between
           Venture Industries Corporation and Nova Industries, Inc., filed as Exhibit 10.26 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.19**    Indemnification Agreement between the Company and Larry J.
           Winget.
10.20**    Indemnification Agreement between the Company and Michael G.
           Torakis.
10.21**    Indemnification Agreement between the Company and A. James
           Schutz.
10.22**    Insurance Policies issued by Pompo Insurance & Indemnity
           Company Ltd. to the Registrants and affiliated companies, filed as Exhibit 10.32 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.23**    Real Estate Usage Agreement between Venture Real Estate
           Acquisition Company and Venture Industries Corporation, dated February 15, 1995, filed as Exhibit 10.23 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
10.24**    Machinery Usage Agreement between Venture Equipment
           Acquisition Company and Venture Industries Corporation, dated February 15, 1995, filed as Exhibit 10.24 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
10.25**    Venture Industries Group Participation Agreement between
           Venture Industries Corporation and Venture Asia Pacific Pty
           Ltd. filed as Exhibit 10.29 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by reference.
10.26**    License Agreement as to Proprietary Technologies and
           Processes, dated July 2, 1997, between Larry J. Winget and
           Venture Industries Corporation, Vemco, Inc., Venture Mold &
           Engineering Corporation, Venture Industries Canada Ltd.,
           Vemco Leasing, Inc., Venture Leasing Company, Venture
           Service Company, Venture Holdings Corporation and Venture
           Holdings Trust filed as Exhibit 10.30 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.

10.27**      License Agreement as to Patents, dated July 2, 1997, between Larry
             J. Winget and Venture Industries Corporation, Vemco, Inc., Venture
             Mold & Engineering Corporation, Venture Industries Canada Ltd.,
             Vemco Leasing, Inc., Venture Leasing Company, Venture Service
             Company, Venture Holdings Corporation and Venture Holdings Trust
             filed as Exhibit 10.31 to Venture's Registration Statement on Form
             S-4, effective October 27, 1997 (Registration No. 333-34475), and incorporated herein by reference.
10.28**      Purchase Agreement, dated May 25, 1999, relating to $125,000,000
             11% Senior Notes due 2007 and $125,000,000 12% Senior Subordinated
             Notes due 2009, filed as Exhibit 10.4 to Venture's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No.
             333-34475), and incorporated herein by reference.
12.1**       Statement Regarding Computation of Ratio of Earnings to Fixed
             Charges.
21.1**       Subsidiaries of the Registrants.
23.1*        Consent of Deloitte & Touche LLP.
23.2*        Consent of BDO International GmbH Wirtschaftsprufungsgesellschaft.
23.3**       Consent of Dykema Gossett PLLC (contained in their opinion filed as
             Exhibit 5.1).
24.1**       Power of Attorney (included on signature page to this Registration
             Statement).
25.1**       Statement of Eligibility of Trustee related to 11% Senior Notes due
             2007.
25.2**       Statement of Eligibility of Trustee related to 12% Senior
             Subordinated Notes due 2009.
99.1**       Form of Letter of Transmittal related to exchange for the Senior
             Exchange Notes.
99.2**       Form of Notice of Guaranteed Delivery related to exchange for the
             Senior Exchange Notes.
99.3**       Form of Letter of Transmittal related to exchange for the Senior
             Subordinated Exchange Notes.
99.4**       Form of Notice of Guaranteed Delivery related to exchange for the
             Senior Subordinated Exchange Notes.

-------------------------

  * Filed herewith.

 ** Previously filed.

    (b) Financial Statement Schedules
        Valuation and Qualifying Accounts.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 20, 1999.


                                      VENTURE HOLDINGS COMPANY LLC, VEMCO, INC.,
                                      VENTURE INDUSTRIES CORPORATION, VENTURE
                                      MOLD & ENGINEERING CORPORATION, VENTURE
                                      LEASING COMPANY, VEMCO LEASING,
                                      INC.,VENTURE SERVICE COMPANY, VENTURE
                                      HOLDINGS CORPORATION, EXPERIENCE
                                      MANAGEMENT LLC, VENTURE EUROPE, INC.,
                                      VENTURE EU CORPORATION

                                      By:      /s/ JAMES E. BUTLER, JR.
                                         ---------------------------------------
                                          James E. Butler, Jr.
                                          Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                             Principal Executive Officer and Special
---------------------------------------------------      Advisor to Venture, and director of each
                  Larry J. Winget                        guarantor

                         *                             Principal Executive Officer and director of
---------------------------------------------------      each guarantor
                Michael G. Torakis

                                                       Director of each guarantor
---------------------------------------------------
                  A. James Schutz

             /s/ JAMES E. BUTLER, JR.                  Principal Financial Officer and Principal
---------------------------------------------------      Accounting Officer of each registrant and
               James E. Butler, Jr.                      director of Venture Holdings Corporation

             * By James E. Butler, Jr.
                 Attorney-in-fact

                             VENTURE HOLDINGS TRUST

                       VALUATION AND QUALIFYING ACCOUNTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND
                THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                             (THOUSANDS OF DOLLARS)

              COLUMN A                  COLUMN B      COLUMN C     ADDITIONS      COLUMN D      COLUMN E
              --------                 ----------    ----------    ----------    ----------    ----------
                                                                   CHARGED TO
                                       BALANCE AT    CHARGED TO      OTHER                     BALANCE AT
                                       BEGINNING     COSTS AND      ACCOUNTS     DEDUCTIONS      END OF
   ALLOWANCE FOR DOUBTFUL ACCOUNTS     OF PERIOD      EXPENSES     DESCRIBED     DESCRIBED       PERIOD
   -------------------------------     ----------    ----------    ----------    ----------    ----------
For the six months ended June 30,
  1999...............................    $4,518        $1,642       $10,074       $(1,564)      $14,670
For the year ended December 31,
  1998...............................     3,572         3,226             0        (2,280)        4,518
For the year ended December 31,
  1997...............................     2,781         1,635             0          (844)        3,572
For the year ended December 31,
  1996...............................     1,679         3,175             0        (2,073)        2,781

                               INDEX TO EXHIBITS

 2.1**     Share Purchase and Transfer Agreement between Klockner
           Mercator Maschinenbau GmbH, on the one hand, and Venture
           Beteiligungs GmbH and Venture Holdings Trust, on the other hand, dated March 8, 1999, filed as Exhibit 2.1 to the
           Issuer's Annual Report on Form 10-K for the year ended
           December 31, 1998 (File No. 333-34475) and incorporated
           herein by reference. Schedules to the Agreement, listed on the last two pages of the Agreement, were not filed, but
           will be provided to the Commission supplementally upon
           request.
 2.2**     Share Purchase and Transfer Agreement among Neptuno
           Verwaltungs-und-Treuhand-Gesellschaft mbH, and Venture
           Verwaltungs GmbH and Venture Holdings Trust, dated March 8,
           1999, filed as Exhibit 2.2 to Venture's Current Report on
           Form 8-K on June 11, 1999 (File No. 333-34475) and
           incorporated herein by reference.
 2.3**     Trust Contribution Agreement, made as of the 27th day of
           May, 1999, by and between Venture Holdings Trust and Venture
           Holdings Company LLC, filed as Exhibit 2.3 to Venture's
           Current Report on Form 8-K on June 11, 1999 (File No.
           333-34475) and incorporated herein by reference.
 3.1**     Restated Articles of Organization of Venture Holdings
           Company LLC.
 3.2**     Restated Articles of Incorporation of Vemco, Inc., filed as
           Exhibit 3.1 to Venture's Registration Statement on Form S-4,
           effective October 27, 1997 (Registration No. 333-34475), and incorporated herein by reference.
 3.3**     Restated Articles of Incorporation of Venture Industries
           Corporation, filed as Exhibit 3.2 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.4**     Restated Articles of Incorporation of Venture Mold &
           Engineering Corporation, filed as Exhibit 3.3 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
 3.5**     Restated Articles of Incorporation of Venture Leasing
           Company, filed as Exhibit 3.4 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.6**     Restated Articles of Incorporation of Vemco, Leasing, Inc.,
           filed as Exhibit 3.5 to Venture's Registration Statement on
           Form S-4, effective October 27, 1997 (Registration No.
           333-34475), and incorporated herein by reference.
 3.7**     Restated Articles of Incorporation of Venture Holdings
           Corporation, filed as Exhibit 3.6 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.8**     Restated Articles of Incorporation of Venture Service
           Company, filed as Exhibit 3.7 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 3.9**     Articles of Organization of Experience Management LLC.
 3.10**    Articles of Incorporation of Venture Europe, Inc.
 3.11**    Articles of Incorporation of Venture EU Corporation.
 3.12**    Amended and Restated Operating Agreement of Venture Holdings
           Company LLC.
 3.13**    Bylaws of Vemco, Inc., filed as Exhibit 3.9 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
 3.14**    Bylaws of Venture Industries Corporation, filed as Exhibit
           3.10 to Venture's Registration Statement on Form S-1,
           effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.

 3.15**    Bylaws of Venture Mold & Engineering Corporation, filed as
           Exhibit 3.11 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826)
           and incorporated herein by reference.
 3.16**    Bylaws of Venture Leasing Company, filed as Exhibit 3.12 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.17**    Bylaws of Vemco Leasing, Inc., filed as Exhibit 3.13 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.18**    Bylaws of Venture Holdings Corporation, filed as Exhibit
           3.14 to Venture's Registration Statement on Form S-1,
           effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
 3.19**    Bylaws of Venture Service Company, filed as Exhibit 3.15 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and
           incorporated herein by reference.
 3.20**    Operating Agreement of Experience Management LLC.
 3.21**    Bylaws of Venture Europe, Inc.
 3.22**    Bylaws of Venture EU Corporation.
 4.1**     Indenture, dated as of May 27, 1999, between Venture
           Holdings Trust and The Huntington National Bank, as Trustee,
           regarding 11% Senior Notes due 2007 (including form of
           Notes).
 4.1.1**   First Supplemental Indenture to the Indenture filed as
           Exhibit 4.1, made as of the 27th day of May, 1999, by and
           among Venture Holdings Trust and The Huntington National
           Bank, as Trustee.
 4.2**     Indenture, dated as of May 27, 1999, between Venture
           Holdings Trust and The Huntington National Bank, as Trustee,
           regarding 12% Senior Subordinated Notes due 2009 (including form of Notes).
 4.2.1**   First Supplemental Indenture to the Indenture filed as
           Exhibit 4.2, made as of the 27th day of May, 1999, by and
           among Venture Holdings Trust and The Huntington National
           Bank, as Trustee.
 4.3**     Indenture for 9 1/2% Senior Notes due 2005 (including form of Notes) filed as Exhibit 4.1 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
 4.3.1**   First Amendment to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings Trust, Vemco,
           Inc. Vemco Leasing, Inc., Venture Industries Corporation,
           Venture Holdings Corporation, Venture Leasing Company,
           Venture Mold & Engineering Corporation and Venture Service
           Company, as Issuers, and The Huntington National Bank, as
           Trustee, made as of the 27th day of May, 1999.
 4.3.2**   First Supplemental Indenture to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings
           Trust, Vemco, Inc. Vemco Leasing, Inc., Venture Industries
           Corporation, Venture Holdings Corporation, Venture Leasing
           Company, Venture Mold & Engineering Corporation and Venture
           Service Company, as Issuers, Venture Holdings Company LLC,
           Experience Management LLC, Venture Europe, Inc. and Venture
           EU Corporation, as Guarantors, and The Huntington National
           Bank, as Trustee, made as of May 27, 1999.
 4.3.3**   Second Amendment to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings Trust, Vemco,
           Inc. Vemco Leasing, Inc., Venture Industries Corporation,
           Venture Holdings Corporation, Venture Leasing Company,
           Venture Mold & Engineering Corporation and Venture Service
           Company, as Issuers, and The Huntington National Bank, as
           Trustee, made as of May 27, 1999.

 4.3.4**   Second Supplemental Indenture to the Indenture incorporated by reference as Exhibit 4.3, by and among Venture Holdings
           Trust, Vemco, Inc. Vemco Leasing, Inc., Venture Industries
           Corporation, Venture Holdings Corporation, Venture Leasing
           Company, Venture Mold & Engineering Corporation and Venture
           Service Company, as Issuers, Venture Holdings Company LLC,
           and The Huntington National Bank, as Trustee, made as of May
           27, 1999.
 4.3.5**   Guarantee executed by Venture Holdings Company LLC on the
           27th day of May, 1999, pursuant to the terms of the
           Indenture incorporated by reference as Exhibit 4.3,
           including Trustee's Certificate of Authorization.
 4.3.6**   Guarantee executed by Experience Management LLC on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.3.7**   Guarantee executed by Venture Europe, Inc. on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.3.8**   Guarantee executed by Venture EU Corporation on the 27th day of May, 1999, pursuant to the terms of the Indenture
           incorporated by reference as Exhibit 4.3, including
           Trustee's Certificate of Authorization.
 4.4**     Registrant Rights Agreement, made and entered into as of May
           27, 1999, among Venture Holdings Trust, Vemco, Inc., Vemco
           Leasing, Inc., Venture Industries Corporation, Venture
           Holdings Corporation, Venture Leasing Company, Venture Mold
           & Engineering Corporation, Venture Service Company, Venture
           Europe, Inc., Venture EU Corporation, Experience Management
           LLC and Venture Holdings Company LLC, as Issuers, and Banc
           One Capital Markets, Inc. and Goldman Sachs & Co., as
           Initial Purchasers.
 5.1**     Opinion of Dykema Gossett PLLC.
10.1**     Credit Agreement, dated as of May 27, 1999, among Venture
           Holdings Trust, the Lenders (as defined therein) and The
           First National Bank of Chicago, as Administrative Agent.
10.1.1**   First Amendment, dated June 4, 1999, to the Credit Agreement filed as Exhibit 10.1.
10.2**     ISDA Master Agreement, dated May 27, 1999, between Venture
           Holdings Company LLC and The First National Bank of Chicago.
10.2.1**   Schedules to the Agreement filed as Exhibit 10.2.
10.3**     Corporate Opportunity Agreement, made and entered into on
           the 27th day of May, 1999, by and between Larry J. Winget
           and The Huntington National Bank, as Indenture Trustee.
10.4**     Corporate Opportunity Agreement, dated February 16, 1994, by and between Larry J. Winget and Comerica Bank, as Indenture
           Trustee, filed as Exhibit 10.3 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by
           reference.
10.4.1**   Agreement, dated July 9, 1997, by Larry J. Winget to be
           bound by the terms of the Corporate Opportunity Agreement, filed as Exhibit 10.3, for the benefit of the holders of the
           Issuers' 91/2% Senior Notes due 2005 filed as Exhibit 10.3.1 to Venture's Registration Statement on Form S-4, effective
           October 27, 1997 (Registration No. 333-34475), and
           incorporated herein by reference.
10.5**     Service Agreement, dated as of January 1, 1992, by and
           between Venture Industries Corporation, Vemco, Inc., Venture
           Mold & Engineering Corporation, Venture Leasing Company,
           Vemco Leasing, Inc., Deluxe Pattern Corporation, Venture
           Automotive Corp., Venture Sales & Engineering Corp. and
           Venture Service Company, filed as Exhibit 10.11 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.

10.6**     Lease, dated as of November 1, 1990, by and among Venture
           Industries Corporation, Venture Technical Development
           Company, Venture Mold & Engineering Corporation, Vemco,
           Inc., Deluxe Pattern Company, Venture Automotive Corp.,
           Larry J. Winget and Alicia Winget (Acropolis Resort), filed as Exhibit 10.14 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.7** Real Estate Lease Agreement, dated December 7, 1988, by and between Harper Properties of Clinton Township Limited
           Partnership and Venture Industries Corporation (Harper
           Lease), filed as Exhibit 10.15 to Venture's Registration
           Statement on Form S-1, effective February 8, 1994
           (Registration No. 33-72826), and incorporated herein by reference.
10.7.1**   First amendment to Real Estate Lease Agreement, dated
           December 30, 1993, by and between Harper Properties of
           Clinton Township Limited Partnership and Venture Industries
           Corporation (Harper Lease), filed as Exhibit 10.15.1 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.8**     Machinery and Equipment Lease Agreement, dated as of
           December 7, 1988, by and between Realven Corporation and
           Venture Industries Corporation (Realven Lease), filed as
           Exhibit 10.16 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.8.1** First Amendment to Machinery and Equipment Lease Agreement, dated December 30, 1993, by and between Realven Corporation and Venture Industries Corporation (Realven Lease), filed as
           Exhibit 10.16.1 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.9** Real Estate Lease Agreement, dated as of January 27, 1989, by and between Venture Real Estate, Inc. and Venture Mold &
           Engineering Corporation (Commerce Road facility), filed as
           Exhibit 10.17 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.10** Real Estate Lease Agreement, dated as of August 1, 1992, by and between Venture Real Estate, Inc. and Venture Industries
           Corporation (17400 Malyn), filed as Exhibit 10.18 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.11** Real Estate Lease Agreement, dated as of August 1, 1992, by and between Venture Real Estate, Inc. and Venture Industries
           Corporation (17350 Malyn), filed as Exhibit 10.19 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.12**    Farm and Country Real Estate Company and Vemco, Inc. Real
           Estate Availability and Usage Agreement, dated April 24,
           1992, filed as Exhibit 10.20 to Venture's Registration
           Statement on Form S-1, effective February 8, 1994
           (Registration No. 33-72826), and incorporated herein by reference.
10.13**    Sales Representation Agreement by and between Vemco, Inc.
           and Venture Sales & Engineering Corporation, filed as
           Exhibit 10.21 to Venture's Registration Statement on Form
           S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.13.1**  Sales Representation Agreement by and between Venture
           Industries Corporation and Venture Sales & Engineering
           Corporation, filed as Exhibit 10.21.1 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.14**    Manufacturing Agreement by and between Venture Automotive
           Corp. and Vemco, Inc., filed as Exhibit 10.22 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.

10.15**    Machinery Usage Agreements between Larry J. Winget Living
           Trust and Venture Industries Corporation, filed as Exhibit
           10.23 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.15.1**  Machinery Usage Agreement between Larry J. Winget Living
           Trust and Vemco, Inc., filed as Exhibit 10.23.1 to Venture's
           Registration Statement on Form S-1, effective February 8,
           1994 (Registration No. 33-72826), and incorporated herein by reference.
10.16** Machinery Usage Agreement between Deluxe Pattern Corporation and Venture Mold & Engineering, filed as Exhibit 10.24 to
           Venture's Registration Statement on Form S-1, effective
           February 8, 1994 (Registration No. 33-72826), and incorporated herein by reference.
10.17**    Form of Machinery and Equipment Lease Agreement between
           Venture Industries Corporation and Nova Industries, Inc., filed as Exhibit 10.25 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.18**    Form of Machinery and Equipment Lease Agreement between
           Venture Industries Corporation and Nova Industries, Inc., filed as Exhibit 10.26 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.19**    Indemnification Agreement between the Company and Larry J.
           Winget.
10.20**    Indemnification Agreement between the Company and Michael G.
           Torakis.
10.21**    Indemnification Agreement between the Company and A. James
           Schutz.
10.22**    Insurance Policies issued by Pompo Insurance & Indemnity
           Company Ltd. to the Registrants and affiliated companies, filed as Exhibit 10.32 to Venture's Registration Statement on Form S-1, effective February 8, 1994 (Registration No.
           33-72826), and incorporated herein by reference.
10.23**    Real Estate Usage Agreement between Venture Real Estate
           Acquisition Company and Venture Industries Corporation, dated February 15, 1995, filed as Exhibit 10.23 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
10.24**    Machinery Usage Agreement between Venture Equipment
           Acquisition Company and Venture Industries Corporation, dated February 15, 1995, filed as Exhibit 10.24 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
10.25**    Venture Industries Group Participation Agreement between
           Venture Industries Corporation and Venture Asia Pacific Pty
           Ltd. filed as Exhibit 10.29 to Venture's Registration
           Statement on Form S-4, effective October 27, 1997
           (Registration No. 333-34475), and incorporated herein by reference.
10.26**    License Agreement as to Proprietary Technologies and
           Processes, dated July 2, 1997, between Larry J. Winget and
           Venture Industries Corporation, Vemco, Inc., Venture Mold &
           Engineering Corporation, Venture Industries Canada Ltd.,
           Vemco Leasing, Inc., Venture Leasing Company, Venture
           Service Company, Venture Holdings Corporation and Venture
           Holdings Trust filed as Exhibit 10.30 to Venture's
           Registration Statement on Form S-4, effective October 27,
           1997 (Registration No. 333-34475), and incorporated herein by reference.
10.27**    License Agreement as to Patents, dated July 2, 1997, between
           Larry J. Winget and Venture Industries Corporation, Vemco,
           Inc., Venture Mold & Engineering Corporation, Venture
           Industries Canada Ltd., Vemco Leasing, Inc., Venture Leasing
           Company, Venture Service Company, Venture Holdings
           Corporation and Venture Holdings Trust filed as Exhibit
           10.31 to Venture's Registration Statement on Form S-4, effective October 27, 1997 (Registration No. 333-34475), and incorporated herein by reference.

10.28**      Purchase Agreement, dated May 25, 1999, relating to $125,000,000
             11% Senior Notes due 2007 and $125,000,000 12% Senior Subordinated
             Notes due 2009, filed as Exhibit 10.4 to Venture's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No.
             333-34475), and incorporated herein by reference.
12.1**       Statement Regarding Computation of Ratio of Earnings to Fixed
             Charges.
21.1**       Subsidiaries of the Registrants.
23.1*        Consent of Deloitte & Touche LLP.
23.2*        Consent of BDO International GmbH Wirtschaftsprufungsgesellschaft.
23.3**       Consent of Dykema Gossett PLLC (contained in their opinion filed as
             Exhibit 5.1).
24.1**       Power of Attorney (included on signature page to this Registration
             Statement).
25.1**       Statement of Eligibility of Trustee related to 11% Senior Notes due
             2007.
25.2**       Statement of Eligibility of Trustee related to 12% Senior
             Subordinated Notes due 2009.
99.1**       Form of Letter of Transmittal related to exchange for the Senior
             Exchange Notes.
99.2**       Form of Notice of Guaranteed Delivery related to exchange for the
             Senior Exchange Notes.
99.3**       Form of Letter of Transmittal related to exchange for the Senior
             Subordinated Exchange Notes.
99.4**       Form of Notice of Guaranteed Delivery related to exchange for the
             Senior Subordinated Exchange Notes.

-------------------------

  * Filed herewith.

 ** Previously filed.